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                  ___________________________________________

                           CONVERSION APPRAISAL REPORT
                                PSB BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                            PENNSYLVANIA SAVINGS BANK
                           Philadelphia, Pennsylvania

                               Stock Prices As Of:
                               September 19, 1997
                  ___________________________________________















                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209


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RP FINANCIAL, LC.
--------------------------------------------
Financial Services Industry Consultants



                                                              September 19, 1997


Boards of Trustees
PSB Mutual Holding Company
Pennsylvania Savings Bank
1835 Market Street
Philadelphia, Pennsylvania  19103

To the Boards:

         At your request, we have completed and hereby provide an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by PSB Bancorp, Inc., Philadelphia, Pennsylvania (the "Holding Company"), in connection with the mutual-to-stock conversion of PSB Mutual Holding Company (the "MHC"). The MHC currently has a majority ownership interest in, and its principal asset consists of, the common stock of Pennsylvania Savings Bank, Philadelphia, Pennsylvania (the "Savings Bank"). It is our understanding that the Holding Company will offer its stock in a Subscription and Community offering to the Savings Bank's Eligible Account Holders, to the Savings Bank's employee stock ownership plan ("ESOP"), to Supplemental Eligible Account Holders of the Savings Bank, to Public Shareholders, and to the Local Community (the "Conversion Offerings").

         This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS") and adopted by the Pennsylvania Department of Banking ("PDOB") and the Federal Deposit Insurance Corporation ("FDIC"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS and adopted by the PDOB and FDIC, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994, and applicable regulatory interpretations thereof.

Description of Reorganization
------------------------------
         On July 17, 1997, the Boards of Trustees of the Savings Bank and the MHC adopted the Plan of Conversion (the "Plan") pursuant to which the MHC will convert from a Pennsylvania chartered mutual holding company to a Pennsylvania chartered stock corporation. In the reorganization process, to become effective concurrent with the completion of the stock sale, which is targeted for the fourth calendar quarter of 1997: (1) the MHC will convert to an interim federal stock savings bank ("Interim A") and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the outstanding shares of Savings Bank Common Stock held by the MHC (615,250 shares or 51.5 percent of the outstanding Savings Bank Common Stock as of the date hereof) will be cancelled, and (ii) an interim federal stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Savings Bank, resulting in the Savings Bank becoming a wholly-owned subsidiary of the Holding Company and the outstanding Public Savings Bank Shares (579,390 shares or 48.5 percent of the outstanding Savings Bank Common Stock as of the date hereof) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Public Savings Bank Shares owning, in the aggregate, approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately before consummation

________________________________________________________________________________
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788

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RP Financial, LC.
Boards of Trustees
September 19, 1997
Page 2


of the Conversion and Reorganization, before giving effect to any (i) payment of cash in lieu of issuing fractional Exchange Shares, (ii) Conversion Shares that may be purchased by Public Shareholders or the ESOP in the Conversion Offerings, and (iii) any adjustment to the ownership interest represented by the Public Savings Bank Shares pursuant to FDIC policy to reflect the contribution of the assets of the MHC owned solely by depositors.

RP Financial, LC.
-----------------
         RP Financial, LC. ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in
Exhibit V-1. We believe that, except for the fee we will receive for our appraisal and assisting the Savings Bank in the preparation of its business plan, we are independent of the Savings Bank, the MHC, the Holding Company and other parties engaged by the Savings Bank to assist in the stock issuance process.

Valuation Methodology
---------------------
         In preparing our appraisal, we have reviewed the Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the PDOB and the FDIC and the Holding Company's Form SB-2 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Savings Bank and the MHC (hereinafter, collectively referred to as the "Savings Bank"), that has included due diligence related discussions with the Savings Bank's management. All conclusions and assumptions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable, we cannot guarantee the accuracy and completeness of such information.

         We have investigated the competitive environment within which the Savings Bank operates, and have assessed the Savings Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Savings Bank and the industry as a whole. We have analyzed the potential effects of the stock offering on the Savings Bank's operating characteristics and financial performance as they relate to the pro forma market value of the Savings Bank. We have reviewed the economy in the Savings Bank's primary market area and have compared the Savings Bank's financial performance and condition with selected publicly-traded thrift institutions in the Commonwealth of Pennsylvania, the Mid-Atlantic U.S. and the U.S. as a whole. We have reviewed conditions in the securities markets in general and for thrift stocks in particular, including the market for existing thrift issues, the market for initial public offerings and second step conversion offerings by thrifts and the market for the Public Savings Bank Shares.

         Our appraisal is based on the Savings Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Savings Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Savings Bank and its independent auditors, nor did we independently value the individual assets or liabilities of the Savings Bank. The valuation considers the Savings Bank only as a going concern and should not be considered as an indication of the liquidation value of the Savings Bank.

         Our appraised value is predicated on a continuation of the current operating environment for the Savings Bank and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a

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RP Financial, LC.
Boards of Trustees
September 19, 1997
Page 3


whole or the Savings Bank's value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

         Pro forma market value is defined as the price at which the Holding Company's shares would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
----------------------
         It is our opinion that, as of September 19, 1997, the aggregate pro forma market value of the Savings Bank and the MHC, inclusive of the sale of the MHC's ownership interest in the Conversion Offerings, was $21,906,226 at the midpoint. Based on this valuation and the approximate 52.04 percent ownership interest being sold in the Conversion Offerings, the midpoint of the Holding Company's stock offering was $11,400,000, equal to 1,400,000 shares offered at a per share value of $10.00. Pursuant to conversion guidelines, the 15 percent offering range includes a minimum of $9,690,000 and a maximum of $13,110,000. Based on the $10.00 per share offering price, this range equates to an offering of 969,000 shares at the minimum to 1,311,000 shares at the maximum. The Holding Company's offering also includes a provision for a super range, which if exercised, would result in an offering size of $15,076,500, equal to 1,507,650 shares at the $10.00 per share offering price.

Exchange Ratio for Public Shares
---------------------------------
         Federal regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Savings Bank Common Stock for common stock of the Holding Company. The Board of Trustees of the MHC has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Savings Bank represented by the Public Savings Bank Shares adjusted, in accordance with FDIC policy, to reflect the contribution of the assets of the MHC owned solely by depositor. After taking into account these factors, the Public Savings Bank Shares are to be exchanged for an approximate
47.96 percent ownership interest (compared to the approximate 48.50 percent ownership interest currently owned by the Public Savings Bank Shares). Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Conversion Offerings. Based upon this formula, and the valuation conclusion and offering range concluded herein, the Exchange Ratio would be 1.5413 shares,
1.8133 shares, 2.0853 shares and 2.3981 shares of Holding Company stock issued for each Public Savings Bank Share, at the minimum, midpoint, maximum and super range of the offering, respectively.

Limiting Factors and Considerations
------------------------------------
         Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal reflects only a valuation range as of this date for the pro forma market value of the Savings Bank immediately upon issuance of the stock.

         RP Financial's valuation was determined based on the financial condition, operations and shares outstanding as of June 30, 1997, the date of the financial data included in the Prospectus. The proposed

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RP Financial, LC.
Boards of Trustees
September 19, 1997
Page 4


Exchange Ratio and the exchange of Public Savings Bank Shares for newly issued Holding Company shares was determined by the Boards of Trustees of the MHC and the Savings Bank. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of Public Savings Bank Shares for newly issued Holding Company shares.

         RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

         The valuation will be updated should market conditions or changes in the Savings Bank's operating results warrant. The valuation will also be updated at the completion of the Conversion Offerings. These updates will consider, among other things, any developments or changes in the Savings Bank's financial performance and condition, management policies, current conditions in the equity markets for thrift shares, both existing issues and new issues, and the market for the Public Savings Bank Shares. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                        Respectfully submitted,

                                        RP FINANCIAL, LC.

                                        DRAFT


                                        William E. Pommerening
                                        Chief Executive Officer

WEP:dye


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RP Financial, LC.

                                TABLE OF CONTENTS
                                                                           PAGE
DESCRIPTION                                                               NUMBER
-----------                                                               ------



CHAPTER ONE           OVERVIEW AND FINANCIAL ANALYSIS
-----------

      Plan of Conversion and Holding Company Reorganization                1.1
      Strategic Discussion                                                 1.2
      Balance Sheet Trends                                                 1.5
      Income and Expense Trends                                            1.8
      Interest Rate Risk Management                                        1.11
      Lending Activities and Strategy                                      1.12
      Asset Quality                                                        1.15
      Funding Composition and Strategy                                     1.15
      Subsidiary                                                           1.16
      Legal Proceedings                                                    1.17


CHAPTER TWO                     MARKET AREA
-----------

      Introduction                                                         2.1
      National Economy                                                     2.2
      Market Area Demographics                                             2.4
      Local Economy                                                        2.5
      Competition                                                          2.7


CHAPTER THREE               PEER GROUP ANALYSIS
--------------

      Selection of Peer Group                                              3.1
      Financial Condition                                                  3.5
      Income and Expense Components                                        3.8
      Loan Composition                                                     3.11
      Credit Risk                                                          3.13
      Interest Rate Risk                                                   3.13
      Summary                                                              3.16


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RP Financial, LC.

                                TABLE OF CONTENTS
                                  (continued)
                                                                          PAGE
DESCRIPTION                                                               NUMBER
------------                                                              ------

CHAPTER FOUR                   VALUATION ANALYSIS
------------
    Introduction                                                           4.1
    Appraisal Guidelines                                                   4.1
    Valuation Analysis                                                     4.2
      1. Financial Condition                                               4.2
      2. Profitability, Growth and Viability of Earnings                   4.4
      3. Asset Growth                                                      4.5
      4. Primary Market Area                                               4.5
      5. Dividends                                                         4.7
      6. Liquidity of the Shares                                           4.8
      7. Marketing of the Issue                                            4.8
         A. The Public Market                                              4.8
         B. The Neww Issue Market                                          4.8
         C. Secondary Step Conversion Offerings                            4.13
         D. The Acquisition Market                                         4.13
         E. Trading in Pennsylvania Savings' Stock                         4.17
      8.  Management                                                       4.17
      9.  Effect of Government Regulation and Regulatory Reform            4.18
    Summary of Adjustments                                                 4.18
    Valuation Approaches                                                   4.18
      1. Price-to-Tangible Book ("P/TB")                                   4.20
      2. Price-to-Earnings ("P/E")                                         4.21
      3. Price-to-Assets ("P/A")                                           4.21
    Valuation Conclusion                                                   4.22
    Establishment of Exchange Ratio                                        4.22


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RP Financial, LC.

                                 LIST OF TABLES

TABLE
NUMBER               DESCRIPTION                                           PAGE
------               -----------                                           ----

 1.1        Historical Balance Sheets                                      1.6
 1.2        Historical Income Statements                                   1.9

 2.1        Major Philadelphia County Employers                            2.6
 2.2        Market Area Unemployment Trends                                2.7
 2.3        Deposit Summary                                                2.8

 3.1        Peer Group of Publicly-Traded Thrifts                          3.3
 3.2        Balance Sheet Composition and Growth Rates                     3.6
 3.3        Income as a Percent of Average Assets
               and Yields, Costs, Spreads                                  3.9
 3.4        Loan Portfolio Composition & Related Info.                     3.12
 3.5        Credit Risk Measures & Related Information                     3.14
 3.6        Interest Rate Risk Comparative Analysis                        3.15

 4.1        Peer Group Market Area Comparative Analysis                    4.6
 4.2        Recent Conversions:  Market Pricing Comparatives               4.12
 4.3        Market Pricing Comparatives                                    4.14
 4.4        Completed Second Step Conversions                              4.15
 4.5        MHC Institutions - Implied Pricing Ratios                      4.16
 4.6        Public Market Pricing: Valuation Conclusion                    4.23

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RP Financial, LC.
Page 1.1

                       I. OVERVIEW AND FINANCIAL ANALYSIS

         Pennsylvania Savings Bank ("Pennsylvania Savings" or the "Savings Bank") is a Pennsylvania chartered stock savings bank headquartered in Center City Philadelphia, Pennsylvania. In addition to its main office, Pennsylvania Savings maintains four full service branches located in south Philadelphia and one full service branch in the suburbs of adjacent Montgomery County. Exhibit I-1 presents a map showing the location of the Savings Bank's offices. The Savings Bank was established in 1888 as a state chartered building and loan association. The Savings Bank is a member of the Federal Home Loan Bank ("FHLB") system and deposits are insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At June 30, 1997, Pennsylvania Savings had $124.3 million in total assets, $104.4 million in deposits and stockholders' equity of $14.5 million or
11.7 percent of total assets. For the twelve months ended June 30, 1997, the Savings Bank recorded positive net income of $22,000, equal to 0.02 percent of average assets. The Savings Bank's audited financial statements are incorporated by reference in Exhibit I-2, and key operating ratios are presented in Exhibit I-3.

         On October 20, 1995, the Savings Bank completed a reorganization from a mutual savings bank to a stock savings bank through the formation of a Pennsylvania chartered mutual holding company. Pursuant to the reorganization, Pennsylvania Savings transferred substantially all of its assets and liabilities to a newly-formed stock bank in exchange for 615,250 shares of stock issued to PSB Mutual Holding Company (the "MHC"). Simultaneously, the Savings Bank sold 558,000 shares of stock to the public in a subscription and community offering. As of June 30, 1997, after taking into account the exercise of options, there were 1,194,640 total shares of the Savings Bank common stock issued and outstanding, of which 615,250 shares, or 51.50 percent, are owned by the MHC and 579,390 shares, or 48.50 percent, are owned by the non-MHC investors. Since the mutual holding company reorganization, Pennsylvania Savings has declared and paid one cash dividend of $0.0375 per share, which was not waived by the MHC.

Plan of Conversion and Holding Company Reorganization

         On July 17, 1997, the Boards of Trustees of the Savings Bank and the MHC adopted the Plan of Conversion (the "Plan") pursuant to which the MHC will convert from a Pennsylvania chartered mutual holding company to a Pennsylvania chartered stock corporation. In the reorganization process, to become effective concurrent with the completion of the stock sale, which is targeted for the fourth calendar quarter of 1997: (1) the MHC will convert to an interim federal stock savings bank ("Interim A") and simultaneously merge with and into the Savings Bank, pursuant to which the MHC will cease to exist and the outstanding shares of Savings Bank Common Stock held by the MHC (615,250 shares or 51.50 percent of the outstanding Savings Bank



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RP Financial, LC.
Page 1.2


Common Stock as of the date hereof) will be cancelled, and (ii) an interim federal stock savings bank ("Interim B") will be formed as a wholly-owned subsidiary of the Holding Company and will merge with and into the Savings Bank, resulting in the Savings Bank becoming a wholly-owned subsidiary of the Holding Company and the outstanding Public Savings Bank Shares (579,390 shares or 48.50 percent of the outstanding Savings Bank Common Stock as of the date hereof) will be converted into the Exchange Shares pursuant to the Exchange Ratio. The Exchange Ratio will result in the holders of the outstanding Public Savings Bank Shares owning, in the aggregate, approximately the same percentage of the Common Stock to be outstanding upon the completion of the Conversion and Reorganization (i.e., the Conversion Shares and the Exchange Shares) as the percentage of Savings Bank Common Stock owned by them in the aggregate immediately before consummation of the Conversion and Reorganization, before giving effect to any
(i) payment of cash in lieu of issuing fractional Exchange Shares, (ii) Conversion Shares that may be purchased by Public Shareholders or the ESOP in the Conversion Offerings, and (iii) any adjustment to the ownership interest represented by the Public Savings Bank Shares pursuant to FDIC policy to reflect the contribution of the assets of the MHC owned solely by depositors. Other than shares of the Savings Bank, the only material asset of the MHC is approximately $244,000 of cash that will be merged with the Savings Bank's assets upon completion of the reorganization.

         Going forward, the Holding Company will own 100 percent of the Savings Bank's stock, and the Savings Bank will be the Holding Company's sole subsidiary. Up to 50 percent of the net proceeds received from the sale of common stock will be used to purchase all of the then to be issued and outstanding capital stock of the Savings Bank, with the balance of the proceeds being retained by the Holding Company. At this time, no other activities are contemplated for the Holding Company other than the ownership of the Savings Bank, a loan to the employee stock ownership plan ("ESOP"), the payment of quarterly dividends to shareholders, and investment of the cash retained at the Holding Company in investment securities and mortgage-backed securities ("MBS") consistent with the Savings Bank's current investment practices and procedures. In the future, the Holding Company may repurchase shares, diversify its business possibly through existing or newly-formed subsidiaries, through acquisitions or mergers of other insured financial institutions as well as other related companies. There are currently no arrangements, understandings or agreements regarding any such acquisitions or mergers.


Strategic Discussion

         Pennsylvania Savings' operations have historically been oriented towards the traditional strategy of originating 1-4 family mortgage loans, with such investments funded by local deposit funds and retained earnings. Beginning several years ago, the Savings Bank embarked on a multiple pronged strategy that included: (1) reducing interest rate risk; (2) diversifying operations beyond the Savings Bank's traditional slow



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RP Financial, LC.
Page 1.3


growth, blue collar markets in south Philadelphia; (3) increasing earnings through asset growth, mortgage banking, and non-residential lending; and (4) pursuing a community banking strategy, including becoming more "bank-like" in terms of loan products, deposit composition and operations. Within the context of these objectives, the Savings Bank completed its mutual holding company reorganization in 1995, which provided the increased capital to support the Savings Bank's business plan.

         The Savings Bank's objectives were pursued with varying degrees of success. For example, the Savings Bank has been successful in reducing interest rate risk especially in light of the high concentration of fixed rate residential loans remaining in its portfolio. The reduction in interest rate risk is attributable to maintaining a large concentration of cash and investments, successful efforts to increase the balance of passbook accounts, and moderately successful efforts to lengthen the term to maturity of CDs.

         To date, the Savings Bank has had mixed success in achieving its other objectives. For example, the Bank has sought to diversify beyond its traditional south Philadelphia market by relocating the main office to Center City (completed in June 1996), seeking branching alternatives throughout the Philadelphia market with several possible sites identified, and expanding lending activities throughout the greater Philadelphia metropolitan area. With regard to earnings improvement strategies, the Savings Bank has successfully pursued moderate balance sheet growth, has put in place the infrastructure to pursue mortgage banking on a larger scale, and has installed the personnel and policies to pursue non-residential lending. To date, the progress made by the Savings Bank in increasing its earnings has been largely in positioning for future business activities -- specifically incurring the up front expenses necessary to position for future growth. Finally, with regard to positioning the Savings Bank to pursue a community banking strategy, the Savings Bank has installed the necessary infrastructure, products and personnel to pursue the diversified lending and banking activities of a full service community bank, and has further begun to originate a diverse mixture of loans. Importantly, the full transition to a community banking strategy has not been completed. Over the past several years, management of the Savings Bank has sought to restructure and position for future growth. During this period, management and the Board opted to not pursue aggressive growth or lending activities, preferring instead to maintain a large (and increasing) balance of cash and investments while attention was concentrated on putting in place the key restructuring strategies mentioned above.

         At this point in time, management and the Board believe that the up-front investments in personnel, systems and infrastructure have been largely completed. The future business plan of Pennsylvania Savings includes beginning to deploy the Savings Bank's considerable financial resources into its community banking and lending activities, reducing the balances of cash and investments by deploying such funds into whole loans, growing the balance sheet and shifting management's focus from "infrastructure" to generating earnings. Pennsylvania Savings' Board of Trustees has determined that a full conversion to stock form is an attractive



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RP Financial, LC.
Page 1.4


business strategy at this time for several reasons. First, it will provide the capital necessary to improve the overall competitive position of the Savings Bank in its market area, as the additional capital will enhance the Savings Bank's flexibility with regard to rates and services. Second, the conversion will provide the opportunity for expanded local stock ownership which could enhance the financial success of the Savings Bank as local shareholders consolidate their banking business with Pennsylvania Savings and promote the Savings Bank's products and services to other local residents, thereby contributing to growth in the Savings Bank's loans, deposits, and earnings. Third, the conversion is expected to provide the Savings Bank with greater flexibility to expand its franchise via internal growth, branch purchases and de novo branching. The conversion will also provide additional capital for future acquisitions although there are presently no specific plans for such activities.

         The proceeds from the conversion are expected to be deployed as follows:

         o PSB Bancorp. Approximately 50 percent of the net conversion proceeds will be retained by the Holding Company. Such funds will be invested initially into short term liquidity investments consistent with the Savings Bank's current portfolio composition, and a loan to the Savings Bank's Employee Stock Ownership Plan ("ESOP") to fund stock purchases in the conversion. Going forward, the Holding Company funds will be utilized for various corporate purposes, including the payment of regular dividends and possibly special dividends, possible repurchase of common stock consistent with regulatory limitations and time frames, and possible diversification through the purchase of other operating entities or financial institutions.

         o Pennsylvania Savings. The remaining 50 percent of the net proceeds of the conversion will be infused into the Savings Bank in exchange for all of the Savings Bank's newly issued stock. Proceeds infused into the Savings Bank will initially be held in short-term cash and investments until the Savings Bank is able to redeploy the funds into loans receivable pursuant to the underlying lending objectives of the Savings Bank.

         On a pro forma basis, Pennsylvania Savings will be in an overcapitalized position. The Board of Trustees has determined to pursue a strategy of controlled growth in the greater Philadelphia metropolitan area in order to leverage capital and, over time, to diversify Pennsylvania Savings' product lines in conjunction with changing market demand and the Savings Bank's stated objectives of being a community banking organization. Asset growth is expected to be funded through internal deposit growth, branching and borrowings. The Board recognizes that asset growth is a long term strategy, however, and that the Savings Bank will operate in the near term in an overcapitalized position.




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RP Financial, LC.
Page 1.5


Balance Sheet Trends

         Beginning with the fiscal year ended December 31, 1996, the Savings Bank changed its fiscal year end from September 30th to December 31st. All financial information provided in the following sections reflects this change. From September 30, 1993 through June 30, 1997, Pennsylvania Savings exhibited annual asset growth of approximately 7.1 percent (see Table 1.1). The growth in total assets has been driven primarily by an increase in the portfolio of cash and investments, as excess cash resulting from deposit growth and the mutual holding company reorganization was channelled primarily into such investments as opposed to loans receivable while management concentrated on positioning the Savings Bank for the future. Over the three and three-quarter years ended June 30, 1997, cash and investments increased an annualized rate of 11.9 percent and loans receivable increased at an annualized rate of 4.4 percent. The growth in total assets has been driven by increases in deposit liabilities, which have increased at an annualized rate of 5.4 percent over the past three and three-quarter years and the mutual holding company reorganization in October 1995 which increased the Savings Bank's capital accounts.

         As of June 30, 1997, the largest component of the Savings Bank's asset base was loans receivable, which comprised 50.0 percent of assets. Pennsylvania Savings' concentration on residential lending is reflected in the composition of the portfolio, as fully 76.2 percent of gross loans receivable continue to be secured by 1-4 family mortgages. Multi-family and commercial real estate loans comprised 16.5 percent of gross loans receivable, and the remainder of the portfolio was comprised of construction loans at 3.4 percent of the portfolio, consumer loans at 2.0 percent and commercial business loans at 1.9 percent. The overall size of the loan portfolio has increased moderately September 30, 1993, with the majority of growth realized in the last two years as management has begun the process of leveraging the Savings Bank's capital in conjunction with the business plan. The Savings Bank has historically been a portfolio lender, with loan originations in the local market being retained as portfolio loans. In the past several years, the Savings Bank has initiated a residential mortgage banking operation through its subsidiary, and has originated conforming residential loans for resale, on a servicing released basis, in surrounding markets.

         The second largest component of the balance sheet, cash and investments comprised $51.6 million of total assets, equal to 41.5 percent of the balance sheet. Over the past several years, the Savings Bank has maintained a large balance of cash and investments, well in excess of regulatory requirements, ranging from 35 to 46 percent of total assets. In the past several years, the Savings Bank has channelled a portion of excess cash flow into cash and investment securities as an interest rate risk management tool. At June 30, 1997, cash and investments were comprised of cash and equivalents of $1.4 million, interest-bearing deposits in other financial institutions of $27.6 million, investment securities held as "available for sale" of $5.3 million (market value)

                                    Table 1.1
                            Pennsylvania Savings Bank
                            Historical Balance Sheets
                         (Amount and Percent of Assets)


                                                                             As of September 30,
                                                --------------------------------------------------------------------------------
                                                          1993                        1994                        1995
                                                ------------------------    ------------------------    ------------------------
                                                  Amount         Pct          Amount         Pct          Amount         Pct
                                                  ------         ---          ------         ---          ------         ---
                                                  ($000)         (%)          ($000)         (%)          ($000)         (%)

Total Amount of:
Assets                                           $96,261         100.0%      $99,696         100.0%     $113,232         100.0%
Loans receivable (net)                            52,816          54.9%       51,097          51.3%       52,253          46.1%
Mortgage-backed securities                         6,289           6.5%        7,382           7.4%        5,578           4.9%
Cash and investments                              33,889          35.2%       37,734          37.8%       51,841          45.8%
Deposits                                          85,804          89.1%       89,429          89.7%       94,588          83.5%
Borrowings                                             0           0.0%            0           0.0%        1,465           1.3%
Retained earnings or Shareholders' equity          8,304           8.6%        8,339           8.4%        9,491           8.4%


                                                                                                              Annual
                                                    At December 31, 1996           At June 30, 1997           Growth
                                                  -------------------------    ------------------------        Rate
                                                    Amount         Pct            Amount         Pct            Pct
                                                    ------         ---            ------         ---            ---
                                                    ($000)         (%)            ($000)         (%)            (%)

Total Amount of:
Assets                                            $118,434        100.0%        $124,298         100.0%          7.05%
Loans receivable (net)                              57,183         48.3%          62,140          50.0%          4.43%
Mortgage-backed securities                           5,942          5.0%           5,718           4.6%         -2.51%
Cash and investments                                50,596         42.7%          51,568          41.5%         11.85%
Deposits                                           100,574         84.9%         104,437          84.0%          5.38%
Borrowings                                           1,536          1.3%           2,953           2.4%            N/M
Retained earnings or Shareholders' equity           14,168         12.0%          14,526          11.7%         16.08%

____________________________
(1)   Ratios are as a percent of ending assets.

Source: Prospectus, audited financial reports, RP Financial calculations.

RP Financial, LC.
Page 1.7


including an investment in mutual funds, and investment securities held-to-maturity of $17.2 million comprised primarily of agency securities (see
Exhibit I-4). The mutual fund and investment securities held as available for sale are carried at market value as of June 30, 1997. The investment securities held to maturity are carried at historical cost, and had an unrealized pre-tax loss of $33,000 at of June 30, 1997.

         The Savings Bank maintains a moderate portfolio of MBS totaling $5.7 million, or 4.6 percent of assets at June 30, 1997. The balance of MBS has decreased from levels maintained as of September 30, 1994, as the Savings Bank has allowed its MBS portfolio to gradually decline through scheduled principal amortization and prepayments. Approximately $2.7 million of the MBS portfolio is held to maturity, consisting primarily of GNMA securities of $2.4 million, with lesser balances of collateralized mortgage obligations ("CMOs") and FHLMC pass through securities. Approximately $3.1 million of MBS are classified as available for sale, held at their current market values. MBS classified as available for sale include $2.4 million of FNMA pass through securities and $0.8 million of FHLMC pass through securities. At June 30, 1997, there was an unrealized pre-tax gain of approximately $102,000 in the portfolio of held to maturity MBS.

         The Savings Bank's assets were funded with a combination of deposit liabilities, borrowed funds and stockholders' equity at June 30, 1997. Retail deposits have consistently met the substantial portion of Pennsylvania Savings' funding needs. Since fiscal year end 1993, deposits have experienced a 5.4 percent annualized growth rate. Virtually all deposits are taken in by the Savings Bank's main office in Center City and five branches from depositors who reside in Pennsylvania Savings' primary market area. In the past, the Savings Bank has utilized borrowings to a limited degree and had approximately $3.0 million of reverse repurchase agreements ("retail repos") on the books at June 30, 1997, consisting of large balance deposit funds received from retail customers that are held and secured by the Savings Bank (as opposed to the Savings Bank holding such funds as uninsured deposits).

         Over the past three and three-quarter years since September 30, 1993, the Savings Bank has posted several years of profitable operations and successful completed a mutual holding company reorganization that raised approximately $5.6 million of net conversion proceeds. As a result, total capital increased from $8.3 million at September 30, 1993 to $14.5 million at June 30, 1997, representing a compound growth rate of 16.1 percent. Substantially all of the Savings Bank's capital is tangible capital. As a result of the stock offering and growth in retained earnings, the Savings Bank's equity-to-assets ratio increased from 8.6 percent of assets at September 30, 1993 to 11.7 percent at June 30, 1997. Pennsylvania Savings maintains capital surpluses relative to its regulatory capital requirements, and the addition of the proceeds from the second step stock offering will increase the capital surpluses.

RP Financial, LC.
Page 1.8


Income and Expense Trends

         The Savings Bank has reported positive earnings for the past three and three-quarter fiscal years (see Table 1.2), ranging from a high of 1.08 percent of average assets in the fiscal year ended September 30, 1993 to a low of 0.02 percent of average assets for the twelve months ended June 30, 1997. Pennsylvania Savings' earnings have been largely sustained through recurring sources of income, with the Savings Bank's continued profitable operations supported by its net interest margin and other operating income (designated as "Other Income"). The Savings Bank's operations include a relatively high cost operating structure, related to the specific operating strategies pursued and the size and nature of the Savings Bank's branch structure. With the exception of the most recent reporting periods in which the Savings Bank incurred the one-time SAIF assessment, non-operating income has generally not been a significant factor in the Savings Bank's earnings. Loan loss provisions have had a modest, but limited impact on operating results over the time period shown.

         The Savings Bank's net interest income ratio before provisions for loan losses declined between the fiscal years ended September 30, 1993 to the fiscal year ended December 31, 1996, declining from 3.94 percent of average assets to
3.33 percent. In the most recent twelve month period, the Savings Bank's net interest income increased to 3.43 percent. These changes correspond to the Savings Bank's balance sheet structure. Specifically, net interest income reduced in the years during which the Savings Bank increased its holdings of (low yielding) cash and investments; and net interest income began to increase recently as the Savings Bank has pursued moderate growth and has deployed a greater portion of the balance sheet into higher yielding whole loans. Net interest income can be expected to increase in the future as the Savings Bank continues to implement its business plan, specifically deploying its cash and investments into higher yielding whole loans. The reinvestment of interest-free capital received in the Savings Bank's stock offering should also serve to support net interest income in future periods. As highlighted in Exhibit I-5, changes in the Savings Bank's yields and costs have also contributed to the improvements in net interest income. Specifically, the Savings Bank's yield-cost spread has widened from 2.88 percent for the year ended December 31, 1996 to
3.00 percent for the six months ended June 30, 1997. This increase is due primarily to an increase in yields on cash and investments and to the greater concentration of loans receivable in the Savings Bank's balance sheet.

         Loss provisions have not been a significant item in the Savings Bank's operating results over the past three and three-quarter fiscal years (see
Exhibit I-6). During fiscal 1996 and the twelve months ended June 30, 1997, the Savings Bank established loss provisions equal to 0.11 percent of average assets. The Savings Bank establishes loss provisions consistent with its asset classification policies, and as of June 30, 1997, the Savings Bank's total valuation allowances were in compliance with its interest policies. Loss provisions are considered

                                    Table 1.2
                            Pennsylvania Savings Bank
                           Historical Income Statement
                     (Amount and Percent of Average Assets)

                                                                       For the Fiscal Year Ended September 30,
                                                 --------------------------------------------------------------------------------
                                                            1993                        1994                        1995
                                                 ------------------------    ------------------------    ------------------------
                                                   Amount         Pct           Amount        Pct          Amount         Pct
                                                   ------         ---           ------        ---          ------         ---
                                                   ($000)         (%)           ($000)        (%)          ($000)         (%)

 Interest Income                                   $6,543         7.61%         $6,714        6.60%        $7,190         6.55%
 Interest Expense                                  (3,160)       -3.68%         (3,045)      -2.99%        (3,443)       -3.13%
                                                   ------        ------         ------       -----         ------        ------
 Net Interest Income                               $3,383         3.94%         $3,669        3.61%        $3,747         3.41%
 Provision for Loan Losses                              0         0.00%            (21)      -0.02%           (27)       -0.02%
                                                   ------        ------         ------       -----         ------        ------
   Net Interest Income after Provisions            $3,383         3.94%         $3,648        3.59%        $3,720         3.39%

 Other Income                                         914         1.06%            666        0.65%           956         0.87%
 Operating Expense                                 (2,854)       -3.32%         (3,115)      -3.06%        (3,548)       -3.23%
                                                   ------        ------         ------       -----         ------        ------
   Net Operating Income                             $1,443         1.68%         $1,199        1.18%        $1,128         1.03%

   Net gain (loss) on IEA                            $104         0.12%             $8        0.01%            $0         0.00%
   Net gain (loss) on RE operations                   (45)       -0.05%            (96)      -0.09%           (36)       -0.03%
   Special SAIF assessment                              0         0.00%              0        0.00%             0         0.00%
                                                   ------        ------         ------       -----         ------        ------
   Net non-operating income                           $59         0.07%           ($88)      -0.09%          ($36)       -0.03%

 Net Income Before Tax                             $1,502         1.75%         $1,111        1.09%        $1,092         0.99%
 Income Taxes                                        (610)       -0.71%           (470)      -0.46%          (433)       -0.39%
                                                   ------        ------         ------       -----         ------        ------
 Net Income (Loss) Before Extraordinary Items        $892         1.04%           $641        0.63%          $659         0.60%
 Extraordinary Items                                   36         0.04%              0        0.00%             0         0.00%
                                                   ------        ------         ------       -----         ------        ------
 Net Income (Loss)                                   $928         1.08%           $641        0.63%          $659         0.60%

Estimated core net income calculations
 Net income (loss) before extraordinary items        $892         1.04%           $641        0.63%          $659         0.60%
 Net non-operating income                             (59)       -0.07%             88        0.09%            36         0.03%
 Taxes on adjustments(2)                               20         0.02%            (30)      -0.03%           (12)       -0.01%
                                                   ------        ------         ------       -----         ------        ------
Estimated core net income                            $853         0.99%           $699        0.69%          $683         0.62%


                                                    Fiscal Year Ended           Twelve Months Ended
                                                    December 31, 1996              June 30, 1997
                                                -------------------------    ------------------------
                                                  Amount         Pct            Amount         Pct
                                                  ------         ---            ------         ---
                                                  ($000)         (%)            ($000)         (%)

 Interest Income                                  $7,939        6.85%            8,295         7.02%
 Interest Expense                                 (4,082)      -3.52%           (4,240)       -3.59%
                                                  ------       ------           ------        ------
 Net Interest Income                              $3,857        3.33%           $4,055         3.43%
 Provision for Loan Losses                          (133)      -0.11%             (133)       -0.11%
                                                  ------       ------           ------        ------
   Net Interest Income after Provisions           $3,724        3.21%           $3,922         3.32%

 Other Income                                      1,015        0.88%            1,076         0.91%
 Operating Expense                                (3,687)      -3.18%           (4,136)       -3.50%
                                                  ------       ------           ------        ------
   Net Operating Income                           $1,052        0.91%             $862         0.73%

   Net gain (loss) on IEA                              0        0.00%                0         0.00%
   Net gain (loss) on RE operations                 (145)      -0.13%             (138)       -0.12%
   Special SAIF assessment                          (567)      -0.49%             (567)       -0.48%
                                                  ------       ------           ------        ------
   Net non-operating income                        ($712)      -0.61%            ($705)       -0.60%

 Net Income Before Tax                              $340        0.29%             $157         0.13%
 Income Taxes                                       (201)      -0.17%             (135)       -0.11%
                                                  ------       ------           ------        ------
 Net Income (Loss) Before Extraordinary Items       $139        0.12%              $22         0.02%
 Extraordinary Items                                   0        0.00%                0         0.00%
                                                  ------       ------           ------        ------
Net Income (Loss)                                   $139        0.12%              $22         0.02%

Estimated core net income calculations
 Net income (loss) before extraordinary items       $139        0.12%              $22         0.02%
 Net non-operating income                            712        0.61%              705         0.60%
 Taxes on adjustments(2)                            (242)      -0.21%             (240)       -0.20%
                                                  ------       ------           ------        ------
Estimated core net income                           $609        0.53%             $487         0.41%


(1)   Ratios are as a percent of average assets.
(2)   Assumes tax rate of 34 percent throughout periods shown.

Source: Prospectus, audited financial reports, RP Financial calculations.

RP Financial, LC.
Page 1.10


to be a recurring expense, as provisions are established based upon both the overall level of loans receivable (which are anticipated to grow in future years) and the balances of classified assets..

         Pennsylvania Savings' operations are moderately well diversified, resulting in a relatively high level of non-interest operating income throughout the period shown in Table 1.2. As a percent of average assets, Pennsylvania Savings' non-interest operating income ranged from 0.65 percent to 1.06 percent over the past three and three-quarter fiscal years. For the twelve months ended June 30, 1997, the Savings Bank recorded non-interest operating income equal to
0.91 percent of average assets. The Savings Bank generates non-interest operating income from a variety of sources, including rental income from excess space in its branch offices, fees and charges earned from originating loans, service release fees from loans sold into the secondary market, retail banking activities, and such non-traditional activities as financing local check cashing operations. The Savings Bank's primary strategy to increase non-interest operating income in the future is to expand its mortgage banking operation, with the objective of generating increased loan fees and loan servicing fees. The Savings Bank's relatively strong level of non-interest operating not only directly impacts earnings, but also tends to decrease the Savings Bank's interest rate risk exposure as earnings are less dependent upon the net interest margin.

         While Pennsylvania Savings' operational diversification results in healthy non-interest operating income, it also has resulted in higher than usual operating expenses. Pennsylvania Savings maintained operating expenses at greater than 3.00 percent of average assets since fiscal 1993, and recently realized an increase in operating expense ratios to a level of 3.50 percent of average assets for the twelve months ended June 30, 1997. The Savings Bank's operating expenses are related to several factors, including small average branch size (six branches required to support a deposit base of $104 million), greater staffing levels (i.e, each Pennsylvania Savings' employee supports $2.486 million of assets versus an industry average of $4.437 million per employee -- see Table 3.3), operational diversification into mortgage banking, commercial business lending and consumer finance, general increases in operating expenses, and in the most recent periods, the up-front costs of relocating to Center City and installing infrastructure to support future operations. In large measure, the Savings Bank's greater level of operating expenses are incurred to adequately service the Savings Bank's deposit base in south Philadelphia and to support fee generating activities in the Savings Bank's subsidiary operations. Pennsylvania Savings anticipates that its operating expense ratios will be subject to increases over the next several years, as a result of the additional costs associated with expanding the Savings Bank's mortgage banking activity, expanding commercial lending activities, operating as a full stock owned institution, and normal inflationary cost increases. Over time, management expects that revenues will expand to cover the increased operating expenses. In the near term, however, the Savings Bank's earnings are expected to come under pressure as a result of higher operating expenses.

RP Financial, LC.
Page 1.11


         Gains and losses from the sale of securities and other assets have generally have not had a significant impact on Pennsylvania Savings' earnings. In fiscal years 1993 through 1996 and during the twelve months ended June 30, 1997, the Savings Bank recorded several non-operating losses, primarily related to the write-down of real estate owned and other real estate related expenses during those years. For the twelve months ended June 30, 1997, the Savings Bank recorded a net non-operating loss of 0.60 percent of average assets, related primarily to a net loss on real estate operations and the one-time special SAIF assessment incurred in the quarter ended September 30, 1996. The special assessment totaled $567,000. Gains and losses from asset sales are expected to remain an insignificant factor in the Savings Bank's future earnings.

Interest Rate Risk Management

         Pennsylvania Savings manages interest rate risk primarily from the asset side of the balance sheet, with the intent of maintaining a low level of interest rate risk in the Savings Bank's earnings. To help offset the interest rate risk associated with its remaining concentration of fixed rate mortgage loans (i.e., 90 percent of loans receivable are fixed rate loans, see Exhibit I-9), Pennsylvania Savings has implemented several asset strategies, including:
(1) increased the size of its commercial real estate loan portfolio (primarily short-term and/or balloon loans); (2) increased the size of the portfolio of short-term cash and investments to make up a sizeable 42 percent of the balance sheet; (3) implemented a residential mortgage banking operation to sell long term fixed rate originations into the secondary market; and (4) pursued to a limited degree short-term construction lending, commercial business lending and consumer finance. These strategies have served to shorten the repricing term of the Savings Bank's asset base, reducing interest rate risk in the Savings Bank's earnings.

         In addition, the Savings Bank has pursued liability strategies to reduce interest rate risk, including seeking to attract core passbook and checking accounts and lengthening, whenever market conditions permit, the term to maturity of CDs. The Savings Bank has generally increased its balances of checking accounts but, notwithstanding efforts to attract passbook accounts, the Savings Bank has experienced a moderate reduction in the balances of passbook accounts as funds attracted earlier with attractive pricing strategies have reduced over time. The strategy to lengthen CD maturities was less successful because of consumer resistance to such products made them difficult to attract at reasonable interest rates.

         Pennsylvania Savings recorded one and three year cumulative gap-to-assets ratios of negative 8.26 percent and negative 14.84 percent, respectively, at June 30, 1997 (see Exhibit I-7 and I-8, Loan Portfolio Duration, and Gap Analysis, respectively). These gap measures indicate that, notwithstanding the strategies outlined above, net interest income remains exposed to fluctuations in interest rates. Specifically, if interest

RP Financial, LC.
Page 1.12


rates were to decline, it would be expected that the Savings Bank would realize an increase in net interest income. Alternatively, in a rising interest rate environment, the Savings Bank's net interest margin could be expected to come under pressure.

Lending Activities and Strategy

         The Savings Bank's lending activities have traditionally concentrated on the origination and retention or sale of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, Loan Portfolio Composition and Loan Originations Purchases and Sales, respectively). As of June 30, 1997, residential mortgage loans secured by 1-4 family properties totaled $47.9 million or 76.2 percent of gross loans receivable. Pennsylvania Savings originates both fixed-rate and adjustable rate mortgages, but over the past several years the Savings Bank experienced low demand for ARM loans due both to the interest rate environment (low rates on fixed rate loans were attractive to consumers) and to the resistance of the Savings Bank's predominantly blue collar customer base to ARM loans. The majority of residential loans are originated through the Savings Bank's TransNational Mortgage Corporation ("TNMC") subsidiary. Residential loans originated through TNMC are generally sold, for interest rate risk management and earnings purposes, into the secondary market to private investors on a servicing released basis. Occasionally, the Savings Bank will retain in its portfolio selected high quality residential mortgages originated by TNMC. TNMC originates loans to the secondary market standards of both the federal agencies (FNMA and FHLMC) and private investors. Loans originated by TNMC include conforming loans, FHA/VA loans, and non-conforming "B" through "D" loans originated to specifications of its investors.

         ARM loans originated and/or retained by the Savings Bank typically consist of one- or three-year ARMs that are indexed to the one-year or three-year Treasury index, with a fixed adjustment margin above the index. ARM loans have periodic and lifetime repricing caps of 2.0 percent and 6.0 percent, respectively. In an attempt to enhance demand for ARM loans, the Savings Bank's initial ARM loan rate is being offered at a discount to the fully indexed rate. Notwithstanding the discounted initial rates, the Savings Bank has experienced low demand for ARM loans in its local market.

         Fixed rate loans originated and/or retained by the Savings Bank have terms ranging between 10 and 30 years. Through TNMC, the Savings Bank originates conventional and FHA/VA loans. The majority of the Savings Bank's residential lending activity is conventional lending. The majority of fixed rate residential loans retained by the Savings Bank are originated to underwriting standards of the secondary market -- either based on underwriting standards of the federal agencies (FHLMC or FNMA) or the underwriting standards of private investors. Loans originated by the Savings Bank or loans originated by TNMC within the Savings

RP Financial, LC.
Page 1.13


Bank's south Philadelphia market are usually retained as portfolio loans. All residential mortgage loans are underwritten with maximum loan-to-value ratios of 80 percent. Loans in excess of 80 percent are required to have private mortgage insurance. All FHA/VA loans are originated for resale into the secondary market on a servicing released basis.

         Substantially all of the Savings Bank's residential loans are secured by properties located in its primary lending territory of the Philadelphia MSA, with a very minor portion of Pennsylvania Savings' residential lending activities consisting of financing homes to existing customers that are located within Pennsylvania, but outside of the local market area. The majority of residential mortgage originations are typically generated through TNMC, through existing and past customers, Realtors, referrals, walk-ins and to a lesser degree local newspaper and radio advertising. With the exception of loans purchased internally from the TNMC subsidiary, Pennsylvania Savings does not generally purchase loans. Residential loans are priced based on current market conditions, competition, and in the case of TNMC which originates loans for resale, the secondary market.

         Commercial real estate and multi-family lending has been the most prominent type of lending diversification exhibited by the Savings Bank, with commercial real estate and multi-family loans totaling $10.4 million or 16.5 percent of gross loans receivable at June 30, 1997. The majority of these loans are secured by commercial real estate (very few multi-family loans). The terms of commercial real estate and multi-family loans are negotiated between Pennsylvania Savings and the borrower. Commercial real estate and multi-family loans are typically originated with the objective of minimizing interest rate and credit risk, with loan terms ranging from adjustable rate loans tied to the Prime lending rate to fixed rate loans with a short 7 to 10 year amortization period (most new such loans with a 3 year balloon feature). Most commercial real estate and multi-family loans are originated with balloon features and a maximum loan-to-value ratio of 70 percent. Pennsylvania Savings' diversification into commercial real estate loans serves to enhance the yield and interest sensitivity of its loan portfolio, and is projected to remain the most prominent area of lending diversification for the Savings Bank. The Savings Bank's commercial real estate and multi-family loans are primarily commercial real estate loans secured by small mixed use properties, i.e., "store and tenant" loans, small office buildings, retail stores, apartment buildings and storage facilities. Substantially all commercial real estate and multi-family loans are secured by properties within the Philadelphia MSA. Consistent with the Savings Bank's business plan objectives, the Savings Bank anticipates significant growth in the commercial real estate and multi-family portfolio.

         At June 30, 1997, the Savings Bank maintained a moderate amount of construction loans equal to $2.1 million or 3.4 percent of gross loans receivable. Construction loans are substantially all secured by local residential properties, and are made either on a spec basis to local builders or as construction/permanent loans to the end borrowers. The Savings Bank attempts to limit the credit and interest rate risk in construction loans

RP Financial, LC.
Page 1.14


by stressing construction/permanent loans, offering either fixed rate or floating interest rates tied to the Prime lending rate, short terms to maturity, a maximum loan-to-value ratio of 80 percent of the lower of cost or appraised value, and limiting loans to smaller developers with strict limitations on the number of loans that can be in process at any one time. The Savings Bank views construction loans as an attractive source of permanent 1-4 family loans, and intends to increase the construction lending activity in the future.

         Pennsylvania Savings' development of a non-mortgage loan portfolio is in the areas of commercial business lending and consumer lending, with the Savings Bank's portfolio of consumer loans totaling $1.2 million or 2.0 percent of gross loans outstanding at June 30, 1997 and commercial business loans totaling $1.2 million or 1.9 percent of gross loans receivable. Commercial business loans and consumer loans are originated by both the Savings Bank directly and through a subsidiary operation. Consumer loans originated by the Savings Bank include primarily home equity loans and lines of credit, unsecured personal loans, loans secured by deposits, and other loans. Consumer loans are generally made with a term to maturity of 10 years or less and are offered with either fixed rate terms or adjustable rate terms tied to the Prime lending rate. Commercial business loans are generally made to borrowers throughout the Philadelphia MSA. Commercial business loans are offered with either fixed rate terms or adjustable rate terms tied to the Prime lending rate. The Savings Bank underwrites commercial business loans based on a variety of factors, requires personal guarantees, and in many cases requires additional real estate collateral such as a personal residence. Although the size of the consumer and commercial business loan portfolios is relatively small, the Savings Bank's intentions are to gradually increase the size of the portfolios due to the attractive yields and repricing benefits of consumer and commercial business loans.

         Pennsylvania Savings has experienced moderate loan growth in recent years, as originations have exceeded loan repayments and secondary market sales. The majority of growth has occurred since September 30, 1995, as the Savings Bank has begun to increase its lending activities. Since September 30, 1995, loans receivable have increased by $9.9 million, an increase of approximately
18.9 percent. As shown in Exhibit I-10, consistent with the Savings Bank's residential mortgage lending emphasis, the Savings Bank successfully originated real estate mortgages of $20.1 million and $12.9 million for the fiscal year ended December 31, 1996 and the six months ended June 30, 1997, respectively. The most recent six month period represents an increase in residential lending, reflecting the increase in mortgage banking activity through TNMC. At the same time, for the six months ended June 30, 1997, the Savings Bank has increased its lending activities in other areas as well, originating $1.2 million of consumer and commercial business loans (versus $1.0 million during fiscal 1996).

         The amount of mortgages sold into the secondary market has generally tracked with the level of real estate loan originations, albeit at significantly lower levels reflective of the Savings Bank's relatively new

RP Financial, LC.
Page 1.15


entrance into residential mortgage banking. Loan sales were primarily long-term conforming loans and "B" through "D" paper originated by TNMC and sold on a servicing released basis. As of June 30, 1997, reflective of the Savings Bank's practice of selling on a servicing released basis, the Savings Bank maintained a -0- balance portfolio of loans servicing for others. The Savings Bank's future plans with regard to its lending activities are to increase residential mortgage banking in the Philadelphia MSA, originating a greater volume of loans and beginning to sell on a servicing retained basis directly to the federal agencies.

Asset Quality

         As shown in Exhibit I-11, the credit quality of Pennsylvania Savings' loan portfolio has remained relatively consistent over the past three and three-quarter years, with non-performing assets maintained at levels ranging between 2.1 and 2.7 percent of assets. Non-performing assets consist of loans 90 days or more delinquent and still accruing ("90+ Delinquent Loans"), nonaccrual loans, and real estate owned. As of June 30, 1997, Pennsylvania Savings' ratio of non-performing assets (or "NPAs") was 2.70 percent of assets, consisting of $1.5 million of 90+ Delinquent Loans, $1.4 million of nonaccrual loans, and $0.5 million of real estate owned. The Savings Bank's potential loss exposure in these assets is believed to be moderate. At June 30, 1997, Pennsylvania Savings maintained valuation allowances of $0.2 million, equal to 0.3 percent of loans receivable and 6.2 percent of NPAs. The Savings Bank's historical loss experience indicates generally favorable credit quality. The level of NPAs and 90+ Delinquent Loans and related reserve coverage ratios, however, indicate a greater degree of credit risk relative to industry standards which include a greater level of valuation allowances as a percent of loans and NPAs.

Funding Composition and Strategy

         Deposits have consistently been the Savings Bank's primary source of funds and at June 30, 1997, deposits constituted the majority of Pennsylvania Savings' interest-bearing liabilities. As with most savings institutions, short-term CDs have been Pennsylvania Savings' primary source of deposits. As of June 30, 1997, the CD portfolio totaled $59.4 million, with $48.4 million or
81.4 percent of those CDs having maturities of one year or less. Negotiated jumbo CDs, which tend to more rate sensitive than other types of CDs, amounted to $5.3 million or 5.1 percent of total deposits at June 30, 1997. The Savings Bank does not utilize brokered CDs and typically offers CD rates that are competitive or at a slight premium to the average CD rates paid by the local competition. Exhibits I-12 and I-13 provide further detail with respect to the Savings Bank's deposit base.

RP Financial, LC.
Page 1.16


         Lower costing savings and transaction accounts comprised the balance of Pennsylvania Savings' deposits, totaling $45.0 million or 43.1 percent of total deposits at June 30, 1997. Like most financial institutions, Pennsylvania Savings has reduced the rates paid on NOW and passbook savings accounts, with those accounts paying nominal rates of 1.09 percent and 2.49 percent, respectively, at June 30, 1997. Over the past year and three-quarters (since September 30, 1995), the Savings Bank has realized shrinkage of 15.5 percent in passbook accounts, growth of 138.6 percent in NOW accounts, and growth of 57.9 percent in money market accounts.

         The Savings Bank's funding strategy has not historically included borrowed funds, and the only borrowings utilized over the past three and three-quarter years have been retail reverse repurchase agreements from retail depositors whose deposits otherwise would have exceeded the FDIC deposit insurance limitations. At June 30, 1997, the Savings Bank had approximately $3.0 million of retail reverse repurchase agreements outstanding. In the future, should liquidity or other needs so dictate, the Savings Bank has the capacity to utilize FHLB advances as an alternative source of cash to fund operations. There are no such plans to utilize FHLB advances in the near term.

         Pennsylvania Savings' deposits and internal funding are expected to be adequate enough to fund the lending and investment activities in the near term. The new branch in Center City Philadelphia is expected to continue to provide the Savings Bank with access to new deposits to supplement the current deposit base in south Philadelphia. Deposits are expected to remain the primary source of funds for lending. In addition to the possible use of FHLB advances as an alternative funding source, however, the Savings Bank intends to utilize borrowed funds provided by the Holding Company to finance the purchase of ESOP shares, which will likely be a floating rate loan approximating the Prime rate of interest (funds will be lent to the ESOP trust by the Holding Company from funds raised in the conversion transaction).

Subsidiary

         Pennsylvania Savings has three wholly-owned subsidiaries and one second-tier subsidiary. TNMC is a wholly-owned subsidiary engaged in a mortgage banking business. TNMC has not engaged in loan servicing activities to date, but may embark on such activity as the mortgage banking operation is expanded in the future. TNMC receives all of its funding from Pennsylvania Savings in the form of loans (TNMC has no external funding sources). For the six months ended June 30, 1997, TNMC reported total loan originations of $6.4 million. The Savings Bank's total equity investment in TNMC was negative $0.1 million.

RP Financial, LC.
Page 1.17

         PSA Service Corp. ("PSA Service") conducts real estate appraisals, processes credit applications, and provides other services in connection with the origination of loans. Additionally, PSA Service owns a nominal amount of shares in the Savings Bank's service bureau. As of June 30, 1997, PSA Service reported assets of $0.1 million. The Savings Bank's investment in PSA Service was $0.1 million.

         PSA Financial Corp. ("PSA Financial") is a wholly-owned subsidiary of Pennsylvania Savings, engaged in the business of originating commercial business loans and commercial real estate loans. Through its subsidiary, PSA Consumer Discount Company, PSA Financial is engaged in the consumer finance business. As of June 30, 1997, PSA Financial reported assets of $2.6 million. At that same date, PSA Consumer Discount Company reported assets of $0.2 million.
The Savings Bank's investment in PSA Financial was $1.0 million.

         The Savings Bank's entire investment in subsidiary is a qualifying investment for regulatory capital purposes. At this time, with the exception of expanded mortgage banking activity contemplated for TNMC and expansion of lending activities in other subsidiaries, no other (or new) activities are contemplated for TNMC, PSA Service, PSA Financial, or PSA Consumer Discount Finance, and the Savings Bank currently has no plans to add additional subsidiaries.

Legal Proceedings

         Pennsylvania Savings is currently not involved in any legal proceedings other than routine legal proceedings that occur in the ordinary course of business, which, in aggregate, involve amounts that are believed to be immaterial to the financial condition of the Savings Bank.

RP Financial, LC.
Page 2.1

                                 II. MARKET AREA

         Pennsylvania Savings conducts operations out of its headquarters office in the Center City of Philadelphia, Pennsylvania (Philadelphia County), four full service branches in Philadelphia, and one full service branch located in Glenside, Pennsylvania in adjacent Montgomery County (see Exhibit II-1). Philadelphia and Montgomery Counties are two of the five Pennsylvania counties included in the Philadelphia Metropolitan Statistical Area ("MSA"). The three other Pennsylvania counties in the MSA include Bucks, Chester, and Delaware County (the MSA also encompasses three counties in New Jersey). The Bank's operations have been historically tied to the primarily blue collar market in south Philadelphia, and the Bank has operated continuously in south Philadelphia since 1888. Management of Pennsylvania Savings considers Philadelphia County and particularly south Philadelphia to be the Bank's primary lending and deposit market, although the Bank conducts business with customers residing in other areas of the MSA as well.

         The Philadelphia MSA is the nation's fourth largest metropolitan area in terms of total population. Based on 1990 census data, the population of the entire MSA was estimated at 5.0 million. The Pennsylvania counties included in the MSA had an estimated population of 3.7 million, which constitutes nearly one-third of Pennsylvania's total population. The Philadelphia area economy is typical of most large northeast and Midwest cities where the traditional manufacturing-based economy has diminished somewhat to be replaced with service sector growth. The growth in service employment in Philadelphia has enhanced the MSA's economic diversity, and employment in the market area today is derived from a number of different employment sectors.

         Over the past several decades, the Philadelphia MSA has become a major center for financial services, and Pennsylvania Savings competes with a number of very large financial institutions that are either headquartered or maintain offices in Philadelphia County. Some of the larger commercial banks operating in the MSA include Corestates Bank, with more than $20 billion in assets (headquartered in Philadelphia), First Union, Mellon Bank, and PNC Bank. Pennsylvania Savings also competes with a number of large thrifts who maintain branches in or are headquartered in Philadelphia County, including Commonwealth FSB, Firstrust SB, and Beneficial Mutual SB. Overall, the magnitude of the competition that Pennsylvania Savings faces is apparent when it is considered that as of June 30, 1996, there were over 44 commercial banks and 47 thrifts (including savings banks) who operated a total over 1,129 branches in Pennsylvania Savings' five county market area. These numbers do not include the large number of credit union competitors, nor do they account for the competition derived from mortgage banking companies, investment houses, mutual funds and other sources.

         Future growth opportunities for Pennsylvania Savings depend on several different growth indicators in the market area, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment. These factors have been briefly examined

RP Financial, LC.
Page 2.2


in the following pages to help determine the growth potential that exists for the Bank and the relative economic health of the Bank's market area. The growth potential and the stability provided by the market area have a direct bearing on the market value of the Bank, and will be factored into our valuation analysis accordingly.

National Economy

         Over the past year, national economic growth has been mixed. The third quarter of 1996 started with a continuation of second quarter trends, although mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996. However, much of the economic data released during July and August continued to indicate a fairly robust pace of economic growth. Such economic data included a stronger than expected increase in July durable goods orders, the consumer confidence index hitting a six year high and a decline in the August unemployment rate. Comparatively, for the balance of the third quarter, economic data, such as a decline in August durable goods orders and smaller than expected increases in August retail sales and consumer prices, suggested that the economy was cooling off. A slight increase in the September unemployment rate further signaled a slowing economy.

         Economic data released at the beginning of the fourth quarter generally confirmed that the national economy was slowing. October unemployment remained at 5.2 percent, although the number of new jobs being added to the economy was lower compared to job growth recorded during the late-spring and the summer. Third quarter GDP growth fell to a 2.2 percent annual rate, versus a comparative
4.7 percent rate in the second quarter. Wage data also indicated that inflation was under control, as wages remained flat for production and nonsupervisory workers in October, despite a $0.50 increase in the minimum wage rate that became effective on October 1, 1996. While the November unemployment rate climbed to 5.4 percent from 5.2 percent in October, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. However, most of the economic data released at the close of 1996, which included jobless claims rising to a five month high in November and a decline in November durable goods orders, suggested that the economy was sluggish and non-inflationary.

         While fourth quarter GDP growth came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), most of the economic data released during the beginning of the first quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a 1.9 percent decline in December durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people who entered the job force, and some

RP Financial, LC.
Page 2.3


markets have been experiencing labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, with most economic indicators posting month-to-month increases from January to February. Most notably, during February industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped 9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. The revised first quarter GDP growth rate, released in late May 1997, was an annual rate of 5.9 percent, far exceeding analysts' projections, and gave more evidence of the strong economy. The unemployment rate for April 1997 declined to 4.9 percent, also an indicator of a strong economy.

         More recent economic data released in the second quarter of 1997 indicates a continued expanding economy, as retail sales have increased modestly from the prior quarter's level, and business inventories have also increased, which added to the first quarter GDP growth figures. New home sales also remained steady based on the latest data available. Automobile sales for May increased from April levels, but remained below year-earlier levels. Overall, GDP growth for the second quarter of 1997 is estimated at 2.0 to 2.5 percent, a significant drop from the first quarter 1997 results.

         Consistent with recent economic activity, interest rate trends have been varied as well over the past year. In early-July 1996, the release of a strong June employment report had a more severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to 7.18 percent. After trending lower for a brief period during early- and mid-August, interest rates moved higher in late-August and early-September as inflation concerns were raised by the stronger than expected economic growth. The Federal Reserve's decision not to raise interest rates at its September and October 1996 meetings, along with economic data providing indications of a cooling economy, translated into a declining interest rate environment during late-September and through most of October. Interest rates continued to edge lower through November, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

RP Financial, LC.
Page 2.4


         With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March 1997.

         The Federal Reserve increased short-term interest rates by 0.25 percent in late-March 1997, which was followed by a sharp sell-off in the bond market. For the first time in six months, the rate on the 30-year benchmark bond moved above 7.0 percent. Inflation concerns pushed interest rates higher during the first half of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord. Throughout the end of April and the month of May 1997, interest rates continued to fluctuate in a moderately narrow range as various economic indicators showed various signs of growth and/or stability in the economy. The most recent revision to the inflation rate in May 1997 showed a 2.2 percent annual rate. Confidence in the nation's economy was relatively strong through August 1997, reflecting little signs of inflation, continued strong stock market performance and an overall positive business outlook, and as of mid-September 1997 one- and thirty-year U.S. Government bonds were yielding 5.46 percent and 6.38 percent, respectively (see Exhibit II-2 for historical interest rate information).

Market Area Demographics

         Exhibit II-3 includes detailed information regarding the demographic trends for Philadelphia County as well as the MSA aggregates from 1990 to 1997 and projected through 2002. Data for the Commonwealth of Pennsylvania is included for comparative purposes. The population trends in Philadelphia County are significantly less favorable than MSA averages, reflecting the urban flight typical of most Northeastern urban areas, whereby cities have been losing population to outlying suburban areas. This is true in Philadelphia as well, as the surrounding counties, all of which are more suburban than Philadelphia County, have experienced positive population growth over the past several years. Household growth trends in Philadelphia County have paralleled the population growth trends since 1990, exhibiting shrinkage in overall number of households versus positive growth for the MSA overall. In the near term future, the population and household growth trends in Philadelphia County and the MSA are forecasted to continue following the same trends that were experienced over the past several years. Pennsylvania Savings' historical market in south Philadelphia will likely provide limited growth opportunities due to a shrinking population base, but the broader Philadelphia MSA will most likely provide adequate lending and growth opportunities provided that the Bank can access such markets.

RP Financial, LC.
Page 2.5


         Income levels in the market area are highlighted by the median household income and per capita income data in Exhibit II-3 as well. Philadelphia County recorded below average income levels relative to the MSA as the area contains a number of blue collar communities close to the city, as well as a number of low income areas. There is a mix of high and low income residents in Philadelphia County, as jobs in the market area consist of a mixture of higher wage, more high tech industries as well as those in lower wage, unskilled manufacturing industries. Unfortunately, many of the workers in higher wage jobs live in the surrounding counties of the MSA and commute into the city to work. Accordingly, the residents of Philadelphia County are predominantly lower wage workers.

         In summary, the Bank's analysis of demographic trends in the primary market has shaped the overall lending and growth strategies of the Plan. The Plan contemplates continued service to the Bank's historical south Philadelphia communities, but also contemplates seeking growth through accessing all markets in the greater Philadelphia MSA through residential lending via the TransNational Mortgage Corporation subsidiary and commercial and consumer lending through the Bank and its other wholly owned subsidiaries. The broader Philadelphia MSA, including counties adjacent to Philadelphia County, is expected to provide the Bank with access to a healthier more economically diverse economy. Based on the demographics, it appears that the broader market area can support growth and lending opportunities into the future.

Local Economy

         Employment in Pennsylvania Savings' market area is derived from a broad base of employment sectors, including manufacturing, services, wholesale/retail trade, state and local government, transportation/utilities, FIRE (finance, insurance, and real estate), and others. Philadelphia's central location in the northeast corridor, its well-educated and skilled population base, infrastructure, and other factors have made Pennsylvania Savings' broader market area attractive to many large corporate employers. These include many Fortune 500 companies, including UNISYS, CIGNA, Bell Atlantic, Scott Paper, ALCO, Sun Co., and many others. There are also a number of Fortune 500 companies headquartered in the region surrounding the MSA, including E.I. DuPont, Bethlehem Steel, Union Pacific, Hercules, and others.

         Service employment has exhibited the most rapid growth over the last several decades, particularly in the health care industry, professional services, and business services. Wholesale/retail trade employment has also exhibited strong growth trends. Much of this non-manufacturing employment growth has taken place in suburban areas proximate to where such workers reside. Importantly, the growth in non-manufacturing employment has absorbed some of the loss in manufacturing employment that has occurred in the MSA. Although the number of manufacturing jobs has steadily declined in the market area, the MSA contains some

RP Financial, LC.
Page 2.6


of Pennsylvania's leading counties in terms of number of manufacturing employees. The largest manufacturing employers in Philadelphia include Sun Company, The Budd Company, and Rohm and Haas Co. Table 2.1 lists the top 10 Philadelphia County private sector employers, highlighting the major role of educations, health care and financial services to the Philadelphia County economy.

                                    Table 2.1
                            Pennsylvania Savings Bank
                       Major Philadelphia County Employers


                                                                                                Approximate
         Employer                                             Industry/Product                  of Employees
         --------                                             ----------------                  ------------
         University of Penn & Hosp. of Univ                   College Education/Medical            26,800
         Thomas Jefferson Univ.                               College Education                     7,500
         CoreStates Financial                                 Commercial Banking                    3,200
         Bell Atlantic-Pennsylvania Inc.                      Communication                         5,400
         Aramark, Inc.                                        Services/Distribution                 4,500
         Albert Einstein Healthcare                           Health Care                           3,900
         CIGNA Corporation                                    Insurance                             3,700
         Conrail, Inc.                                        Rail freight Transport                2,400
         PECO Energy Co.                                      Electric/Gas Provider                 2,100


         Source: Philadelphia County Chamber of Commerce.


         Due to the large number of employers with a national or multi-national scope of business in the MSA and Philadelphia County, the Philadelphia economy is exposed to national and global recessionary trends. This was reflected in the slow down in the economy that occurred as a result of the national recession in the early 1990s. Today, the unemployment rate has decreased somewhat with increased employment opportunities that have become available in the market area with the improvement in the national economy. Unemployment in the MSA has generally approximated state averages as displayed by the data in Table 2.2, although the MSA average has been skewed upward by the higher than average unemployment rate in Philadelphia County. The past concentration of the Bank's operations in Philadelphia County, the county with the highest unemployment in the MSA, was relatively unfavorable from the standpoint of supporting growth in its existing market -- underscoring the rationale for the Bank's plan to expand operations into the counties adjacent to Philadelphia County.

RP Financial, LC.
Page 2.7


                                    Table 2.2
                            Pennsylvania Savings Bank
                       Market Area Unemployment Trends(1)

                                        July 1996                July 1997
         Region                         Unemployment             Unemployment
         ------                         ------------             ------------

         Pennsylvania                      5.3%                      5.4%
         Philadelphia MSA                  5.5%                      5.3%
         Bucks County                      4.6%                      4.5%
         Chester County                    3.7%                      3.7%
         Delaware County                   4.9%                      4.9%
         Montgomery County                 3.9%                      3.9%
         Philadelphia County               7.1%                      7.0%

         (1) Data is not seasonally adjusted.
         Source: U.S. Bureau of Labor Statistics.

Competition

         Forecasts of increases in population, households and median household income should support deposit growth by financial institutions operating in the market area. Table 2.3 displays deposit trends for thrifts and commercial banks in the market area from 1994 to 1996. The data indicates that since 1994, deposit growth in Pennsylvania and Philadelphia, Delaware and Montgomery Counties has been negative for savings and loans. Commercial banks have experienced modest deposit growth statewide at a rate below the rate of interest credited. The slow deposit growth in Pennsylvania overall and in Philadelphia County can be attributed to the low interest rate environment that has prevailed over the past two years, whereby many depositors have pulled funds out of low yielding financial institution deposit accounts and reinvested them into higher yielding instruments, such as stocks or mutual funds. In addition to very slow or negative growth in the market overall for thrift deposits, the Bank faces significant competition from a multitude of large financial institutions offering their services in the Philadelphia market.

         Pennsylvania Savings has experienced positive deposit growth from 1994 to 1996 in contrast to the overall deposit shrinkage experienced by thrifts in Philadelphia County from 1994 to 1996. As a result, the Bank has increased its market share of thrift deposits in the County. Pennsylvania Savings' long history as a locally based financial institution with a community orientation, as well as the Bank's strong financial condition, focus on providing customers with a broad array of deposit and loan products, with an emphasis on customer convenience and service, should facilitate its efforts to compete with the many larger financial institutions operating in its market, particularly with the additional flexibility provided by the stock proceeds raised in the conversion.

                                    Table 2.3
                            Pennsylvania Savings Bank
                                 Deposit Summary

                                                                            As of June 30,
                                          -----------------------------------------------------------------------------
                                                          1994                                    1996
                                          -------------------------------------   -------------------------------------    Deposit
                                                           Market   Number of                       Market    No. of     Growth Rate
                                           Deposits        Share    Branches         Deposits       Share    Branches     1994-1996
                                          ----------       ------   ----------     ------------    -------   --------    -----------
                                                                   (Dollars In Thousands)                                    (%)
   State of Pennsylvania                $159,814,000       100.0%      4,472       $164,675,292     100.0%    4,476          1.5%
       Commercial Banks                  132,388,899        82.8%      3,685        137,758,314      83.7%    3,701          2.0%
       Savings and Loans                  27,425,101        17.2%        787         26,916,978      16.3%      775         -0.9%

    Philadelphia County                  $23,662,779       100.0%        361        $24,289,556     100.0%      343          1.3%
      Commercial Banks                    19,413,633        82.0%        270         20,587,006      84.8%      263          3.0%
      Savings and Loans                    4,249,146        18.0%         91          3,702,550      15.2%       80         -6.7%
        Pennsylvania SB (1)                   82,164         1.9%          5             95,957       2.6%        5          8.1%
        Pennsylvania SB (2)                                  0.3%                                     0.4%

    Delaware County                       $6,761,006       100.0%        172         $6,584,880     100.0%      170         -1.3%
      Commercial Banks                     5,132,662        75.9%        125          5,082,203      77.2%      123         -0.5%
      Savings and Loans                    1,628,344        24.1%         47          1,502,677      22.8%       47         -3.9%
        Pennsylvania SB (1)                                  0.0%                                     0.0%                     NA
        Pennsylvania SB (2)                                  0.0%                                     0.0%

    Bucks County                          $6,500,843       100.0%        200         $6,533,847     100.0%      194          0.3%
      Commercial Banks                     5,026,509        77.3%        156          4,949,749      75.8%      144         -0.8%
      Savings and Loans                    1,474,334        22.7%         44          1,584,098      24.2%       50          3.7%
        Pennsylvania SB (1)                                  0.0%                                     0.0%                     NA
        Pennsylvania SB (2)                                  0.0%                                     0.0%

    Montgomery County                    $11,950,231       100.0%        310        $11,627,943     100.0%      316         -1.4%
      Commercial Banks                     8,930,219        74.7%        231          8,844,530      76.1%      239         -0.5%
      Savings and Loans                    3,020,012        25.3%         79          2,783,413      23.9%       77         -4.0%
        Pennsylvania SB (1)                    7,366         0.2%          1              6,879       0.2%        1         -3.4%
        Pennsylvania SB (2)                                  0.1%                                     0.1%

    Chester County                        $4,013,025       100.0%        144         $4,150,054     100.0%      154          1.7%
      Commercial Banks                     3,167,853        78.9%        116          3,255,224      78.4%      121          1.4%
      Savings and Loans                      845,172        21.1%         28            894,830      21.6%       33          2.9%
        Pennsylvania SB (1)                                  0.0%                                     0.0%                     NA
        Pennsylvania SB (2)                                  0.0%                                     0.0%


 (1) Percent of S&L deposits.
 (2) Percent of total deposits.


 Source: FDIC; OTS.

                            III. PEER GROUP ANALYSIS


         This chapter presents an analysis of the Savings Bank's operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of the Savings Bank is provided by these institutions. Factors affecting the Savings Bank's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between the Savings Bank and the Peer Group, will then be used as a basis for the pro forma valuation of the Savings Bank's to-be-issued common stock.

Selection of Peer Group

         We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history. We have considered only "fully converted" institutions, i.e., no mutual holding company subsidiaries, because on a pro forma basis after the second step conversion Pennsylvania Savings will be a fully converted institution.

         From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of the Savings Bank. In the selection process, we applied two primary "screens" to the universe of all public companies:

o Screen #1. Mid-Atlantic institutions, with assets less than $250 million and equity-to-assets ratios greater than 12.0 percent. A total of eleven (11) companies met the criteria for Screen #1. Of these companies, we excluded from consideration the two mutual holding company subsidiaries (SKBO-First Carnegie MHC of PA and PHSB-Peoples Home SB of PA) because the pricing ratios of a mutual holding company subsidiary are not comparable to a fully converted institution. Of the remaining companies, we excluded the three recently completed conversions (AFED-AFSALA Bancorp, Inc., AFBC-Advance Financial Bancorp of WV and GOSB-GSB Financial Corp of NY) because they do not yet have a year of fully converted operations. We excluded TPNZ-Tappan Zee Financial, Inc. of NY because the most recent available financial data for this company is December 31, 1996. We included the remaining five (5) institutions in the Peer Group, including: HRBF-Harbor Federal Bancorp of MD, PEEK-Peekskill Financial Corp. of NY, PWBK-Pennwood Savings Bank of PA, SFED-SFS Bancorp of NY, and WHGB-WHG Bancshares of MD. Exhibit III-2 details the financial characteristics of all publicly-traded Mid-Atlantic institutions with less than $250 million in assets and equity-to-assets greater than 12 percent.

o Screen #2. Pennsylvania companies with assets less than $1 billion, equity-to-assets ratios in excess of 10 percent and excluding MHC subsidiaries. Eight (8) institutions met the selection criteria for Screen #2 (see Exhibit III-3), and five were included as part of Bank's Peer Group:
  GAF-GA Financial Corp. of PA, LARL-Laurel Capital Group of PA, PHFC-Pittsburgh Home Financial of PA, PRBC-Prestige Bancorp of PA, and THRD-TF Financial Corp. of PA. These institutions were selected because they all reported equity-to-assets ratios in excess of 10 percent, and small asset sizes, and four of the five reported return on equity (ROE) measures based on core earnings less than 10 percent which we consider to be comparable to the Company's ROE measures on a pro forma basis. The three companies in this screen that were not included in the Peer Group were either high ROE companies (i.e., over 10 percent on a core ROE basis) or companies operating in Western Pennsylvania in a market geographically removed from Philadelphia or, in the case of Pennwood Savings, were included in the Screen #1.

         Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Table 4.1 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and the Savings Bank, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Savings Bank and, thus, will provide a good basis for valuation. The following sections present a comparison of the Savings Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

         A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to the Savings Bank, is detailed below.

o GA Financial Corp of Pennsylvania. Selected based on its shared regional market in Pennsylvania, this Pittsburgh based institution has access to a large metropolitan area which provides ample growth opportunities to leverage its capital. GA Financial also operates as a residential lender with excess capital and a low ROE, all of which we considered to be comparable to Pennsylvania Savings.

o TF Financial Corp of Pennsylvania. TF Financial was selected for the Peer Group because of its shared market in the greater Philadelphia MSA, its residential lending emphasis, excess capital, moderate earnings and below market ROE on a core basis. All of these factors, including the shared market area in Philadelphia, qualified TF Financial as an appropriate Peer Group member.

o Pittsburgh Home Financial of Pennsylvania. Selected due to its shared regional Pennsylvania market area, Pittsburgh Home operates in the metropolitan Pittsburgh market, serving several older, blue collar communities in the same manner as Pennsylvania Savings' traditional markets. These shared market area characteristics, coupled with Pittsburgh Home's residential lending emphasis, relatively high equity-to-assets ratio and low ROE on a core basis, make this company an appropriate Peer Group member for the valuation.

RP FINANCIAL, L.C.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                                       Table 3.1
                                         Peer Group of Publicly-Traded Thrifts
                                                  October 14, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)


 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     750       13   12-31   03/96  19.00    152
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     641       14   06-30   07/94  21.37     87
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     256        6   09-30   04/96  19.25     38
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     216        9   03-31   08/94  22.00     37
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     212        6   06-30   02/87  24.75     36
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183        3   06-30   12/95  17.00     54
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     173        3   12-31   06/95  22.00     27
 PRBC   Prestige Bancorp of PA              OTC    Western PA         Thrift     136        0   12-31   06/96  17.62     16
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100        5   09-30   04/96  15.63     23
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      50        3   12-31   07/96  17.25     10



     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)

            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.

            (3) FDIC savings bank institution.

    Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

    Date of Last Update: 10/14/97

o Harbor Federal Bancorp of Maryland. Harbor Federal also shares several operating characteristics with Pennsylvania Savings: excess capital, an emphasis on residential mortgage lending and a below market ROE based on core earnings. Harbor Federal's market area in the greater Baltimore market also provides comparable growth opportunities as the markets of Pennsylvania Savings.


o Laurel Capital Group of Pennsylvania. Laurel Capital Group shares several operating characteristics with Pennsylvania Savings, excess capital, an emphasis on residential lending, and the same shared regional market in Pennsylvania.


o Peekskill Financial Corp of New York. Peekskill Financial has the highest equity-to-assets ratio of any of the Peer Group companies. Peekskill Financial was included in the Peer Group due to its residential lending emphasis, its shared regional market area in the Mid-Atlantic U.S. , and the comparability of its financial characteristics such as excess capital and a below market ROE on a core earnings basis.


o SFS Bancorp of Schenectady New York. Included in the Peer Group primarily based on its shared regional market in the Mid-Atlantic U.S., SFS Bancorp also operates with similar limited resources (only $173 million in assets), a strong capital position, moderate earnings, below market ROE on a core earnings basis, and a primary emphasis on residential real estate lending.


o Prestige Bancorp of Pennsylvania. Prestige Bancorp was included in the Peer Group because of its shared market in Pennsylvania, its relatively small asset size of $136 million, its strong capital position and moderate earnings. In addition, although not located immediately in Pittsburgh, Prestige Bancorp has access to the greater Pittsburgh market which provides growth opportunities similar to the metropolitan markets of Pennsylvania Savings.


o WHG Bancshares of Maryland. WHG Bancshares operates in the greater Baltimore market, which shares many growth and demographic characteristics with Pennsylvania Savings' markets. WHG was included in the Peer Group because of similar financial characteristics such as asset size ($100 million), strong capital and moderate earnings.


o Pennwood Savings Bank of Pennsylvania. Pennwood Savings is the smallest company included in the Peer Group with assets of just $50 million. Pennwood Savings was included in the Peer Group because of the similarities of market areas (Pennwood Savings operates in proximity to a metropolitan Pennsylvania market), strong capital levels, limited resources and moderate earnings levels measured by ROE based on core earnings.


         In aggregate, the Peer Group companies are more highly capitalized than the industry average (14.76 percent of assets versus 12.91 percent for the all SAIF average), generate moderately higher earnings as a percent of average assets (0.96 percent core ROAA versus 0.85 percent for the all SAIF average), and generate a lower ROE (6.43 percent core ROE versus 7.48 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio was lower than, and the core P/E multiple was higher than, the respective comparable SAIF averages (see Table 4.6 in Chapter IV for a summary pricing analysis). We reviewed this pricing differential with two conclusions: first, the lower P/B of the Peer Group is consistent with the Peer Group's higher equity-to-assets ratio and lower ROE relative to the all SAIF average and, second, the higher P/E multiple of the Peer

Group is consistent with the Peer Group's higher equity-to-assets ratio in which investors are willing to "pay up" relative to earnings for an overcapitalized company in anticipation of future leverage. In general, the companies selected for the Peer Group were fairly comparable to the Savings Bank, as will be highlighted in the following comparative analysis.

Financial Condition

         Table 3.2 shows comparative balance sheet measures for the Savings Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The ratios of both the Savings Bank and the Peer Group reflect balances as of June 30, 1997. The Savings Bank's stockholders' equity equal to 11.7 percent was below the Peer Group's average net worth ratio of 14.8 percent; however, with the addition of stock proceeds, the Savings Bank's pro forma capital position (consolidated with the holding company) can be expected to be comparable to or exceed the Peer Group's ratio. Intangibles equaled 0.0 percent of assets for Pennsylvania Savings while intangible assets were nominal for the Peer Group on average (0.2 percent of assets). Factoring in intangible assets, Pennsylvania Savings' tangible capital equaled 11.7 percent versus an average of 14.6 percent for the Peer Group. Both the Savings Bank's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Peer Group's ratios currently indicating slightly greater capital surpluses. On a pro forma basis, the Savings Bank's capital surpluses will be more comparable to or exceed the Peer Group's ratios.

         The interest-earning asset compositions for the Savings Bank and the Peer Group were broadly similar, with loans constituting a majority of interest-earning assets for the Savings Bank and the Peer Group. The Savings Bank's level of loans was slightly lower than the Peer Group's ratio (50.0 percent versus 58.8 percent for the Peer Group). Neither the Savings Bank nor the Peer Group had an especially high concentration of loans receivable relative to national averages for public companies. Accordingly, both the Savings Bank and the Peer Group maintained a sizeable component of the their respective balance sheets in cash, investments and MBS. Cash, investments and MBS in aggregate comprised 46.1 percent and 38.7 percent, respectively, of the Savings Bank's and Peer Group's balance sheets. The Savings Bank's cash and investments to assets ratio was significantly higher than the comparable ratio for the Peer Group (41.5 percent versus 22.5 percent for the Savings Bank) with a correspondingly lower concentration of MBS (4.6 percent for the Savings Bank versus 16.2 percent on average for the Peer Group). A more detailed analysis of the respective loan portfolios of Pennsylvania Savings and the Peer Group will be detailed in a following section and will show that: (1) both Pennsylvania Savings and the Peer Group are primarily mortgage lenders; and (2) Pennsylvania Savings has diversified its portfolio to a greater extent with commercial real estate and multi-family loans while conversely, the Peer Group's portfolio has been primarily concentrated on residential assets

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                                   Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                               As of June 30, 1997



                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Pennsylvania Savings Bank
-------------------------
  June 30, 1997                           41.5   50.0    4.6     84.0      2.4     0.0     11.7      0.0    11.7       0.0


SAIF-Insured Thrifts                      18.0   67.4   11.3     71.0     14.6     0.2     12.6      0.2    12.4       0.0
State of PA                               23.6   61.1   12.5     70.0     18.2     0.3      9.5      0.3     9.1       0.0
Comparable Group Average                  22.5   58.8   16.2     71.7     11.7     0.0     14.8      0.2    14.6       0.0
  Mid-Atlantic Companies                  22.5   58.8   16.2     71.7     11.7     0.0     14.8      0.2    14.6       0.0


Comparable Group
----------------

Mid-Atlantic Companies
----------------------
GAF   GA Financial Corp. of PA            30.6   37.3   30.3     61.2     22.5     0.0     15.2      0.2    15.0       0.0
HRBF  Harbor Federal Bancorp of MD        23.1   68.2    6.1     78.8      6.2     0.0     12.9      0.0    12.9       0.0
LARL  Laurel Capital Group of PA          22.5   69.1    6.8     82.6      5.2     0.0     10.0      0.0    10.0       0.0
PEEK  Peekskill Fin. Corp. of NY          20.1   24.9   53.9     72.5      0.0     0.0     25.7      0.0    25.7       0.0
PWBK  Pennwood SB of PA                   38.5   54.0    3.7     71.7      8.9     0.0     17.5      0.0    17.5       0.0
PHFC  Pittsburgh Home Fin. of PA          16.3   67.0   14.5     54.2     32.9     0.0     10.9      0.1    10.8       0.0
PRBC  Prestige Bancorp of PA              21.5   66.9    9.0     65.5     22.3     0.0     11.1      0.0    11.1       0.0
SFED  SFS Bancorp of Schenectady NY       14.7   71.8   10.9     85.6      0.0     0.0     12.5      0.0    12.5       0.0
THRD  TF Financial Corp. of PA            23.8   49.3   23.4     71.9     15.4     0.0     11.1      1.4     9.8       0.0
WHGB  WHG Bancshares of MD                13.5   79.3    2.9     73.3      4.0     0.0     20.7      0.0    20.7       0.0





                                             Balance Sheet Annual Growth Rates                          Regulatory Capital
                                     ------------------------------------------------------------    -------------------------
                                            Cash and   Loans           Borrows.   Net    Tng Net
                                    Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                    ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Pennsylvania Savings Bank
-------------------------
  June 30, 1997                       10.15     3.88    15.56      7.83       NM    5.12    5.12        13.97  13.97    26.40




SAIF-Insured Thrifts                  12.30     8.84    13.18      8.46    17.60    0.62   -0.13        10.98  11.04    22.95
State of PA                           17.17    21.55    13.63      8.53    32.05    3.27    2.15         8.15   9.70    19.26
Comparable Group Average              15.12    19.13    16.04      9.00     7.13   -6.67   -8.18        13.92  14.88    32.67
  Mid-Atlantic Companies              15.12    19.13    16.04      9.00     7.13   -6.67   -8.18        13.92  14.88    32.67


Comparable Group
----------------

Mid-Atlantic Companies
----------------------
GAF   GA Financial Corp. of PA        33.32    26.68    36.70      7.73       NM  -11.39  -12.32        13.10  13.10    37.00
HRBF  Harbor Federal Bancorp of MD     7.63    -5.00    12.97      5.78    58.82    0.42    0.42        11.61  11.61    25.51
LARL  Laurel Capital Group of PA       7.64    46.55     0.16      6.28    74.55    0.83    0.83           NM   9.91    20.61
PEEK  Peekskill Fin. Corp. of NY      -4.58   -13.84    -2.31      3.21  -100.00  -21.43  -21.43        24.87  24.87    96.81
PWBK  Pennwood SB of PA                6.57   -10.84    24.63     -4.06       NM      NM      NM           NM  17.46    34.37
PHFC  Pittsburgh Home Fin. of PA      39.27    38.05    39.51     20.79       NM   -7.96   -8.98           NM  24.02    10.60
PRBC  Prestige Bancorp of PA          32.27    78.36    24.24      7.58       NM   -1.07   -1.07        11.29  11.29    24.58
SFED  SFS Bancorp of Schenectady NY    5.16    -9.65     7.53      6.18       NM   -3.29   -3.29        12.45  12.45    24.21
THRD  TF Financial Corp. of PA        21.14    54.67    10.93     34.80    -4.84   -5.18  -16.82         9.00   9.00    20.80
WHGB  WHG Bancshares of MD             2.73   -13.72     6.01      1.71       NM  -11.00  -11.00        15.11  15.11    32.25


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

such as 1-4 family mortgage loans and MBS. Overall, the Savings Bank's interest-earning assets amounted to 96.1 percent of assets, which was below the comparable Peer Group ratio of 97.5 percent.

         The Savings Bank's funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition, with retail deposits constituting the major source of interest-bearing funds utilized by the Savings Bank and the Peer Group. The Savings Bank's deposits equaled 84.0 percent of assets, which was higher than the Peer Group average of 71.7 percent. Partially offsetting the Savings Bank's higher ratio of deposits was its lower level of borrowings, as indicated by borrowings-to-assets ratios of 2.4 percent and 11.7 percent for the Savings Bank and the Peer Group, respectively. Total interest-bearing liabilities maintained by the Savings Bank and the Peer Group, as a percent of assets, equaled 86.4 percent and 83.4 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position, a situation which will largely be addressed with the completion of the conversion of the mutual holding company and the second step stock offering.

         A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Savings Bank's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 111.2 percent and 117.1 percent. The additional capital realized from stock proceeds should serve to partially address the lower IEA/IBL ratio currently maintained by the Savings Bank, as the interest free capital realized in the Savings Bank's stock offering will be deployed into interest-earning assets.

         The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. The Savings Bank's growth rates are based on annual growth for the six (6) months ended June 30, 1997, while the Peer Group's growth rates are based on annual growth for the most recent twelve month period available. Asset growth rates of positive 10.2 percent and 15.1 percent were posted by the Savings Bank and the Peer Group, respectively. The Savings Bank's asset growth measures reflect that favorable loan growth was recorded during the period (positive growth rate of 15.6 percent), with funding for the loan portfolio being largely provided by growth in deposits (7.8 percent annual growth) and borrowings (borrowings more than doubled). The Peer Group's stronger asset growth was skewed upward by the strong growth posted by several Peer Group members that pursued aggressive leverage strategies during the recent year. The Peer Group's balance sheet growth matched or exceeded the Savings Bank's in virtually all measures including total assets, cash and investments (19.1 percent growth versus 3.9 percent for the Savings Bank), loans and MBS (16.0 percent growth versus 15.6 percent for the Savings Bank), and deposits (9.0 percent growth versus 7.8 percent for the Savings Bank). Despite recording a lower return on average assets ratio, the Savings Bank posted a stronger capital growth rate than the Peer Group (positive 5.1 percent versus negative 6.7 percent for the Peer Group). Higher dividend payments and stock repurchases (the Peer Group is comprised of full stock companies), as well as possible negative SFAS 115 adjustments, were likely factors that accounted for the Peer Group's negative capital growth rate. Following the increase in capital realized from conversion proceeds, the Savings Bank's capital growth rate will be depressed by
(1) a higher pro forma capital position and comparatively lower marginal returns, (2) dividends which will be paid on all outstanding shares, and (3) potentially stock repurchases.

Income and Expense Components

         The Savings Bank and the Peer Group reported net income to average assets ratios of 0.02 percent and 0.67 percent, respectively, based on earnings for the twelve months ended June 30, 1997 (see Table 3.3). Both the Savings Bank's and most of the Peer Group's earnings were depressed by the one time assessment to recapitalize the SAIF, which is shown as a non-operating item under net gains in Table 3.3. The Savings Bank's earnings were characterized by a healthy level of net interest income, a favorable level of earnings diversification (i.e., healthy level of non-interest operating income) and significantly higher than normal operating expenses. Notwithstanding these differences, both the Savings Bank's and the Peer Group's income statements reflected those of "traditional" thrift, relying on net interest income and operating expenses as the primary determinate of profitability.

         Net interest income was the primary component of the Savings Bank's and the Peer Group's earnings. Pennsylvania Savings' net interest income was slightly less favorable than the net interest income recorded by the Peer Group (3.43 percent of average assets for Pennsylvania Savings versus 3.51 percent for the Peer Group). The unfavorable net interest income was recorded primarily because of the Savings Bank's lower capital level and greater concentration of (lower yielding) cash and investments. Pennsylvania Savings' interest income as a percent of assets was slightly lower than the Peer Group average (7.02 percent of average assets versus 7.22 percent for the Peer Group), and the Savings Bank's ratio of interest expense to assets was moderately lower (3.59 percent of average assets versus 3.70 percent for the Peer Group). As shown in the yield-cost section of Table 3.3, Pennsylvania Savings' yield on interest-earning assets was slightly less favorable than the Peer Group's (7.38 percent and 7.44 percent, respectively), a result of the Savings Bank's concentration of cash and investments. The Savings Bank operated with a moderately more favorable cost of funds (4.38 percent versus 4.51 percent for the Peer Group), which was related to the large portfolio of passbook savings accounts and the Savings Bank's smaller reliance on borrowings relative to the Peer Group. The benefits of the Savings Bank's slightly wider yield-cost spread, however, were reduced by its greater reliance on interest-bearing liabilities for funding. This is a direct result of the Savings Bank's lower capital.

         The establishment of loss provisions had a comparable effect on the Savings Bank's earnings, representing 0.11 percent of average assets versus 0.06 percent for the Peer Group. These measures are lower

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                    Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1997


                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
Pennsylvania Savings Bank
-------------------------
  June 30, 1997                              0.02    7.02    3.59   3.43   0.11    3.32    0.00   0.00    0.91     0.91




SAIF-Insured Thrifts                         0.66    7.38    4.09   3.29   0.14    3.16    0.12   0.01    0.30     0.42
State of PA                                  0.67    7.26    4.04   3.22   0.14    3.09    0.08  -0.01    0.22     0.29
Comparable Group Average                     0.67    7.22    3.70   3.51   0.06    3.45    0.04  -0.01    0.17     0.19
  Mid-Atlantic Companies                     0.67    7.22    3.70   3.51   0.06    3.45    0.04  -0.01    0.17     0.19


Comparable Group
----------------

Mid-Atlantic Companies
----------------------
GAF   GA Financial Corp. of PA               0.99    7.21    3.34   3.87   0.05    3.82    0.00   0.00    0.27     0.27
HRBF  Harbor Federal Bancorp of MD           0.46    7.39    4.49   2.90   0.03    2.87    0.03   0.00    0.07     0.10
LARL  Laurel Capital Group of PA             1.14    7.51    3.77   3.73   0.01    3.72    0.03   0.02    0.26     0.30
PEEK  Peekskill Fin. Corp. of NY             0.97    6.61    2.92   3.70   0.08    3.62    0.06   0.00    0.07     0.13
PWBK  Pennwood SB of PA                      0.69    7.80    3.53   4.27   0.06    4.20    0.00  -0.13    0.23     0.10
PHFC  Pittsburgh Home Fin. of PA             0.62    7.56    4.39   3.17   0.16    3.01    0.00  -0.01    0.18     0.17
PRBC  Prestige Bancorp of PA                 0.37    6.86    3.66   3.20   0.06    3.14    0.00   0.00    0.27     0.27
SFED  SFS Bancorp of Schenectady NY          0.44    7.15    3.75   3.40   0.07    3.33    0.09   0.01    0.13     0.23
THRD  TF Financial Corp. of PA               0.55    6.91    3.80   3.12   0.07    3.05    0.10   0.00    0.10     0.20
WHGB  WHG Bancshares of MD                   0.51    7.16    3.38   3.78   0.06    3.72    0.03   0.00    0.10     0.13



                                             G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                           ----------------   --------------     -------------------------
                                                                                                                 MEMO:     MEMO:
                                              G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                            Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                            ------- -------   ------- -------     --------- -------- ------ ----------  --------
Pennsylvania Savings Bank
-------------------------
  June 30, 1997                               3.50    0.00      -0.60   0.00        7.38      4.38     3.00     2,486      34.00




SAIF-Insured Thrifts                          2.22    0.02      -0.32   0.00        7.41      4.65     2.76     4,458      36.94
State of PA                                   2.00    0.04      -0.35   0.00        7.53      4.60     2.93     4,437      33.07
Comparable Group Average                      2.17    0.01      -0.44   0.00        7.44      4.51     2.93     4,320      34.09
  Mid-Atlantic Companies                      2.17    0.01      -0.44   0.00        7.44      4.51     2.93     4,320      34.09


Comparable Group
----------------

Mid-Atlantic Companies
----------------------
GAF   GA Financial Corp. of PA                2.29    0.01      -0.42   0.00        7.52      4.19     3.33     3,712      45.05
HRBF  Harbor Federal Bancorp of MD            1.84    0.00      -0.38   0.00        7.64      5.26     2.38     4,508      38.61
LARL  Laurel Capital Group of PA              1.77    0.00      -0.46   0.00        7.67      4.33     3.34     4,240      36.68
PEEK  Peekskill Fin. Corp. of NY              1.78    0.00      -0.47   0.00        6.68      4.16     2.52     7,302      34.56
PWBK  Pennwood SB of PA                       2.69    0.00      -0.66   0.00        8.14      4.46     3.67     4,544      28.23
PHFC  Pittsburgh Home Fin. of PA              1.94    0.01      -0.27   0.00        7.73      5.19     2.55     4,418      35.35
PRBC  Prestige Bancorp of PA                  2.41    0.00      -0.43   0.00        7.07      4.26     2.81     4,113      36.34
SFED  SFS Bancorp of Schenectady NY           2.56    0.00      -0.53   0.00        7.33      4.40     2.93     2,701       5.24
THRD  TF Financial Corp. of PA                1.94    0.12      -0.29   0.00        7.14      4.37     2.78     4,081      39.72
WHGB  WHG Bancshares of MD                    2.45    0.00      -0.52   0.00        7.49      4.47     3.01     3,580      41.15



Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

than industry averages, but were not considered unusual. Neither the Savings Bank nor the Peer Group's earnings were unduly affected by loan loss provisions, and the differences in loan loss provisions was not considered material to the valuation.

         Non-interest income made a larger contribution to the Savings Bank's earnings relative to the Peer Group's (0.91 percent of average assets versus
0.19 percent for the Peer Group). The Savings Bank's measure is higher than the industry average, and indicates that Pennsylvania Savings operates with greater than average diversification of operations. Non-interest income for the Savings Bank and the Peer Group is primarily comprised of deposit fee income, service charges, including late charges on loans, subsidiary income, income (losses) from real estate operations, and other miscellaneous fee revenues. The Savings Bank's greater level of non-interest income is related to its mortgage banking activity, rental income and several consumer finance activities. For valuation purposes, the stability of Pennsylvania Savings' non-interest income was considered to be substantially equivalent between the Savings Bank and the Peer Group.

         Pennsylvania Savings' operating expense ratio was significantly higher than the Peer Group ratio (3.50 percent of average assets versus 2.17 percent for the Peer Group). The reasons for the higher operating expenses include a relatively high number of branch offices for an institution with $124 million in assets, a lower assets per employee ratio for Pennsylvania Savings versus the Peer Group ($2.4 million in assets per employee versus $4.3 million average for the Peer Group), the recent costs of relocating the main office to Center City and the up-front costs of improving the Savings Bank's lending and operational infrastructure, and an operating strategy that includes several high cost services such as a deposit base concentrated in passbook accounts, mortgage banking, commercial lending, construction lending and consumer lending. When viewed together, net interest income, non-interest income and operating expenses provide an insight into an institution's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets. In this regard, as measured by their expense coverage spreads (the amount by which net interest income and non-interest income exceeds operating expenses), Pennsylvania Savings and the Peer Group both have favorable recurring earnings potential. An expense coverage spread of greater than -0- indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income. Pennsylvania Savings' expense coverage spread of 0.84 percent of average assets was less favorable than the Peer Group's spread of 1.53 percent of average assets. Although the Savings Bank's net interest income is expected to increase as a result of the conversion (reinvestment income), operating expenses related to operating as a stock company and increasing its lending activities are likely to offset any increase in net interest income.

         Net non-operating losses of 0.60 percent for the Savings Bank compared less favorably to the Peer Group's measure of 0.44 percent of net losses. Both the Savings Bank and all Peer Group companies incurred a one-time special assessment to recapitalize the SAIF, which is reflected in the trailing twelve month period. The valuation analysis, included in the following section, will adjust for the non-recurring nature of these items. Specifically, the historical earnings base utilized in the valuation will be adjusted to an estimated core earnings figure net of these non-operating items, eliminating their impact from the valuation analysis.

 Loan Composition

         Table 3.4 presents data related to the loan composition of Pennsylvania Savings and the Peer Group. An emphasis on low risk residential lending was apparent in both the Savings Bank's and the Peer Group's loan compositions, with 1-4 family permanent mortgage loans and MBS accounting for 79.1 percent and 88.6 percent of Pennsylvania Savings' and the Peer Group's total loan and MBS portfolios, respectively. Both the Savings Bank and the Peer Group are primarily portfolio lenders, with the Peer Group reporting a moderate level of loans serviced for others (the only Peer Group member that reported a significant portfolio of loans serviced for others relative to total assets was TF Financial Corp. Pennsylvania Savings maintained a lower concentration of residential MBS than the Peer Group, while the Peer Group maintained a lower concentration of 1-4 family residential loans than the Savings Bank.

         The patterns of lending diversification for Pennsylvania Savings and the Peer Group were comparable, as multi-family and commercial real estate loans were the primary areas of lending diversification for both Pennsylvania Savings and the Peer Group (15.3 percent of loans and MBS for Pennsylvania Savings versus 4.0 percent for the Peer Group). The remaining diversification for the Peer Group was comprised of commercial business loans, construction loans and consumer loans. The remaining diversification for the Savings Bank was comprised of construction loans, consumer loans and commercial business loans. Overall, the Savings Bank's loan portfolio composition reflected slightly greater diversification into higher yielding and higher risk types of loans.

         Taking into account the entire balance sheet composition, including cash and investments and the concentration of MBS in the portfolio, as indicated by the risk weighted assets ratio in Table 3.4 (i.e., the "RWA/Assets" column), the benefits of Pennsylvania Savings' residential loan portfolio and the high concentration of cash and investments offset the higher risk nature of the Savings Bank's loan diversification, resulting in a substantially comparable risk-weighting in total assets for Pennsylvania Savings relative to the Peer Group (risk-weighted assets measured 45.2 percent of total assets for Pennsylvania Savings versus 44.9 percent for the Peer Group). Overall, notwithstanding these moderate differences, the high concentration of 1-

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                   Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                               As of June 30, 1997

                                                Portfolio Composition as a Percent of MBS and Loans
                                             ---------------------------------------------------------
                                                         1-4     Constr.   5+Unit    Commerc.             RWA/
Institution                                    MBS     Family    & Land    Comm RE   Business  Consumer  Assets
-----------                                  ------    ------    ------    ------    ------    --------  ------
                                               (%)       (%)       (%)       (%)       (%)        (%)      (%)
Pennsylvania Savings Bank                       8.43     70.64      3.14     15.32      1.75      1.80     45.17



SAIF-Insured Thrifts                           15.11     61.77      5.27     11.76      6.53      1.69     52.06
State of PA                                    17.01     64.93      4.27      6.12      7.13      1.90     48.64
Comparable Group Average                       22.29     66.28      3.59      4.03      4.36      0.57     44.85


Comparable Group
----------------


GAF   GA Financial Corp. of PA                 43.29     43.72      0.98      3.02      9.59      0.05     34.98
HRBF  Harbor Federal Bancorp of MD             10.75     73.83     10.77      5.81      0.82      2.14     45.86
LARL  Laurel Capital Group of PA                6.57     72.33      1.32      5.85     13.92      0.00     50.76
PEEK  Peekskill Fin. Corp. of NY               70.63     28.19      0.49      0.45      0.47      0.00     25.62
PWBK  Pennwood SB of PA                         8.26     71.53      6.33     11.34      4.37      0.00     52.43
PHFC  Pittsburgh Home Fin. of PA               14.84     74.42      7.18      1.61      0.60      1.35     46.56
PRBC  Prestige Bancorp of PA                   16.08     77.01      0.85      0.61      5.05      0.88     47.05
SFED  SFS Bancorp of Schenectady NY            15.34     80.21      0.25      3.65      0.42      0.00     53.13
THRD  TF Financial Corp. of PA                 33.40     56.50      2.65      3.83      3.37      1.29     44.63
WHGB  WHG Bancshares of MD                      3.72     85.03      5.09      4.11      4.97      0.00     47.46






                                           Serviced       Servicing
Institution                                For Others     Assets
-----------                                ----------     ------
                                               ($000)     ($000)
Pennsylvania Savings Bank                           0          0



SAIF-Insured Thrifts                          392,306      2,656
State of PA                                   202,048        999
Comparable Group Average                        8,523         67


Comparable Group
----------------


GAF   GA Financial Corp. of PA                      0          0
HRBF  Harbor Federal Bancorp of MD                355          0
LARL  Laurel Capital Group of PA                1,229          0
PEEK  Peekskill Fin. Corp. of NY                    0          0
PWBK  Pennwood SB of PA                           149          0
PHFC  Pittsburgh Home Fin. of PA                    0          0
PRBC  Prestige Bancorp of PA                        0          0
SFED  SFS Bancorp of Schenectady NY             3,841          0
THRD  TF Financial Corp. of PA                 79,657        669
WHGB  WHG Bancshares of MD                          0          0


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

4 family mortgages and MBS maintained by the Savings Bank and the Peer Group tended to minimize the overall credit risk of their respective lending activities.


Credit Risk

         Table 3.5 reflects the relative levels of credit risk exposure for the Savings Bank and the Peer Group, in terms of NPAs as a percent of total assets and valuation allowances maintained as a percent of NPAs. In substantially all measures, the asset quality measures of the Savings Bank are less favorable than those reported by the Peer Group. For example, the level of non-performing assets posted by Pennsylvania Savings was greater than the level reported by the Peer Group (NPAs and 90+ delinquencies of 2.70 percent of assets versus 0.59 percent for the Peer Group). The Savings Bank reported a lower level of loan loss reserves as a percent of total loans (0.33 percent of loans for the Savings Bank versus reserves of 0.70 percent for the Peer Group). And finally, the Savings Bank reported a substantially less favorable level of loan loss reserves as a percent of NPAs and 90+ delinquencies (reserves of 6.18 percent of NPAs and 90+ delinquencies versus 123.84 percent for the Peer Group). The Savings Bank recorded a higher level of chargeoffs during the trailing twelve month period covered in Table 3.5. Notwithstanding the generally favorable credit history experienced by the Savings Bank in recent years, the less favorable asset quality measures reported by Pennsylvania Savings' versus the Peer Group represent an unfavorable comparison in terms of overall credit quality of the Savings Bank's balance sheet.


Interest Rate Risk

         Table 3.6 reflects the relative interest rate risk exposure of Pennsylvania Savings and the Peer Group companies. The data indicates cumulative one year gap to assets ratios of negative 8.3 percent and negative 4.2 percent for Pennsylvania Savings and the Peer Group, respectively. Since not all of the Peer Group members reported gap measures, and since each institution utilizes difference prepayment/decay rate assumptions for calculating its gap measures, the significance of the comparable gap analysis was diminished. Based on available data, the Savings Bank's gap measure was less favorable than the Peer Group on average. The negative gap measure would serve to depress net interest income in a rising interest rate environment.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                    Table 3.5
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
                As of June 30, 1997 or Most Recent Date Available

                                                       NPAs &                                   Rsrves/
                                               REO/    90+Del/     NPLs/   Rsrves/    Rsrves/    NPAs &   Net Loan     NLCs/
Institution                                   Assets   Assets     Loans    Loans       NPLs     90+Del    Chargoffs    Loans
-----------                                  -------   ------     ------   -------    -------   -------   ---------    -----
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)       (%)
Pennsylvania Savings Bank                       0.38     2.70      4.63      0.33      14.61       6.18       133       0.21



SAIF-Insured Thrifts                            0.28     0.79      0.85      0.81     176.09     131.36       398       0.16
State of PA                                     0.25     0.77      0.76      0.97     190.18     129.52       254       0.19
Comparable Group Average                        0.05     0.59      0.85      0.70     133.98     123.84        30       0.06


Comparable Group
----------------


GAF   GA Financial Corp. of PA                  0.00     0.12      0.32      0.43     132.49     132.49         6      -0.02
HRBF  Harbor Federal Bancorp of MD              0.00     0.05      0.07      0.28     379.63     379.63         0       0.00
LARL  Laurel Capital Group of PA                0.00     0.43      0.62      1.31     212.35     212.35       181      -0.01
PEEK  Peekskill Fin. Corp. of NY                0.12     1.22      2.33      1.35      57.97      27.98         0       0.00
PWBK  Pennwood SB of PA                         0.07     0.98      1.00      1.03     103.30      57.43        37       0.59
PHFC  Pittsburgh Home Fin. of PA                0.20     1.60      2.07      0.76      36.82      32.18        40       0.10
PRBC  Prestige Bancorp of PA                    0.01     0.30      0.44      0.38      87.47      85.33         0       0.00
SFED  SFS Bancorp of Schenectady NY             0.05     0.73      0.87      0.57      66.24      57.17        34      -0.04
THRD  TF Financial Corp. of PA                  0.03     0.33      0.61      0.62     102.59      92.84         2       0.00
WHGB  WHG Bancshares of MD                      0.00     0.15      0.18      0.29     160.96     160.96         0       0.00

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    Table 3.6
                            Pennsylvania Savings Bank
                       Comparative Interest Rate Measures

                                                                  Non-Earn.        One
                                     Equity/         IEA/          Assets/         Year
Institution                          Assets          IBL           Assets          GAP
-----------                         -------         ----         ---------        ----
                                       (%)           (%)           (%)            (%)
Pennsylvania Savings Bank              11.7         111.2            3.9          -8.3

Peer Group Average                     14.6         117.1            2.6          -4.2

Comparable Group
GA Financial Corp of PA                15.0         117.4            1.8         -13.4
Harbor Federal Bancorp of MD           12.9         114.6            2.5            na
Laurel Capital Group of PA             10.0         112.1            1.6          -5.6
Peekskill Fin Corp of NY               25.7         136.4            1.1            na
Pennwood SB of PA                      17.5         119.3            3.8           4.0
Pittsburgh Home Fin of PA              10.8         112.4            2.2           3.0
Prestige Bancorp of PA                 11.1         110.9            2.6         -19.6
SFS Bancorp of Schenectady NY          12.5         113.8            2.6            na
TF Financial Corp of PA                 9.8         110.5            3.6           6.3
WHG Bancshares of MD                   20.7         123.9            4.3            na



         With regard to the other measures, the Savings Bank's interest rate risk appears slightly less attractive than the Peer Group. Pennsylvania Savings operated with a lower level of interest-free capital than the Peer Group, which was a key factor in the lower IEA/IBL ratio maintained by the Savings Bank relative to the Peer Group's ratio (111.2 percent versus 117.1 percent for the Peer Group). The Savings Bank's lower capital and IEA/IBL ratios both indicate that increases in funding costs should generally have a more detrimental impact on Pennsylvania Savings' net interest margin than the average net interest margin of the Peer Group companies. However, the Savings Bank's capital ratio and IEA/IBL ratio will increase on a post conversion basis. The Savings Bank maintained a greater level of non-interest earning assets than the Peer Group, indicating a slight disadvantage from fewer assets repricing upward in response to higher interest rates. Overall, on a pro forma basis, after considering current earnings and capital ratios, we believe that Pennsylvania Savings operates with a comparable degree of risk versus the Peer Group in terms of interest rate risk, and both Pennsylvania Savings and the Peer Group have limited interest rate risk in their earnings.

Summary

         Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of the Savings Bank. Such general characteristics as regional market area, asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

                             IV. VALUATION ANALYSIS


Introduction

         This chapter presents the valuation analysis, consistent with current valuation methodology promulgated by the OTS, and key valuation factors and assumptions considered in estimating pro forma market value of the common stock to be issued in conjunction with the conversion of the MHC. The MHC is converting to a Pennsylvania stock corporation pursuant to the Plan. The valuation has been prepared utilizing the same general pro forma valuation methodology that has been used in the valuation of standard conversions since 1983. The pro forma valuation methodology has been modified to reflect the unique characteristics of the conversion of the MHC, specifically the fact that the MHC will be selling only a partial ownership interest in the Conversion Offerings, instead of a 100 percent ownership interest as would be the case in a standard conversion.

Appraisal Guidelines

         The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology included: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a pro forma valuation analysis of the subject company based on the market pricing of the peer group as of the date of valuation. The amended valuation guidelines also limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

         RP Financial's valuation analysis complies with the October 1983 OTS appraisal guidelines as revised on October 21, 1994, incorporating a "fundamental analysis" relative to the Peer Group and a "technical analysis" of final conversion pricing and trading levels of recently completed conversions (given the emphasis of limiting after-market appreciation). It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

         The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Savings Bank's operations and financial condition; (2) monitor the Savings Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

         The appraised value determined herein is based on the current market and operating environment for the Savings Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all thrift stocks, including Pennsylvania Savings, or Pennsylvania Savings' value alone. To the extent a change in factors impacting the Savings Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.

Valuation Analysis

         A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Savings Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Savings Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, including second step conversions, to assess the impact on value of Pennsylvania Savings coming to market at this time.


1.       Financial Condition

         The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Savings Bank's financial strength can be summarized as follows:

         o Overall Asset/Liability Composition. Residential assets, including 1-4 family permanent mortgage loans and MBS, funded by retail deposits were the primary components of both Pennsylvania Savings' and the Peer Group's balance sheet. The Savings Bank maintains a significantly larger portfolio of cash and investments, which would generally serve to reduce overall credit risk in the Savings Bank relative to the Peer Group (see "Credit Quality" discussion below), and the Savings Bank's loan portfolio is slightly more diversified into commercial real estate and multi-family loans (i.e., greater concentration of non-residential assets) than the Peer Group's average balance sheet. Notwithstanding the differences in the major balance sheet categories, both the Savings Bank's and the Peer Group's balance sheets were reflective of a traditional thrift, with a high concentration of portfolio loans. Accordingly, the overall A/L composition was considered comparable for valuation purposes.

         o Credit Quality. The Savings Bank recorded significantly less favorable credit quality measures relative to the Peer Group in terms of NPAs and 90+ delinquencies to assets (2.70 percent of assets versus 0.59 percent for the Peer Group) and in less favorable reserve coverage ratios than the Peer Group (6.18 percent reserve coverage of NPAs and 90+ delinquencies versus 123.84 percent of NPAs and 90+ delinquencies for the Peer Group). Although these weaknesses are offset somewhat by the Savings Bank's greater concentration of cash and investments, Pennsylvania Savings operates with less favorable credit quality measures than the Peer Group. The Savings Bank's lower credit quality was considered in the valuation analysis.

         o Balance Sheet Liquidity. The Savings Bank operated with a significantly higher balance of cash and investment securities than the Peer Group (41.5 percent of assets versus 22.5 percent for the Peer Group). Additionally, both Pennsylvania Savings and the Peer Group appear to have adequate borrowing capacity (which could be used in an emergency to cover liquidity shortfalls). Notwithstanding that both the Savings Bank and the Peer Group maintain adequate liquidity, we concluded that the Savings Bank's greater level of liquid assets results in more favorable balance sheet liquidity characteristics than the Peer Group.

         o Funding Liabilities. The Savings Bank and the Peer Group rely to a comparable extent on deposits as the primary interest-bearing source of funds. The Peer Group utilizes a moderate amount of borrowings as a supplemental funding source, while the Savings Bank's deposit base was considered more attractive in light of its lower interest costs and greater concentration of passbook accounts. For purposes of valuation, RP Financial concluded that Pennsylvania Savings' funding liability composition was more favorable than that of the Peer Group.

         o Tangible Capital. The Savings Bank operates with a lower pre-conversion tangible capital level than the Peer Group, 11.7 percent of assets versus 14.6 percent, respectively. This disadvantage will be substantially addressed as a result of the stock offering and no valuation adjustments were warranted for the Savings Bank's tangible capital level.

         The Savings Bank and the Peer Group exhibited comparable asset-liability composition, and on a pro forma basis the Savings Bank's tangible capital should be comparable to or exceed that of the Peer Group. Notwithstanding these similarities, the Savings Bank has significantly less favorable credit quality measures in terms of NPAs and reserve coverage. This disadvantage is offset somewhat by the Savings Bank's greater balance sheet liquidity and more favorable funding liability composition. Overall, we concluded that a moderate downward valuation adjustment is warranted for financial condition.

2.       Profitability, Growth and Viability of Earnings

         Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Pennsylvania Savings and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective core earnings. The specific factors considered in the valuation include:

         o Reported Earnings. The Savings Bank recorded lower earnings on a ROAA basis (0.02 percent of average assets versus 0.67 percent for the Peer Group). Although the difference will be reduced somewhat by reinvestment of the net proceeds of the conversion, Pennsylvania Savings' earnings disadvantage is structural, not dependent upon non-recurring items, and the lower level of reported earnings is therefore a disadvantage relative to the Peer Group.

         o Core Earnings. The Savings Bank's comparable net interest income (3.43 percent of average assets versus 3.51 percent for the Peer Group) and advantage in non-interest income (0.91 percent of average assets versus 0.19 percent) is offset by significantly higher operating expenses (3.50 percent for the Savings Bank versus 2.17 percent for the Peer Group), resulting in a lower expense coverage spread of 0.84 percent of average assets for Pennsylvania Savings versus 1.53 percent for the Peer Group. We would expect this disadvantage to be offset somewhat by the reinvestment of the conversion proceeds and the increased interest income resulting from the Savings Bank's lending activities in future periods, but the Savings Bank is currently at a disadvantage in core earnings.

         o Interest Rate Risk. The Savings Bank operates with a slightly greater level of interest rate risk relative to the Peer Group. The Savings Bank's one year asset-liability gap ratio of negative 8.3 percent was less favorable than the comparable measure for the Peer Group of negative 4.2 percent. Other measures of interest rate risk, such as capital ratios, the IEA/IBL ratio and the level of non-interest earning assets to total assets are at a slight disadvantage relative to the Peer Group, although such disadvantage will be offset somewhat by the impact of the conversion. RP Financial concluded that, on a pro forma basis, Pennsylvania Savings' earnings will be exposed to a comparable extent to fluctuating interest rates.

         o Credit Quality. The Savings Bank recorded less favorable levels of NPAs versus the Peer Group and lower reserve coverage ratios (i.e., reserves as a multiple of NPAs and NPLs). For these reasons, RP Financial concluded that Pennsylvania Savings' earnings are more exposed to future credit losses than the Peer Group.

         o Earnings Growth Potential. First, the Savings Bank maintains a greater level of liquid cash and investments than the Peer Group. We considered the Savings Bank's higher balance sheet liquidity to be an advantage relative to the Peer Group in terms of earnings growth potential, because the Savings Bank has more liquid funds that could be deployed into higher current yielding investments (the Peer Group on average does not have the balance sheet liquidity to take advantage of current high interest rates to increase its earnings). Second, we expect that the net proceeds of the stock conversion will enhance the advantage in earnings growth potential discussed above. Third, although the Savings Bank's traditional market area in south Philadelphia provides limited opportunities locally to pursue asset growth, the Savings Bank's business plan incorporates growth by greatly expanding mortgage banking operations in the Philadelphia MSA and gaining greater access to the faster growth markets in the suburbs. (The Savings Bank is currently in the process of implementing these strategies.) On balance, we concluded that the Savings Bank's earnings growth potential is more favorable than that of the Peer Group, based on the Savings Bank's greater level of cash and investments and the potential to access the surrounding markets to pursue growth.

         Overall, RP Financial concluded that Pennsylvania Savings' disadvantage in core earnings strength was compounded by the Savings Bank's less favorable credit quality measures. These disadvantages are offset by the greater earnings growth potential of Pennsylvania Savings. Overall, these factors caused RP Financial to conclude that a slight downward adjustment was warranted for profitability, growth and viability of earnings.


3.       Asset Growth

         The Savings Bank's historical recent asset growth has been driven by the relocation of the main office to Center City and by stepped up lending activity consistent with the community bank strategy. Although recent growth trends are less favorable than those of the Peer Group companies, on average, the Savings Bank has adopted a business plan that contemplates continued future growth with such growth derived from increasing the Savings Bank's mortgage banking activities in the suburbs and eventually branching into markets adjacent to south Philadelphia. We do not have access to comparable future plans of the Peer Group companies, i.e. growth projections, but have concluded based on our judgment and experience that the Savings Bank's future plans (and its ability to access a large and healthy market like the Philadelphia MSA) warrant a slight upward adjustment to the valuation for purposes of asset growth.


4.       Primary Market Area

         The general condition of a financial institution's primary market area has a significant impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market. Pennsylvania Savings' primary market area in the Philadelphia metropolitan area is a large diversified market, with a broad distribution of employers and industries. Based on its size and diversity, the Savings Bank's primary market can be expected to continue to provide adequate opportunities for retail deposit gathering and lending at the Savings Bank's current level, as well as support any growth strategy adopted on a post-conversion basis.

         The primary market served by Pennsylvania Savings, the Philadelphia MSA is larger than all of the Peer Group companies (see Table 4.1) in terms of total population, implying more favorable opportunities for deposit and lending growth for Pennsylvania Savings, on average. Although historical and projected population growth is lower for the Savings Bank's primary market area in Philadelphia County

                                    Table 4.1
                   Peer Group Market Area Comparative Analysis



                                                                 Population            Proj.
                                                             ------------------        Pop.      1990-97   1997-2002     Median
Institution                          County                  1990          1997        2002     % Change   % Change        Age
-----------                          ------                  ----          ----        ----     --------   ---------     ------
                                                             (000)        (000)
GA Financial Corp. of PA             Allegheny                 1,336       1286       1,252      -3.8%      -2.6%         38.8
TF Financial Corp of PA              Bucks                       541        585         615       8.0%       5.1%         36.0
Pittsburgh Home Fin. of PA           Allegheny                 1,336       1286       1,252      -3.8%      -2.6%         38.8
Harbor Federal Bancorp of MD         Baltimore                   692        721         741       4.2%       2.8%         37.0
Laurel Capital Group of PA           Allegheny                 1,336       1286       1,252      -3.8%      -2.6%         38.8
Peekskill Fin Corp of NY             Westchester                 875        896         910       2.4%       1.6%         37.3
SFS Bancorp of NY                    Schenectady                 149        147         145      -1.7%      -1.2%         37.0
Prestige Bancorp of PA               Allegheny                 1,336       1286       1,252      -3.8%      -2.6%         38.8
WHG Banchshares of MD                Baltimore                   692        721         741       4.2%       2.8%         37.0
Pennwood SB of PA                    Allegheny                 1,336       1286       1,252      -3.8%      -2.6%         38.8

                                     Averages:                   963        950         941      -0.2%      -0.2%         37.8
                                     Medians:                  1,106      1,091       1,081      -2.7%      -1.9%         38.1

Pennsylvania SB of PA                Philadelphia County       1,586      1,458       1,422      -8.0%      -2.5%         35.2
                                     Philadelphia MSA          4,922      4,956       5,031       0.7%       1.5%         35.8



                                    Per Capita Income
                                  --------------------
                                                        Deposit
                                              % State    Market
Institution                         Amount     Average   Share(1)
-----------                         ------    --------  ---------
GA Financial Corp. of PA            18,708     103.9%      1.5%
TF Financial Corp of PA             23,879     132.6%      1.9%
Pittsburgh Home Fin. of PA          18,708     103.9%      0.3%
Harbor Federal Bancorp of MD        21,680     102.1%      0.6%
Laurel Capital Group of PA          18,708     103.9%      0.5%
Peekskill Fin Corp of NY            27,713     149.8%      0.7%
SFS Bancorp of NY                   16,937      91.5%      6.0%
Prestige Bancorp of PA              18,708     103.9%      0.3%
WHG Banchshares of MD               21,680     102.1%      0.5%
Pennwood SB of PA                   18,708     103.9%      0.1%

                                    20,543     109.7%      1.2%
                                    18,708     103.9%      0.6%

Pennsylvania SB of PA              $16,210      90.0%      0.4%
                                   $21,830     121.2%      0.2%


(1) Total institution deposits in headquarters county as percent of total county deposits.

Sources:  CACI, Inc, SNL Securities

(i.e., 2.5 percent shrinkage projected through 2002 for Philadelphia county versus 0.2 percent shrinkage projected on average for the Peer Group), the size and diversity of the Philadelphia market versus to Peer Group average compensates for the slower growth. Including the population from the broader market constituting the Philadelphia MSA, the Savings Bank's market area exhibits a projected growth rate of 1.5 percent through 2002, a figure that compares attractively with the Peer Group. Pennsylvania Savings and the Peer Group, on average, operate in markets with comparable median ages. Income levels in Philadelphia County (the Savings Bank's primary market) were lower than the Peer Group average but the MSA was comparable. Although these measures are comparable, we concluded that Pennsylvania Savings has a slight advantage relative to the Peer Group in the potential for future growth in the primary market area, based on the total size of the market, the healthy per capita income, and the diversity of the market area. In terms of competition, Pennsylvania Savings holds a much smaller deposit market share in its primary market area than exhibited by the Peer Group. We considered the larger size and diversity of the market and comparable demographics in other measures to warrant a slight upward adjustment to the Savings Bank's valuation.


5.       Dividends

         The Holding Company has not specified a dividend policy, indicating that payment of cash dividends will depend on a number of factors, including the amount of net proceeds retained by the Holding Company, investment opportunities available to the Holding Company or the Savings Bank, capital requirements, regulatory limitations, the Holding Company's and the Savings Bank's financial condition and results of operations, tax considerations and general economic conditions. As publicly-traded thrifts' capital levels and profitability have improved and as weak institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 0.68 percent to 2.53 percent. The average dividend yield on the stocks of the Peer Group institutions was 1.71 percent as of September 19, 1997, representing an average earnings payout ratio of 34.72 percent. As of September 19, 1997, approximately 84 percent of all publicly-traded SAIF-insured thrifts have adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 1.92 percent and an average payout ratio of 41.9 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts. The absence of a stated cash dividend policy by Pennsylvania Savings suggests a valuation discount relative to the Peer Group (that all pay dividends); however, Pennsylvania Savings will have sufficient capital and earnings to support a cash dividend at a level comparable to the Peer Group (i.e., comparable dividend paying capacity) and we thus concluded that the Savings Bank's dividend policy warrants just a slight downward adjustment in the valuation.

6.       Liquidity of the Shares

         The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $10 million to $152 million as of September 19, 1997, with an average market value of $48 million. The shares outstanding of the Peer Group members ranged from 580,000 to 8.0 million, with average shares outstanding of approximately 2.5 million. The Savings Bank's pro forma market value will be materially lower than the Peer Group average, and pro forma shares outstanding will be comparable to or slightly lower than the Peer Group average -- both factors which would suggest lower liquidity in the shares of Pennsylvania Savings stock. At the same time, it is anticipated that Pennsylvania Savings' stock will be traded on the NASDAQ National Market System, which will provide adequate liquidity to the shares. Accordingly, in general, we anticipate that there will be a relatively liquid trading market for the Savings Bank's stock, which will be similar but slightly less attractive than the stock liquidity characteristics of the Peer Group companies on average. We applied a slight downward adjustment for this factor.


7.       Marketing of the Issue

         We believe that several separate markets exist for thrift stocks coming to market such as Pennsylvania Savings: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company;
(C) the market for second step conversions by MHCs; (D) the acquisition market for thrift franchises in the Commonwealth of Pennsylvania; and (E) the market for the public stock of Pennsylvania Savings. All of these markets were considered in the valuation of the Savings Bank's second step conversion.

         A.      Public Market

                 The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations.
Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

                 In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. The stock market rose in early-September 1996, as investors reacted positively to the inflation data contained in the August employment report. Oil stocks sustained the upward trend in the stock market in early-September 1996, as renewed tension between the U.S. and Iraq pushed crude oil prices to their highest level in five years. Both bond and stock prices surged higher as most of the economic data for August 1996 indicated that the economy was slowing down and investors became more optimistic that the Federal Reserve would not raise interest rates in September 1996.

                 The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally healthy third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

                 The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

                 Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago.

                 Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal-funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in high-technology stocks in early-June, while declining interest rates served to stabilize the broader market. The stock market rose during late June, July and early August based on positive consumer confidence, little sign of inflation with continued low unemployment rates, and continued strong second quarter earnings reports. After reaching an all time high of 8259.31 on August 6, 1997, the DJIA suffered declines of 157 points on August 8, 101 points on August 12, and 247 points on August 15, 1997 to close at 7694.66 as of that date, a decline of 6.8 percent in less than two weeks. Through September 5, 1997, the stock market has followed a fluctuating trend, as the market has reacted to investor fears of inflation, public statements regarding the health of the economy by regional federal reserve bank presidents, and an overall perception that the market had reached excessive levels, leading to certain profit-taking. On September 19, 1997, the DJIA closed at 7917.3, an increase of 34 percent from one year ago.

                 Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months, as a bullish outlook on the financial institution sector in general served to bolster prices. Thrift stocks settled into a narrow trading range in late-August 1996 and early-September 1996, as higher interest rates dampened interest in the thrift sector. For the balance of September, trading activity in thrift stocks was somewhat mixed. Higher thrift prices were recorded in mid-September, as the yield on the 30-year U.S. Treasury bond briefly dropped below 7.0 percent. However, the rally in financial services stocks faltered in late-September, reflecting renewed fears about higher interest rates and rising bad debt on credit cards.

                 Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

                 Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March, with the SNL Index posting a new high of 579.1 on March 11, 1997. Like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by a decline in interest rates. Thrift stocks continued to trend higher through the second and third quarters of 1997, based on the improved interest-rate outlook, consumer confidence and the overall rise in the stock market. The SNL Index for all publicly-traded thrifts closed at 725.8 on September 19, 1997, an increase of 74 percent from one year ago.

         B.      The New Issue Market

                 In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Savings Bank's pro forma market value. There was generally strong interest in converting issues during the second half of 1996, as most offerings experienced oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues has generally been sustained during the first three quarters of 1997 and there has been an increase in the number of conversion offerings completed during the past three months in comparison to previous periods. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 46.3 percent.

 -------------------------------------------------------------------------------
                                    Table 4.2
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically
 -------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
                Institutional Information                         Pre-Conversion Data
-------------------------------------------------------------------------------------------------      Offering
                                                         Financial Info.        Asset Quality         Information
                                                         ------------------------------------------------------------------

                                       Conversion                    Equity/     NPAs/    Res.   Gross     % of    Exp./
Institution                    State     Date    Ticker  Assets      Assets     Assets    Cov.    Proc.    Mid.    Proc.
-----------                    -----     ----    ------  ------      ------     ------    ---     -----    ----    ----
                                                         ($Mil)        (%)      (%)(2)    (%)    ($Mil)    (%)      (%)
---------------------------------------------------------------------------------------------------------------------------
Citizens Bancorp                IN     09/19/97 P.Sheet    $46       12.28%     0.45%     84%     10.6     132%     4.6%
WSB Holding Company             PA     08/29/97 P.Sheet     33        6.04%     2.34%     26%     $3.3     132%     8.5%
Bayonne Bancshares (8)          NJ     08/22/97 FSNJ       577        8.33%     0.81%     53%     48.7     132%     3.8%
FirstSpartan Fin. Corp.         SC*    07/09/97 FSPT       388       11.81%     0.75%     44%     88.6     132%     1.6%
GSB Financial Corp.             NY     07/09/97 GOSB        96       12.68%     0.07%    188%     22.5     132%     4.1%
FirstBank Corp.                 ID*    07/02/97 FBNW       138        8.00%     0.99%     68%     19.8     132%     3.5%
Montgomery Fin. Corp.(8)        IN     07/01/97 MONT        94        9.83%     0.91%     20%     11.9     132%     4.5%
Community First Bankg. Corp.    GA     07/01/97 CFBC       366        7.02%     1.68%     40%     48.3     132%     2.9%
First Robinson Fin. Corp.(9)    IL     06/30/97 FRFC        72        6.78%     0.63%     89%      8.6     132%     4.7%
Security Bancorp                TN     06/30/97 P.Sheet     46        5.46%     0.06%     NM       4.4     132%     6.9%
Sistersville Bancorp            WV     06/30/97 P.Sheet     27       17.91%     0.31%    198%      6.6     110%     6.8%

                                          Averages:       $184        9.39%     0.86%     81%    $26.3     130%     4.7%
                                           Medians:         95        8.17%     0.78%     53%    $15.9     132%     4.3%

                      Averages, Excluding 2nd Steps       $146        9.46%     0.85%     93%     25.3     130%     4.9%
                      Medians, Excluding 2nd Steps         $84        7.51%     0.69%     68%    $14.2     132%     4.4%



------------------------------------------------------------------------------------------------------------
                Institutional Information                   Insider Purchases           Pro Forma Data
------------------------------------------------------------------------------------------------------------
                                                                                      Pricing Ratios(4)
                                                        ----------------------------------------------------
                                                        Benefit Plans
                                       Conversion               Recog.   Mgmt.
Institution                    State     Date    Ticker ESOP    Plans   & Dirs.     P/TB     P/E(5)     P/A
-----------                    -----     ----    ------ ----------------------      ----     -----      ---
                                                        (%)      (%)    (%)(3)       (%)       (x)      (%)
------------------------------------------------------------------------------------------------------------
Citizens Bancorp                IN     09/19/97 P.Sheet 8.0%    4.0%     16.1%      72.9%     14.8     14.8
WSB Holding Company             PA     08/29/97 P.Sheet 8.0%    4.0%     31.0%      71.4%     16.6      9.2%
Bayonne Bancshares (8)          NJ     08/22/97 FSNJ    8.0%    4.0%     10.0%     100.9%       NM     14.6%
FirstSpartan Fin. Corp.         SC*    07/09/97 FSPT    8.0%    4.0%      1.5%      72.4%     17.3     19.1%
GSB Financial Corp.             NY     07/09/97 GOSB    8.0%    4.0%      2.6%      72.5%     22.5     19.6%
FirstBank Corp.                 ID*    07/02/97 FBNW    8.0%    4.0%      8.2%      71.4%     22.8     12.9%
Montgomery Fin. Corp.(8)        IN     07/01/97 MONT    8.0%    4.0%      4.6%      89.1%     24.1     16.0%
Community First Bankg. Corp.    GA     07/01/97 CFBC    8.0%    4.0%      1.0%      72.3%     24.5     11.9%
First Robinson Fin. Corp.(9)    IL     06/30/97 FRFC    8.0%    4.0%      9.8%      71.4%     16.7     10.9%
Security Bancorp                TN     06/30/97 P.Sheet 8.0%    4.0%      2.0%      72.0%     14.1      8.8%
Sistersville Bancorp            WV     06/30/97 P.Sheet 8.0%    4.0%      5.4%      65.0%     18.9     20.6%

                                          Averages:     8.0%    4.0%      7.6%      75.8%     19.7     14.3%
                                           Medians:     8.0%    4.0%      5.0%      72.1%     18.9     13.7%

                      Averages, Excluding 2nd Steps     8.0%    4.0%      7.7%      71.1%     19.2     14.1%
                      Medians, Excluding 2nd Steps      8.0%    4.0%      4.0%      71.7%     18.1     12.4%



------------------------------------------------------------------------------------------------------------------------------------
                Institutional Information                                                              Post-IPO Pricing Trends
------------------------------------------------------------------------------------------------------------------------------------
                                                            Fin. Characteristics                            Closing Price:
                                                            --------------------                ------------------------------------
                                                                                                 First                 After
                                       Conversion                                       IPO     Trading       %        First
Institution                    State     Date    Ticker    ROA     TE/A     ROE        Price      Day        Chg.     Week(6)
-----------                    -----     ----    ------    ---     ----     ---        -----      ---        ---      ------
                                                           (%)      ($)      ($)        (%)        ($)       (%)        ($)
-------------------------------------------------------------------------------------------------------------------------------
Citizens Bancorp                IN     09/19/97 P.Sheet    1.1%     46.3%    2.4%     $10.00     $14.00      40.0%     $14.25
WSB Holding Company             PA     08/29/97 P.Sheet    0.6%     12.9%    4.3%      10.00      13.50      35.0%      14.50
Bayonne Bancshares (8)          NJ     08/22/97 FSNJ         NM     14.4%      NM      10.00      11.75      17.5%      11.88
FirstSpartan Fin. Corp.         SC*    07/09/97 FSPT       1.1%     26.3%    4.2%      20.00      36.69      83.4%      36.62
GSB Financial Corp.             NY     07/09/97 GOSB       0.9%     27.1%    3.2%      10.00      14.63      46.3%      14.75
FirstBank Corp.                 ID*    07/02/97 FBNW       0.6%     18.0%    3.1%      10.00      15.81      58.1%      15.56
Montgomery Fin. Corp.(8)        IN     07/01/97 MONT       0.7%     17.9%    3.7%      10.00      11.13      11.2%      11.25
Community First Bankg. Corp.    GA     07/01/97 CFBC       0.5%     16.4%    2.9%      20.00      31.88      59.4%      33.00
First Robinson Fin. Corp.(9)    IL     06/30/97 FRFC       0.7%     15.2%    4.3%      10.00      14.50      45.0%      14.38
Security Bancorp                TN     06/30/97 P.Sheet    0.6%     12.2%    5.1%      10.00      14.50      45.0%      15.00
Sistersville Bancorp            WV     06/30/97 P.Sheet    1.1%     31.6%    3.4%      10.00      13.75      37.5%      13.88

                                          Averages:        0.7%     19.2%    3.8%     $12.00     $17.81      43.8%     $18.08
                                           Medians:        0.7%     17.2%    3.6%     $10.00     $14.50      45.0%     $14.63

                      Averages, Excluding 2nd Steps        0.7%     20.0%    3.8%     $11.25     $19.41      51.2%     $19.71
                      Medians, Excluding 2nd Steps         0.6%     17.2%    3.8%     $10.00     $14.56      45.6%     $14.88



--------------------------------------------------------------------------------
                Institutional Information               Post-IPO Pricing Trends
--------------------------------------------------------------------------------
                                                            Closing Price:
                                                            ---------------
                                                               %       After
                                       Conversion            First     First       %
Institution                    State     Date    Ticker       Chg.   Month(7)    Chg.
-----------                    -----     ----    ------       ---    -------     ---
                                                              (%)       ($)       (%)
--------------------------------------------------------------------------------------
Citizens Bancorp                IN     09/19/97 P.Sheet      42.5%
WSB Holding Company             PA     08/29/97 P.Sheet      45.0%    $14.00     40.0%
Bayonne Bancshares (8)          NJ     08/22/97 FSNJ         18.8%     12.38     23.8%
FirstSpartan Fin. Corp.         SC*    07/09/97 FSPT         83.1%     35.63     78.1%
GSB Financial Corp.             NY     07/09/97 GOSB         47.5%     14.38     43.8%
FirstBank Corp.                 ID*    07/02/97 FBNW         55.6%     17.88     78.8%
Montgomery Fin. Corp.(8)        IN     07/01/97 MONT         12.5%     11.75     17.5%
Community First Bankg. Corp.    GA     07/01/97 CFBC         65.0%     34.25     71.3%
First Robinson Fin. Corp.(9)    IL     06/30/97 FRFC         43.8%     16.50     65.0%
Security Bancorp                TN     06/30/97 P.Sheet      50.0%     15.25     52.5%
Sistersville Bancorp            WV     06/30/97 P.Sheet      38.8%     14.00     40.0%

                                          Averages:          46.0%    $18.60     51.1%
                                           Medians:          46.3%    $14.81     48.1%

                      Averages, Excluding 2nd Steps          53.6%    $20.23     58.7%
                      Medians, Excluding 2nd Steps           48.8%    $15.88     58.8%



Note: * - Appraisal performed by RP
      Financial; "NT" - Not Traded;
      "NA" - Not Applicable, Not Available.                   September 19, 1997
(1) Non-OTS regulated thrifts.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings (6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions. (9) Simultaneously converted to commercial bank charter.
--------------------------------------------------------------------------------

                  In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of 120.37 percent reflects a discount of 28.5 percent from the average P/B ratio of all publicly-traded savings institutions (equal to 147.78 percent), and the average core P/E ratio of 29.17 times reflects a premium of
51.6 percent from the all public average core P/E ratio of 19.24 times. The pricing ratios of the better capitalized but lower earning recently converted savings institutions (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

                  In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall savings institution market and the new issue market. The overall market for savings institution stocks is considered to be positive, as savings institution stocks are currently exhibiting pricing ratios that are in the range of historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded price increases in initial post-conversion trading activity.

         C.       Secondary Step Conversion Market

                  There is a pronounced difference in the pricing of second step conversions relative to full conversion offerings in which 100 percent of the shares are issued. As noted in Table 4.4, during the past twelve months, the median pro forma price/tangible book ratios of second step conversions exceeded 82 percent, as compared to the median price/tangible book of conversions over the last three months which just exceeds 71 percent, perhaps reflecting the smaller offering and some seasoning as a public company for second steps. Furthermore, as shown in Table 4.5, assuming the publicly-traded MHCs completed second step conversions (utilizing standard assumptions for each MHC) at their current market prices, the implied median price/tangible book is computed at approximately 103 percent.

         D.       Acquisition Market

                  Also considered in the valuation was the potential impact on Pennsylvania Savings' stock price of recently completed and pending acquisitions of other thrifts operating in the Savings Bank's market area. As shown in
Exhibit IV-4, there were seven Pennsylvania savings institutions acquired or under acquisition since

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.3
                           Market Pricing Comparatives
                         Prices As of September 19, 1997




                                            Market       Per Share Data
                                        Capitalization   --------------             Pricing Ratios(3)
                                        ---------------  Core    Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
 Financial Institution                 Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
 ---------------------                 -------  ------- ------- ------- ------- ------- ------- ------- --------
                                          ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                     23.28   163.37   1.15   15.70   21.97  147.78   18.07  151.64   19.24
Special Selection Grouping(8)            21.37    73.91   0.58   17.55    0.00  120.37   23.93  120.65   29.17


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
FSNJ  Bayonne Banchsares of NJ           12.37   111.24  -0.04    9.91      NM  124.82   18.00  124.82      NM
CFBC  Community First Bnkg Co. of GA     35.00    84.49   1.06   28.74      NM  121.78   18.75  123.46      NM
FBNW  FirstBank Corp of Clarkston WA     17.00    33.73   0.44   14.00      NM  121.43   21.90  121.43      NM
FSPT  FirstSpartan Fin. Corp. of SC      35.62   157.80   1.16   27.63      NM  128.92   33.93  128.92      NM
GOSB  GSB Financial Corp. of NY          16.00    35.97   0.44   13.78      NM  116.11   31.42  116.11      NM
MONT  Montgomery Fin. Corp. of IN        12.25    20.25   0.42   11.22      NM  109.18   19.56  109.18   29.17





                                              Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                             Reported         Core
                                         Amount/         Payout   Total  Equity/  NPAs/  --------------- -------------
Financial Institution                    Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA    ROE
---------------------                   ------- ------ ------- ------  ------- -------   ------- ------- ------- -----
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)


SAIF-Insured Thrifts                      0.38   1.67   30.28   1,158   12.91    0.79    0.63    5.45    0.85    7.48
Special Selection Grouping(8)             0.13   0.51   11.32     318   19.86    1.56    0.55    2.47    0.62    2.93


Comparable Group
----------------


Special Comparative Group(8)
----------------------------
FSNJ  Bayonne Banchsares of NJ            0.17   1.37      NM     618   14.42    1.22   -0.35   -2.42   -0.06   -0.40
CFBC  Community First Bnkg Co. of GA      0.60   1.71   56.60     451   15.40    2.02    0.56    3.65    0.57    3.69
FBNW  FirstBank Corp of Clarkston WA      0.00   0.00    0.00     154   18.04    2.07    0.70    3.86    0.57    3.14
FSPT  FirstSpartan Fin. Corp. of SC       0.00   0.00    0.00     465   26.32      NA    0.95    3.62    1.11    4.20
GOSB  GSB Financial Corp. of NY           0.00   0.00    0.00     114   27.06      NA    1.02    3.77    0.86    3.19
MONT  Montgomery Fin. Corp. of IN         0.00   0.00    0.00     104   17.91    0.91    0.42    2.32    0.67    3.74


(1) Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Converted Last 3 Mths (no MHC);


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
August 29, 1997

--------------------------------------------------------------------------------
                                    Table 4.4
                 Pricing Characteristics and After-Market Trends
                             Second Step Conversions
--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                Institutional Information                         Pre-Conversion Data
------------------------------------------------------------------------------------------------       Offering
                                                         Financial Info.        Asset Quality         Information
                                                         ------------------------------------------------------------------

                                       Conversion                    Equity/     NPAs/    Res.   Gross     % of    Exp./
Institution                    State     Date    Ticker  Assets      Assets     Assets    Cov.    Proc.    Mid.    Proc.
-----------                    -----     ----    ------  ------      ------     ------    ---     -----    ----    ----
                                                         ($Mil)        (%)      (%)(2)    (%)    ($Mil)    (%)      (%)
Bayonne Bancshares              NJ      08/22/97 FSNJ      $577       8.33%      0.81%    53%     $48.7    132%     3.8%
Montgomery Fin. Corp.           IN      07/01/97 MONT        94       9.83%      0.91%    20%      11.9    132%     4.5%
Cumberland Mtn. Bncshrs.        KY*     04/01/97 P.Sheet     92       5.14%      1.31%    19%       4.4    132%     8.0%
Kenwood Bancorp                 OH*     07/01/96 P.Sheet     48       6.88%      0.00%     NM       1.6    102%    22.2%
Commonwealth Bancorp            PA*     06/17/96 CMSB     2,054       6.71%      0.51%   109%      98.7    110%     1.9%
Westwood Financial Corp.        NJ      06/07/96 WWFC        85       7.05%      0.00%     NM       3.9     99%     9.9%
Jacksonville Bancorp            TX      04/01/96 JXVL       198      10.47%      1.41%    36%      16.2    106%     4.4%
North Central Bancshares        IA      03/21/96 FFFD       180      16.47%      0.17%   562%        26    106%     3.5%
Fidelity Financial of Ohio      OH*     03/04/96 FFOH       227      13.23%      0.50%    69%      22.8    132%     3.2%
First Colorado Bancorp          CO*     01/02/96 FFBA     1,400      12.71%      0.31%    20%     134.1    105%     1.9%
Charter Financial               IL*     12/29/95 CBSB       293      12.17%      0.27%   281%      29.2    116%     3.4%
American Nat'l Bancorp          MD*     11/03/95 ANBK       426       6.80%      2.23%    67%      21.8    132%     3.3%
First Defiance Fin. Corp.       OH*     10/02/95 FDEF       476      15.27%      0.24%   135%      64.8    132%     2.3%
Community Bank Shares           IN*     04/10/95 CBIN       205       7.00%      0.33%    80%      10.1    132%     4.4%
Fed One Bancorp                 WV*     01/19/95 FOBC       305        9.2%      0.32%   142%      16.1     85%     7.7%
Home Financial Corp.            FL*     10/25/94 HOFL     1,005       13.4%      0.91%    44%     175.6    112%     3.1%
Jefferson Bancorp               LA*     08/18/94 JEBC       257        6.3%       0.9%    25%      16.1    107%     3.9%

                                            Averages:      $440       9.28%      0.62%   104%     $39.0    110%     5.1%
                                             Medians:       257       9.25%      0.50%    67%     $21.8    112%     3.8%



---------------------------------------------------------------------------------------------------------------------
                Institutional Information                   Insider Purchases               Pro Forma Data
---------------------------------------------------------------------------------------------------------------------
                                                                                           Pricing Ratios(4)
                                                        -------------------------------------------------------------
                                                        Benefit Plans
                                       Conversion               Recog.   Mgmt.
Institution                    State     Date    Ticker ESOP    Plans   & Dirs.     P/TB     P/E(7)    P/Core    P/A
-----------                    -----     ----    ------ ----------------------      ----     -----      ---      ---
                                                        (%)      (%)    (%)(3)       (%)       (x)      (x)      (%)
----------------------------------------------------------------------------------------------------------------------
Bayonne Bancshares              NJ      08/22/97 FSNJ     8.0%   4.0%    10.0%      100.9%     NM       NM       14.6%
Montgomery Fin. Corp.           IN      07/01/97 MONT     8.0%   4.0%     4.6%       89.1%     24.1     24.1     16.0%
Cumberland Mtn. Bncshrs.        KY*     04/01/97 P.Sheet  6.2%   4.0%     4.5%       81.2%     13.8     13.8      7.1%
Kenwood Bancorp                 OH*     07/01/96 P.Sheet  8.0%   4.0%     6.4%       67.6%     NM       NM        6.0%
Commonwealth Bancorp            PA*     06/17/96 CMSB     8.0%   4.0%     0.1%      109.3%     12.1     12.5      8.4%
Westwood Financial Corp.        NJ      06/07/96 WWFC     0.0%   0.0%     2.5%       80.0%     10.1     10.1      7.3%
Jacksonville Bancorp            TX      04/01/96 JXVL     8.0%   4.0%     2.0%       77.7%     14.9     14.9     12.6%
North Central Bancshares        IA      03/21/96 FFFD     3.2%   0.0%     0.5%       74.2%     12.1     12.5     19.7%
Fidelity Financial of Ohio      OH*     03/04/96 FFOH     8.0%   4.0%     5.6%       82.6%     18.1     18.1     16.6%
First Colorado Bancorp          CO*     01/02/96 FFBA     0.0%   2.0%     2.0%       87.0%     12.7     13.4     13.2%
Charter Financial               IL*     12/29/95 CBSB     3.3%   0.0%     0.1%       81.4%     12.3     12.3     15.5%
American Nat'l Bancorp          MD*     11/03/95 ANBK     8.0%   4.0%     0.6%       83.9%     17.7     17.7      9.0%
First Defiance Fin. Corp.       OH*     10/02/95 FDEF     8.0%   4.0%     0.9%       85.6%     18.2     18.2     20.6%
Community Bank Shares           IN*     04/10/95 CBIN     8.0%   0.0%    17.9%       85.5%     10.3      9.0      9.3%
Fed One Bancorp                 WV*     01/19/95 FOBC     7.0%   4.0%     0.9%       67.9%      9.0      9.0      8.8%
Home Financial Corp.            FL*     10/25/94 HOFL     8.0%   4.0%     0.6%       86.4%     10.6     12.4     21.3%
Jefferson Bancorp               LA*     08/18/94 JEBC     7.0%   3.0%     1.5%       71.7%     10.2     10.2      7.9%

                                            Averages:     6.5%   2.7%     3.4%       78.4%     12.9     13.0     11.9%
                                             Medians:     8.0%   4.0%     2.0%       82.6%     12.3     12.5     12.6%





-------------------------------------------------------------------------------------------------------------------------------
                Institutional Information                                                              Post-IPO Pricing Trends
-------------------------------------------------------------------------------------------------------------------------------
                                                            Fin. Characteristics                            Closing Price:
                                                            --------------------                -------------------------------
                                                                                                 First                 After
                                       Conversion                                       IPO     Trading       %        First
Institution                    State     Date    Ticker    ROA     TE/A     ROE        Price      Day        Chg.     Week(5)
-----------                    -----     ----    ------    ---     ----     ---        -----      ---        ---      ------
                                                           (%)      ($)      ($)        (%)        ($)       (%)        ($)
-------------------------------------------------------------------------------------------------------------------------------
Bayonne Bancshares              NJ      08/22/97 FSNJ     -0.5%    14.4%    -6.6%     $10.00     $11.75      17.5%    $11.94
Montgomery Fin. Corp.           IN      07/01/97 MONT      0.7%    17.9%     3.7%      10.00      11.13      11.2%     11.25
Cumberland Mtn. Bncshrs.        KY*     04/01/97 P.Sheet   0.5%     8.8%     5.9%      10.00      11.88      18.8%     12.25
Kenwood Bancorp                 OH*     07/01/96 P.Sheet   0.1%     8.8%     1.7%      10.00         NT         NA        NT
Commonwealth Bancorp            PA*     06/17/96 CMSB      0.7%     6.7%    10.4%      10.00      10.50       5.0%     10.75
Westwood Financial Corp.        NJ      06/07/96 WWFC      0.7%     9.2%     7.9%      10.00      10.75       7.5%     10.38
Jacksonville Bancorp            TX      04/01/96 JXVL      0.8%    16.2%     5.2%      10.00       9.75      -2.5%      9.63
North Central Bancshares        IA      03/21/96 FFFD      1.6%    26.5%     6.1%      10.00      10.88       8.7%     10.69
Fidelity Financial of Ohio      OH*     03/04/96 FFOH      0.9%    20.0%     4.6%      10.00      10.50       5.0%     10.00
First Colorado Bancorp          CO*     01/02/96 FFBA      1.0%    15.2%     6.9%      10.00      11.44      14.4%     11.63
Charter Financial               IL*     12/29/95 CBSB      1.3%    19.1%     6.6%      10.00      10.81       8.1%     10.88
American Nat'l Bancorp          MD*     11/03/95 ANBK      0.5%    10.7%     4.7%      10.00       9.38      -6.3%      9.75
First Defiance Fin. Corp.       OH*     10/02/95 FDEF      1.1%    24.1%     4.7%      10.00      10.38       3.8%     10.31
Community Bank Shares           IN*     04/10/95 CBIN      0.9%    10.9%     8.3%      10.00      12.00      20.0%     12.75
Fed One Bancorp                 WV*     01/19/95 FOBC      1.0%    13.0%     7.6%      10.00      11.00      10.0%     11.00
Home Financial Corp.            FL*     10/25/94 HOFL      2.0%    24.6%     8.2%      10.00       9.59      -4.1%     10.00
Jefferson Bancorp               LA*     08/18/94 JEBC      0.8%    11.1%     7.0%      10.00      13.00      30.0%     14.25

                                            Averages:      0.9%    14.3%     5.9%      $9.44      10.28       7.3%     10.43
                                             Medians:      0.8%    14.4%     6.1%     $10.00     $10.84       7.8%    $10.81






--------------------------------------------------------------------------------
                Institutional Information               Post-IPO Pricing Trends
--------------------------------------------------------------------------------
                                                            Closing Price:
                                                            ---------------
                                                               %       After
                                       Conversion            First     First       %
Institution                    State     Date    Ticker       Chg.   Month(6)    Chg.
-----------                    -----     ----    ------       ---    -------     ---
                                                              (%)       ($)       (%)
--------------------------------------------------------------------------------------
Bayonne Bancshares              NJ      08/22/97 FSNJ        19.4%    $11.94    19.4%
Montgomery Fin. Corp.           IN      07/01/97 MONT        12.5%     12.13    21.2%
Cumberland Mtn. Bncshrs.        KY*     04/01/97 P.Sheet     22.5%     12.63    26.3%
Kenwood Bancorp                 OH*     07/01/96 P.Sheet        NA        NT       NA
Commonwealth Bancorp            PA*     06/17/96 CMSB         7.5%     10.00     0.0%
Westwood Financial Corp.        NJ      06/07/96 WWFC         3.8%     10.62     6.2%
Jacksonville Bancorp            TX      04/01/96 JXVL        -3.8%      9.88    -1.2%
North Central Bancshares        IA      03/21/96 FFFD         6.9%     10.44     4.4%
Fidelity Financial of Ohio      OH*     03/04/96 FFOH         0.0%     10.13     1.3%
First Colorado Bancorp          CO*     01/02/96 FFBA        16.3%     12.00    20.0%
Charter Financial               IL*     12/29/95 CBSB         8.7%     11.38    13.8%
American Nat'l Bancorp          MD*     11/03/95 ANBK        -2.5%      9.88    -1.2%
First Defiance Fin. Corp.       OH*     10/02/95 FDEF         3.1%     10.13     1.3%
Community Bank Shares           IN*     04/10/95 CBIN        27.5%     12.25    22.5%
Fed One Bancorp                 WV*     01/19/95 FOBC        10.0%     11.62    16.2%
Home Financial Corp.            FL*     10/25/94 HOFL         0.0%     10.31     3.1%
Jefferson Bancorp               LA*     08/18/94 JEBC        42.5%     14.25    42.5%

                                            Averages:         8.9%    $10.48    11.0%
                                             Medians:         7.2%    $10.62     6.2%


Note: "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Price to core earnings if converted after 9/30/96 due to impact of SAIF assessment.
--------------------------------------------------------------------------------

RP FINANCIAL.  LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.5
          MHC INSTITUTIONS IMPLIED PRICING RATIOS FULL CONVERSION BASIS

                            As of September 19, 1997

                                            Fully Converted
                                             Implied Value       Per Share (8)           Pricing  Ratios(3)
                                          -----------------    ----------------  --------------------------------------------
                                                    Implied    Core     Book
                                           Price/    Market   12-Mth   Value/
                                          Share(1)   Val(8)    EPS(2)  Share     P/E       P/B        P/A   P/TB      P/CORE
                                          --------   ------    ------  -----     ---       ---        ---   ----      ------
                                            ($)     ($Mil)      ($)     ($)      (X)      (%)         (%)    (X)       (X)
SAIF-Insured Thrifts(7)
-----------------------
Averages                                   23.28    163.37     1.15    15.70     21.97   147.78     18.07   151.64    19.24
Medians                                       --        --       --       --     22.05   140.90     16.61   143.95    18.88

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
Averages                                   26.10    248.32     1.16    25.27     26.45   102.39     21.97   103.22    22.95
Medians                                       --        --       --       --     28.27   103.33     21.22   102.96    21.85

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)       32.12    163.49     1.47    29.35     28.94   109.44     21.22   109.44    21.85
FFFL  Fidelity FSB, MHC of FL (47.7)       27.25    184.51     1.11    24.35       NM    111.91     17.08   112.32    24.55
SKBO  First Carnegie,MHC of PA (45.0)      16.25     37.38     0.55    17.72       NM     91.70     22.34    91.70    29.55
FFSX  First FS&LA. MHC of IA (6.1)         30.00     84.84     1.56    27.33     28.30   109.77     16.73   110.21    19.23
FSLA  First SB SLA MHC of NJ (7 5)         34.75    252.42     1.67    28.90     28.48   120.24     22.04   126.59    20.81
GDVS  Greater DV SB,MHC of PA (19.9)       24.00     78.53     0.86    24.80       NM     96.77     26.42    96.77    27.91
HARS  Harris SB, MHC of PA (24.3)          44.00    493.81     1.75    42.58     28.39   103.33     20.94   107.98    25.14
JXSB  Jacksonville SB,MHC of IL (45.6)     22.25     28.30     1.06    23.60       NM     94.28     16.11    94.28    20.99
LFEO  Leeds FSB, MHC of MO (36.3)          30.25    104.51     1.34    29.38     28.27   102.96     30.94   102.96    22.57
NWSB  Northwest SB, MHC of PA (30.7)       25.37    593.05     1.22    23.26     25.89   109.07     24.34   111.42    20.80
PBCT  Peoples Bank, MHC of CT (40.1)       31.62   1930.50     1.46    26.85     17.37   117.77     21.83   117.81    21.66
PHSB  Ppls Home SB. MHC of PA (45.0)       16.25     44.85     0.87    21.87       NM     74.30     17.96    74.30    18.68
PULB  Pulaski SB, MHC of MO (29.8)         27.25     57.06     1.25    27.11     26.72   100.52     26.98   100.52    21.80
PLSK  Pulaski SB, MHC of NJ (46.0)         16.75     34.67     0.72    17.80       NM     94.10     17.96    94.10    23.26
SBFL  SB Fngr Lakes MHC of NY (33.1)       24.25     43.29     0.88    25.27       NM     95.96     17.96    95.96    27.56
WAYN  Wayne S&L Co. MHC of OH (47.8)       23.31     52.40     1.02    20.68       NM    112.72     18.90   112.72    22.85
WCFB  Wbstr Cty FSB MHC of IA (45.2)       18.00     37.80     0.86    18.81     25.71    95.69     33.73    95.69    20.93

                                RESTUBBED TABLE



                                                 Dividends(4)                           Financial Characteristics(6)
                                         -------------------------    --------------------------------------------------------------
                                                                                                       Reported            Core
                                         Amount/            Payout    Total   Equity/    NPAs/      -------------      -------------
                                          Share    Yield   Ratio(5)  Assets   Assets    Assets      ROA       ROE      ROA      ROE
                                          -----    -----   --------  ------   ------    ------      ---       ---      ---      ---
                                           ($)      (%)      (%)     ($Mil)     (%)       (%)       (%)       (%)      (%)      (%)
SAIF-Insured Thrifts(7)
-----------------------
Averages                                  0.38     1.67     30.28    1,158    12.91      0.79     0.63      5.45     0.85     7.48
Medians                                     --       --        --       --       --        --       --        --       --       --

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
Averages                                  0.55     2.12     40.39    1,141    21.70      0.70     0.77      3.53     1.00     4.64
Medians                                     --       --        --       --       --        --       --        --       --       --

Publicly-Traded MHC Institutions, Full Conversion Basis
-------------------------------------------------------
CMSV  Commty. Svgs, MHC of FL (48.5)      0.90     2.80     61.22      770    19.39      0.55     0.77      3.84     1.02     5.09
FFFL  Fidelity FSB, MHC of FL (47.7)      0.90     3.30       NM     1,080    15.26      0.34     0.57      3.41     0.77     4.62
SKBO  First Carnegie,MHC of PA (45.0)     0.30     1.85     54.55      167    24.36       NA      0.60      2.48     0.76     3.10
FFSX  First FS&LA. MHC of IA (6.1)        0.48     1.60     30.77      507    15.24      0.11     0.60      3.95     0.89     5.81
FSLA  First SB SLA MHC of NJ (7 5)        0.48     1.38     28.74    1,145    18.33      0.68     0.80      4.30     1.09     5.89
GDVS  Greater DV SB,MHC of PA (19.9)      0.36     1.50     41.86      297    27.30      2.79     0.76      2.72     0.97     3.49
HARS  Harris SB, MHC of PA (24.3)         0.58     1.32     33.14    2,358    20.26      0.65     0.82      3.72     0.93     4.20
JXSB  Jacksonville SB,MHC of IL (45.6)    0.40     1.80     37.74      176    17.09      0.66     0.49      2.69     0.82     4.53
LFEO  Leeds FSB, MHC of MO (36.3)         0.76     2.51     56.72      338    30.05      0.02     1.12      3.68     1.40     4.61
NWSB  Northwest SB, MHC of PA (30.7)      0.32     1.26     26.23    2,437    22.31      0.72     1.00      4.26     1.24     5.30
PBCT  Peoples Bank, MHC of CT (40.1)      0.68     2.15     46.58    8,842    18.54      0.90     1.30      6.99     1.05     5.60
PHSB  Ppls Home SB. MHC of PA (45.0)      0.00     0.00      0.00      250    24.17       NA      0.57      2.38     0.96     3.98
PULB  Pulaski SB, MHC of MO (29.8)        1.10     4.04       NM       211    26.84       NA      1.01      3.78     1.23     4.64
PLSK  Pulaski SB, MHC of NJ (46.0)        0.30     1.79     41.67      193    19.08      0.65     0.46      2.86     0.79     4.91
SBFL  SB Fngr Lakes MHC of NY (33.1)      0.40     1.65     45.45      241    18.71      0.69     0.40      2.08     0.68     3.52
WAYN  Wayne S&L Co. MHC of OH (47.8)      0.62     2.66     60.78      277    16.77      0.73     0.52      3.08     0.84     4.99
WCFB  Wbstr Cty FSB MHC of IA (45.2)      0.80     4.44       NM       112    35.24      0.26     1.31      3.75     1.61     4.60

(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E - Price to Earnings; P/B - Price to Book; P/A . Price to Assets; P/TB - Price to Tangible Book; and P/CORE - Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend (as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) RDA (return on assets) and ROE return on equity ) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.


Copyright (c) 1997 by RP Financial, LC.

the beginning of 1995. The recent acquisition activity involving Pennsylvania savings institutions may imply a certain degree of acquisition speculation for the Savings Bank's stock. To the extent that acquisition speculation may impact the Savings Bank's offering, we have largely taken this into account in selecting Pennsylvania savings institutions that also experience a degree of acquisition speculation.

         E.       Trading in Pennsylvania Savings' Stock

                  Since Pennsylvania Savings' minority stock currently trades under the symbol "PSBI" on the OTC Bulletin Board system, RP Financial also considered the recent trading activity in its valuation analysis. Pennsylvania Savings had a total of 1,194,640 shares issued and outstanding at June 30, 1997, of which 579,390 were held by Public Stockholders and were traded as public securities. As of September 19, 1997, the Savings Bank's stock price was approximately $23.25 per share. There are significant differences between the Savings Bank's minority stock (currently being traded) and the conversion stock that will be issued by the Holding Company. Such differences include different liquidity characteristics (the new conversion stock will be significantly more liquid owing to greater public shares available to trade), a lower return on equity for the Holding Company's conversion stock, and the anticipated difference in dividend for the conversion stock. Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level. As the pro forma impact is made known publicly, the trading level will become more informative.

                  Taking these factors and trends into account, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.


         8.       Management

                  Pennsylvania Savings' management team has experience and expertise in all of the key areas of the Savings Bank's operations. Exhibit IV-5 lists Pennsylvania Savings' Board of Directors and executive management with summary resumes. The Savings Bank's operations to date indicates that Pennsylvania Savings' management team, in conjunction with the Board, has developed and implemented an effective operating philosophy. Pennsylvania Savings has no apparent senior management or Board vacancies and there appears to be a well-defined organizational structure. Similarly, the financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained healthy capital positions, solid core earnings and favorable credit quality measures. We have therefore concluded that, in general, Pennsylvania Savings is currently being operated at least as effectively as the Peer Group companies and no adjustment for this factor was necessary.

         9.       Effect of Government Regulation and Regulatory Reform

                  The Savings Bank and most of the Peer Group companies were similarly impacted by the recently enacted SAIF rescue legislation, as the affected institutions are SAIF-insured and subject to the same one time assessment and their deposits will be assessed at the same rate going forward. In summary, as a fully-converted SAIF-insured savings bank, Pennsylvania Savings will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Savings Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Savings Bank's value was warranted for this factor.

Summary of Adjustments

                  Overall, we believe the Savings Bank's pro forma market value should take into account the valuation adjustments relative to the Peer Group:


Key Valuation Parameters:                                   Valuation Adjustment
-------------------------                                   --------------------
Financial Condition                                         Moderate Downward
Profitability, Growth and Viability of Earnings             Slight Downward
Asset Growth                                                Slight Upward
Primary Market Area                                         Slight Upward
Dividends                                                   Slight Downward
Liquidity of the Shares                                     Slight Downward
Marketing of the Issue                                      No Adjustment
Management                                                  No Adjustment
Effect of Government Regulations and Regulatory Reform      No Adjustment


Valuation Approaches

         In applying the accepted valuation methodology promulgated by the OTS and adopted by the PDOB and FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Pennsylvania Savings' to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds from selling the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the assumptions disclosed in Pennsylvania Savings' prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). We have utilized the reinvestment rate set forth in the prospectus, derived from the OTS's suggested formula equal to the arithmetic average of the yield on interest earning assets and the cost of deposits (5.88 percent). We compared this assumption to the blended rate reflected the Savings Bank's business plan, and concluded it to be appropriate. With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases an amount equal to 8.0 percent of the second step offering (10 year amortization) and the MRP acquires 4.0 percent of the second step offering. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

         RP Financial's valuation placed emphasis on the following:

         o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Since the Savings Bank and the Peer Group reported pro forma core profitability, the P/E approach was considered in this valuation. In applying this approach, we took into account primarily estimated core earnings.

         o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

         o P/A Approach. P/A ratios are generally a less reliable indicator of market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, a high P/A ratio limits the investment community's willingness to pay average market multiples for earnings and book value when ROE is low.

         o Trading of PSBI Stock. Converting institutions generally do not have stock outstanding. Pennsylvania Savings, however, has public shares outstanding due to the mutual holding company form of ownership. Because PSBI stock is currently traded albeit to a limited extent in the markets, it is an indicator of investor interest in the Savings Bank's conversion stock and therefore received some weight in our valuation. Based on the September 19, 1997 stock price of approximately $23.25 per share and the 1,194,640 shares of Savings Bank stock issued and outstanding, the implied value of $27.8 million was considered in the valuation process. However, since the conversion stock will have different characteristics than the minority shares, since the minority shares trade infrequently, and since pro forma information has not been publicly disseminated to date, the current trading price of PSBI stock was somewhat discounted herein but will become more important towards the closing of the offering.

         The Savings Bank intends to adopt Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Savings Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Savings Bank in the determination of the Savings Bank's pro forma value.

         Based on the application of the valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, considering the recent trading in PSBI stock, and followed by the P/A approach, RP Financial concluded that the pro forma market value of the Savings Bank's conversion stock is $21,906,226 at the midpoint at this time (please note this valuation figure reflects the rounding of the stock offering amount).

         The current ownership percentage represented by the Public Shareholders is 48.50 percent. However, pursuant to federal policy, the minority ownership interest is required to be adjusted pursuant to a two-step process to reflect both waived dividends and assets held by the MHC solely for the benefit of depositors. There have been no dividends waived by the MHC. There are approximately $244,000 of assets held at the MHC level. Based upon the assets at the MHC, and our estimated pro forma fully converted value of $21.9 million, the resulting pro forma ownership interest of the minority stockholders would be approximately 47.96 percent, based on this formula (see Exhibit IV-7). Our calculations for the exchange ratio and the size of the offering were based upon this figure.

         1. Price-to-Tangible Book ("P/TB"). The application of the P/TB valuation method requires calculating the Savings Bank's pro forma market value by applying a valuation P/TB ratio to Pennsylvania Savings' pro forma tangible book value. The pre-conversion book value for Pennsylvania Savings of $14,770,000 was equal to the Savings Bank's reported capital at June 30, 1997, plus the $244,000 of mutual holding company assets which will be consolidated with the Holding Company as a result of the conversion. Based on the $21,906,226 midpoint valuation, Pennsylvania Savings' pro forma P/TB ratio was 90.05 percent. In comparison to the average P/TB ratio for the Peer Group of 128.64 percent, Pennsylvania Savings' valuation reflected a discount of 30.0 percent. (At the superrange maximum, the implied discount was 18.3 percent.) RP Financial considered the discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously, particularly the adjustments for credit risk and earnings. Given the historically high P/TB pricing for thrifts in today's market, a valuation discount under the P/TB approach could only be expected and is consistent with the aftermarket trading of new conversion issues.

         Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/TB ratios of recent conversions in its valuation analysis. It is these companies that provide a proxy for aftermarket trading for new thrift issues. At the midpoint value, Pennsylvania Savings' pro forma P/TB ratio of 90.05 percent represented a discount of 25.4 percent from the 120.65 percent average P/TB ratio of the recently converted thrifts (see Table 4.3).


         2. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Savings Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Savings Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. As shown below, the Savings Bank recorded several non-operating items during the twelve month period which were all deemed non-operating and not included in the core earnings base. The Savings Bank's core earnings were calculated to equal the following (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-8, including the SAIF assessment):


                                                              Amount
                                                              ------
                                                              ($000)
              Net Income                                       $22
              Plus: Loss on Real Estate Opns                   138
              Plus: SAIF Assessment                            567
              Tax-Effect Adjustments @ 34%                    (240)
                                                             -----
              Adjusted (Core) Income After Tax                $487


         Based on Pennsylvania Savings' trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions previously discussed, the Savings Bank's pro forma core P/E multiple at the $21,906,226 midpoint value equaled 29.72 times. Comparatively, the Peer Group posted an average core P/E multiple of 20.67 times, which indicates a premium of 43.8 percent in the Savings Bank's pro forma earnings multiple. In reaching the valuation conclusion, we also evaluated the Savings Bank's price/earnings multiple on the basis of projected earnings as reflected in the business plan.


         3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Savings Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Pennsylvania Savings' value equaled 16.34 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 18.29 percent, which implies a 10.7 percent discount being applied to the Savings Bank's pro forma P/A ratio.

Valuation Conclusion

         It is our opinion that, as of September 19, 1997, the aggregate pro forma market value of the Savings Bank, inclusive of the sale of the MHC's ownership interest in the Subscription and Community Offering was $21,906,226 at the midpoint. Based on this valuation and the approximate 52.04 percent ownership interest (adjusted for assets at the MHC level) being sold in the Conversion Offerings, the midpoint value of the Holding Company's stock offering was $11,400,000 (i.e., 0.5204 x $21,906,226), equal to 1,140,000 shares at a per share value of $10.00. Pursuant to federal conversion guidelines, the 15 percent offering range includes a minimum offering value of $9,690,000 and a maximum value of $13,110,000. Based on the $10.00 per share offering price, this range equates to an offering of 969,000 shares at the minimum to 1,311,000 shares at the maximum. The Holding Company's offering also includes a provision for a superrange, which if exercised, would result in an offering size of $15,076,500, equal to 1,507,650 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.6, and the key valuation assumptions are detailed in Exhibit IV-9. The pro forma calculations for the range are detailed in Exhibit IV-10.


Establishment of Exchange Ratio

         Federal regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Savings Bank's common stock for common stock of the Holding Company. The Board of Trustees of the Savings Bank and Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Savings Bank represented by the Public Savings Bank Shares, as adjusted to reflect the contribution of assets of the MHC owned solely by depositors, which is an approximate 47.96 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 1.5413 shares, 1.8133 shares, 2.0853 shares and
2.3981 shares of PSB Bancorp, Inc. stock issued for each public savings bank share, at the minimum, midpoint, maximum and supermaximum of the offering, respectively. The Exchange Ratio formula and share exchange procedures were determined independently by the Boards of Trustees. RP Financial expresses no opinion on the proposed exchange of Holding Company shares for the public savings bank shares or on the proposed Exchange Ratio.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                   Table 4.6
                              Public Market Pricing
                  Pennsylvania Savings Bank and the Comparables
                            As of September 19, 1997




                                             Market      Per Share Data
                                         Capitalization  --------------             Pricing Ratios(3)
                                         ---------------   Core    Book  ---------------------------------------
                                          Price   Market  12-Mth  Value/
                                          Share(1) Value  EPS(2)  Share    P/E     P/B     P/A     P/TB   P/CORE
                                          ------- ------  -----   -----   ----     ---     ---     ----   ------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
Pennsylvania Savings Bank
-------------------------
 Range Maximum                           10.00    28.97   0.28    9.51   80.70  105.11   21.10  105.11   35.16
 Range Midpoint                          10.00    25.19   0.31   10.25   80.49   97.52   18.58   97.52   32.38
 Range Minimum                           10.00    21.91   0.34   11.11   80.54   90.05   16.34   90.05   29.72
                                         10.00    18.62   0.37   12.26   80.26   81.59   14.04   81.59   26.71


SAIF-Insured Thrifts(7)
-----------------------
 Averages                                23.28   163.37   1.15   15.70   21.97  147.78   18.07  151.64   19.24
 Medians                                   ---     ---     ---     ---   22.05  140.90   16.61  143.95   18.88

All Non-MHC State of PA(7)
--------------------------
 Averages                                21.99   137.79   1.39   14.45   22.25  159.23   14.19  159.74   16.95
 Medians                                   ---     ---     ---     ---   23.75  150.03   14.46  150.03   18.11

Comparable Group Averages
-------------------------
 Averages                                19.59    48.03   1.01   15.50   24.46  126.64   18.29  128.64   20.67
 Medians                                   ---     ---     ---     ---   25.44  124.34   17.03  129.82   20.89

State of PA
-----------

CVAL  Chester Valley Bancorp of PA       23.00    49.73   1.27   12.52   25.84  183.71   15.36  183.71   18.11
CMSB  Cmnwealth Bancorp of PA            19.50   333.37   0.88   12.89   28.26  151.28   14.56  193.45   22.16
FSBI  Fidelity Bancorp, Inc. of PA       21.25    32.94   1.72   15.83   19.68  134.24    9.07  134.24   12.35
FBBC  First Bell Bancorp of PA           15.87   103.33   1.23   10.78   14.97  147.22   14.46  147.22   12.90
FKFS  First Keystone Fin. Corp of PA     29.59    36.34   1.93   19.09   21.92  155.00   11.33  155.00   15.33
SHEN  First Shenango Bancorp of PA       31.50    65.27   2.20   21.75   18.64  144.83   15.86  144.83   14.32
GAF   GA Financial Corp. of PA           19.00   151.72   1.02   14.25   23.75  133.33   20.24  134.75   18.63
HARL  Harleysville SA of PA              25.75    42.54   2.00   13.31   17.64  193.46   12.64  193.46   12.88
LARL  Laurel Capital Group of PA         24.75    35.71   2.03   14.73   15.37  168.02   16.85  168.02   12.19
MLBC  ML Bancorp of Villanova PA(7)      25.94   292.94   1.15   12.80   20.43  202.66   14.14  206.20   22.56
PVSA  Parkvale Financial Corp of PA      32.25   130.77   2.54   18.54   18.75  173.95   13.19  175.27   12.70
PWBC  PennFirst Bancorp of PA            17.00    90.20   0.91   12.44   26.98  136.66   11.04  146.17   18.68
PWBK  Pennwood SB of PA                  17.25    10.01   0.92   15.04     NM   114.69   20.02  114.69   18.75
PHFC  Pittsburgh Home Fin. of PA         19.25    37.90   0.88   14.21   27.90  135.47   14.79  136.91   21.88
PRBC  Prestige Bancorp of PA             17.62    16.12   0.83   16.51     NM   106.72   11.88  106.72   21.23
PFNC  Progress Financial Corp. of PA     14.31    54.58   0.65    5.78   26.50  247.58   13.04  280.59   22.02
SVRN  Sovereign Bancorp of PA            16.00  1120.16   0.96    6.25   25.81  256.00   10.28     NM    16.67
THRD  TF Financial Corp. of PA           21.37    87.25   1.13   17.44   25.44  122.53   13.62  139.67   18.91
WVFC  WVS Financial Corp. of PA          28.25    49.35   2.11   18.83   16.72  150.03   16.75  150.03   13.39
YFED  York Financial Corp. of PA         24.37   170.78   1.29   14.28   24.13  170.66   14.69  170.66   18.89

Comparable Group
----------------

GAF   GA Financial Corp. of PA           19.00   151.72   1.02   14.25   23.75  133.33   20.24  134.75   18.63
HRBF  Harbor Federal Bancorp of MD       22.00    37.25   0.90   16.48     NM   133.50   17.21  133.50   24.44
LARL  Laurel Capital Group of PA         24.75    35.71   2.03   14.73   15.37  168.02   16.85  168.02   12.19
PEEK  Peekskill Fin. Corp. of NY         17.00    54.28   0.75   14.71   29.82  115.57   29.73  115.57   22.67
PWBK  Pennwood SB of PA                  17.25    10.01   0.92   15.04     NM   114.69   20.02  114.69   18.75
PHFC  Pittsburgh Home Fin. of PA         19.25    37.90   0.88   14.21   27.90  135.47   14.79  136.91   21.88
PRBC  Prestige Bancorp of PA             17.62    16.12   0.83   16.51     NM   106.72   11.88  106.72   21.23
SFED  SFS Bancorp of Schenectady NY      22.00    27.19   1.07   17.44     NM   126.15   15.73  126.15   20.56
THRD  TF Financial Corp. of PA           21.37    87.25   1.13   17.44   25.44  122.53   13.62  139.67   18.91
WHGB  WHG Bancshares of MD               15.63    22.85   0.57   14.16     NM   110.38   22.80  110.38   27.42





                                            Dividends(4)                 Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                        Amount/        Payout     Total Equity/ NPAs       Reported         Core       MEMO:  MEMO:
                                        Share  Yield  Ratio(5)  Assets Assets Assets   -------------  -------------- Exchange Offer-
                                        -----  -----  -------   ------ ------ ------    ROA     ROE     ROA     ROE   Ratio    ing
                                                                                       -----   -----  ------   -----  -----  -------
                                         ($)    (%)     (%)    ($Mil)   (%)   (%)       (%)    (%)      (%)     (%)        ($Mil)
Pennsylvania Savings Bank
-------------------------
 Range Maximum                          0.00   0.00    0.00     137  20.07    2.44    0.26    1.30    0.60    2.99   2.3981  15.1
 Range Midpoint                         0.00   0.00    0.00     136  19.05    2.47    0.23    1.21    0.57    3.01   2.0853  13.1
 Range Minimum                          0.00   0.00    0.00     134  18.14    2.50    0.20    1.12    0.55    3.03   1.8133  11.4
 Range Minimum                          0.00   0.00    0.00     133  17.21    2.53    0.17    1.02    0.53    3.05   1.5413   9.7

SAIF-Insured Thrifts(7)
-----------------------
 Averages                               0.38   1.67   30.28  1,158   12.91    0.79    0.63    5.45    0.85    7.48
 Medians                                 ---    ---     ---    ---     ---     ---     ---     ---     ---     ---

All Non-MHC State of PA(7)
--------------------------
 Averages                               0.38   1.71   28.01  1,126    9.47    0.67    0.69    7.38    0.94   10.10
 Medians                                 ---    ---     ---    ---     ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                               0.34   1.71   34.72    272   14.76    0.59    0.68    4.52    0.96    6.43
 Medians                                 ---    ---     ---    ---     ---     ---     ---     ---     ---     ---

State of PA
-----------

CVAL  Chester Valley Bancorp of PA      0.42   1.83   33.07    324    8.36    0.23    0.65    7.42    0.93   10.59
CMSB  Cmnwealth Bancorp of PA           0.28   1.44   31.82  2,289    9.63    0.50    0.55    5.26    0.70    6.71
FSBI  Fidelity Bancorp, Inc. of PA      0.36   1.69   20.93    363    6.75    0.44    0.51    7.35    0.81   11.71
FBBC  First Bell Bancorp of PA          0.40   2.52   32.52    714    9.83    0.07    1.07    7.64    1.24    8.87
FKFS  First Keystone Fin. Corp of PA    0.20   0.68   10.36    321    7.31    1.60    0.54    7.21    0.77   10.30
SHEN  First Shenango Bancorp of PA      0.60   1.90   27.27    411   10.95    0.54    0.89    7.82    1.16   10.18
GAF   GA Financial Corp. of PA          0.48   2.53   47.06    750   15.18    0.12    1.00    5.26    1.27    6.71
HARL  Harleysville SA of PA             0.40   1.55   20.00    337    6.53    0.03    0.75   11.71    1.03   16.04
LARL  Laurel Capital Group of PA        0.52   2.10   25.62    212   10.03    0.43    1.14   10.88    1.43   13.72
MLBC  ML Bancorp of Villanova PA(7)     0.40   1.54   34.78  2,071    6.98    0.46    0.74   10.23    0.67    9.27
PVSA  Parkvale Financial Corp of PA     0.65   2.02   25.59    991    7.58    0.27    0.73    9.76    1.08   14.42
PWBC  PennFirst Bancorp of PA           0.33   1.94   36.26    817    8.08    0.65    0.46    6.31    0.67    9.12
PWBK  Pennwood SB of PA                 0.32   1.86   34.78     50   17.45    0.98    0.70    4.05    1.12    6.54
PHFC  Pittsburgh Home Fin. of PA        0.24   1.25   27.27    256   10.92    1.60    0.62    4.71    0.79    6.00
PRBC  Prestige Bancorp of PA            0.12   0.68   14.46    136   11.13    0.30    0.37    2.84    0.65    5.01
PFNC  Progress Financial Corp. of PA    0.11   0.77   16.92    419    5.27    1.46    0.54   10.19    0.65   12.26
SVRN  Sovereign Bancorp of PA           0.08   0.50    8.33 10,898    4.01    0.57    0.44   11.07    0.68   17.14
THRD  TF Financial Corp. of PA          0.40   1.87   35.40    641   11.11    0.33    0.55    4.76    0.74    6.40
WVFC  WVS Financial Corp. of PA         0.80   2.83   37.91    295   11.16    0.30    1.07    8.59    1.34   10.72
YFED  York Financial Corp. of PA        0.60   2.46   46.51  1,162    8.61    2.39    0.62    7.41    0.79    9.46

Comparable Group
----------------

GAF   GA Financial Corp. of PA          0.48   2.53   47.06    750   15.18    0.12    1.00    5.26    1.27    6.71
HRBF  Harbor Federal Bancorp of MD      0.48   2.18   53.33    216   12.90    0.05    0.46    3.52    0.71    5.46
LARL  Laurel Capital Group of PA        0.52   2.10   25.62    212   10.03    0.43    1.14   10.88    1.43   13.72
PEEK  Peekskill Fin. Corp. of NY        0.36   2.12   48.00    183   25.73    1.22    0.98    3.54    1.29    4.65
PWBK  Pennwood SB of PA                 0.32   1.86   34.78     50   17.45    0.98    0.70    4.05    1.12    6.54
PHFC  Pittsburgh Home Fin. of PA        0.24   1.25   27.27    256   10.92    1.60    0.62    4.71    0.79    6.00
PRBC  Prestige Bancorp of PA            0.12   0.68   14.46    136   11.13    0.30    0.37    2.84    0.65    5.01
SFED  SFS Bancorp of Schenectady NY     0.28   1.27   26.17    173   12.47    0.73    0.44    3.41    0.79    6.09
THRD  TF Financial Corp. of PA          0.40   1.87   35.40    641   11.11    0.33    0.55    4.76    0.74    6.40
WHGB  WHG Bancshares of MD              0.20   1.28   35.09    100   20.65    0.15    0.51    2.23    0.85    3.75




                                 MEMO:
                                 Exchange  MEMO:
                                 Ratio  Offering
Pennsylvania Savings Bank
-------------------------
 Range Maximum
 Range Midpoint
 Range Minimum

SAIF-Insured Thrifts(7)
-----------------------
 Averages
 Medians

All Non-MHC State of PA(7)
--------------------------
 Averages
 Medians

Comparable Group Averages
-------------------------
 Averages
 Medians

State of PA
-----------

CVAL  Chester Valley Bancorp of PA
CMSB  Cmnwealth Bancorp of PA
FSBI  Fidelity Bancorp, Inc. of PA
FBBC  First Bell Bancorp of PA
FKFS  First Keystone Fin. Corp of PA
SHEN  First Shenango Bancorp of PA
GAF   GA Financial Corp. of PA
HARL  Harleysville SA of PA
LARL  Laurel Capital Group of PA
MLBC  ML Bancorp of Villanova PA(7)
PVSA  Parkvale Financial Corp of PA
PWBC  PennFirst Bancorp of PA
PWBK  Pennwood SB of PA
PHFC  Pittsburgh Home Fin. of PA
PRBC  Prestige Bancorp of PA
PFNC  Progress Financial Corp. of PA
SVRN  Sovereign Bancorp of PA
THRD  TF Financial Corp. of PA
WVFC  WVS Financial Corp. of PA
YFED  York Financial Corp. of PA

Comparable Group
----------------

GAF   GA Financial Corp. of PA
HRBF  Harbor Federal Bancorp of MD
LARL  Laurel Capital Group of PA
PEEK  Peekskill Fin. Corp. of NY
PWBK  Pennwood SB of PA
PHFC  Pittsburgh Home Fin. of PA
PRBC  Prestige Bancorp of PA
SFED  SFS Bancorp of Schenectady NY
THRD  TF Financial Corp. of PA
WHGB  WHG Bancshares of MD

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                    EXHIBITS

RP Financial, LC.


                                LIST OF EXHIBITS

Exhibit
Number                     Description
------                     -----------

  I-1                      Map of Office Locations

  I-2                      Audited Financial Statements

  I-3                      Key Operating Ratios

  I-4                      Investment Portfolio Composition

  I-5                      Yields and Costs

  I-6                      Loan Loss Allowance Activity

  I-7                      Loan Portfolio Duration

  I-8                      GAP Analysis

  I-9                      Loan Portfolio Composition

  I-10                     Loan Originations, Purchases, and Sales

  I-11                     Non-Performing Assets

  I-12                     Deposit Composition

  I-13                     Deposit Maturities


  II-1                     List of Office Locations

  II-2                     Historical Interest Rates

  II-3                     Demographic/Economic Reports


 III-1                     General Characteristics of Publicly-Traded
                           Institutions

 III-2                     Peer Group Screen #1

 III-3                     Peer Group Screen #2

 IV-1                      Stock Prices:  September 19, 1997

 IV-2                      Historical Stock Price Indices

 IV-3                      Historical Thrift Stock Indices

 IV-4                      Market Area Acquisition Activity

 IV-5                      Directors and Management Summary Resumes

 IV-6                      Pro Forma Regulatory Capital Ratios

 IV-7                      Impact of Waived Dividends

 IV-8                      Peer Group Core Earnings Analysis

 IV-9                      Pro Forma Analysis Sheet

 IV-10                     Pro Forma Effect of Conversion Proceeds


  V-1                      Firm Qualifications Statement

                                  EXHIBIT I-1
                           Pennsylvania Savings Bank
                            Map of Office Locations








                                     [MAP]

                                  EXHIBIT I-2
                           Pennsylvania Savings Bank
                          Audited Financial Statements
                          [Incorporated by Reference]

                                  EXHIBIT I-3
                           Pennsylvania Savings Bank
                              Key Operating Ratios



PERFORMANCE RATIOS:
Return on average assets                         0.30%        0.41%        0.12%        0.60%        0.63%        1.08%        0.76%
Return on average equity                         2.43%        3.22%        0.97%        7.00%        7.24%       11.42%        9.17%
Interest rate spread                             3.00%        2.66%        2.88%        3.24%        3.61%        3.55%        2.77%

ASSET QUALITY RATIOS:
Nonperforming loans to total loans               4.63%        4.67%        4.84%        4.41%        4.20%        2.85%        3.71%
Nonperforming assets to total assets             2.70%        2.56%        2.74%        2.47%        2.49%        2.07%        2.17%
Allowance for loan losses to total loans         0.33%        0.37%        0.36%        0.39%        0.41%        0.35%        0.38%
Allowance for loan losses to
  nonperforming loans                            7.18%        7.82%        7.45%        8.91%        9.65%       12.38%       10.28%
Allowance for loan losses to
  nonperforming assets                           6.18%        6.69%        6.38%        7.38%        8.37%        9.36%        9.43%
Net charge-offs as a percentage of
  total loans                                      --           --         0.23%        0.05%          --           --           --
Loans past due (90 days or more)                2,885        2,660        2,779        2,335        2,155        1,511        1,819
Loans past due 90 days and accruing                --           --           --           --           --           --           --
Total nonperforming loans                       2,885        2,660        2,779        2,335        2,155        1,511        1,819
Real estate owned (REO)                           467          449          465          482          330          486          486
Total nonperforming assets                      3,352        3,109        3,244        2,817        2,485        1,997        2,305

                                  EXHIBIT 1-4
                           Pennsylvania Savings Bank
                        Investment Portfolio Composition

                                                                              Held to Maturity
                                                                                  At June 30,
                                                      --------------------------------------------------------------
                                                                                    1997
                                                      --------------------------------------------------------------
                                                                         Gross             Gross
                                                        Amor-            Unreal-           Unreal-
                                                        tized             ized              ized             Fair
                                                        Cost              Gains            Losses            Value
                                                      ---------         ---------         --------          --------
                                                                                (In Thousands)
Investment Securities:
 Investment in mutual funds ................           $    --           $    --           $    --           $    --
Debt:
 FHLB ......................................            13,215                --                36            13,179
 FNMA ......................................             3,000                 3                --             3,003
 FHLMC .....................................             1,000                --                --             1,000
                                                       -------           -------           -------           -------
   Total Debt Securities ...................            17,215                 3                36            17,182
Mortgage-backed securities:
 GNMA ......................................             2,272                91                --             2,363
 CMO .......................................               177                --                 1               176
 FHLMC .....................................               125                12                --               137
                                                       -------           -------           -------           -------
    Total mortgage-backed securities held to
      maturity .............................             2,574               103                 1             2,676
                                                       -------           -------           -------           -------
    Total securities held to maturity ......           $19,789           $   106           $    37           $19,858
                                                       =======           =======           =======           =======

                                                                               Held to Maturity
                                                                                At December 31,
                                                       ---------------------------------------------------------------
                                                                                     1996
                                                       ---------------------------------------------------------------
                                                                           Gross             Gross
                                                         Amor-            Unreal-            Unreal-
                                                         tized             ized               ized             Fair
                                                         Cost              Gains             Losses            Value
                                                       ---------         ---------          --------          --------
                                                                                 (In Thousands)
Investment Securities:
 Investment in mutual funds .........................   $    --           $    --           $    --           $    --
Debt:
 FHLB ...............................................     8,000                --                32             7,968
 FNMA ...............................................     2,999                 4                --             3,003
 FHLMC ..............................................     1,000                --                --             1,000
 Federal Farm Credit ................................       657                --                --               657
                                                        -------           -------           -------           -------
    Total Debt Securities ...........................    12,656                 4                32            12,628
Mortgage-backed securities:
 GNMA ...............................................     2,355                90                --             2,445
 CMO ................................................       227                --                 3               224
 FHLMC ..............................................       166                16                --               182
                                                        -------           -------           -------           -------
    Total mortgage-backed securities held to maturity     2,748               106                 3             2,851
                                                        -------           -------           -------           -------
    Total securities held to maturity ...............   $15,404           $   110           $    35           $15,479
                                                        =======           =======           =======           =======

                                                                               Available for Sale
                                                                                  June 30, 1997
                                                         ------------------------------------------------------------
                                                                             Gross           Gross
                                                          Amortized        Unrealized      Unrealized          Fair
                                                             Cost            Gains           Losses            Value
                                                         -----------      ------------     ------------       -------
                                                                                 (In thousands)
Investment Securities:
 Equity:
  Investment in mutual funds ....................           $2,354           $    6           $ --             $2,360
                                                            ------           ------           ------           ------
 Debt:
   FHLB Notes ...................................            2,000             --                 10            1,990
   SLMA .........................................            1,000             --                 22              978
                                                            ------           ------           ------           ------
   Total debt securities available for sale .....            3,000             --                 32            2,968
Mortgage-backed Securities
   FNMA .........................................            2,497             --                126            2,371
   FHLMC ........................................              786             --                 13              773
                                                            ------           ------           ------           ------
   Total mortgage-backed securities available for
    sale ........................................            3,283             --                139            3,144
                                                            ------           ------           ------           ------
   Total available-for-sale securities ..........           $8,637           $    6           $  171           $8,472
                                                            ======           ======           ======           ======

                                                                               Available for Sale
                                                                               December 31, 1996
                                                         ------------------------------------------------------------
                                                                             Gross            Gross
                                                          Amortized        Unrealized      Unrealized          Fair
                                                            Cost             Gains           Losses            Value
                                                         -----------      ------------    ------------        -------
                                                                                 (In thousands)
Investment Securities:
 Equity:
  Investment in mutual funds ....................           $2,305           $   47           $ --             $2,352
                                                            ------           ------           ------           ------
 Debt:
   FHLB Notes ...................................            3,000             --                 15            2,985
   SLMA .........................................            1,000             --                 21              979
                                                            ------           ------           ------           ------
    Total debt securities available for sale ....            4,000             --                 36            3,964
                                                            ------           ------           ------           ------
Mortgage-backed Securities:
   FNMA .........................................            2,530             --                110            2,420
   FHLMC ........................................              792             --                 18              774
                                                            ------           ------           ------           ------
   Total mortgage-backed securities available for
    sale ........................................            3,322             --                128            3,194
                                                            ------           ------           ------           ------
   Total available-for-sale securities ..........           $9,627           $   47           $  164           $9,510
                                                            ======           ======           ======           ======

                                  EXHIBIT I-5
                           Pennsylvania Savings Bank
                                Yields and Costs

                                                                  Six Months Ended June 30,
                                            ----------------------------------------------------------------------
                                                           1997                                1996
                                            ----------------------------------   ---------------------------------
                                             Average                   Yield/     Average                   Yield/
                                             Balance      Interest      Rate      Balance      Interest     Rate
                                            ----------   ----------   --------   ---------    ----------   -------
                                                                    (Dollars in thousands)
ASSETS
Interest-earning assets:
 Interest-earning deposits(1)   .........   $ 28,076       $   655     4.67%     $ 31,198       $   667     4.28%
 Investment securities    ...............     21,089           743     7.05%       16,501           491     5.95%
 Mortgage-backed securities  ............      5,956           197     6.62%        6,730           223     6.63%
 Net loans    ...........................     59,298         2,628     8.86%       55,026         2,486     9.04%
                                            ---------     --------               ---------     --------
   Total interest-earning assets   ......    114,419         4,223     7.38%      109,455         3,867     7.07%
Noninterest-earning assets   ............      5,911                                5,792
                                            ---------                            ---------
   Total assets  ........................   $120,330                             $115,247
                                            =========                            =========
LIABILITIES
Interest-bearing liabilities:
 Savings deposits   .....................   $ 39,086           580     2.97%     $ 38,151           520     2.73%
 Certificates    ........................     60,579         1,604     5.30%       53,732         1,507     5.61%
                                            ---------     --------               ---------     --------
   Total deposits   .....................     99,665         2,184     4.38%       91,883         2,027     4.41%
 Borrowed money  ........................         --            --                     --            --
   Total interest-bearing liabilities   .     99,665         2,184     4.38%       91,883         2,027     4.41%
                                            ---------     --------               ---------     --------
Non-interest-bearing liabilities   ......      6,261                                9,266
                                            ---------                            ---------
   Total liabilities   ..................    105,926                              101,149
 Shareholders' equity  ..................     14,404                               14,098
                                            ---------                            ---------
 Total liabilities and shareholders'
   equity  ..............................   $120,330                             $115,247
                                            =========                            =========
Net interest income    ..................                  $ 2,039                              $ 1,840
                                                          ========                             ========
Interest rate spread(2)   ...............                              3.00%                                2.66%
Net yield on interest-earning assets(3)                                3.56%                                3.36%
Ratio of interest-earning assets to
 interest-bearing liabilities   .........                              1.15X                                1.19X

------------
(1) Includes interest-earning deposits with the Federal Home Loan Bank of Pittsburgh.

(2) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Represents net interest earnings divided by average interest-earning assets.

(4) Yield/rate data is annualized.

                                                 Year Ended December 31,               Year Ended September 30,
                                            ----------------------------------   ------------------------------------
                                                           1996                                  1995
                                            ----------------------------------   ------------------------------------
                                             Average                   Yield/     Average                    Yield/
                                             Balance      Interest      Rate      Balance      Interest       Rate
                                            ---------    ----------   --------   ----------   ----------   ----------
                                                                     (Dollars in thousands)
ASSETS
Interest-earning assets:
 Interest-earning deposits(1)   .........   $ 27,803       $1,207       4.34%    $ 24,782       $  818        3.30%
 Investment securities    ...............     18,880        1,183       6.27       21,063        1,134        5.38
 Mortgage-backed securities  ............      6,494          431       6.64        6,884          493        7.16
 Net loans    ...........................     56,048        5,118       9.13       51,259        4,745        9.26
                                            ---------      -------    -------    ---------      -------     -------
   Total interest-earning assets   ......    109,225        7,939       7.27      103,988        7,190        6.91%
                                            ---------      -------    -------    ---------      -------     -------
Noninterest-earning assets   ............      6,777                                5,756
                                            ---------                            ---------
   Total assets  ........................   $116,002                             $109,744
                                            =========                            =========
LIABILITIES
Interest-bearing liabilities:
 Savings deposits   .....................   $ 40,677        1,122       2.76%    $ 44,277        1,206        2.72%
 Certificates    ........................     52,253        2,960       5.66       49,416        2,237        4.53
                                            ---------      -------    -------   ---------      --------    --------
   Total deposits   .....................     92,930        4,082       4.39       93,693        3,443        3.67
   Borrowed money   .....................         --           --         --           --           --          --
                                            ---------      -------    -------    ---------      -------     -------
   Total interest-bearing liabilities   .     92,930        4,082       4.39%      93,693        3,443        3.67%
                                            ---------      -------    -------    ---------      -------     -------
Noninterest-bearing liabilities    ......      8,904                                6,560
                                            ---------                            ---------
   Total liabilities   ..................    101,834                              100,253
Retained earnings or shareholders'
 equity    ..............................     14,168                                9,491
                                            ---------                            ---------
 Total liabilities and retained
   earnings or shareholders' equity .       $116,002                             $109,744
                                            =========                            =========
Net interest income    ..................                  $3,857                               $3,747
                                                           =======                              =======
Interest rate spread(2)   ...............                               2.88%                                 3.24%
Net yield on interest-earning assets(3)                                 3.53%                                 3.60%
Ratio of interest-earning assets to
 interest-bearing liabilities   .........                               1.18x                                 1.11x

------------
(1) Includes interest-earning deposits with the Federal Home Loan Bank of Pittsburgh.

(2) Represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(3) Represents net interest earnings divided by average interest-earning assets.

                                  EXHIBIT I-6
                           Pennsylvania Savings Bank
                          Loan Loss Allowance Activity


                                                      Six Months            Year Ended                 Years Ended
                                                    Ended June 30,         December 31,               September 30,
                                                -----------------------   --------------   ----------------------------------
                                                   1997         1996           1996           1995         1994         1993
                                                --------      -------        -------       --------     --------     --------
                                                                            (Dollars in thousands)
Allowance, beginning of period   ............    $   207      $   208        $   208        $   208      $   187      $   187
Total charge-offs    ........................         --           --            133             27           --           --
                                                 -------      -------        -------        -------      -------      -------
Total recoveries  ...........................         --           --             --             --           --           --
                                                 -------      -------        -------        -------      -------      -------
Net charge-offs (recoveries)  ...............         --           --            133             27           --           --
Provision charged to operations  ............         --           --            132             27           21           --
                                                 -------      -------        -------        -------      -------      -------
Allowance, end of period   ..................    $   207      $   208        $   207        $   208      $   208      $   187
                                                 =======      =======        =======        =======      =======      =======
Charge-offs (recoveries) to average loans   .       0.00%        0.00%          0.23%          0.05%        0.00%        0.00%
Allowance for loan losses as a percentage
 of period-end loans    .....................       0.33%        0.37%          0.36%          0.39%        0.41%        0.35%


                                  EXHIBIT I-7
                           Pennsylvania Savings Bank
                            Loan Portfolio Duration



                                                      Amounts at June 30, 1997
                                    -------------------------------------------------------------
                                                  Multi-                     Consumer
                                     One to     Family and                     and
                                      Four      Commercial     Construc-    Commercial    Total
                                     Family     Real Estate      tion        Business     Loans
                                    ---------  -------------  -----------  ------------  --------
                                                           (In thousands)
Amounts due:
 Non-accrual                         $ 1,111      $   313       $   --        $   --      $ 1,424
 Within one year                       8,015          941        2,128         1,594       12,678
After one year:
 1-3 years                               479        1,746           --           541        2,766
 3 to 5 years                          1,563        5,005           --           188        6,756
 5 to 10 years                         3,794          841           --            85        4,720
 Over 10 years                        32,970        1,553           --            --       34,523
  Total due after one year            38,806        9,145           --           814       48,765
  Total amount                       $47,932      $10,399       $2,128        $2,408      $62,867

                                  EXHIBIT I-8
                           Pennsylvania Savings Bank
                                  Gap Analysis

                                                   More than    More Than    More Than     More Than
                                                   One Year     Two Years      Three       Five Years
                                     Within One     To Two      To Three      Years To      To Ten      More Than
                                        Year         Years        Years      Five Years      Years      Ten Years     Total
                                    ------------  -----------  -----------  ------------  -----------  -----------  ---------
                                                                     (Dollars in thousands)
Interest-earning assets:
 Loans (1)(2)
 Mortgage loans:
   Residential....................   $   2,395    $    115     $    365      $   1,563    $  3,794     $ 32,970      $ 41,202
   Commercial ....................         663         826          920          5,005         841        1,553         9,808
   Land and construction
    loans.........................       2,406                                                                          2,406
   Consumer loans ................         226         114          428            188          85           --         1,041
   Other loans....................       1,285                                                                          1,285
                                     ---------    --------     --------      ---------    --------     --------      --------
    Total loans ..................       6,975       1,055        1,713          6,756       4,720       34,523        55,742
                                     ---------    --------     --------      ---------    --------     --------      --------
   Mortgage-backed
    securities(3)  ...............         576         509          451            954       3,075           --         5,565
   Mortgage loans held for
    sale..........................       5,620                                                                          5,620
   Investment securities(4) ......      19,183       1,000           --             --          --           --        20,183
   Other interest-earning
    assets........................      26,220                                                                         26,220
                                     ---------                                                                       --------
    Total interest-earning
      assets .....................   $  58,574    $  2,564     $  2,164      $   7,710    $  7,795     $ 34,523      $113,330
                                     =========    ========     ========      =========    ========     ========      ========
Interest-bearing liabilities:
 Transaction accounts ............   $   5,363                                                                       $  5,363
 Money market accounts ...........       7,710                                                                          7,710
Other savings accounts ...........         772                                                                            772
 Passbook accounts(5) ............       3,897       3,313        2,816          4,787      11,170           --        25,983
 Certificate of deposit over
   100,000........................       8,277         531          103            400          --           --         9,311
 Certificate of deposit under
   100,000 .......................      40,994       5,951        2,074          1,204         520            9        50,752
 Repurchase agreement.............       1,824         956          173             --          --           --         2,953
                                     ---------    --------     --------      ---------    --------     --------      --------
   Total interest-bearing
    liabilities ..................   $  68,837    $ 10,751     $  5,166      $   6,391    $ 11,690     $      9      $102,844
                                     =========    ========     ========      =========    ========     ========      ========
Interest-bearing assets net of
 interest-bearing liabilities ....     (10,263)     (8,187)      (3,002)         1,319      (3,895)      34,514        10,486
Cumulative excess (deficiency)
 interest-bearing assets over
 interest-bearing liabilities ....     (10,263)    (18,450)     (21,452)       (20,133)    (24,028)      10,486
Cumulative excess (deficiency)
 of interest-earning assets
 over interest-bearing liabili-
 ties as a percentage of total
 assets   ........................       -8.26%     -14.84%      -17.26%        -16.20%     -19.33%        8.44%

------------
(1) Net of deferred loan fees and the allowance for loan losses.

(2) Adjustable-rate loans are included in the period in which interest rates are next scheduled to adjust rather than in the period in which they are contractually due to mature. Fixed-rate loans are included in the period in which they are contractually due to mature.

(3) Reflects the repricing of the underlying loans and/or the expected average life of the mortgage-backed security.

(4) Reflects repricing or contractual maturity.

(5) For passbook accounts, which totalled $25.98 million, or 24.88% of total deposits at June 30, 1997, assumes an annual decay rate of 15% through the fifth year, based upon historical trends.

                                  EXHIBIT I-9
                           Pennsylvania Savings Bank
                           Loan Portfolio Composition


                                                   At June 30,                    At December 31,
                                    ------------------------------------------  --------------------
                                            1997                  1996                  1996
                                    --------------------  --------------------  --------------------
                                     Amount     Percent    Amount     Percent    Amount     Percent
                                    ---------  ---------  ---------  ---------  ---------  ---------
                                                         (Dollars in thousands)
Residential real
 estate loans.....................   $47,932    76.24%     $48,074    84.35%     $49,616    85.71%
Real estate
 construction loans...............     2,128     3.38        1,085     1.90          661     1.14
Multi-family real
 estate loans.....................       711     1.13          665     1.17          654     1.13
Commercial real
 estate loans.....................     9,688    15.41        5,609     9.84        5,575     9.63
Commercial business
 loans............................     1,190     1.89          594     1.04          368     0.64
Consumer loans(1).................     1,218     1.95          964     1.70        1,016     1.75
                                     -------   -------     -------   -------     -------   -------
  Total loans(2) .................   $62,867   100.00%     $56,991   100.00%     $57,890   100.00%
                                     =======   =======     =======   =======     =======   =======
Less:
 Unearned fees and discounts......   $   456               $   502               $   495
 Undisbursed loan proceeds........        64                    13                     5
 Allowance for loan losses........       207                   208                   207
                                     --------              --------              --------
 Net Loans .......................   $62,140               $56,268               $57,183
Total loans with:
 Fixed rates .....................   $56,594    90.02%    $ 52,291    91.75%     $53,298    92.07%
 Adjustable rate .................     6,273     9.98        4,700     8.25        4,592     8.36
                                     -------   -------     -------   -------     -------   -------
  Total loans(2) .................   $62,867   100.00%     $56,991   100.00%     $57,890   100.00%
                                     =======   =======     =======   =======     =======   =======


                                                             At September 30,
                                    ------------------------------------------------------------------
                                            1995                  1994                   1993
                                    --------------------  --------------------  ----------------------
                                     Amount     Percent    Amount     Percent    Amount      Percent
                                    ---------  ---------  ---------  ---------  ---------  -----------
Residential real
 estate loans.....................   $44,074    83.27%     $43,290    84.34%     $45,802      86.40%
Real estate
 construction loans ..............       829     1.57          339     0.66          651       1.23
Multi-family real
 estate loans ....................       508     0.96          405     0.79          412       0.78
Commercial real
 estate loans ....................     5,940    11.22        5,819    11.34        5,192       9.79
Commercial business
 loans ...........................       602     1.14          780     1.52          236       0.45
Consumer loans(1) ................       977     1.84          696     1.36          720       1.36
                                     -------   -------     -------   -------     -------    -------
  Total loans(2) .................   $52,930   100.00%     $51,329   100.00%     $53,013     100.00%
                                     =======   =======     =======   =======     =======     =======
Less:
 Unearned fees and discounts......   $   464               $   ---               $   ---
 Undisbursed loan proceeds........         5                    24                    10
 Allowance for loan losses........       208                   208                   187
                                     -------               -------               -------
 Net Loans........................   $52,253               $51,097               $52,816
Total loans with:
 Fixed rates......................   $48,673    91.96%     $46,925    91.42%     $48,673      91.81%
 Adjustable rate..................     4,257     8.04        4,404     8.58        4,340       8.19
                                     -------   -------     -------   -------     -------    -------
  Total loans(2)..................   $52,930   100.00%     $51,329   100.00%     $53,013     100.00%
                                     =======   =======     =======   =======     =======     =======

------------
(1) Consists of both secured and unsecured personal loans.

(2) Includes loans originated and held by the Savings Bank's subsidiaries, which amount to $4.6 million at December 31, 1996.

                                  EXHIBIT I-10
                           Pennsylvania Savings Bank
                    Loan Originations, Purchases, and Sales


                                                  For the six months
                                                         ended                For the year ended          For the years ended
                                                       June 30,                   December 31,                September 30,
                                              ---------------------------        --------------        ---------------------------
                                                1997               1996               1996               1995               1994
                                              --------           --------        --------------        --------           --------
Total net loans receivable at
 beginning of period ...............          $ 57,183           $ 54,318           $ 54,791           $ 51,097           $ 52,815
                                              --------           --------           --------           --------           --------
Originations Real estate loans .....            12,850             10,135             20,062               8661              14041
Consumer and commercial
 business loans ....................             1,234                402              1,033                951                398
                                              --------           --------           --------           --------           --------
Total loan originations ............            14,084             10,537             21,095              9,822             14,439
                                              --------           --------           --------           --------           --------
Loans purchased ....................                 0                  0                  0                  0                  0
                                              --------           --------           --------           --------           --------
Principal repayments and sales of
 loans .............................            (9,166)            (8,587)           (18,872)            (8,447)           (16,193)
                                              --------           --------           --------           --------           --------
Increase (decrease) in loans in
 process ...........................                59                                   (31)               (19)                14
                                              --------           --------           --------           --------           --------
Increase (decrease) in allowance
 for loan losses ...................                 0                  0                  0                  0                 21
                                              --------           --------           --------           --------           --------
Net increase (decrease) in loans ...             4,957              1,950              2,392              1,156             (1,718)
                                              --------           --------           --------           --------           --------
Total net loans receivable at end of
 period ............................          $ 62,140           $ 56,268           $ 57,183           $ 52,253           $ 51,097
                                              ========           ========           ========           ========           ========

                                  EXHIBIT I-11
                           Pennsylvania Savings Bank
                             Non-Performing Assets



                                                  At June 30,         At December 31,                 At September 30,
                                             --------------------  --------------------  -----------------------------------------
                                                1997       1996       1996       1995       1995       1994       1993      1992
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  --------
                                                              (Dollars in thousands)
Loans past due 90 days or more as to
 interest or principal and accruing interest $   1,461  $   1,993  $   2,009  $   1,645  $   1,565  $   1,417  $   1,167  $  1,174
Nonaccrual loans(1) ........................     1,424        667        770        607        770        738        344       645
Loans restructured to provide a reduction
 or deferral of interest principal .........        --         --         --         --         --         --         --        --
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  --------
Total nonperforming loans ..................     2,885      2,660      2,779      2,252      2,335      2,155      1,511     1,819
Real estate owned (REO) ....................       467        449        465        528        482        330        486       163
                                             ---------  ---------  ---------  ---------  ---------  ---------  ---------  --------
Total nonperforming assets ................. $   3,352  $   3,109  $   3,244  $   2,780  $   2,817  $   2,486  $   1,997  $  1,982
                                             =========  =========  =========  =========  =========  =========  =========  ========
Nonperforming loans to total loans .........       4.6        4.6        4.8        4.1        4.4        4.2        2.8      3.71%
Nonperforming assets to total assets .......       2.7        2.5        2.7        2.4        2.4        2.4        2.0      2.17
Allowance for loan losses to total loans ...       0.3        0.3        0.3        0.3        0.3        0.4        0.3      0.38
Allowance for loan losses to
 nonperforming loans .......................       7.1        7.8        7.4        9.2        8.9        9.6       12.3     10.28
Allowance for loan losses to
 nonperforming assets ......................       6.1        6.6        6.3        7.4        7.3        8.3        9.3      9.43
Net charge-offs as a percentage of total
 loans .....................................        --         --        0.2        0.1       0.05         --         --        --




(1) Except in the case of residential and commercial real estate loans, the Savings Bank classifies as nonperforming all loans three months or more delinquent.

                                  EXHIBIT I-12
                           Pennsylvania Savings Bank
                              Deposit Composition



                                                                           At June 30,
                                            --------------------------------------------------------------------------
                                                            1997                                  1996
                                            ------------------------------------   -----------------------------------
                                                                       Weighted                               Weighted
                                                                       Average                                Average
                                                            % of       Nominal                     % of       Nominal
                                             Balance      Deposits       Rate       Balance      Deposits      Rate
                                            ----------   ----------   ----------   ----------   ----------   ---------
                                                                      (Dollars in thousands)
Savings deposit accounts  ...............   $ 28,118        26.92%       2.49%     $ 31,126        30.39%      2.50%
NOW accounts  ...........................      9,176         8.79        1.09        12,151        11.86       0.66
Money market accounts  ..................      7,710         7.38        3.63         5,740         5.60       3.57
Retail certificate of deposit   .........     54,147        51.85        5.41        49,683        48.51       5.31
Jumbo certificates of deposit(1)   ......      5,286         5.06%       5.72%        3,727         3.64       5.52%
                                            ---------     -------                  ---------     --------
 Total deposits  ........................   $104,437       100.00%                 $102,427       100.00%
                                            =========     =======                  =========     ========


                                                      At December 31,                       At September 30,
                                            ------------------------------------   ----------------------------------
                                                            1996                                  1995
                                            ------------------------------------   ----------------------------------
                                                                       Weighted                              Weighted
                                                                       Average                               Average
                                                            % of       Nominal                    % of       Nominal
                                             Balance      Deposits       Rate       Balance     Deposits      Rate
                                            ----------   ----------   ----------   ---------   ----------   ---------
                                                                     (Dollars in thousands)
Savings deposit accounts  ...............   $ 28,992        28.83%      2.49%      $33,263        34.63%      3.00%
NOW accounts  ...........................      9,105         9.05        1.09        3,845         4.00       1.04
Money market accounts  ..................      6,266         6.23        3.63        4,884         5.08       3.61
Retail certificate of deposit   .........     50,175        49.89        5.41       49,243        51.27       5.55
Jumbo certificates of deposit(1)   ......      6,036         6.00       5.72%        4,818         5.02       5.62%
                                            ---------     -------                  --------     -------
 Total deposits  ........................   $100,574       100.00%                 $96,053       100.00%
                                            =========     =======                  ========     =======

1 _________________________
2 (1) Includes only certificates of deposit of greater than $100,000 bearing
3     negotiated rates.

                                  EXHIBIT I-13
                           Pennsylvania Savings Bank
                               Deposit Maturities


                                            Period to Maturity from
                             ------------------------------------------------------
                                                 June 30, 1997
                             ------------------------------------------------------
                              Within One       One to
                                 Year        Three Years     Thereafter     Total
                             ------------   -------------   ------------   --------
                                              (Dollars in thousands)
4.00% - Less  ............     $   350         $  246          $    4      $   600
4.001% - 6.000%  .........      45,940          7,037           2,116       55,093
6.001% - 8.000%  .........       2,064          1,306             284        3,654
8.001% - 10.000%    ......          36             25              25           86
10.001% - 99.999%   ......          --             --              --           --
                               --------        -------         -------     --------
 Total  ..................     $48,390         $8,614          $2,429      $59,433
                               ========        =======         =======     ========

                                  EXHIBIT II-1
                           Pennsylvania Savings Bank
                            List of Office Locations

Properties

         As of June 30, 1997, the Savings Bank conducted operations through an executive/administrative office, six, (6) full-service offices and a branch administrative office. The Savings Bank owns five (5) of the six (6) full-service offices and the branch administrative office. The Savings Bank is leasing its Center City Philadelphia full-service office and executive office for a term of eleven years.

                                  Exhibit II-2
                          Historical Interest Rates(1)



                                Prime        90 Day       One Year       30 Year
Year/Qtr. Ended                 Rate         T-Bill        T-Bill        T-Bond
---------------                 ----         ------        ------        ------

1991:      Quarter 1           8.75%         5.92%          6.24%         8.26%
           Quarter 2           8.50%         5.72%          6.35%         8.43%
           Quarter 3           8.00%         5.22%          5.38%         7.80%
           Quarter 4           6.50%         3.95%          4.10%         7.47%

1992:      Quarter 1           6.50%         4.15%          4.53%         7.97%
           Quarter 2           6.50%         3.65%          4.06%         7.79%
           Quarter 3           6.00%         2.75%          3.06%         7.38%
           Quarter 4           6.00%         3.15%          3.59%         7.40%

1993:      Quarter 1           6.00%         2.95%          3.18%         6.93%
           Quarter 2           6.00%         3.09%          3.45%         6.67%
           Quarter 3           6.00%         2.97%          3.36%         6.03%
           Quarter 4           6.00%         3.06%          3.59%         6.34%

1994:      Quarter 1           6.25%         3.56%          4.44%         7.09%
           Quarter 2           7.25%         4.22%          5.49%         7.61%
           Quarter 3           7.75%         4.79%          5.94%         7.82%
           Quarter 4           8.50%         5.71%          7.21%         7.88%

1995:      Quarter 1           9.00%         5.86%          6.47%         7.43%
           Quarter 2           9.00%         5.57%          5.63%         6.63%
           Quarter 3           8.75%         5.42%          5.68%         6.51%
           Quarter 4           8.50%         5.09%          5.14%         5.96%

1996:      Quarter 1           8.25%         5.14%          5.38%         6.67%
           Quarter 2           8.25%         5.16%          5.68%         6.87%
           Quarter 3           8.25%         5.03%          5.69%         6.92%
           Quarter 4           8.25%         5.18%          5.49%         6.64%

1997:      Quarter 1           8.50%         5.32%          6.00%         7.10%
           Quarter 2           8.50%         5.17%          5.66%         6.78%
September 19, 1997             8.50%         5.04%          5.46%         6.38%


(1) End of period data.

Source: SNL Securities.

                                  Exhibit II-2
                            STATE DEMOGRAPHIC REPORT



                      State 00
                 State Name UNITED STATES

Population                                      1997 Age Distribution        1997 Average Disposable Income
----------                                      ---------------------        ------------------------------
1980                 226,542,204                   0-4         7.2            Total                $35,584
1990                 248,709,873                   5-9         7.4            Householder <35      $30,999
1997                 267,805,150                  10-14        7.1            Householder 35-44    $40,281
2002                 281,208,787                  15-19        7.1            Householder 45-54    $45,940
                                                  20-24        6.5            Householder 55-64    $39,611
Population Growth Rate         1                  25-44       31.4            Householder 65+      $22,603
Households                                        45-64       20.5
----------                                        65-84       11.3
1990                  91,947,410                   85+         1.4                  Spending Potential Index*
1997                  99,019,931                   18+        74.3                  -------------------------
2002                 104,000,643                Median Age                          Auto Loan           100
                                                ----------                          Home Loan           100
                                                1990          32.9                  Investments         100
Household Growth Rate          1                1997          34.8                  Retirement Plans    100
Average Household Size 2.64                                                         Home Repair         100
                                                Male/Female Ratio       95.9        Lawn & Garden       100
Families                                        Per Capita Income    $18,100        Remodeling          100
--------                                                                            Appliances          100
1990                  64,517,947                1997 Household Income*              Electronics         100
1997                  68,999,546                ----------------------              Furniture           100
                                                Base       99,019,225               Restaurants         100
Family Growth Rate             0.9              % <$15K          17.7               Sporting Goods      100
                                                % $15K-25K       14.4               Theater/Concerts    100
Race            1990          1997              % $25K-50K       33.5               Toys & Hobbies      100
----            ----          ----              % $50K-100K      26.5               Travel              100
% White         80.3          78.4              % $100K-150K      5.4               Video Rental        100
% Black         12.1          12.4              % >$150K          2.6               Apparel             100
% Asian                                         Median Household Income             Auto Aftermarket    100
  /Pacific Isl.  2.9           3.7              ------------------------            Health Insurance    100
% Hispanic*        9          10.8              1997          $36,961
                                                2002          $42,042

      Pets & Supplies     100

--------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI        (800) 292-CACI FAX: (703) 243-6272            10/8/97

                            STATE DEMOGRAPHIC REPORT



                       State 42
                  State Name PENNSYLVANIA

Population                              1997 Age Distribution       1997 Average Disposable Income
----------                              ---------------------       ------------------------------
1980             11,864,720               0-4          6.3           Total                $34,866
1990             11,881,643               5-9          6.9           Householder <35      $31,173
1997             12,064,301              10-14         6.8           Householder 35-44    $40,274
2002             12,242,288              15-19         6.9           Householder 45-54    $46,631
                                         20-24         6.2           Householder 55-64    $39,290
Population Growth Rate 0.2               25-44        29.3           Householder 65+      $21,312
Households                               45-64        21.7
----------                               65-84          14                 Spending Potential Index*
1990              4,495,966               85+          1.8                 -------------------------
1997              4,580,592               18+         76.1                 Auto Loan            99
2002              4,662,073             Median Age                         Home Loan            94
                                        ----------                         Investments         102
                                        1990            35                 Retirement Plans     97
Household Growth Rate     0.3           1997          37.2                 Home Repair          99
Average Household Size 2.56                                                Lawn & Garden        98
                                        Male/Female Ratio      92.6        Remodeling           98
Families                                Per Capita Income   $18,013        Appliances          100
--------                                                                   Electronics          97
1990              3,155,989                                                Furniture            99
1997              3,147,326             1997 Household Income*             Restaurants          97
                                        ----------------------             Sporting Goods       99
                                        Base        4,580,564              Theater/Concerts     98
Family Growth Rate          0           % <$15K          17.7              Toys & Hobbies      101
                                        % $15K-25K       14.8              Travel               99
Race              1990   1997           % $25K-50K         35              Video Rental         98
----              ----   ----           % $50K-100K      25.3              Apparel              97
% White           88.5   87.5           % $100K-150K      4.9              Auto Aftermarket     97
% Black            9.2    9.5           % >$150K          2.3              Health Insurance    101
% Asian                                 Median Household Income            Pets & Supplies     100
  /Pacific Isl.    1.2    1.6           -----------------------
% Hispanie           2    2.5           1997             $36,131
                                        2002             $41,557



--------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272           10/8/97

                             MSA DEMOGRAPHIC REPORT



                   MSA 6160
              MSA Name PHILADELPHIA, PA-NJ

Population                               1997 Age Distribution         1997 Average Disposable Income
----------                               ---------------------         ------------------------------
1980               4,781,235                0-4        6.9             Total                 $41,951
1990               4,922,175                5-9        7.5             Householder <35       $37,183
1997               4,956,089               10-14       7.1             Householder 35-44     $46,106
2002               5,030,763               15-19       6.6             Householder 45-54     $54,327
                                           20-24       5.9             Householder 55-64     $47,794
Population Growth Rate   0.1               25-44      31.2             Householder 65+       $26,186
Households                                 45-64      20.8
----------                                 65-84      12.4                    Spendinq Potential Index*
1990               1,801,159                85+        1.6                    -------------------------
1997               1,821,487                18+       74.7                    Auto Loan           101
2002               1,852,009             Median Age                           Home Loan           105
                                         ----------                           Investments         108
                                         1990         33.7                    Retirement Plans    106
Household Growth Rate    0.2             1997         35.8                    Home Repair         101
Average Household Size  2.65                                                  Lawn & Garden       102
                                         Male/Female Ratio        92.4        Remodeling           95
Families                                 Per Capita Income     $21,830        Appliances          102
--------                                                                      Electronics         101
1990              1,259,166                                                   Furniture           107
1997              1,239,697              1997 Household Income*               Restaurants         104
                                         ----------------------               Sporting Goods      103
                                         Base        1,821,461                Theater/Concerts    105
Family Growth Rate      -0.2             % **$15K         13.3                Toys & Hobbies      103
                                         % $15K-25K       10.8                Travel              107
Race           1990       1997           % $25K-50K       31.2                Video Rental        100
----           ----       ----           % $50K-100K      32.3                Apparel             105
% White        76.6       74.6           % $100K-150K      8.2                Auto Aftermarket    103
% Black        19.1       19.8           % >$150K          4.1                Health Insurance     99
% Asian                                  Median Household Income              Pets & Supplies     102
 /Pacific Isl.  2.1          3           -----------------------
% Hispanic*     3.6        4.5           1997          $45,014
                                         2002          $52,512



--------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI       (800) 292-CACI FAX: (703) 243-6272            10/8/97

                            COUNTY DEMOGRAPHIC REPORT



                State/County 42101
                 County Name PHILADELPHIA PA

Population                               1997 Age Distribution         1997 Average Disposable Income
----------                               ---------------------         -------------------------------
1980               1,688,210                0-4          7.1           Total                 $31,041
1990               1,585,577                5-9          7.2           Householder <35       $28,855
1997               1,458,266                10-14        6.7           Householder 35-44     $35,093
2002               1,421,700                15-19        6.8           Householder 45-54     $40,070
                                            20-24        6.8           Householder 55-64     $35,821
Population Growth Rate  -1.1                25-44       30.6           Householder 65+       $20,703
Households                                  45-64       19.5
----------                                  65-84       13.4                 Spending Potential Index*
1990                 603,075                85+          1.9                 -------------------------
1997                 559,525                18+         75.3                 Auto Loan            94
2002                 546,772             Median Age                          Home Loan            90
                                         ----------                          Investments          99
                                         1990           33.2                 Retirement Plans     88
Household Growth Rate       -1           1997           35.2                 Home Repair          99
Average Household Size    2.54                                               Lawn & Garden        93
                                         Male/Female Ratio       87.7        Remodeling           85
Families                                 Per Capita Income    $16,210        Appliances           97
--------                                                                     Electronics          91
1990                 378,045                                                 Furniture            98
1997                 340,828             1997 Household Income*              Restaurants          88
                                         ----------------------              Sporting Goods       92
                                         Base          559,519               Theater/Concerts     94
Family Growth Rate        -1.4           % **$15K         23.9               Toys & Hobbies       93
                                         % $15K-25K       15.3               Travel              100
Race              1990        1997       % $25K-50K       33.1               Video Rental         97
----              ----        ----       % $50K-100K      22.4               Apparel              93
% White           53.5        49.3       % $100K-150K      3.8               Auto Aftermarket     94
% Black           39.9        42.3       % >$150K          1.6               Health Insurance     93
% Asian                                  Median Household Income             Pets & Supplies      94
  /Pacific Isl.    2.7         3.7       -----------------------
% Hispanic         5.6           7       1997          $31,634
                                         2002          $37,357



--------------------------------------------------------------------------------
*   Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI        (800) 292-CACI FAX: (703) 243-6272           10/8/97

                            COUNTY DEMOGRAPHIC REPORT



                State/County 42091
                 County Name MONTGOMERY PA

Population                               1997 Age Distribution         1997 Average Disposable Income
----------                               ---------------------         -------------------------------
1980                643,371               0-4         6.2            Total                   $51,171
1990                678,111               5-9         7.3            Householder <35         $42,203
1997                713,698              10-14        7.1            Householder 35-44       $54,903
2002                738,190              15-19        5.9            Householder 45-54       $65,118
                                         20-24        4.8            Householder 55-64       $58,818
Population Growth Rate 0.7               25-44       30.8            Householder 65+         $33,739
Households                               45-64       22.3
----------                               65-84       13.6
1990                254,995               85+           2                     Spending Potential Index*
1997                270,454               18+        75.8                     -------------------------
2002                281,065            Median Age                             Auto Loan           105
                                       ----------                             Home Loan           116
                                       1990          35.8                     Investments         118
Household Growth Rate 0.8              1997          37.8                     Retirement Plans    118
Average Household Size 2.57                                                   Home Repair         106
                                       Male/Female Ratio        93.1          Lawn & Garden       111
Families                               Per Capita Income     $27,526          Remodeling          101
--------                                                                      Appliances          105
1990                181,075                                                   Electronics         108
1997                187,512            1997 Household Income*                 Furniture           114
                                       ----------------------                 Restaurants         116
Family Growth Rate          0.5        Base             270,452               Sporting Goods      109
                                       % <$15K              7.5               Theater/Concerts    114
                                       % $15K-25K             9               Toys & Hobbies      109
Race            1990      1997         % $25K-50K          30.1               Travel              116
----            ----      ----         % $50K-100K         35.6               Video Rental        101
% White          91.4      89.4        % $100K-l50K        10.4               Apparel             116
% Black           5.8       6.6        % >$150K             7.3               Auto Aftermarket    109
% Asian                                                                       Health Insurance    104
  /Pacific Isl.   2.4       3.4        Median Household Income                Pets & Supplies     105
% Hispanie        1.2       1.7        -----------------------
                                       1997             $52,647
                                       2002             $58,752


--------------------------------------------------------------------------------
* Persons of Hispanic Origin may be of any race.
* Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
* The Spending Potential Index (SPI) is calculated by CACI from the Consumer Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI    (800) 292-CACI FAX: (703) 243-6272                10/8/97

                                  Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 California Companies
 --------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    47,532      391   12-31   10/72  56.56  5,505
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,095      246   12-31   05/59  90.94  5,160
 GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,218      154   06-30   10/83  30.75  1,548
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,103       92   12-31   12/85  50.44    939
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,886       82   12-31   01/71  23.75    635
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,193       25   12-31   12/83  33.37    353
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,678       26   12-31   05/86  21.81    571
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,534       33   12-31     /    12.00    232
 BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,096       45   12-31   05/86  28.13    365
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,631       23   03-31   03/96  20.00    374
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,295       18   12-31   10/91  35.87    205
 FRC    First Republic Bank of CA (3)       NYSE   CA,NV              M.B.     2,238       13   12-31     /    27.62    268
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,191       36   12-31     /    41.62    250
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     984 M     19   06-30   06/95  15.37     97
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     912       14   12-31   04/94  17.50    126
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     863        6   12-31     /    17.25     52
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       850        9   12-31     /    18.75    147
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       801        8   06-30   12/93  22.37    105
 PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       615        9   06-30   06/96  19.75     97
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       504        8   12-31     /    30.75     71
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     413        7   12-31   02/95  18.25     59
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  17.00     40
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       371        3   12-31     /    17.00     50
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     122        3   12-31   01/96  11.00      9
 PAMM   PacificAmerica Money Ctr of CA (3)  OTC    Los Angeles CA     Div.       112 M      1   12-31   06/96  23.75     90


 Florida Companies
 -----------------

 OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,787        1   12-31     /    42.69  1,144
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,730       56   12-31   11/83  13.50    303


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Florida Companies (continued)
 -----------------------------

 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   1,807       14   09-30   12/85  12.87    114
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,666       40   09-30   09/93  34.75    175
 HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,117       23   09-30   01/94  57.50    286
 FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift     999       20   12-31   01/94  27.25    185
 CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     700       19   12-31   10/94  32.12    163
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     387        9   12-31   01/94  31.50     73
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       320 M     11   12-31   10/88   6.75     57


 Mid-Atlantic Companies
 ----------------------

 DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    20,087       86   12-31   08/86  21.06  2,184
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,300       74   12-31   01/94  60.31  2,717
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    10,898      120   12-31   08/86  16.00  1,120
 ASFC   Astoria Financial Corp. of NY       OTC    NY                 Thrift   7,665       45   12-31   11/93  49.69  1,042
 LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,909       36   09-30   04/94  46.56  1,116
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,032 M     36   11-30   04/86  53.13    775
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   3,602       70   12-30   04/92  45.87    588
 ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,552       15   12-31   06/93  30.00    526
 NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,284       29   09-30   01/88  29.62    640
 RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,159        6   12-31   01/97  22.50    982
 GRTR   The Greater New York SB of NY (3)   OTC    New York NY        Div.     2,571 M     14   12-31   06/87  23.19    318
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,289       39   06-30   06/96  19.50    333
 NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,091       53   06-30   11/94  25.37    593
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,071       18   03-31   08/94  25.94    293
 HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,044       31   12-31   01/94  44.00    494
 RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   1,977       28   06-30   03/94  32.12    282
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,782       20   12-31   09/93  43.00    188
 JSB    JSB Financial, Inc. of NY           AMEX   New York City NY   Thrift   1,531       13   12-31   06/90  47.50    468
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,509       16   12-31   11/86  16.37    203
 QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,467       13   12-31   11/93  52.37    533
 OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,448       10   12-31   07/96  34.62    298
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,322       17   06-30   07/94  30.50    147


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------

 DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,315       15   06-30   06/96  20.00    262
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,162       22   06-30   02/84  24.37    171
 MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157       25   02-28   06/87  48.00    154
 FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,033       16   12-31   07/92  34.75    252
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     991       28   06-30   07/87  32.25    131
 PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     880       13   12-31   11/85   7.87     99
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     879       17   12-31   08/84  32.75    125
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     860        7   12-31   11/95  22.12    176
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     817        9   12-31   06/90  17.00     90
 MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     814       16   12-31   09/92  24.75     70
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     750       13   12-31   03/96  19.00    152
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     733       10   09-30   10/94  16.62    183
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     714        7   12-31   06/95  15.87    103
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     673       16   12-31   10/95  20.62     97
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     641       14   06-30   07/94  21.37     87
 TSBS   Trenton SB,FSB MHC of NJ(35.9)      OTC    Central NJ         Thrift     631       14   12-31   08/95  29.87    270
 FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     618 P      4   03-31   08/97  12.37    111
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     555       18   12-31   12/88  27.50     66
 FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     522       10   12-31   04/87  22.25     60
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     520        4   09-30   09/86  23.00     71
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       505 M     10   07-31   10/95  20.50     74
 AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     485        9   12-31   12/95  15.37     68
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     482 M      8   07-31   12/93  37.25     86
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       419        9   12-31   07/83  14.31     55
 CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     414        7   03-31   10/94  12.12     28
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     411        4   12-31   04/93  31.50     65
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     379        6   12-31   03/87  22.25     54
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     371        8   12-31   11/89  23.37     66
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     363        8   09-30   06/88  21.25     33
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     357        9   12-31   01/95  23.00     55
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     337        4   09-30   08/87  25.75     43
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     324        6   06-30   03/87  23.00     50
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     321        5   09-30   01/95  29.59     36


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-Atlantic Companies (continued)
 ----------------------------------

 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     308        4   09-30   09/93  42.00     25
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     300        6   12-31   01/96  18.12     50
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     295        5   06-30   11/93  28.25     49
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     288        4   09-30   04/96  19.25     58
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  18.37     55
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     284        4   09-30   04/96  16.62     78
 FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     282        5   09-30   08/94  23.31     40
 LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     282 M      1   06-30   05/94  30.25    105
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       263 M      2   12-31   06/85  14.50     19
 WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     261        0   12-31   06/96  24.75     52
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     258 M      4   07-31     /     7.00     30
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     256        6   09-30   04/96  19.25     38
 GDVS   Greater DV SB,MHC of PA (19.9) (3)  OTC    Southeast PA       Thrift     244        7   12-31   03/95  24.00     79
 PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     229 P      9   12-31   07/97  16.25     45
 ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift     228        6   12-31   03/85  28.75     20
 SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     217        4   04-30   11/94  24.25     43
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     216        9   03-31   08/94  22.00     37
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     212        6   06-30   02/87  24.75     36
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     183        3   06-30   12/95  17.00     54
 PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     177        6   12-31   04/97  16.75     35
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     173        3   12-31   06/95  22.00     27
 AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     159        4   09-30   10/96  17.00     25
 SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     150 P      3   03-31   04/97  16.25     37
 PRBC   Prestige Bancorp of PA              OTC    Western PA         Thrift     136        0   12-31   06/96  17.62     16
 TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     120 S      1   03-31   10/95  18.00     27
 GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  16.00     36
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     111        2   03-31   06/96  27.44     18
 AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     104 M      2   06-30   01/97  15.75     17
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100        5   09-30   04/96  15.63     23
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      69        2   09-30   07/93  23.25      6
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      50        3   12-31   07/96  17.25     10


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    14,565      155   12-31   01/88  58.50  2,702
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,097      107   06-30   12/84  46.50  1,002
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,931      129   12-31   12/80  36.87  1,335
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,611       52   12-31   05/87  24.50    833
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,673       42   06-30   01/94 112.25  1,034
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,236 M     20   12-31   01/90  34.25    527
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,098       33   03-31   01/92  48.25    417
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     3,046       45   12-31   03/94  42.25    583
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,926       33   03-31   07/92  29.00    262
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,646       13   09-30   06/93  37.50    199
 DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,609       37   12-31   02/85  21.00    172
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,530 M     44   12-31   11/89  25.62    234
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,521       28   12-31   08/83  23.75    251
 FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   1,519 M     15   12/31     /    21.25    290
 ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,404       14   09-30   07/92  33.75    180
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,297 M     32   12-31   04/93  38.00    190
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,020       15   09-30   03/92  48.62    157
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     861       26   12-31   08/94  25.50    125
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     845       17   12-31   06/90  31.00    158
 NASB   North American SB of MO             OTC    KS,MO              M.B.       737        7   09-30   09/85  52.00    116
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     708       25   06-30   12/89  19.00    154
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     683       16   06-30   01/88  34.25    116
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       673       22   12-31   07/92  14.12     60
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       653       13   03-31   01/88  18.25    138
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     638       20   12-31   12/83  13.12    116
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       607        5   12-31   04/95  16.37     57
 EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     603       13   12-31     /    14.50     73
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     599       10   06-30   06/93  27.12    112
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     567        7   12-31   06/94  24.94    105
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     562       19   06-30   04/92  25.25     75
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     552        9   06-30   10/95  15.25    143
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     535       12   12-31   05/96  21.25    104
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     525        4   12-31   03/96  16.00     89
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     497        5   06-30   02/92  45.00     95
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     490        5   09-30   12/93  23.62     66


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       490        7   12-31     /    22.00     71
 FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     469       13   06-30   07/92  30.00     85
 HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     447        3   06-30     /    13.50     44
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     433       12   03-31   04/94  23.50     47
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427       12   12-31   03/92  28.50     36
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     418       12   12-31   07/95  15.50     54
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     410        3   06-30   01/94  25.50     37
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       409        9   09-30   06/94  37.75     74
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     398        8   12-31   03/87  21.25     69
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     397        5   12-31   03/94  22.37     42
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     396        6   12-31   07/94  26.19     61
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393        8   09-30   12/95  21.44     89
 PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     379        6   09-30   04/94  35.00     57
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     378        6   12-31   06/92  20.50     54
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     378       11   09-30   10/94  20.00     61
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     377        8   06-30   07/87  22.75     95
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       375       12   09-30   09/93  18.78     51
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       356 M      9   06-30   12/92  19.75     50
 HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     353        5   12-31   09/96  18.12    124
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     347       10   12-31   08/95  16.75     88
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     346       10   12-31   03/85  29.00     55
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     342        9   12-31   01/93  31.50     45
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335        9   09-30   03/95  23.50     59
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     332        9   12-31   06/90  17.00     29
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     329        8   12-31   07/94  41.37     62
 WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317        4   09-30   08/88  16.12     32
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     312        1   12-31   06/92  26.62     66
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     288        6   09-30   07/87  29.25     67
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     287        6   06-30   11/90  27.75     32
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     272        6   12-31   05/96  18.25     47
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     271 M      6   03-31   09/93  26.50    108
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       270        1   06-30   04/87  37.75     26
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     257 M      5   09-30   10/94  22.00     44


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     254        6   03-31   06/93  23.31     52
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     250 M      4   06-30   08/87   8.87     22
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     248        4   09-30   03/94  23.34     39
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     243        8   06-30   12/93  17.25     33
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     235        2   06-30   06/93  27.00     35
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     230        4   12-31   02/93  25.00     30
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228        5   09-30   03/94  26.25     45
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     227        7   12-31   01/88  19.75     24
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     213        4   12-31   03/96  17.62     57
 BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     212 M      3   07-31   12/96  17.00     43
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     208        3   09-30   04/95  18.00     47
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     207        9   12-31   07/92  22.25     36
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     202        7   12-31   04/95  17.00     33
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     201        6   09-30   06/92  19.00     30
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     200        2   09-30   10/94  14.00     32
 GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     200        4   06-30   04/95  23.50     73
 HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     199 P      6   06-30   05/97  13.50     36
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     194        4   12-31   02/95  24.00     22
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     180        3   06-30   04/93  31.25     22
 PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     178 M      5   09-30   05/94  27.25     57
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     176        3   12-31   06/95  18.50     33
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     176        3   12-31   08/96  16.75     41
 EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     174        3   12-31   07/96  16.62     21
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     173        2   06-30   03/93  26.50     47
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     166 M      8   06-30   04/94  17.87     29
 HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     165        3   12-31   04/97  15.12     31
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     164        6   06-30   12/93  24.00     26
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     164        6   06-30   08/93  17.00     36
 JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     163        4   12-31   04/95  22.25     28
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     156        3   06-30   03/95  18.87     33
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     150 M      2   06-30   04/95  25.00     36
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     147        4   12-31   11/92  36.75     13
 RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140        3   12-31   12/96  16.75     20

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     137        3   12-31   06/95  17.00     30
 WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     135        2   12-31   09/96  15.12     42
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     132        3   06-30   07/95  10.25     34
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     132 M      3   03-31   12/95  14.87     19
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     128        3   09-30   03/94  16.75     24
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126        6   09-30   10/92   9.87     17
 PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     121        4   12-31   12/93  25.25     12
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     120        2   12-31   12/93  24.12     24
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  13.00     22
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     111        2   09-30   10/93  14.62     15
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     111        5   09-30   04/95  22.00     15
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  16.00     32
 PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     108 P      2   06-30   04/97  17.00     30
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     108        3   03-31   09/95  17.75     15
 DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     107        1   09-30   11/96  17.50     36
 MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     104 P      4   06-30   07/97  12.25     20
 FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift      99 M      2   06-30   10/96  25.50     44
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98        5   12-31   06/96  17.25     29
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      97        2   09-30   06/95  12.50     19
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  16.75     14
 CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift      95 M      2   06-30   09/96  19.12     20
 WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      95        1   12-31   08/94  18.00     38
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      94        4   12-31   04/96  15.50     15
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      92        3   06-30   02/95  15.50     14
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      92        1   06-30   01/94  15.50     15
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        91 M      3   06-30   12/94  17.00     16
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      91 M      4   06-30   08/95  16.81     14
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      89        2   06-30   08/95  13.62     18
 PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      86        2   09-30   09/96  19.00     28
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      86        3   06-30   06/94  19.37      8
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      86        2   06-30   01/94  22.12     17
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      85 M      1   06-30   04/96  15.12     22
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        85        2   12-31   10/93  19.50      8


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
 Mid-West Companies (continued)
 ------------------------------

 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      83        1   12-31   06/95  15.87     20
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  12.00     11
 PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      83        1   12-31   11/96  16.00     35
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      82        3   06-30   03/95  16.50     13
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81        1   09-30   02/95  20.87     17
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      75        2   06-30   02/95  16.50     21
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      71 M      2   06-30   03/95  13.19      7
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  16.25     13
 HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      68 M      1   06-30   12/96  15.50     15
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      64        2   12-31   01/95  18.00     19
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      61        1   12-31   01/95  19.00     18
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60        2   09-30   06/95  19.25     14
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59        1   09-30   06/96  16.00     18
 MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      57        2   09-30   03/97  14.62     20
 CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      48 M      2   09-30   10/95  12.50     12
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47        1   June    04/96   8.50     21
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      45        2   09-30   02/95  23.00      7
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      43        1   06-30   07/96  16.50      8
 FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      40 M      1   06-30   07/96  15.50     15
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.12      8
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35        1   03-31   12/95  15.00     11


 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,870       97   12-31   07/88  31.62  1,930
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   5,944       77   12-31   12/86  58.25    698
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     5,591      132   12-31   12/86  43.00  1,177
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,013       19   09-30   02/87  38.75    243
 CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     1,859       43   12-31   02/87  21.00    276
 SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,435       24   12-31   02/95  33.87    189
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,251       12   12-31   05/86  35.50    183
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,245       15   12-31   08/87  20.37    153


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------

 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,090       11   12-31   10/95  30.12    195
 MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,073       16   12-31   03/86  35.50    161
 FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,021       12   03-31   01/97  21.00    183
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     984       12   12-31   06/87  35.12     94
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       976       10   12-31   10/95  21.94    130
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     905       14   12-31   05/86  43.00    154
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     874       11   12-31   07/86  31.25    161
 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     824       14   12-31   06/96  24.75    131
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     713       19   12-31   11/86  28.81    156
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  36.37     88
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     606       15   12-31   12/81  37.25     86
 MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     566       11   12-31   10/86   6.62     92
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     549 M     14   12-31   10/86  17.56     63
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       515        5   12-31   07/86   4.00     67
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     502       11   12-31   07/86  38.25     73
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       501        7   12-31   06/86  32.75     61
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Thrift     432        9   12-31   10/93  26.37     55
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     428        3   12-31   07/86  32.75     83
 EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       425        8   12-31   09/86  25.00     56
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     366        5   12-31   05/86  12.87     55
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       358        6   12-31   07/86  18.75     71
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     323       13   06-30   02/86  14.25     55
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     321 M      8   03-31   10/86  21.25     42
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     315       10   12-31   05/86  19.50     40
 NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     248 M      8   06-30   08/87  19.50     25
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     238        7   12-31   12/86  17.62     27
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     218        5   12-31   12/88  27.50     36
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     199        2   12-31   08/88  23.75     44
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     189        5   12-31   05/93  14.00     33
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       187        5   12-31   11/86   5.28     35
 FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     152        7   12-31     /    12.25     17
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       140 M      8   12-31   06/93  13.75     17
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     126        4   04-30   12/87  19.25     17


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------

 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.       102        3   12-31     /    10.37      8
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94        2   09-30   03/96  19.62     29
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      60        2   03-31   11/89  27.00      6


 North-West Companies
 --------------------

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    48,764      290   12-31   03/83  69.00  8,719
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,760       89   09-30   11/82  28.62  1,358
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,833       31   12-31     /    42.50    342
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,686       41   06-30     /    19.37    108
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,008 M     16   03-31   11/95  24.12    254
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     728        7   09-30   10/95  20.50    205
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     519       12   03-31   08/86  15.75    117
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       432        6   12-31   12/85  20.87     56
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     352 M      6   06-30   08/92  14.25     37
 RVSB   Rvrview SB,FSB MHC of WA(41.7)      OTC    Southwest WA       M.B.       230        9   03-31   10/93  29.62     72
 FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     154 P      5   03-31   07/97  17.00     34
 EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  17.62     46


 South-East Companies
 --------------------

 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,667       32   09-30   11/83  37.00    235
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,488       20   12-31   10/94  26.00    256
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,353       62   06-30   03/91  28.62    394
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,289       31    9-30   12/83  24.75    191
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     939 M     25   12-31   04/95  25.62    177
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     895        8   06-30   12/95  16.00    275
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     848       10   03-31   04/86  18.00    102
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       817 M     23   06-30   01/78  23.87    139
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     710       15   12-31   08/92  53.25     88
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     665       19   12-31   12/85  21.25    112


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------

 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       618       12   12-31   11/80  15.50     77
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     559       11   12-31   10/94  32.87    149
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     503        9   09-30   09/90  24.50    114
 FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     465 P      5   06-30   07/97  35.62    158
 CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     451       12   12-31   07/97  35.00     84
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     406        9   09-30   04/95  19.12     66
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     352       17   03-31   08/91  31.00     46
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     335 M     11   06-30   10/93  15.63     69
 FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       326 M      9   03-31   03/86  35.00     64
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     294        5   06-30   01/94  23.00     85
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       276        9   12-31   07/80  12.25     38
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     262 M      4   12-31   07/96  21.88     60
 PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256        6   09-30   10/93  56.50     85
 SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     242        2   09-30   10/96  18.87     85
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     228        8   12-31     /    43.75     34
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       222        4   12-31   12/86  15.50     32
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     209        1   09-30   03/96  17.25     80
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       190       12   12-31     /     4.94      5
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     175        3   03-31   03/88  23.00     29
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     175        3   09-30   04/96  18.75     81
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     171        5   09-30   07/95  23.75     43
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156        9   09-30   02/87   9.12     28
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     135        3   09-30   08/94  25.25     29
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     131        3   06-30   07/93  22.00     34
 GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     123        3   12-31   04/97  15.75     54
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     123        2   06-30   12/95  10.75     30
 CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     112        4   06-30   11/96  17.75     33
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  13.62     12
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     106        3   12-31   12/93  18.50     16
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     106        2   12-31   04/96  21.12     40
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 M      4   06-30   10/95  16.12     20
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     101        4   12-31   07/95  16.50     14
 CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     100 M      1   06-30   12/96  79.50     32


RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------

 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      97        2   09-30   02/95  18.00     15
 SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)      Div.        79        1   12-31     /    11.75    101
 SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 M      1   09-30   12/96  16.37     19
 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      69        2   09-30   04/96  18.00     34
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46 M      1   06-30   07/94  22.25     16
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      33        1   12-31   07/96  17.37     16


 South-West Companies
 --------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,964       40   12-31     /    32.25    160
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  36.25     30
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226        6   09-30   04/96  16.94     42
 FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     177        7   03-31   11/91  17.75     20
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     113        2   09-30   01/95  19.25     20
 AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     105        3   12-31   08/86   6.88      8
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      87 M      1   06-30   06/95  20.12     17


 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,510       26   12-31   01/96  18.75    311
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     956       35   06-30   01/94  26.37    147
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       568       16   12-31   03/84  18.00    123
 UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     108 M      4   12-31   09/86  23.75     29
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      89        2   12-31   09/93  22.75     14
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      54        1   09-30   03/96  14.62     14


 Other Areas
 -----------



NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)

       (2)  Operating strategies are: Thrift=Traditional Thrift,
            M.B.=Mortgage Banker, R.E.=Real Estate Developer,
            Div.=Diversified, and Ret.=Retail Banking.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                 Exhibit III-1
                   Characteristics of Publicly-Traded Thrifts
                              November 13, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)
        (3) FDIC savings bank.


 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 11/13/97

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit III-2
                           Market Pricing Comparatives
                         Prices As of September 19, 1997


                                                         Per Share Data
                                            Market      ---------------            Pricing Ratios(3)
                                        Capitalization   Core    Book   ---------------------------------------
                                        ---------------
                                        Price/   Market  12-Mth  Value/
                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                        ------- ------- ------- ------- ------- ------- ------- ------- --------
Financial Institution                     ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
---------------------


SAIF-Insured Thrifts                     23.28   163.37   1.15   15.70   21.97  147.78   18.07  151.64   19.24
Special Selection Grouping(8)            17.56    26.66   0.70   14.55   25.28  121.47   21.45  121.47   22.63

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
AFED  AFSALA Bancorp, Inc. of NY         17.00    24.74   0.82   14.74   20.73  115.33   15.54  115.33   20.73
AFBC  Advance Fin. Bancorp of WV         15.75    17.07   0.71   14.76      NM  106.71   16.48  106.71   22.18
SKBO  First Carnegie,MHC of PA(45.0)     16.25    16.82   0.35   10.21      NM  159.16   24.91  159.16      NM
GOSB  GSB Financial Corp. of NY          16.00    35.97   0.44   13.78      NM  116.11   31.42  116.11      NM
HRBF  Harbor Federal Bancorp of MD       22.00    37.25   0.90   16.48      NM  133.50   17.21  133.50   24.44
PEEK  Peekskill Fin. Corp. of NY         17.00    54.28   0.75   14.71   29.82  115.57   29.73  115.57   22.67
PWBK  Pennwood SB of PA                  17.25    10.01   0.92   15.04      NM  114.69   20.02  114.69   18.75
PHSB  Ppls Home SB, MHC of PA (45.0)     16.25    20.18   0.67   14.36      NM  113.16   19.59  113.16   24.25
SFED  SFS Bancorp of Schenectady NY      22.00    27.19   1.07   17.44      NM  126.15   15.73  126.15   20.56
TPNZ  Tappan Zee Fin., Inc. of NY        18.00    26.95   0.49   14.35      NM  125.44   22.48  125.44      NM
WHGB  WHG Bancshares of MD               15.63    22.85   0.57   14.16      NM  110.38   22.80  110.38   27.42


                                RESTUBBED TABLE



                                           Dividends(4)                Financial Characteristics(6)
                                     ----------------------- -------------------------------------------------------
                                                                                           Reported         Core
                                     Amount/         Payout   Total  Equity/  NPAs/  ---------------- ---------------
                                     Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                      ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
Financial Institution                    ($)    (%)     (%)   ($Mil)   (%)     (%)     (%)     (%)     (%)     (%)
---------------------


SAIF-Insured Thrifts                    0.38   1.67   30.28   1,158   12.91    0.79    0.63    5.45    0.85    7.48
Special Selection Grouping(8)           0.25   1.37   31.91     145   17.82    0.71    0.61    3.65    0.84    5.17

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
AFED  AFSALA Bancorp, Inc. of NY        0.16   0.94   19.51     159   13.47    0.45    0.79    6.46    0.79    6.46
AFBC  Advance Fin. Bancorp of WV        0.32   2.03   45.07     104   15.45    0.37    0.39    4.31    0.79    8.74
SKBO  First Carnegie,MHC of PA(45.0)    0.30   1.85      NM     150   15.65      NA    0.37    2.35    0.54    3.43
GOSB  GSB Financial Corp. of NY         0.00   0.00    0.00     114   27.06      NA    1.02    3.77    0.86    3.19
HRBF  Harbor Federal Bancorp of MD      0.48   2.18   53.33     216   12.90    0.05    0.46    3.52    0.71    5.46
PEEK  Peekskill Fin. Corp. of NY        0.36   2.12   48.00     183   25.73    1.22    0.98    3.54    1.29    4.65
PWBK  Pennwood SB of PA                 0.32   1.86   34.78      50   17.45    0.98    0.70    4.05    1.12    6.54
PHSB  Ppls Home SB, MHC of PA (45.0)    0.00   0.00    0.00     229   17.31      NA    0.39    2.23    0.81    4.67
SFED  SFS Bancorp of Schenectady NY     0.28   1.27   26.17     173   12.47    0.73    0.44    3.41    0.79    6.09
TPNZ  Tappan Zee Fin., Inc. of NY       0.28   1.56   57.14     120   17.92    1.73    0.70    4.22    0.65    3.90
WHGB  WHG Bancshares of MD              0.20   1.28   35.09     100   20.65    0.15    0.51    2.23    0.85    3.75

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Includes Mid-Atlantic Companies; Equity/Assets >12%; Assets less than $250 Million;


Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                                     Exhibit III-3
                                                               Market Pricing Comparatives
                                                             Prices As of September 19, 1997

                                            Market       Per Share Data
                                        Capitalization   --------------            Pricing Ratios(3)
                                        ---------------  Core    Book   ---------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
---------------------                  -------   ------- ------- ------- ------- ------- -----  ------  ------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)


SAIF-Insured Thrifts                     23.28   163.37   1.15   15.70   21.97  147.78   18.07  151.64   19.24
Comparable Group Average                 22.37    56.67   1.39   16.60   21.30  134.45   16.25  136.95   17.41
  Mid-Atlantic Companies                 22.37    56.67   1.39   16.60   21.30  134.45   16.25  136.95   17.41

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
SHEN  First Shenango Bancorp of PA       31.50    65.27   2.20   21.75   18.64  144.83   15.86  144.83   14.32
GAF   GA Financial Corp. of PA           19.00   151.72   1.02   14.25   23.75  133.33   20.24  134.75   18.63
LARL  Laurel Capital Group of PA         24.75    35.71   2.03   14.73   15.37  168.02   16.85  168.02   12.19
PWBK  Pennwood SB of PA                  17.25    10.01   0.92   15.04      NM  114.69   20.02  114.69   18.75
PHFC  Pittsburgh Home Fin. of PA         19.25    37.90   0.88   14.21   27.90  135.47   14.79  136.91   21.88
PRBC  Prestige Bancorp of PA             17.62    16.12   0.83   16.51      NM  106.72   11.88  106.72   21.23
THRD  TF Financial Corp. of PA           21.37    87.25   1.13   17.44   25.44  122.53   13.62  139.67   18.91
WVFC  WVS Financial Corp. of PA          28.25    49.35   2.11   18.83   16.72  150.03   16.75  150.03   13.39


                                                Dividends(4)                Financial Characteristics(6)
                                          ----------------------- -------------------------------------------------------
                                                                                              Reported         Core
                                          Amount/         Payout   Total  Equity/  NPAs/ --------------- ---------------
Financial Institution                     Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                    -------  ------ ------- ------  ------- ------- ------- ------- ------- -------
                                             ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)


SAIF-Insured Thrifts                         0.38   1.67   30.28   1,158   12.91    0.79    0.63    5.45    0.85    7.48
Comparable Group Average                     0.44   1.88   31.22     344   12.24    0.58    0.79    6.11    1.06    8.16
  Mid-Atlantic Companies                     0.44   1.88   31.22     344   12.24    0.58    0.79    6.11    1.06    8.16

Comparable Group
----------------

Mid-Atlantic Companies
----------------------
SHEN  First Shenango Bancorp of PA           0.60   1.90   27.27     411   10.95    0.54    0.89    7.82    1.16   10.18
GAF   GA Financial Corp. of PA               0.48   2.53   47.06     750   15.18    0.12    1.00    5.26    1.27    6.71
LARL  Laurel Capital Group of PA             0.52   2.10   25.62     212   10.03    0.43    1.14   10.88    1.43   13.72
PWBK  Pennwood SB of PA                      0.32   1.86   34.78      50   17.45    0.98    0.70    4.05    1.12    6.54
PHFC  Pittsburgh Home Fin. of PA             0.24   1.25   27.27     256   10.92    1.60    0.62    4.71    0.79    6.00
PRBC  Prestige Bancorp of PA                 0.12   0.68   14.46     136   11.13    0.30    0.37    2.84    0.65    5.01
THRD  TF Financial Corp. of PA               0.40   1.87   35.40     641   11.11    0.33    0.55    4.76    0.74    6.40
WVFC  WVS Financial Corp. of PA              0.80   2.83   37.91     295   11.16    0.30    1.07    8.59    1.34   10.72

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT IV-1
                                 Stock Prices:
                            As of September 19, 1997

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997

                                                                                     Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares     Market       --------------            --------------------
                                             Price/   Out-     Capital-                    Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------  -------- ---------   ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(303)                     23.14   5,519     169.2      23.87   15.31   22.55    2.61  216.44    34.95
NYSE Traded Companies(9)                      42.64  36,632   1,817.0      43.57   24.69   41.47    2.13  308.36    40.53
AMEX Traded Companies(17)                     19.49   3,580      82.5      20.89   13.63   18.99    2.90  270.49    27.62
NASDAQ Listed OTC Companies(277)              22.69   4,554     117.1      23.37   15.08   22.11    2.61  204.44    35.19
California Companies(21)                      28.64  18,905     827.2      29.23   16.86   27.88    2.45  148.14    40.80
Florida Companies(6)                          27.06  13,098     361.9      28.40   16.22   27.20    0.60  180.77    36.58
Mid-Atlantic Companies(59)                    24.28   6,413     165.1      24.92   15.33   23.69    2.71  193.04    43.42
Mid-West Companies(146)                       21.55   3,400      93.0      22.24   14.61   20.99    2.58  239.13    31.61
New England Companies(9)                      29.12   5,009     177.5      29.31   17.32   27.73    5.39  399.03    49.75
North-West Companies(7)                       24.27  12,610     348.8      24.94   17.09   23.15    4.42  178.08    29.48
South-East Companies(42)                      22.95   3,474      78.3      24.17   16.42   22.43    2.27  198.51    31.06
South-West Companies(7)                       21.35   1,785      42.5      21.65   13.66   20.82    2.62    1.93    30.07
Western Companies (Excl CA)(6)                20.71   5,288     106.1      21.69   15.47   20.55    0.45  289.01    22.77
Thrift Strategy(239)                          22.00   3,645      88.5      22.73   14.91   21.47    2.47  192.26    33.22
Mortgage Banker Strategy(37)                  29.09  13,899     571.1      29.65   17.48   27.97    4.05  284.16    46.25
Real Estate Strategy(11)                      24.65   7,817     219.1      25.54   14.95   24.29    1.51  213.11    41.50
Diversified Strategy(12)                      34.47  25,590     937.2      35.44   20.48   33.60    2.10  205.84    36.70
Retail Banking Strategy(4)                    17.22   3,472      65.9      18.31   11.88   16.72    3.15  382.50    26.71
Companies Issuing Dividends(256)              23.30   5,328     168.3      24.05   15.49   22.68    2.73  228.57    34.15
Companies Without Dividends(47)               22.20   6,646     174.4      22.80   14.24   21.80    1.87  135.21    40.12
Equity/Assets <6%(23)                         26.93  17,616     581.0      27.85   15.93   26.48    1.72  172.57    41.48
Equity/Assets 6-12%(144)                      25.97   5,842     202.2      26.54   16.31   25.10    3.47  232.77    40.62
Equity/Assets >12%(136)                       19.75   3,187      68.3      20.60   14.22   19.40    1.92  176.61    27.70
Converted Last 3 Mths (no MHC)(6)             21.37   3,620      73.9      22.34   18.80   21.05    2.23    0.00    26.01
Actively Traded Companies(41)                 32.44  17,226     696.9      33.07   19.85   31.74    1.81  239.48    44.96
Market Value Below $20 Million(58)            17.27     874      14.2      17.81   12.55   16.91    2.19  240.59    26.75
Holding Company Structure(268)                23.18   5,311     168.9      23.90   15.43   22.57    2.69  200.26    33.93
Assets Over $1 Billion(61)                    33.87  17,598     656.9      34.56   20.59   32.96    2.87  252.61    40.01
Assets $500 Million-$1 Billion(49)            22.48   5,707     113.5      23.33   14.10   21.86    2.49  244.61    42.92
Assets $250-$500 Million(68)                  23.41   2,549      56.1      24.03   15.49   22.76    2.95  191.17    38.80
Assets less than $250 Million(125)            18.34   1,446      25.4      19.10   13.25   17.93    2.36  136.90    27.15
Goodwill Companies(123)                       27.07   9,109     290.7      27.70   16.96   26.27    3.22  246.01    39.21
Non-Goodwill Companies(179)                   20.51   3,107      87.6      21.31   14.20   20.05    2.19  172.07    31.92
Acquirors of FSLIC Cases(10)                  37.12  33,589   1,633.4      37.55   21.96   35.94    2.45  300.62    44.33

RESTUBBED TABLE

                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                       Tangible
                                              Trailing  12 Mo.   Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                         -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
--------------------------------------------
SAIF-Insured Thrifts(303)                       0.85    1.17   15.89   15.42   155.82
NYSE Traded Companies(9)                        1.96    2.77   20.08   19.19   358.54
AMEX Traded Companies(17)                       0.55    0.84   15.57   15.39   109.25
NASDAQ Listed OTC Companies(277)                0.83    1.13   15.76   15.29   151.64
California Companies(21)                        0.96    1.43   17.01   16.41   262.00
Florida Companies(6)                            0.98    0.88   13.56   12.84   185.50
Mid-Atlantic Companies(59)                      0.99    1.38   16.23   15.59   169.87
Mid-West Companies(146)                         0.82    1.09   15.73   15.40   136.06
New England Companies(9)                        0.81    1.40   17.48   16.28   242.59
North-West Companies(7)                         0.91    1.21   14.25   13.72   140.82
South-East Companies(42)                        0.74    1.00   15.43   15.10   123.57
South-West Companies(7)                         0.66    1.19   16.36   15.47   218.19
Western Companies (Excl CA)(6)                  0.89    1.05   15.96   15.27   106.34
Thrift Strategy(239)                            0.80    1.11   16.03   15.63   140.54
Mortgage Banker Strategy(37)                    1.14    1.52   16.11   15.06   238.29
Real Estate Strategy(11)                        0.90    1.39   14.30   14.00   220.08
Diversified Strategy(12)                        1.60    1.86   14.01   13.46   198.90
Retail Banking Strategy(4)                      0.18   -0.01   13.11   12.67   168.59
Companies Issuing Dividends(256)                0.91    1.23   15.99   15.48   152.29
Companies Without Dividends(47)                 0.50    0.82   15.30   15.04   176.71
Equity/Assets <6%(23)                           0.97    1.57   13.79   12.92   286.58
Equity/Assets 6-12%(144)                        1.04    1.40   16.34   15.61   197.17
Equity/Assets >12%(136)                         0.66    0.88   15.79   15.64    93.63
Converted Last 3 Mths (no MHC)(6)               0.52    0.58   17.55   17.48    91.92
Actively Traded Companies(41)                   1.46    2.01   17.58   16.93   236.29
Market Value Below $20 Million(58)              0.51    0.81   15.44   15.35   117.83
Holding Company Structure(268)                  0.83    1.15   16.15   15.69   153.14
Assets Over $1 Billion(61)                      1.33    1.85   17.95   16.65   254.74
Assets $500 Million-$1 Billion(49)              0.91    1.11   14.10   13.62   153.64
Assets $250-$500 Million(68)                    0.85    1.19   16.62   16.11   166.92
Assets less than $250 Million(125)              0.61    0.87   15.25   15.18   105.59
Goodwill Companies(123)                         1.08    1.43   16.56   15.39   204.42
Non-Goodwill Companies(179)                     0.70    1.00   15.44   15.44   123.30
Acquirors of FSLIC Cases(10)                    1.66    2.43   18.85   17.79   305.74

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997

                                                                                     Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares    Market       --------------            --------------------
                                             Price/    Out-   Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------  -------- ----------  ------ ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(66)                       25.74   7,958      223.1     26.29   15.75   24.99    3.42  227.95    44.31
NYSE Traded Companies(3)                      36.33  52,819    1,722.9     38.64   21.79   35.60    1.83  311.56    44.88
AMEX Traded Companies(6)                      23.69   4,007       91.4     24.15   14.84   22.94    3.35  116.42    47.85
NASDAQ Listed OTC Companies(57)               25.33   5,649      145.9     25.78   15.48   24.59    3.52  238.28    43.82
California Companies(4)                       21.12   6,822      154.9     21.16   12.06   20.46    4.03  513.78    45.91
Mid-Atlantic Companies(17)                    27.38  17,448      519.7     28.61   16.59   26.60    3.41  145.53    39.57
Mid-West Companies(2)                         12.50     942       11.8     12.50    9.50   11.87    5.31    0.00    23.52
New England Companies(34)                     25.47   4,648      126.4     25.78   15.00   24.57    4.10  247.01    50.36
North-West Companies(4)                       20.25   6,879      142.3     21.21   13.31   20.21    0.17  103.60    32.21
South-East Companies(5)                       31.07   2,083       45.2     31.30   22.57   30.97    0.54    0.00    31.78
Thrift Strategy(44)                           26.01   4,858      158.6     26.61   16.19   25.36    3.16  218.09    43.55
Mortgage Banker Strategy(9)                   25.90  25,700      572.8     26.60   15.24   25.22    2.32  248.97    46.81
Real Estate Strategy(6)                       19.88   4,200       81.0     20.28   11.62   19.16    4.05  342.23    38.52
Diversified Strategy(7)                       28.40  13,218      430.5     28.40   16.09   26.59    7.34  182.05    54.39
Companies Issuing Dividends(54)               27.04   8,344      241.5     27.68   16.67   26.29    3.15  220.29    43.46
Companies Without Dividends(12)               17.76   5,594      110.3     17.78   10.10   17.05    5.04  304.57    49.42
Equity/Assets <6%(5)                          17.25  30,528      621.0     17.45    9.00   16.66    3.58  143.59    75.53
Equity/Assets 6-12%(45)                       27.61   6,140      212.4     28.20   16.28   26.70    3.92  243.23    45.62
Equity/Assets >12%(16)                        22.94   6,576      139.4     23.49   16.19   22.62    1.95   37.92    30.79
Actively Traded Companies(20)                 27.69  11,775      304.6     28.04   16.16   26.84    3.13  281.57    46.75
Market Value Below $20 Million(6)             15.72     940       14.3     15.87   10.75   15.27    3.95  285.00    28.43
Holding Company Structure(43)                 25.79   6,787      182.2     26.25   16.02   25.04    3.57  229.31    42.21
Assets Over $1 Billion(17)                    31.69  22,573      700.4     32.57   18.39   30.55    4.06  235.39    48.48
Assets $500 Million-$1 Billion(16)            27.38   5,024      113.3     27.87   16.60   26.92    1.95  206.28    44.05
Assets $250-$500 Million(14)                  20.55   3,098       59.7     21.27   12.85   20.00    3.14  259.52    37.88
Assets less than $250 Million(19)             23.03   1,465       29.1     23.20   14.93   22.20    4.52  215.67    46.54
Goodwill Companies(31)                        27.09  12,018      355.6     27.82   16.44   26.30    3.24  220.55    45.26
Non-Goodwill Companies(35)                    24.52   4,305      103.9     24.91   15.12   23.82    3.58  240.90    43.49

                                RESTUBBED TABLE

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------

BIF-Insured Thrifts(66)                        1.58    1.57   15.69   14.87   156.16
NYSE Traded Companies(3)                       1.93    1.92   19.07   14.47   239.94
AMEX Traded Companies(6)                       1.14    1.11   16.02   13.92   167.23
NASDAQ Listed OTC Companies(57)                1.61    1.60   15.43   15.01   149.54
California Companies(4)                        1.37    1.27   12.48   12.46   155.24
Mid-Atlantic Companies(17)                     1.27    1.35   16.32   14.46   170.61
Mid-West Companies(2)                          0.21    0.32   12.77   12.04    50.95
New England Companies(34)                      1.89    1.83   14.34   13.78   166.96
North-West Companies(4)                        1.17    1.14   11.98   11.61   108.54
South-East Companies(5)                        1.28    1.33   26.59   26.59    98.18
Thrift Strategy(44)                            1.54    1.53   16.59   15.65   150.51
Mortgage Banker Strategy(9)                    1.51    1.57   14.44   14.00   187.42
Real Estate Strategy(6)                        1.52    1.45   11.02   11.01   129.69
Diversified Strategy(7)                        2.12    2.08   13.05   12.03   187.23
Companies Issuing Dividends(54)                1.54    1.53   16.40   15.47   161.42
Companies Without Dividends(12)                1.81    1.77   11.28   11.18   123.96
Equity/Assets <6%(5)                           1.13    1.04    7.41    7.19   136.87
Equity/Assets 6-12%(45)                        1.90    1.87   15.45   14.33   183.20
Equity/Assets >12%(16)                         0.82    0.88   18.70   18.56    86.36
Actively Traded Companies(20)                  1.87    1.81   15.30   14.53   179.65
Market Value Below $20 Million(6)              1.44    1.50   13.44   13.25    85.19
Holding Company Structure(43)                  1.52    1.51   16.03   15.33   142.21
Assets Over $1 Billion(17)                     1.85    1.85   15.65   14.14   186.03
Assets $500 Million-$1 Billion(16)             1.85    1.78   16.33   15.03   183.85
Assets $250-$500 Million(14)                   1.21    1.21   13.12   12.96   128.07
Assets less than $250 Million(19)              1.38    1.40   17.30   17.03   124.94
Goodwill Companies(31)                         1.60    1.58   15.68   13.95   187.78
Non-Goodwill Companies(35)                     1.55    1.55   15.69   15.69   127.70

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997


                                                                                            Price Change Data
                                             Market Capitalization          -----------------------------------------------
                                            -----------------------           52 Week (1)                % Change From
                                                     Shares     Market       --------------            --------------------
                                             Price/   Out-     Capital-                      Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)    High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- -------    ---------    ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                      25.87    5,109     53.6    26.92   13.72   25.69    0.56  298.64    73.14
BIF-Insured Thrifts(2)                        27.81   32,163    394.4    28.31   12.59   27.75    0.08  301.78    97.85
NASDAQ Listed OTC Companies(23)               26.10    8,292     93.7    27.09   13.59   25.93    0.50  299.68    76.67
Florida Companies(3)                          29.69    5,931     83.6    30.50   15.63   29.19    1.61    0.00    55.10
Mid-Atlantic Companies(10)                    25.76    6,389     60.1    26.65   12.60   25.85   -0.30  247.50   102.59
Mid-West Companies(7)                         24.16    2,108     22.2    25.55   14.08   23.72    1.36  349.78    56.67
New England Companies(1)                      31.62   61,053    773.2    31.87   15.92   31.25    1.18  301.78    64.26
Thrift Strategy(21)                           25.75    4,994     51.2    26.79   13.44   25.60    0.46  298.64    77.62
Diversified Strategy(1)                       31.62   61,053    773.2    31.87   15.92   31.25    1.18  301.78    64.26
Companies Issuing Dividends(22)               26.71    8,638     98.3    27.73   13.58   26.50    0.76  299.68    76.67
Companies Without Dividends(1)                16.25    2,760     20.2    16.87   13.62   16.87   -3.68    0.00     0.00
Equity/Assets 6-12%(16)                       27.97   10,688    123.6    29.05   13.92   27.70    0.98  299.68    78.68
Equity/Assets >12%(7)                         21.60    2,542     21.8    22.37   12.80   21.70   -0.64    0.00    69.30
Actively Traded Companies(1)                  34.75    7,264    118.3    35.00   14.77   34.00    2.21  247.50    87.84
Holding Company Structure(1)                  34.75    7,264    118.3    35.00   14.77   34.00    2.21  247.50    87.84
Assets Over $1 Billion(5)                     33.94   25,729    298.3    34.53   14.33   33.69    0.83  274.64    95.74
Assets $500 Million-$1 Billion(3)             29.69    5,931     83.6    30.50   15.63   29.19    1.61    0.00    55.10
Assets $250-$500 Million(5)                   27.85    2,844     34.0    30.50   15.56   27.75    0.36  349.78    61.88
Assets less than $250 Million(10)             20.63    2,207     16.2    21.23   11.97   20.56    0.11    0.00    78.91
Goodwill Companies(9)                         32.17   18,753    220.1    33.56   15.51   31.67    1.74  299.68    81.72
Non-Goodwill Companies(14)                    22.79    2,586     24.7    23.56   12.54   22.81   -0.18    0.00    72.88
MHC Institutions(23)                          26.10    8,292     93.7    27.09   13.59   25.93    0.50  299.68    76.67
MHC Converted Last 3 Months(1)                16.25    2,760     20.2    16.87   13.62   16.87   -3.68    0.00     0.00

RESTUBBED TABLE

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.  Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(21)                       0.49    0.80   12.21   11.94   111.50
BIF-Insured Thrifts(2)                         0.81    0.73    9.79    9.78   101.80
NASDAQ Listed OTC Companies(23)                0.53    0.79   11.92   11.69   110.36
Florida Companies(3)                           0.62    0.94   13.91   13.87   142.53
Mid-Atlantic Companies(10)                     0.44    0.71   11.63   11.22   102.82
Mid-West Companies(7)                          0.49    0.84   11.84   11.82   107.35
New England Companies(1)                       1.39    1.03   10.93   10.92   128.90
Thrift Strategy(21)                            0.48    0.78   11.98   11.74   109.20
Diversified Strategy(1)                        1.39    1.03   10.93   10.92   128.90
Companies Issuing Dividends(22)                0.55    0.80   11.77   11.52   112.07
Companies Without Dividends(1)                 0.32    0.67   14.36   14.36    82.97
Equity/Assets 6-12%(16)                        0.57    0.84   11.94   11.61   126.35
Equity/Assets >12%(7)                          0.45    0.68   11.87   11.87    71.96
Actively Traded Companies(1)                   0.80    1.25   13.39   11.94   142.18
Holding Company Structure(1)                   0.80    1.25   13.39   11.94   142.18
Assets Over $1 Billion(5)                      0.89    1.02   11.85   10.91   135.68
Assets $500 Million-$1 Billion(3)              0.62    0.94   13.91   13.87   142.53
Assets $250-$500 Million(5)                    0.56    0.94   12.47   12.43   120.12
Assets less than $250 Million(10)              0.32    0.59   11.26   11.26    85.99
Goodwill Companies(9)                          0.79    1.01   12.25   11.59   142.66
Non-Goodwill Companies(14)                     0.39    0.68   11.74   11.74    92.73
MHC Institutions(23)                           0.53    0.79   11.92   11.69   110.36
MHC Converted Last 3 Months(1)                 0.32    0.67   14.36   14.36    82.97

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997

                                                                                         Price Change Data
                                             Market Capitalization         -----------------------------------------------
                                            -----------------------          52 Week (1)                % Change From
                                                     Shares     Market     --------------            --------------------
                                             Price/   Out-     Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- -------    ----------   ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)     ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             56.56   97,336  5,505.3    57.56   26.25   54.62    3.55  201.65    74.03
CSA   Coast Savings Financial of CA           50.44   18,616    939.0    50.50   31.25   48.62    3.74  336.33    37.74
CFB   Commercial Federal Corp. of NE          46.50   21,553  1,002.2    46.50   27.67   45.00    3.33  ***.**    45.31
DME   Dime Bancorp, Inc. of NY*               21.06  103,719  2,184.3    21.75   12.87   20.50    2.73  109.34    42.78
DSL   Downey Financial Corp. of CA            23.75   26,733    634.9    24.37   15.40   23.00    3.26  118.69    27.07
FRC   First Republic Bank of CA*              27.62    9,693    267.7    27.62   14.87   27.62    0.00  513.78    64.90
FED   FirstFed Fin. Corp. of CA               33.37   10,575    352.9    34.87   19.37   33.69   -0.95  106.63    51.68
GSB   Glendale Fed. Bk, FSB of CA             30.75   50,349  1,548.2    31.50   17.50   30.81   -0.19   89.23    32.26
GDW   Golden West Fin. Corp. of CA            90.94   56,739  5,159.8    90.94   56.37   86.00    5.74  247.23    44.07
GPT   GreenPoint Fin. Corp. of NY*            60.31   45,044  2,716.6    66.56   37.62   58.69    2.76    N.A.    26.97
NYB   New York Bancorp, Inc. of NY            29.62   21,591    639.5    32.00   15.12   30.31   -2.28  317.77    52.92
WES   Westcorp Inc. of Orange CA              21.81   26,195    571.3    23.87   13.25   21.19    2.93  197.54    -0.32


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              21.88    2,731     59.8    22.25   13.62   21.75    0.60    N.A.    47.14
BKC   American Bank of Waterbury CT*          37.25    2,306     85.9    39.00   25.87   35.75    4.20   98.67    33.04
BFD   BostonFed Bancorp of MA                 21.94    5,947    130.5    21.94   12.87   19.62   11.82    N.A.    48.75
CFX   CFX Corp of NH*                         21.00   13,144    276.0    21.25   13.81   21.25   -1.18   76.47    35.48
CNY   Carver Bancorp, Inc. of NY              12.12    2,314     28.0    13.37    7.37   12.00    1.00   93.92    46.91
CBK   Citizens First Fin.Corp. of IL          18.25    2,594     47.3    18.50   11.37   18.25    0.00    N.A.    27.00
ESX   Essex Bancorp of VA(8)                   4.94    1,057      5.2     7.94    1.00    4.44   11.26  -70.51   125.57
FCB   Falmouth Co-Op Bank of MA*              19.62    1,455     28.5    19.62   12.00   17.62   11.35    N.A.    49.54
FAB   FirstFed America Bancorp of MA          21.00    8,707    182.8    21.00   13.62   20.12    4.37    N.A.     N.A.
GAF   GA Financial Corp. of PA                19.00    7,985    151.7    19.50   12.87   17.87    6.32    N.A.    25.66
JSB   JSB Financial, Inc. of NY               47.50    9,845    467.6    49.37   35.00   47.94   -0.92  313.04    25.00
KNK   Kankakee Bancorp of IL                  31.50    1,425     44.9    31.87   20.37   30.37    3.72  215.00    27.27
KYF   Kentucky First Bancorp of KY            13.62    1,319     18.0    15.12   10.56   12.75    6.82    N.A.    25.30
MBB   MSB Bancorp of Middletown NY*           24.75    2,844     70.4    24.75   15.50   23.87    3.69  147.50    26.15
PDB   Piedmont Bancorp of NC                  10.75    2,751     29.6    19.12    9.25   10.56    1.80    N.A.     2.38
SSB   Scotland Bancorp of NC                  18.00    1,914     34.5    19.25   12.75   18.62   -3.33    N.A.    27.48
SZB   SouthFirst Bancshares of AL             18.00      848     15.3    18.00   12.25   16.75    7.46    N.A.    35.85
SRN   Southern Banc Company of AL             16.12    1,230     19.8    16.37   12.25   16.12    0.00    N.A.    22.87
SSM   Stone Street Bancorp of NC              21.12    1,898     40.1    27.25   17.50   21.44   -1.49    N.A.     3.02
TSH   Teche Holding Company of LA             19.12    3,438     65.7    19.37   13.00   18.37    4.08    N.A.    33.05
FTF   Texarkana Fst. Fin. Corp of AR          23.75    1,790     42.5    24.87   13.62   24.25   -2.06    N.A.    51.95
THR   Three Rivers Fin. Corp. of MI           16.81      824     13.9    16.81   12.62   16.19    3.83    N.A.    20.07
TBK   Tolland Bank of CT*                     17.62    1,560     27.5    18.00    8.25   17.37    1.44  143.03    95.78
WSB   Washington SB, FSB of MD                 7.00    4,247     29.7     7.37    4.38    6.94    0.86  460.00    43.74


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             37.75      698     26.3    37.75   27.14   36.50    3.42    N.A.    32.46
AFED  AFSALA Bancorp, Inc. of NY              17.00    1,455     24.7    17.87   11.31   17.25   -1.45    N.A.    41.67
ALBK  ALBANK Fin. Corp. of Albany NY          45.87   12,825    588.3    45.87   27.37   44.25    3.66   97.29    46.22
AMFC  AMB Financial Corp. of IN               15.50      964     14.9    15.50   11.00   14.50    6.90    N.A.    16.98
ASBP  ASB Financial Corp. of OH               13.00    1,721     22.4    18.25   11.50   13.00    0.00    N.A.     0.00
ABBK  Abington Savings Bank of MA*            32.75    1,852     60.7    33.00   16.87   31.87    2.76  394.71    67.95
AABC  Access Anytime Bancorp of NM             6.88    1,193      8.2     6.88    5.25    6.50    5.85    1.93    25.09
AFBC  Advance Fin. Bancorp of WV              15.75    1,084     17.1    16.25   12.75   15.87   -0.76    N.A.     N.A.
AADV  Advantage Bancorp of WI                 48.62    3,234    157.2    49.00   31.25   47.75    1.82  428.48    50.76
AFCB  Affiliated Comm BC, Inc of MA           30.12    6,465    194.7    30.12   16.00   26.50   13.66    N.A.    76.14
ALBC  Albion Banc Corp. of Albion NY          23.25      250      5.8    24.25   16.50   23.25    0.00   78.85    38.81

RESTUBBED TABLE

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                       Tangible
                                               Trailing  12 Mo.  Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA              1.98    3.16   20.35   17.34   488.33
CSA   Coast Savings Financial of CA            0.99    2.48   24.06   23.76   488.97
CFB   Commercial Federal Corp. of NE           2.05    2.89   19.77   17.53   329.27
DME   Dime Bancorp, Inc. of NY*                1.05    1.33   10.21    9.74   193.67
DSL   Downey Financial Corp. of CA             0.86    1.43   15.26   15.05   220.16
FRC   First Republic Bank of CA*               1.56    1.33   16.56   16.55   230.89
FED   FirstFed Fin. Corp. of CA                1.13    2.07   19.14   18.93   396.52
GSB   Glendale Fed. Bk, FSB of CA              0.79    1.85   17.81   15.83   322.12
GDW   Golden West Fin. Corp. of CA             6.74    8.22   43.90   43.90   689.03
GPT   GreenPoint Fin. Corp. of NY*             3.17    3.09   30.44   17.11   295.27
NYB   New York Bancorp, Inc. of NY             1.98    2.32    7.73    7.73   152.08
WES   Westcorp Inc. of Orange CA               1.11    0.55   12.71   12.67   140.42


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*               0.47    0.47   16.70   16.70    95.82
BKC   American Bank of Waterbury CT*           3.13    2.69   21.77   20.90   262.73
BFD   BostonFed Bancorp of MA                  0.74    0.96   14.42   13.94   164.10
CFX   CFX Corp of NH*                          1.10    1.31   10.52    9.84   141.44
CNY   Carver Bancorp, Inc. of NY              -0.74    0.01   14.93   14.32   178.81
CBK   Citizens First Fin.Corp. of IL           0.30    0.59   14.74   14.74   104.69
ESX   Essex Bancorp of VA(8)                  -0.05    0.05    0.49    0.31   179.83
FCB   Falmouth Co-Op Bank of MA*               0.52    0.49   15.40   15.40    64.49
FAB   FirstFed America Bancorp of MA          -0.21    0.50   14.26   14.26   117.25
GAF   GA Financial Corp. of PA                 0.80    1.02   14.25   14.10    93.89
JSB   JSB Financial, Inc. of NY                2.78    2.65   35.54   35.54   155.52
KNK   Kankakee Bancorp of IL                   1.62    2.02   26.59   24.99   239.77
KYF   Kentucky First Bancorp of KY             0.58    0.75   11.17   11.17    67.44
MBB   MSB Bancorp of Middletown NY*            0.49    0.51   21.15   10.38   286.18
PDB   Piedmont Bancorp of NC                  -0.19    0.30    7.42    7.42    44.62
SSB   Scotland Bancorp of NC                   0.51    0.62   13.44   13.44    36.30
SZB   SouthFirst Bancshares of AL             -0.03    0.25   16.06   16.06   114.72
SRN   Southern Banc Company of AL              0.13    0.44   14.42   14.27    85.35
SSM   Stone Street Bancorp of NC               0.80    0.96   16.13   16.13    55.91
TSH   Teche Holding Company of LA              0.78    1.08   15.53   15.53   118.17
FTF   Texarkana Fst. Fin. Corp of AR           1.31    1.62   15.03   15.03    95.73
THR   Three Rivers Fin. Corp. of MI            0.61    0.88   15.22   15.22   110.64
TBK   Tolland Bank of CT*                      1.11    1.16   10.60   10.30   152.71
WSB   Washington SB, FSB of MD                 0.30    0.44    5.05    5.05    60.83


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN              1.18    0.50   32.00   31.34   387.52
AFED  AFSALA Bancorp, Inc. of NY               0.82    0.82   14.74   14.74   109.40
ALBK  ALBANK Fin. Corp. of Albany NY           2.29    2.82   25.85   22.59   280.88
AMFC  AMB Financial Corp. of IN                0.66    0.73   14.61   14.61    97.70
ASBP  ASB Financial Corp. of OH                0.39    0.56   10.15   10.15    65.23
ABBK  Abington Savings Bank of MA*             2.16    1.92   18.73   16.87   270.66
AABC  Access Anytime Bancorp of NM            -0.45   -0.11    6.53    6.53    87.72
AFBC  Advance Fin. Bancorp of WV               0.35    0.71   14.76   14.76    95.55
AADV  Advantage Bancorp of WI                  1.27    2.81   29.05   27.16   315.25
AFCB  Affiliated Comm BC, Inc of MA            1.53    1.74   16.49   16.40   168.67
ALBC  Albion Banc Corp. of Albion NY           0.27    0.96   23.96   23.96   274.51

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                  (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997

                                                                                        Price Change Data
                                             Market Capitalization         -----------------------------------------------
                                            -----------------------          52 Week (1)               % Change From
                                                     Shares     Market     --------------            --------------------
                                             Price/   Out-     Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- -------    ----------   ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                    33.75    5,345    180.4    34.00   23.25   34.00   -0.74  237.50    35.00
ATSB  AmTrust Capital Corp. of IN             13.19      526      6.9    13.19    8.75   12.87    2.49    N.A.    31.90
AHCI  Ambanc Holding Co., Inc. of NY*         15.37    4,392     67.5    16.62   10.00   15.12    1.65    N.A.    36.62
ASBI  Ameriana Bancorp of IN                  21.25    3,230     68.6    22.00   13.50   21.62   -1.71  130.23    32.81
AFFFZ America First Fin. Fund of CA(8)        41.62    6,011    250.2    41.75   28.00   40.37    3.10  121.97    37.59
ANBK  American Nat'l Bancorp of MD(8)         20.50    3,613     74.1    20.50   11.37   20.00    2.50    N.A.    69.14
ABCW  Anchor Bancorp Wisconsin of WI          29.00    9,049    262.4    29.00   16.50   27.75    4.50   97.41    62.28
ANDB  Andover Bancorp, Inc. of MA*            35.50    5,148    182.8    36.00   20.52   32.56    9.03  230.23    38.56
ASFC  Astoria Financial Corp. of NY           49.69   20,978  1,042.4    50.25   27.62   48.37    2.73   89.30    34.77
AVND  Avondale Fin. Corp. of IL               16.37    3,495     57.2    18.50   12.75   16.87   -2.96    N.A.    -4.38
BKCT  Bancorp Connecticut of CT*              32.75    2,534     83.0    33.50   21.25   31.75    3.15  274.29    45.56
BPLS  Bank Plus Corp. of CA                   12.00   19,308    231.7    13.75    9.62   11.37    5.54    N.A.     4.35
BWFC  Bank West Fin. Corp. of MI              18.87    1,753     33.1    18.87   10.25   18.62    1.34    N.A.    77.68
BANC  BankAtlantic Bancorp of FL              13.50   22,473    303.4    17.12   12.12   12.56    7.48  224.52     0.97
BKUNA BankUnited SA of FL                     12.87    8,869    114.1    12.87    7.75   12.87    0.00  137.02    28.70
BVCC  Bay View Capital Corp. of CA            28.13   12,979    365.1    28.62   17.50   26.50    6.15   42.43    32.75
FSNJ  Bayonne Banchsares of NJ                12.37    8,993    111.2    13.06    5.20   12.56   -1.51    N.A.    57.78
BFSB  Bedford Bancshares of VA                25.25    1,142     28.8    25.25   16.62   25.25    0.00  140.48    43.30
BFFC  Big Foot Fin. Corp. of IL               17.00    2,513     42.7    17.75   12.31   17.00    0.00    N.A.    30.77
BSBC  Branford SB of CT(8)*                    5.28    6,559     34.6     5.28    3.19    5.06    4.35  149.06    36.43
BYFC  Broadway Fin. Corp. of CA               11.00      835      9.2    11.25    9.00   11.00    0.00    N.A.    18.92
CBES  CBES Bancorp of MO                      19.12    1,025     19.6    19.12   12.62   18.00    6.22    N.A.    34.18
CCFH  CCF Holding Company of GA               16.50      820     13.5    17.12   12.75   16.50    0.00    N.A.    11.86
CENF  CENFED Financial Corp. of CA            35.87    5,729    205.5    36.87   21.82   36.12   -0.69  128.76    34.90
CFSB  CFSB Bancorp of Lansing MI              31.00    5,096    158.0    31.00   16.36   26.00   19.23  244.44    74.84
CKFB  CKF Bancorp of Danville KY              19.00      925     17.6    20.75   17.50   19.00    0.00    N.A.    -6.17
CNSB  CNS Bancorp of MO                       17.25    1,653     28.5    17.50   12.50   17.00    1.47    N.A.    14.09
CSBF  CSB Financial Group Inc of IL*          12.50      942     11.8    12.50    9.50   11.87    5.31    N.A.    23.52
CBCI  Calumet Bancorp of Chicago IL           45.00    2,111     95.0    45.00   27.75   44.25    1.69  122.22    35.34
CAFI  Camco Fin. Corp. of OH                  22.00    3,214     70.7    22.00   14.05   18.25   20.55    N.A.    45.50
CMRN  Cameron Fin. Corp. of MO                18.00    2,627     47.3    18.00   14.50   18.00    0.00    N.A.    12.50
CAPS  Capital Savings Bancorp of MO           17.25    1,892     32.6    18.25   10.25   16.37    5.38   30.19    32.69
CFNC  Carolina Fincorp of NC*                 17.75    1,851     32.9    17.87   13.00   17.50    1.43    N.A.    32.76
CASB  Cascade SB of Everett WA(8)             14.25    2,571     36.6    16.80   10.40   12.75   11.76   11.33    10.47
CATB  Catskill Fin. Corp. of NY*              16.62    4,720     78.4    17.25   12.00   16.75   -0.78    N.A.    18.71
CNIT  Cenit Bancorp of Norfolk VA             53.25    1,650     87.9    53.25   38.50   50.37    5.72  235.33    28.31
CEBK  Central Co-Op. Bank of MA*              21.25    1,965     41.8    21.50   14.75   20.87    1.82  304.76    21.43
CENB  Century Bancshares of NC*               79.50      407     32.4    79.50   62.00   79.50    0.00    N.A.    22.31
CBSB  Charter Financial Inc. of IL            21.44    4,150     89.0    21.50   12.50   21.25    0.89    N.A.    71.52
COFI  Charter One Financial of OH             58.50   46,186  2,701.9    59.00   37.12   56.19    4.11  234.29    39.29
CVAL  Chester Valley Bancorp of PA            23.00    2,162     49.7    23.00   13.90   21.37    7.63  103.00    63.12
CTZN  CitFed Bancorp of Dayton OH             48.25    8,638    416.8    48.25   25.17   47.50    1.58  436.11    46.21
CLAS  Classic Bancshares of KY                14.87    1,305     19.4    15.00   11.25   14.00    6.21    N.A.    27.97
CMSB  Cmnwealth Bancorp of PA                 19.50   17,096    333.4    19.50   11.50   17.62   10.67    N.A.    30.00
CBSA  Coastal Bancorp of Houston TX           32.25    4,972    160.3    33.25   19.62   32.50   -0.77    N.A.    41.01
CFCP  Coastal Fin. Corp. of SC                24.50    4,641    113.7    27.75   14.25   25.00   -2.00  145.00    55.56
CMSV  Commty. Svgs, MHC of FL (48.5)          32.12    5,090     79.3    32.75   16.25   31.12    3.21    N.A.    56.68
CFTP  Community Fed. Bancorp of MS            17.25    4,629     79.9    20.00   13.37   17.25    0.00    N.A.     1.47
CFFC  Community Fin. Corp. of VA              23.00    1,275     29.3    23.50   20.50   21.75    5.75  228.57    10.84
CFBC  Community First Bnkg Co. of GA          35.00    2,414     84.5    35.00   31.87   34.75    0.72    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            15.50      929     14.4    16.00   10.33   15.50    0.00    N.A.    36.80
COOP  Cooperative Bk.for Svgs. of NC          31.00    1,492     46.3    31.00   18.25   27.50   12.73  210.00    53.09
CRZY  Crazy Woman Creek Bncorp of WY          14.62      955     14.0    14.87   11.25   14.87   -1.68    N.A.    21.83
DNFC  D&N Financial Corp. of MI               21.00    8,191    172.0    21.00   13.75   20.37    3.09  140.00    25.37
DCBI  Delphos Citizens Bancorp of OH          17.50    2,039     35.7    17.50   11.75   17.37    0.75    N.A.    45.83

RESTUBBED TABLE

                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                        Tangible
                                                Trailing  12 Mo.  Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
ABCL  Allied Bancorp of IL                      0.91    1.33   23.40   23.11   262.72
ATSB  AmTrust Capital Corp. of IN               0.40    0.26   13.73   13.58   135.04
AHCI  Ambanc Holding Co., Inc. of NY*          -0.64   -0.67   14.29   14.29   110.42
ASBI  Ameriana Bancorp of IN                    0.75    1.05   13.49   13.48   123.14
AFFFZ America First Fin. Fund of CA(8)          5.51    6.76   30.76   30.38   364.44
ANBK  American Nat'l Bancorp of MD(8)           0.37    0.86   12.54   12.54   139.86
ABCW  Anchor Bancorp Wisconsin of WI            1.55    2.00   13.24   13.00   212.83
ANDB  Andover Bancorp, Inc. of MA*              2.57    2.65   19.59   19.59   243.00
ASFC  Astoria Financial Corp. of NY             1.96    2.80   28.59   24.01   365.36
AVND  Avondale Fin. Corp. of IL                -0.85   -2.63   15.85   15.85   173.75
BKCT  Bancorp Connecticut of CT*                2.15    2.03   17.32   17.32   169.05
BPLS  Bank Plus Corp. of CA                    -0.46    0.04    9.27    9.26   183.03
BWFC  Bank West Fin. Corp. of MI                0.53    0.47   12.89   12.89    88.80
BANC  BankAtlantic Bancorp of FL                0.98    0.71    6.83    5.61   121.50
BKUNA BankUnited SA of FL                       0.29    0.48    7.59    6.15   203.77
BVCC  Bay View Capital Corp. of CA              0.97    1.58   15.12   12.69   238.56
FSNJ  Bayonne Banchsares of NJ                 -0.24   -0.04    9.91    9.91    68.72
BFSB  Bedford Bancshares of VA                  1.14    1.46   16.80   16.80   118.61
BFFC  Big Foot Fin. Corp. of IL                 0.04    0.35   14.34   14.34    84.46
BSBC  Branford SB of CT(8)*                     0.32    0.32    2.64    2.64    28.44
BYFC  Broadway Fin. Corp. of CA                -0.19    0.29   14.65   14.65   146.40
CBES  CBES Bancorp of MO                        0.69    0.86   17.08   17.08    92.90
CCFH  CCF Holding Company of GA                 0.05    0.07   14.36   14.36   122.93
CENF  CENFED Financial Corp. of CA              1.98    2.82   20.85   20.81   400.68
CFSB  CFSB Bancorp of Lansing MI                1.37    1.73   12.65   12.65   165.90
CKFB  CKF Bancorp of Danville KY                1.17    0.86   15.75   15.75    65.74
CNSB  CNS Bancorp of MO                         0.25    0.46   14.84   14.84    59.50
CSBF  CSB Financial Group Inc of IL*            0.21    0.32   12.77   12.04    50.95
CBCI  Calumet Bancorp of Chicago IL             2.72    3.45   36.46   36.46   235.23
CAFI  Camco Fin. Corp. of OH                    1.11    1.24   14.58   13.45   152.41
CMRN  Cameron Fin. Corp. of MO                  0.78    0.97   17.18   17.18    79.22
CAPS  Capital Savings Bancorp of MO             0.82    1.15   11.28   11.28   128.18
CFNC  Carolina Fincorp of NC*                   0.68    0.65   13.75   13.75    60.25
CASB  Cascade SB of Everett WA(8)               0.61    0.77    8.46    8.46   137.04
CATB  Catskill Fin. Corp. of NY*                0.85    0.86   15.08   15.08    60.22
CNIT  Cenit Bancorp of Norfolk VA               3.75    3.44   31.12   28.58   430.03
CEBK  Central Co-Op. Bank of MA*                1.44    1.46   17.07   15.20   163.33
CENB  Century Bancshares of NC*                 4.31    4.36   73.51   73.51   245.57
CBSB  Charter Financial Inc. of IL              1.05    1.47   13.71   12.13    94.76
COFI  Charter One Financial of OH               2.98    3.73   21.15   19.80   315.35
CVAL  Chester Valley Bancorp of PA              0.89    1.27   12.52   12.52   149.71
CTZN  CitFed Bancorp of Dayton OH               1.94    2.73   22.83   20.57   358.59
CLAS  Classic Bancshares of KY                  0.45    0.63   14.84   12.52   100.81
CMSB  Cmnwealth Bancorp of PA                   0.69    0.88   12.89   10.08   133.89
CBSA  Coastal Bancorp of Houston TX             1.45    2.52   19.85   16.50   596.15
CFCP  Coastal Fin. Corp. of SC                  0.95    1.04    6.68    6.68   108.33
CMSV  Commty. Svgs, MHC of FL (48.5)            0.73    1.09   15.46   15.46   137.48
CFTP  Community Fed. Bancorp of MS              0.59    0.72   12.40   12.40    45.16
CFFC  Community Fin. Corp. of VA                1.32    1.67   18.86   18.86   137.58
CFBC  Community First Bnkg Co. of GA            1.05    1.06   28.74   28.35   186.68
CIBI  Community Inv. Bancorp of OH              0.63    0.96   11.96   11.96    99.36
COOP  Cooperative Bk.for Svgs. of NC           -1.80    0.45   18.03   18.03   236.22
CRZY  Crazy Woman Creek Bncorp of WY            0.58    0.71   14.67   14.67    56.83
DNFC  D&N Financial Corp. of MI                 1.10    1.45   10.95   10.84   196.42
DCBI  Delphos Citizens Bancorp of OH            0.72    0.72   14.93   14.93    52.56

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997


                                                                                        Price Change Data
                                             Market Capitalization         -----------------------------------------------
                                            -----------------------          52 Week (1)                % Change From
                                                     Shares     Market     --------------            --------------------
                                             Price/   Out-     Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- -------    ----------   ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY            20.00   13,093    261.9     20.00   13.25   19.50    2.56    N.A.    35.59
DIBK  Dime Financial Corp. of CT*             31.25    5,147    160.8     31.25   16.50   29.62    5.50  197.62    81.16
EGLB  Eagle BancGroup of IL                   16.62    1,238     20.6     17.00   12.25   17.00   -2.24    N.A.    11.77
EBSI  Eagle Bancshares of Tucker GA           18.00    5,660    101.9     18.50   13.62   17.50    2.86  148.28    16.13
EGFC  Eagle Financial Corp. of CT             38.75    6,279    243.3     38.75   25.25   36.37    6.54  342.86    27.05
ETFS  East Texas Fin. Serv. of TX             19.25    1,025     19.7     19.53   14.50   19.53   -1.43    N.A.    17.59
EMLD  Emerald Financial Corp of OH            14.50    5,062     73.4     15.50   10.50   15.00   -3.33    N.A.    28.89
EIRE  Emerald Island Bancorp, MA*             25.00    2,246     56.2     25.87   12.40   24.50    2.04  228.08    56.25
EFBC  Empire Federal Bancorp of MT            17.62    2,592     45.7     17.62   12.50   15.63   12.73    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           22.00    2,001     44.0     25.12   13.50   24.00   -8.33    N.A.    51.72
EQSB  Equitable FSB of Wheaton MD             42.00      602     25.3     42.00   25.25   40.00    5.00    N.A.    48.67
FFFG  F.F.O. Financial Group of FL(8)          6.75    8,446     57.0      7.06    2.62    6.62    1.96  -18.77   100.30
FCBF  FCB Fin. Corp. of Neenah WI             26.50    4,073    107.9     28.00   17.12   26.75   -0.93    N.A.    43.24
FFBS  FFBS Bancorp of Columbus MS             22.00    1,557     34.3     26.00   21.00   22.00    0.00    N.A.    -4.35
FFDF  FFD Financial Corp. of OH               15.12    1,455     22.0     15.63   10.75   15.63   -3.26    N.A.    14.11
FFLC  FFLC Bancorp of Leesburg FL             31.50    2,318     73.0     32.25   18.25   32.25   -2.33    N.A.    46.51
FFFC  FFVA Financial Corp. of VA              32.87    4,521    148.6     33.00   17.50   32.00    2.72    N.A.    60.34
FFWC  FFW Corporation of Wabash IN            31.25      711     22.2     31.25   19.75   29.87    4.62    N.A.    42.82
FFYF  FFY Financial Corp. of OH               27.12    4,145    112.4     28.25   24.00   26.87    0.93    N.A.     7.15
FMCO  FMS Financial Corp. of NJ               27.50    2,388     65.7     31.50   15.50   27.25    0.92  205.56    50.68
FFHH  FSF Financial Corp. of MN               20.00    3,033     60.7     21.00   12.75   17.75   12.68    N.A.    32.28
FOBC  Fed One Bancorp of Wheeling WV          23.00    2,373     54.6     23.00   15.37   20.25   13.58  130.00    46.03
FBCI  Fidelity Bancorp of Chicago IL          23.62    2,792     65.9     24.25   16.25   23.87   -1.05    N.A.    38.94
FSBI  Fidelity Bancorp, Inc. of PA            21.25    1,550     32.9     22.00   16.82   21.25    0.00  174.90    16.89
FFFL  Fidelity FSB, MHC of FL (47.7)          27.25    6,771     87.9     28.25   15.00   27.25    0.00    N.A.    53.52
FFED  Fidelity Fed. Bancorp of IN              8.87    2,490     22.1     11.75    7.50    9.25   -4.11   25.82    -9.03
FFOH  Fidelity Financial of OH                16.00    5,579     89.3     16.37    9.75   16.00    0.00    N.A.    39.13
FIBC  Financial Bancorp, Inc. of NY           23.31    1,722     40.1     23.94   14.00   22.75    2.46    N.A.    55.40
FBSI  First Bancshares of MO                  24.00    1,096     26.3     25.25   15.00   24.00    0.00   88.24    44.40
FBBC  First Bell Bancorp of PA                15.87    6,511    103.3     17.37   13.12   15.87    0.00    N.A.    19.77
FBER  First Bergen Bancorp of NJ              18.37    3,000     55.1     19.50   10.94   17.87    2.80    N.A.    59.74
SKBO  First Carnegie,MHC of PA(45.0)          16.25    2,300     16.8     16.75   11.62   16.25    0.00    N.A.     N.A.
FSTC  First Citizens Corp of GA               35.00    1,833     64.2     35.12   20.75   33.00    6.06  180.00    38.61
FCME  First Coastal Corp. of ME*              12.25    1,359     16.6     12.25    6.62   11.00   11.36    N.A.    58.06
FFBA  First Colorado Bancorp of Co            18.75   16,561    310.5     20.12   15.00   18.87   -0.64  468.18    10.29
FDEF  First Defiance Fin.Corp. of OH          15.25    9,366    142.8     15.50   10.62   15.37   -0.78    N.A.    23.28
FESX  First Essex Bancorp of MA*              20.37    7,504    152.9     20.37   11.62   18.62    9.40  239.50    55.26
FFES  First FS&LA of E. Hartford CT           35.12    2,676     94.0     35.16   18.75   34.62    1.44  440.31    52.70
FFSX  First FS&LA. MHC of IA (46.1)           30.00    2,828     39.1     35.00   20.75   28.00    7.14  349.78    53.85
BDJI  First Fed. Bancorp. of MN               22.00      683     15.0     22.00   15.12   21.00    4.76    N.A.    18.92
FFBH  First Fed. Bancshares of AR             21.25    4,896    104.0     21.62   14.75   21.12    0.62    N.A.    33.90
FTFC  First Fed. Capital Corp. of WI          25.62    9,141    234.2     26.50   13.67   24.37    5.13  241.60    63.50
FFKY  First Fed. Fin. Corp. of KY             22.75    4,170     94.9     23.00   17.75   22.75    0.00   44.44    12.35
FFBZ  First Federal Bancorp of OH             19.00    1,572     29.9     19.75   13.25   18.25    4.11   90.00    18.75
FFCH  First Fin. Holdings Inc. of SC          37.00    6,357    235.2     37.00   19.25   36.00    2.78  202.04    64.44
FFBI  First Financial Bancorp of IL           19.50      415      8.1     19.50   15.50   19.25    1.30    N.A.    22.87
FFHC  First Financial Corp. of WI(8)          36.87   36,209  1,335.0     36.87   18.70   33.25   10.89  134.10    50.49
FFHS  First Franklin Corp. of OH              19.75    1,192     23.5     21.00   14.25   19.75    0.00   50.53    19.70
FGHC  First Georgia Hold. Corp of GA           9.12    3,052     27.8      9.50    4.17    7.75   17.68  138.12    60.85
FSPG  First Home Bancorp of NJ                22.25    2,708     60.3     22.37   13.50   20.37    9.23  270.83    60.42
FFSL  First Independence Corp. of KS          14.62      997     14.6     14.62    9.50   14.62    0.00    N.A.    40.98
FISB  First Indiana Corp. of IN               23.75   10,561    250.8     25.00   17.37   23.50    1.06   75.93    10.98
FKFS  First Keystone Fin. Corp of PA          29.59    1,228     36.3     29.59   17.75   28.75    2.92    N.A.    53.71
FLKY  First Lancaster Bncshrs of KY           15.50      959     14.9     16.25   13.87   15.50    0.00    N.A.     6.02
FLFC  First Liberty Fin. Corp. of GA          24.75    7,725    191.2     24.75   16.50   22.12   11.89  387.20    34.73

RESTUBBED TABLE


                                               Current Per Share Financials
                                           ----------------------------------------
                                                                     Tangible
                                             Trailing  12 Mo.  Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                               ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
DIME  Dime Community Bancorp of NY           0.94    1.01   14.58   12.56   100.44
DIBK  Dime Financial Corp. of CT*            2.82    2.83   13.52   13.08   169.78
EGLB  Eagle BancGroup of IL                 -0.12    0.27   16.69   16.69   140.80
EBSI  Eagle Bancshares of Tucker GA          0.64    0.87   12.45   12.45   149.91
EGFC  Eagle Financial Corp. of CT            0.19    1.13   22.02   17.19   320.65
ETFS  East Texas Fin. Serv. of TX            0.34    0.70   19.97   19.97   109.95
EMLD  Emerald Financial Corp of OH           0.81    1.00    9.03    8.89   119.14
EIRE  Emerald Island Bancorp, MA*            1.52    1.60   13.39   13.39   189.23
EFBC  Empire Federal Bancorp of MT           0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH          0.82    0.91   15.82   15.80   128.29
EQSB  Equitable FSB of Wheaton MD            2.20    3.51   25.80   25.80   511.96
FFFG  F.F.O. Financial Group of FL(8)        0.25    0.36    2.46    2.46    37.89
FCBF  FCB Fin. Corp. of Neenah WI            0.60    0.71   11.65   11.65    66.58
FFBS  FFBS Bancorp of Columbus MS            0.95    1.20   16.15   16.15    83.98
FFDF  FFD Financial Corp. of OH              0.44    0.61   14.50   14.50    58.62
FFLC  FFLC Bancorp of Leesburg FL            1.06    1.53   22.51   22.51   167.00
FFFC  FFVA Financial Corp. of VA             1.32    1.60   16.29   15.95   123.62
FFWC  FFW Corporation of Wabash IN           1.89    2.36   24.11   21.72   253.24
FFYF  FFY Financial Corp. of OH              1.28    1.82   19.82   19.82   144.57
FMCO  FMS Financial Corp. of NJ              1.56    2.29   15.24   14.97   232.38
FFHH  FSF Financial Corp. of MN              0.78    0.99   14.16   14.16   124.71
FOBC  Fed One Bancorp of Wheeling WV         0.99    1.41   16.63   15.86   150.32
FBCI  Fidelity Bancorp of Chicago IL         0.95    1.33   18.22   18.18   175.45
FSBI  Fidelity Bancorp, Inc. of PA           1.08    1.72   15.83   15.83   234.39
FFFL  Fidelity FSB, MHC of FL (47.7)         0.50    0.79   12.36   12.27   147.58
FFED  Fidelity Fed. Bancorp of IN            0.17    0.30    5.17    5.17   100.52
FFOH  Fidelity Financial of OH               0.51    0.75   12.17   10.74    94.06
FIBC  Financial Bancorp, Inc. of NY          0.87    1.55   15.35   15.28   164.04
FBSI  First Bancshares of MO                 1.29    1.56   20.26   20.23   149.61
FBBC  First Bell Bancorp of PA               1.06    1.23   10.78   10.78   109.72
FBER  First Bergen Bancorp of NJ             0.38    0.66   13.47   13.47    94.92
SKBO  First Carnegie,MHC of PA(45.0)         0.24    0.35   10.21   10.21    65.23
FSTC  First Citizens Corp of GA              1.45    1.43   16.26   12.20   178.05
FCME  First Coastal Corp. of ME*             4.50    4.36   10.35   10.35   112.13
FFBA  First Colorado Bancorp of Co           0.81    0.80   11.79   11.63    91.20
FDEF  First Defiance Fin.Corp. of OH         0.43    0.59   12.57   12.57    58.96
FESX  First Essex Bancorp of MA*             1.32    1.15   11.57   10.05   165.97
FFES  First FS&LA of E. Hartford CT          1.52    2.50   23.63   23.63   367.56
FFSX  First FS&LA. MHC of IA (46.1)          0.69    1.19   13.74   13.63   165.69
BDJI  First Fed. Bancorp. of MN              0.47    1.00   17.60   17.60   161.92
FFBH  First Fed. Bancshares of AR            0.81    1.11   16.36   16.36   109.31
FTFC  First Fed. Capital Corp. of WI         1.18    1.37   10.64    9.97   167.40
FFKY  First Fed. Fin. Corp. of KY            1.14    1.36   12.40   11.68    90.50
FFBZ  First Federal Bancorp of OH            0.88    1.23    9.66    9.65   128.03
FFCH  First Fin. Holdings Inc. of SC         1.43    2.10   16.03   16.03   262.26
FFBI  First Financial Bancorp of IL         -0.85    0.94   17.63   17.63   203.69
FFHC  First Financial Corp. of WI(8)         1.51    2.03   11.67   11.37   163.81
FFHS  First Franklin Corp. of OH             0.36    1.21   17.17   17.06   190.39
FGHC  First Georgia Hold. Corp of GA         0.32    0.25    4.21    3.86    51.24
FSPG  First Home Bancorp of NJ               1.64    2.14   12.85   12.64   192.91
FFSL  First Independence Corp. of KS         0.47    0.75   11.60   11.60   111.21
FISB  First Indiana Corp. of IN              1.17    1.43   13.77   13.60   144.00
FKFS  First Keystone Fin. Corp of PA         1.35    1.93   19.09   19.09   261.24
FLKY  First Lancaster Bncshrs of KY          0.46    0.56   14.44   14.44    42.18
FLFC  First Liberty Fin. Corp. of GA         1.32    1.08   12.30   11.09   166.85

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997


                                                                                         Price Change Data
                                             Market Capitalization         -----------------------------------------------
                                            -----------------------          52 Week (1)               % Change From
                                                     Shares     Market     --------------            --------------------
                                             Price/   Out-     Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- -------    ----------   ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
CASH  First Midwest Fin. Corp. of IA          18.78    2,734     51.3    19.87   15.00   18.75    0.16    N.A.    22.50
FMBD  First Mutual Bancorp of IL              15.50    3,507     54.4    16.12   13.00   15.25    1.64    N.A.     3.33
FMSB  First Mutual SB of Bellevue WA*         20.87    2,702     56.4    22.25   12.73   20.50    1.80  169.29    31.18
FNGB  First Northern Cap. Corp of WI          13.12    8,834    115.9    14.00    8.00   13.31   -1.43   80.72    61.38
FFPB  First Palm Beach Bancorp of FL          34.75    5,031    174.8    35.00   22.75   35.00   -0.71    N.A.    47.12
FSLA  First SB SLA MHC of NJ (47.5)           34.75    7,264    118.3    35.00   14.77   34.00    2.21  247.50    87.84
SOPN  First SB, SSB, Moore Co. of NC          23.00    3,679     84.6    24.00   17.25   20.50   12.20    N.A.    22.67
FWWB  First Savings Bancorp of WA*            24.12   10,519    253.7    24.87   16.56   24.25   -0.54    N.A.    31.30
SHEN  First Shenango Bancorp of PA            31.50    2,072     65.3    31.75   20.25   31.75   -0.79    N.A.    40.00
FSFC  First So.east Fin. Corp. of SC(8)       15.63    4,388     68.6    15.87    9.12   15.50    0.84    N.A.    66.63
FBNW  FirstBank Corp of Clarkston WA          17.00    1,984     33.7    19.00   15.50   17.00    0.00    N.A.     N.A.
FFDB  FirstFed Bancorp of AL                  17.75    1,148     20.4    18.50   12.50   17.75    0.00    N.A.    42.00
FSPT  FirstSpartan Fin. Corp. of SC           35.62    4,430    157.8    37.00   35.00   35.75   -0.36    N.A.     N.A.
FLAG  Flag Financial Corp of GA               15.50    2,037     31.6    15.75   10.25   15.50    0.00   58.16    44.19
FLGS  Flagstar Bancorp, Inc of MI             21.25   13,670    290.5    21.25   13.00   20.37    4.32    N.A.     N.A.
FFIC  Flushing Fin. Corp. of NY*              22.12    7,979    176.5    23.50   17.37   21.88    1.10    N.A.    22.08
FBHC  Fort Bend Holding Corp. of TX           36.25      827     30.0    36.25   17.75   33.75    7.41    N.A.    42.16
FTSB  Fort Thomas Fin. Corp. of KY            12.50    1,495     18.7    14.75    9.25   12.25    2.04    N.A.   -14.50
FKKY  Frankfort First Bancorp of KY           10.25    3,280     33.6    12.25    8.00   10.62   -3.48    N.A.    -9.85
FTNB  Fulton Bancorp of MO                    25.50    1,719     43.8    25.75   12.50   24.00    6.25    N.A.    65.91
GFSB  GFS Bancorp of Grinnell IA              15.50      988     15.3    15.50   10.12   14.25    8.77    N.A.    45.95
GUPB  GFSB Bancorp of Gallup NM               20.12      839     16.9    20.12   13.50   18.75    7.31    N.A.    26.78
GSLA  GS Financial Corp. of LA                15.75    3,438     54.1    16.12   13.37   16.00   -1.56    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               16.00    2,248     36.0    16.00   14.25   14.37   11.34    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                18.00    1,076     19.4    18.25   13.25   17.94    0.33    N.A.    26.32
GBCI  Glacier Bancorp of MT                   18.00    6,812    122.6    20.25   15.33   18.69   -3.69  272.67    10.23
GFCO  Glenway Financial Corp. of OH           27.75    1,140     31.6    27.75   18.25   27.75    0.00    N.A.    35.37
GTPS  Great American Bancorp of IL            17.00    1,760     29.9    18.00   13.50   18.00   -5.56    N.A.    14.79
GTFN  Great Financial Corp. of KY(8)          42.25   13,791    582.7    42.87   28.13   42.75   -1.17    N.A.    45.09
GSBC  Great Southern Bancorp of MO            19.00    8,105    154.0    19.00   14.75   19.00    0.00  550.68     6.68
GDVS  Greater DV SB,MHC of PA (19.9)*         24.00    3,272     15.6    24.75    9.25   24.25   -1.03    N.A.   131.44
GSFC  Green Street Fin. Corp. of NC           18.75    4,298     80.6    19.00   14.87   18.62    0.70    N.A.    20.97
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       23.50    3,125     22.8    24.25    9.75   22.00    6.82    N.A.    94.86
HCBB  HCB Bancshares of AR                    13.50    2,645     35.7    14.12   12.62   13.62   -0.88    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  15.37    6,282     96.6    15.87    9.62   14.87    3.36    N.A.    38.22
HFFC  HF Financial Corp. of SD                25.25    2,979     75.2    27.00   14.75   24.12    4.68  405.00    45.87
HFNC  HFNC Financial Corp. of NC              16.00   17,192    275.1    22.06   14.87   16.81   -4.82    N.A.   -10.46
HMNF  HMN Financial, Inc. of MN               24.94    4,212    105.0    25.75   16.00   25.00   -0.24    N.A.    37.64
HALL  Hallmark Capital Corp. of WI            25.50    1,443     36.8    26.00   16.75   23.37    9.11    N.A.    43.66
HARB  Harbor FSB, MHC of FL (46.6)(8)         57.50    4,970    133.2    58.22   29.25   57.25    0.44    N.A.    60.84
HRBF  Harbor Federal Bancorp of MD            22.00    1,693     37.2    22.00   14.00   20.00   10.00  120.00    39.68
HFSA  Hardin Bancorp of Hardin MO             17.75      859     15.2    17.75   11.56   16.87    5.22    N.A.    42.00
HARL  Harleysville SA of PA                   25.75    1,652     42.5    27.75   14.00   27.00   -4.63   45.07    62.97
HFGI  Harrington Fin. Group of IN             13.50    3,257     44.0    13.50    9.75   12.56    7.48    N.A.    25.58
HARS  Harris SB, MHC of PA (24.3)             44.00   11,223    119.8    45.00   14.87   44.25   -0.56    N.A.   141.10
HFFB  Harrodsburg 1st Fin Bcrp of KY          16.00    2,025     32.4    19.00   14.75   15.75    1.59    N.A.   -15.21
HHFC  Harvest Home Fin. Corp. of OH           12.00      915     11.0    13.00    9.25   12.00    0.00    N.A.    23.08
HAVN  Haven Bancorp of Woodhaven NY           43.00    4,377    188.2    43.00   25.56   41.75    2.99    N.A.    50.24
HVFD  Haverfield Corp. of OH(8)               29.00    1,906     55.3    29.00   17.75   27.50    5.45   87.10    51.67
HTHR  Hawthorne Fin. Corp. of CA              17.25    3,035     52.4    17.75    6.62   17.25    0.00  -37.27   112.18
HMLK  Hemlock Fed. Fin. Corp. of IL           15.12    2,076     31.4    15.50   12.50   15.12    0.00    N.A.     N.A.
HBNK  Highland Federal Bank of CA             30.75    2,300     70.7    30.75   14.25   30.25    1.65    N.A.    80.88
HIFS  Hingham Inst. for Sav. of MA*           27.50    1,303     35.8    28.00   15.00   25.75    6.80  503.07    46.67
HBEI  Home Bancorp of Elgin IL                18.12    6,856    124.2    19.31   11.81   18.12    0.00    N.A.    34.22
HBFW  Home Bancorp of Fort Wayne IN           23.50    2,525     59.3    24.75   15.87   24.75   -5.05    N.A.    23.68

                                RESTUBBED TABLE

                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                        Tangible
                                                Trailing  12 Mo.  Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
CASH  First Midwest Fin. Corp. of IA            1.00    1.27   15.62   13.84   137.10
FMBD  First Mutual Bancorp of IL                0.10    0.32   15.30   11.59   119.10
FMSB  First Mutual SB of Bellevue WA*           1.56    1.52   10.91   10.91   159.89
FNGB  First Northern Cap. Corp of WI            0.44    0.63    8.14    8.14    72.19
FFPB  First Palm Beach Bancorp of FL           -0.09    0.08   21.76   21.23   331.23
FSLA  First SB SLA MHC of NJ (47.5)             0.80    1.25   13.39   11.94   142.18
SOPN  First SB, SSB, Moore Co. of NC            1.06    1.27   18.26   18.26    79.97
FWWB  First Savings Bancorp of WA*              0.89    0.84   14.13   13.00    95.79
SHEN  First Shenango Bancorp of PA              1.69    2.20   21.75   21.75   198.56
FSFC  First So.east Fin. Corp. of SC(8)         0.01    0.70    7.80    7.80    76.29
FBNW  FirstBank Corp of Clarkston WA            0.54    0.44   14.00   14.00    77.62
FFDB  FirstFed Bancorp of AL                    0.95    1.45   14.48   13.20   153.77
FSPT  FirstSpartan Fin. Corp. of SC             1.00    1.16   27.63   27.63   104.97
FLAG  Flag Financial Corp of GA                -0.03    0.17   10.44   10.44   108.95
FLGS  Flagstar Bancorp, Inc of MI               0.00    0.00    6.07    6.07   111.13
FFIC  Flushing Fin. Corp. of NY*                0.93    0.97   16.68   16.68   107.79
FBHC  Fort Bend Holding Corp. of TX             0.74    1.71   23.24   21.64   385.33
FTSB  Fort Thomas Fin. Corp. of KY              0.33    0.50   10.40   10.40    64.84
FKKY  Frankfort First Bancorp of KY            -0.11    0.22    6.94    6.94    40.38
FTNB  Fulton Bancorp of MO                      0.41    0.58   14.47   14.47    57.86
GFSB  GFS Bancorp of Grinnell IA                0.88    1.08   10.66   10.66    93.18
GUPB  GFSB Bancorp of Gallup NM                 0.69    0.87   16.88   16.88   103.59
GSLA  GS Financial Corp. of LA                  0.34    0.34   16.36   16.36    35.85
GOSB  GSB Financial Corp. of NY                 0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                  0.52    0.72   16.04   16.04    59.32
GBCI  Glacier Bancorp of MT                     1.10    1.23    8.12    7.90    83.33
GFCO  Glenway Financial Corp. of OH             1.06    1.78   23.89   23.57   251.83
GTPS  Great American Bancorp of IL              0.19    0.24   16.68   16.68    77.83
GTFN  Great Financial Corp. of KY(8)            1.59    1.51   20.40   19.53   220.89
GSBC  Great Southern Bancorp of MO              1.15    1.30    7.45    7.45    87.33
GDVS  Greater DV SB,MHC of PA (19.9)*           0.23    0.42    8.64    8.64    74.69
GSFC  Green Street Fin. Corp. of NC             0.56    0.68   14.73   14.73    40.62
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)         0.37    0.56    8.80    8.80    63.86
HCBB  HCB Bancshares of AR                     -0.08    0.29   13.73   13.16    75.24
HEMT  HF Bancorp of Hemet CA                   -0.40   -2.74   12.87   10.53   156.71
HFFC  HF Financial Corp. of SD                  1.23    1.67   17.78   17.78   188.54
HFNC  HFNC Financial Corp. of NC                0.43    0.59    9.37    9.37    52.08
HMNF  HMN Financial, Inc. of MN                 0.94    1.17   19.42   19.42   134.58
HALL  Hallmark Capital Corp. of WI              1.33    1.68   20.56   20.56   284.01
HARB  Harbor FSB, MHC of FL (46.6)(8)           2.05    2.64   18.85   18.23   224.69
HRBF  Harbor Federal Bancorp of MD              0.58    0.90   16.48   16.48   127.80
HFSA  Hardin Bancorp of Hardin MO               0.58    0.89   15.69   15.69   125.75
HARL  Harleysville SA of PA                     1.46    2.00   13.31   13.31   203.79
HFGI  Harrington Fin. Group of IN               0.61    0.51    7.67    7.67   137.18
HARS  Harris SB, MHC of PA (24.3)               0.79    0.99   14.59   12.76   182.15
HFFB  Harrodsburg 1st Fin Bcrp of KY            0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH             0.23    0.50   11.35   11.35    90.82
HAVN  Haven Bancorp of Woodhaven NY             2.09    3.11   24.20   24.12   407.02
HVFD  Haverfield Corp. of OH(8)                 1.02    1.94   15.52   15.52   181.61
HTHR  Hawthorne Fin. Corp. of CA                0.64    1.38   13.07   13.07   284.38
HMLK  Hemlock Fed. Fin. Corp. of IL             0.10    0.55   14.57   14.57    79.44
HBNK  Highland Federal Bank of CA               0.96    1.41   16.39   16.39   219.30
HIFS  Hingham Inst. for Sav. of MA*             1.86    1.86   15.62   15.62   166.99
HBEI  Home Bancorp of Elgin IL                  0.25    0.43   13.73   13.73    51.43
HBFW  Home Bancorp of Fort Wayne IN             0.72    1.15   17.62   17.62   132.62

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997

                                                                                       Price Change Data
                                             Market Capitalization         ----------------------------------------------
                                            -----------------------          52 Week (1)                % Change From
                                                     Shares     Market     --------------            --------------------
                                             Price/   Out-     Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------  --------  ----------  ------- ------- -------   --- -------  -------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBBI  Home Building Bancorp of IN             23.00      312      7.2     23.00   17.00   20.50   12.20    N.A.    16.46
HCFC  Home City Fin. Corp. of OH              15.50      952     14.8     16.25   12.00   15.50    0.00    N.A.    16.98
HOMF  Home Fed Bancorp of Seymour IN          34.25    3,396    116.3     34.25   19.17   31.50    8.73  240.80    33.01
HWEN  Home Financial Bancorp of IN            16.50      470      7.8     17.00   12.00   17.00   -2.94    N.A.    29.41
HPBC  Home Port Bancorp, Inc. of MA*          23.75    1,842     43.7     23.75   15.50   22.75    4.40  196.88    43.94
HMCI  Homecorp, Inc. of Rockford IL           17.00    1,693     28.8     17.75   11.83   17.00    0.00   70.00    33.33
HZFS  Horizon Fin'l. Services of IA           19.37      426      8.3     19.75   14.50   18.87    2.65    N.A.    28.11
HRZB  Horizon Financial Corp. of WA*          15.75    7,417    116.8     16.50   10.65   15.87   -0.76   37.92    34.16
IBSF  IBS Financial Corp. of NJ               16.62   11,012    183.0     18.75   12.61   16.62    0.00    N.A.    22.30
ISBF  ISB Financial Corp. of LA               25.62    6,901    176.8     26.25   15.25   25.37    0.99    N.A.    42.33
ITLA  Imperial Thrift & Loan of CA*           18.75    7,836    146.9     18.87   13.19   18.00    4.17    N.A.    25.00
IFSB  Independence FSB of DC                  14.50    1,281     18.6     14.75    6.75   13.87    4.54  625.00    81.25
INCB  Indiana Comm. Bank, SB of IN            17.00      922     15.7     19.00   14.25   15.75    7.94    N.A.     4.62
INBI  Industrial Bancorp of OH                16.75    5,277     88.4     16.75   12.00   14.87   12.64    N.A.    31.37
IWBK  Interwest SB of Oak Harbor WA           42.50    8,036    341.5     42.50   27.62   38.75    9.68  325.00    31.78
IPSW  Ipswich SB of Ipswich MA*               14.00    2,376     33.3     14.12    4.87   14.12   -0.85    N.A.   133.33
JXVL  Jacksonville Bancorp of TX              16.94    2,490     42.2     17.00   12.50   16.94    0.00    N.A.    15.87
JXSB  Jcksnville SB,MHC of IL (45.6)          22.25    1,272     12.9     22.50   11.50   22.50   -1.11    N.A.    67.92
JSBA  Jefferson Svgs Bancorp of MO            38.00    5,005    190.2     38.00   22.25   36.00    5.56    N.A.    46.15
JOAC  Joachim Bancorp of MO                   15.00      722     10.8     15.25   12.75   14.50    3.45    N.A.     3.45
KSAV  KS Bancorp of Kenly NC                  18.50      885     16.4     19.12   13.59   18.50    0.00    N.A.    24.08
KSBK  KSB Bancorp of Kingfield ME(8)*         13.75    1,238     17.0     16.00    7.00   12.50   10.00    N.A.    79.27
KFBI  Klamath First Bancorp of OR             20.50   10,019    205.4     20.87   13.94   19.87    3.17    N.A.    30.16
LSBI  LSB Fin. Corp. of Lafayette IN          24.00      932     22.4     24.00   15.71   21.50   11.63    N.A.    29.24
LVSB  Lakeview SB of Paterson NJ              37.25    2,302     85.7     37.75   20.68   36.00    3.47    N.A.    49.78
LARK  Landmark Bancshares of KS               26.25    1,711     44.9     27.25   15.75   25.75    1.94    N.A.    45.83
LARL  Laurel Capital Group of PA              24.75    1,443     35.7     24.87   15.00   24.50    1.02   93.36    50.00
LSBX  Lawrence Savings Bank of MA*            12.87    4,274     55.0     12.87    6.75   12.69    1.42  274.13    58.30
LFED  Leeds FSB, MHC of MD (36.3)             30.25    3,455     38.0     32.25   13.25   31.25   -3.20    N.A.    89.06
LXMO  Lexington B&L Fin. Corp. of MO          16.00    1,138     18.2     16.62   10.50   15.75    1.59    N.A.    18.52
LIFB  Life Bancorp of Norfolk VA              26.00    9,847    256.0     26.62   15.50   25.75    0.97    N.A.    44.44
LFBI  Little Falls Bancorp of NJ              18.12    2,745     49.7     18.25   11.12   16.87    7.41    N.A.    42.12
LOGN  Logansport Fin. Corp. of IN             15.87    1,260     20.0     16.00   11.12   15.75    0.76    N.A.    41.07
LONF  London Financial Corp. of OH            15.12      515      7.8     17.50   10.87   15.00    0.80    N.A.     7.08
LISB  Long Island Bancorp, Inc of NY          46.56   23,968  1,116.0     47.44   28.19   43.56    6.89    N.A.    33.03
MAFB  MAF Bancorp of IL                       34.25   15,393    527.2     34.75   17.17   31.75    7.87  302.94    47.82
MBLF  MBLA Financial Corp. of MO              27.00    1,298     35.0     27.00   19.00   24.75    9.09    N.A.    42.11
MFBC  MFB Corp. of Mishawaka IN               23.34    1,690     39.4     23.50   15.50   23.50   -0.68    N.A.    40.43
MLBC  ML Bancorp of Villanova PA(8)           25.94   11,293    292.9     25.94   13.75   21.25   22.07    N.A.    83.71
MSBF  MSB Financial Corp. of MI               16.50    1,249     20.6     18.00    9.12   15.50    6.45    N.A.    73.68
MGNL  Magna Bancorp of MS(8)                  28.62   13,754    393.6     29.00   16.75   27.37    4.57  472.40    63.54
MARN  Marion Capital Holdings of IN           26.50    1,768     46.9     27.50   19.25   23.50   12.77    N.A.    37.66
MRKF  Market Fin. Corp. of OH                 14.62    1,336     19.5     14.75   12.25   14.62    0.00    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        16.75    1,411     23.6     16.87   14.25   16.87   -0.71    N.A.    12.64
MFSL  Maryland Fed. Bancorp of MD             48.00    3,210    154.1     50.50   30.71   49.00   -2.04  357.14    38.13
MASB  MassBank Corp. of Reading MA*           43.00    3,575    153.7     43.00   24.56   42.64    0.84  336.11    50.40
MFLR  Mayflower Co-Op. Bank of MA*            19.25      890     17.1     20.00   14.75   20.00   -3.75  285.00    13.24
MECH  Mechanics SB of Hartford CT*            24.75    5,290    130.9     24.75   13.62   24.50    1.02    N.A.    57.14
MDBK  Medford Bank of Medford, MA*            35.50    4,541    161.2     35.81   23.00   34.00    4.41  407.14    37.86
MERI  Meritrust FSB of Thibodaux LA           43.75      774     33.9     43.87   30.75   43.50    0.57    N.A.    38.36
MWBX  MetroWest Bank of MA*                    6.62   13,953     92.4      6.81    3.87    6.37    3.92   60.68    23.28
MCBS  Mid Continent Bancshares of KS(8)       37.75    1,958     73.9     38.00   18.75   37.25    1.34    N.A.    61.53
MIFC  Mid Iowa Financial Corp. of IA           9.87    1,676     16.5     10.00    6.00    9.62    2.60   97.40    54.95
MCBN  Mid-Coast Bancorp of ME                 27.00      233      6.3     27.00   18.00   25.00    8.00  372.85    42.11
MWBI  Midwest Bancshares, Inc. of IA          36.75      348     12.8     39.00   25.00   36.50    0.68  267.50    38.68

                                RESTUBBED TABLE

                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                         Tangible
                                                 Trailing  12 Mo.  Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
HBBI  Home Building Bancorp of IN                0.29    0.74   18.51   18.51   144.44
HCFC  Home City Fin. Corp. of OH                 0.51    0.77   14.77   14.77    71.68
HOMF  Home Fed Bancorp of Seymour IN             2.02    2.35   17.05   16.53   201.06
HWEN  Home Financial Bancorp of IN               0.54    0.68   15.31   15.31    90.44
HPBC  Home Port Bancorp, Inc. of MA*             1.72    1.71   11.39   11.39   107.90
HMCI  Homecorp, Inc. of Rockford IL              0.27    0.85   12.81   12.81   195.87
HZFS  Horizon Fin'l. Services of IA              0.65    1.04   19.75   19.75   201.81
HRZB  Horizon Financial Corp. of WA*             1.07    1.05   10.91   10.91    69.93
IBSF  IBS Financial Corp. of NJ                  0.33    0.58   11.59   11.59    66.59
ISBF  ISB Financial Corp. of LA                  0.77    1.04   16.58   14.06   136.06
ITLA  Imperial Thrift & Loan of CA*              1.45    1.45   11.92   11.87   108.50
IFSB  Independence FSB of DC                     0.29    0.66   13.38   11.73   205.12
INCB  Indiana Comm. Bank, SB of IN               0.16    0.50   12.27   12.27    99.06
INBI  Industrial Bancorp of OH                   0.45    0.88   11.63   11.63    65.68
IWBK  Interwest SB of Oak Harbor WA              1.82    2.47   15.46   15.12   228.05
IPSW  Ipswich SB of Ipswich MA*                  0.84    0.66    4.55    4.55    79.70
JXVL  Jacksonville Bancorp of TX                 0.90    1.18   13.55   13.55    90.84
JXSB  Jcksnville SB,MHC of IL (45.6)             0.36    0.79   13.43   13.43   127.94
JSBA  Jefferson Svgs Bancorp of MO               0.69    1.63   21.24   16.18   259.13
JOAC  Joachim Bancorp of MO                      0.23    0.38   13.63   13.63    48.39
KSAV  KS Bancorp of Kenly NC                     1.08    1.40   16.22   16.21   119.91
KSBK  KSB Bancorp of Kingfield ME(8)*            1.04    1.08    8.10    7.62   113.08
KFBI  Klamath First Bancorp of OR                0.55    0.83   14.20   14.20    72.65
LSBI  LSB Fin. Corp. of Lafayette IN             1.51    1.33   18.44   18.44   208.28
LVSB  Lakeview SB of Paterson NJ                 2.78    1.93   19.91   15.92   209.23
LARK  Landmark Bancshares of KS                  1.13    1.33   18.38   18.38   133.31
LARL  Laurel Capital Group of PA                 1.61    2.03   14.73   14.73   146.91
LSBX  Lawrence Savings Bank of MA*               1.40    1.38    7.45    7.45    85.71
LFED  Leeds FSB, MHC of MD (36.3)                0.63    0.90   13.20   13.20    81.59
LXMO  Lexington B&L Fin. Corp. of MO             0.55    0.71   14.74   14.74    52.05
LIFB  Life Bancorp of Norfolk VA                 1.01    1.23   15.94   15.49   151.14
LFBI  Little Falls Bancorp of NJ                 0.29    0.51   14.51   13.40   109.29
LOGN  Logansport Fin. Corp. of IN                0.74    0.96   12.67   12.67    65.99
LONF  London Financial Corp. of OH               0.48    0.73   14.60   14.60    74.25
LISB  Long Island Bancorp, Inc of NY             1.44    1.67   22.17   21.95   246.53
MAFB  MAF Bancorp of IL                          1.51    2.10   16.57   14.39   210.25
MBLF  MBLA Financial Corp. of MO                 1.11    1.42   21.98   21.98   180.91
MFBC  MFB Corp. of Mishawaka IN                  0.77    1.16   20.05   20.05   146.89
MLBC  ML Bancorp of Villanova PA(8)              1.27    1.15   12.80   12.58   183.41
MSBF  MSB Financial Corp. of MI                  0.65    0.80   10.16   10.16    59.81
MGNL  Magna Bancorp of MS(8)                     1.35    1.49   10.06    9.79    98.39
MARN  Marion Capital Holdings of IN              1.38    1.65   22.10   22.10    98.02
MRKF  Market Fin. Corp. of OH                    0.32    0.32   14.82   14.82    42.35
MFCX  Marshalltown Fin. Corp. of IA(8)           0.30    0.65   14.23   14.23    90.38
MFSL  Maryland Fed. Bancorp of MD                2.17    3.14   30.22   29.84   360.57
MASB  MassBank Corp. of Reading MA*              2.73    2.59   26.94   26.94   253.26
MFLR  Mayflower Co-Op. Bank of MA*               1.39    1.31   13.67   13.44   141.20
MECH  Mechanics SB of Hartford CT*               2.76    2.76   15.93   15.93   155.69
MDBK  Medford Bank of Medford, MA*               2.45    2.29   21.24   19.79   236.19
MERI  Meritrust FSB of Thibodaux LA              1.99    3.10   24.22   24.22   295.20
MWBX  MetroWest Bank of MA*                      0.52    0.52    3.02    3.02    40.60
MCBS  Mid Continent Bancshares of KS(8)          1.87    2.12   19.59   19.59   208.68
MIFC  Mid Iowa Financial Corp. of IA             0.71    1.00    7.00    7.00    74.91
MCBN  Mid-Coast Bancorp of ME                    1.06    1.66   22.06   22.06   256.39
MWBI  Midwest Bancshares, Inc. of IA             1.81    3.01   29.09   29.09   421.10

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997

                                                                                       Price Change Data
                                             Market Capitalization         -----------------------------------------------
                                            -----------------------          52 Week (1)                 % Change From
                                                     Shares     Market     --------------            --------------------
                                             Price/   Out-     Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------  --------  ----------  ------ ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MWFD  Midwest Fed. Fin. Corp of WI            22.25    1,628     36.2    24.50   16.75   21.75    2.30  345.00    20.27
MFFC  Milton Fed. Fin. Corp. of OH            14.00    2,310     32.3    16.00   12.75   14.37   -2.57    N.A.    -3.45
MIVI  Miss. View Hold. Co. of MN              16.25      819     13.3    16.25   11.75   15.87    2.39    N.A.    35.42
MBSP  Mitchell Bancorp of NC*                 17.37      931     16.2    17.37   12.12   17.25    0.70    N.A.    21.89
MBBC  Monterey Bay Bancorp of CA              18.25    3,242     59.2    18.25   13.37   16.87    8.18    N.A.    23.73
MONT  Montgomery Fin. Corp. of IN             12.25    1,653     20.2    14.00   11.00   11.87    3.20    N.A.    -5.77
MSBK  Mutual SB, FSB of Bay City MI           14.12    4,274     60.3    14.56    5.12   14.00    0.86   61.37   156.73
NHTB  NH Thrift Bancshares of NH              19.50    2,048     39.9    19.75   10.75   19.37    0.67  322.08    54.52
NSLB  NS&L Bancorp of Neosho MO               19.25      707     13.6    19.25   12.50   19.12    0.68    N.A.    41.34
NMSB  Newmil Bancorp. of CT*                  14.25    3,834     54.6    14.25    7.00   12.25   16.33  123.70    46.15
NASB  North American SB of MO                 52.00    2,229    115.9    55.00   30.75   52.00    0.00  ***.**    51.82
NBSI  North Bancshares of Chicago IL          24.12      997     24.0    24.50   15.75   22.62    6.63    N.A.    46.18
FFFD  North Central Bancshares of IA          17.62    3,258     57.4    17.62   12.37   17.00    3.65    N.A.    29.94
NBN   Northeast Bancorp of ME*                19.50    1,275     24.9    19.50   12.75   17.62   10.67   65.96    39.29
NEIB  Northeast Indiana Bncrp of IN           18.50    1,763     32.6    18.50   12.62   17.00    8.82    N.A.    35.83
NWEQ  Northwest Equity Corp. of WI            16.75      839     14.1    16.75   10.50   16.00    4.69    N.A.    38.20
NWSB  Northwest SB, MHC of PA (30.7)          25.37   23,376    182.1    26.25   11.75   25.25    0.48    N.A.    89.75
NSSY  Norwalk Savings Society of CT*          36.37    2,410     87.7    37.00   22.50   36.00    1.03    N.A.    55.63
NSSB  Norwich Financial Corp. of CT*          28.81    5,413    155.9    29.00   16.25   28.37    1.55  311.57    46.84
NTMG  Nutmeg FS&LA of CT                      10.37      738      7.7    11.00    7.00   10.25    1.17    N.A.    38.27
OHSL  OHSL Financial Corp. of OH              25.00    1,196     29.9    25.25   19.50   24.75    1.01    N.A.    16.99
OCFC  Ocean Fin. Corp. of NJ                  34.62    8,606    297.9    35.75   22.87   34.06    1.64    N.A.    35.76
OCN   Ocwen Financial Corp. of FL             42.69   26,800  1,144.1    44.75   20.25   43.31   -1.43    N.A.    59.59
OFCP  Ottawa Financial Corp. of MI            25.50    4,911    125.2    25.50   14.54   25.00    2.00    N.A.    66.78
PFFB  PFF Bancorp of Pomona CA                20.00   18,716    374.3    20.00   12.12   19.37    3.25    N.A.    34.50
PSFI  PS Financial of Chicago IL              16.00    2,182     34.9    16.00   11.62   15.25    4.92    N.A.    36.17
PVFC  PVF Capital Corp. of OH                 19.75    2,556     50.5    21.75   13.18   20.50   -3.66  348.86    37.92
PCCI  Pacific Crest Capital of CA*            17.00    2,938     49.9    17.00    8.13   15.75    7.94    N.A.    47.83
PAMM  PacificAmerica Money Ctr of CA(8)*      23.75    3,799     90.2    26.00   10.62   22.75    4.40    N.A.    63.79
PALM  Palfed, Inc. of Aiken SC(8)             21.25    5,284    112.3    21.50   13.00   21.50   -1.16   38.26    51.79
PBCI  Pamrapo Bancorp, Inc. of NJ             23.37    2,843     66.4    23.87   18.50   23.75   -1.60  315.10    16.85
PFED  Park Bancorp of Chicago IL              16.75    2,431     40.7    17.00   10.75   16.75    0.00    N.A.    28.85
PVSA  Parkvale Financial Corp of PA           32.25    4,055    130.8    32.25   22.20   31.00    4.03  289.49    24.04
PEEK  Peekskill Fin. Corp. of NY              17.00    3,193     54.3    17.00   13.25   16.50    3.03    N.A.    19.30
PFSB  PennFed Fin. Services of NJ             30.50    4,822    147.1    30.75   18.00   30.75   -0.81    N.A.    50.62
PWBC  PennFirst Bancorp of PA                 17.00    5,306     90.2    17.00   12.27   15.87    7.12  113.03    37.21
PWBK  Pennwood SB of PA*                      17.25      580     10.0    17.25   10.75   16.25    6.15    N.A.    25.45
PBKB  People's SB of Brockton MA*             17.56    3,595     63.1    17.56   10.12   17.00    3.29  195.62    65.35
PFDC  Peoples Bancorp of Auburn IN            29.25    2,274     66.5    29.25   19.25   25.00   17.00   67.14    44.44
PBCT  Peoples Bank, MHC of CT (40.1)*         31.62   61,053    773.2    31.87   15.92   31.25    1.18  301.78    64.26
PFFC  Peoples Fin. Corp. of OH                19.00    1,491     28.3    19.00   11.50   17.00   11.76    N.A.    40.74
PHBK  Peoples Heritage Fin Grp of ME*         43.00   27,371  1,177.0    43.00   22.50   39.75    8.18  180.86    53.57
PSFC  Peoples Sidney Fin. Corp of OH          17.00    1,785     30.3    17.00   12.56   15.50    9.68    N.A.     N.A.
PERM  Permanent Bancorp of IN                 23.50    2,011     47.3    26.50   16.25   23.00    2.17    N.A.    16.05
PMFI  Perpetual Midwest Fin. of IA            22.37    1,883     42.1    22.37   18.12   21.50    4.05    N.A.    16.21
PERT  Perpetual of SC, MHC (46.8)(8)          56.50    1,505     39.8    56.50   20.25   52.50    7.62    N.A.   132.99
PCBC  Perry Co. Fin. Corp. of MO              20.87      828     17.3    22.25   17.00   20.87    0.00    N.A.    22.76
PHFC  Pittsburgh Home Fin. of PA              19.25    1,969     37.9    19.50   11.50   18.62    3.38    N.A.    43.98
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       35.00    1,632     26.9    35.00   14.25   28.00   25.00    N.A.   100.00
PTRS  Potters Financial Corp of OH            25.25      487     12.3    25.25   15.50   24.75    2.02    N.A.    26.25
PKPS  Poughkeepsie Fin. Corp. of NY            7.87   12,595     99.1     8.13    4.87    7.87    0.00    1.55    49.90
PHSB  Ppls Home SB, MHC of PA (45.0)          16.25    2,760     20.2    16.87   13.62   16.87   -3.68    N.A.     N.A.
PRBC  Prestige Bancorp of PA                  17.62      915     16.1    17.62   11.75   17.00    3.65    N.A.    30.52
PETE  Primary Bank of NH(8)*                  26.37    2,089     55.1    26.87   11.67   26.50   -0.49    N.A.    73.03
PFNC  Progress Financial Corp. of PA          14.31    3,814     54.6    15.12    5.95   13.75    4.07   29.97    79.32

RESTUBBED TABLE


                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                        Tangible
                                                Trailing  12 Mo.  Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MWFD  Midwest Fed. Fin. Corp of WI              1.79    1.37   11.21   10.81   127.18
MFFC  Milton Fed. Fin. Corp. of OH              0.39    0.54   11.37   11.37    86.53
MIVI  Miss. View Hold. Co. of MN                0.59    0.88   16.08   16.08    85.20
MBSP  Mitchell Bancorp of NC*                   0.51    0.60   15.39   15.39    35.49
MBBC  Monterey Bay Bancorp of CA                0.29    0.55   14.43   13.30   127.33
MONT  Montgomery Fin. Corp. of IN               0.26    0.42   11.22   11.22    62.63
MSBK  Mutual SB, FSB of Bay City MI             0.18    0.07    9.57    9.57   157.56
NHTB  NH Thrift Bancshares of NH                0.54    0.80   11.78   10.03   153.95
NSLB  NS&L Bancorp of Neosho MO                 0.41    0.64   16.52   16.52    84.46
NMSB  Newmil Bancorp. of CT*                    0.68    0.65    8.27    8.27    84.26
NASB  North American SB of MO                   4.10    3.86   25.37   24.52   330.46
NBSI  North Bancshares of Chicago IL            0.58    0.81   16.95   16.95   119.95
FFFD  North Central Bancshares of IA            1.02    1.18   14.81   14.81    65.34
NBN   Northeast Bancorp of ME*                  0.93    0.86   13.49   11.66   194.14
NEIB  Northeast Indiana Bncrp of IN             0.98    1.15   15.19   15.19   100.01
NWEQ  Northwest Equity Corp. of WI              0.88    1.11   13.22   13.22   115.48
NWSB  Northwest SB, MHC of PA (30.7)            0.58    0.82    8.49    8.00    89.47
NSSY  Norwalk Savings Society of CT*            2.42    2.76   20.64   19.90   256.17
NSSB  Norwich Financial Corp. of CT*            1.42    1.35   14.70   13.27   131.66
NTMG  Nutmeg FS&LA of CT                        0.33    0.45    7.72    7.72   138.80
OHSL  OHSL Financial Corp. of OH                1.12    1.57   21.21   21.21   192.34
OCFC  Ocean Fin. Corp. of NJ                    0.04    1.49   27.35   27.35   168.27
OCN   Ocwen Financial Corp. of FL               2.65    1.60    9.10    8.69   103.99
OFCP  Ottawa Financial Corp. of MI              0.82    1.32   15.31   12.29   175.39
PFFB  PFF Bancorp of Pomona CA                  0.21    0.61   14.51   14.36   140.60
PSFI  PS Financial of Chicago IL                0.70    0.71   14.66   14.66    37.88
PVFC  PVF Capital Corp. of OH                   1.40    1.80    9.79    9.79   139.38
PCCI  Pacific Crest Capital of CA*              1.11    1.04    8.95    8.95   126.32
PAMM  PacificAmerica Money Ctr of CA(8)*        1.82    1.82    6.63    6.63    29.57
PALM  Palfed, Inc. of Aiken SC(8)               0.13    0.76   10.37   10.37   125.83
PBCI  Pamrapo Bancorp, Inc. of NJ               1.16    1.60   16.62   16.49   130.49
PFED  Park Bancorp of Chicago IL                0.62    0.86   16.27   16.27    72.22
PVSA  Parkvale Financial Corp of PA             1.72    2.54   18.54   18.40   244.45
PEEK  Peekskill Fin. Corp. of NY                0.57    0.75   14.71   14.71    57.18
PFSB  PennFed Fin. Services of NJ               1.43    2.09   20.17   16.87   274.11
PWBC  PennFirst Bancorp of PA                   0.63    0.91   12.44   11.63   153.97
PWBK  Pennwood SB of PA*                        0.57    0.92   15.04   15.04    86.17
PBKB  People's SB of Brockton MA*               1.16    0.69    8.56    8.20   152.65
PFDC  Peoples Bancorp of Auburn IN              1.39    1.82   19.23   19.23   126.46
PBCT  Peoples Bank, MHC of CT (40.1)*           1.39    1.03   10.93   10.92   128.90
PFFC  Peoples Fin. Corp. of OH                  0.53    0.53   15.78   15.78    58.01
PHBK  Peoples Heritage Fin Grp of ME*           2.36    2.39   15.77   13.29   204.27
PSFC  Peoples Sidney Fin. Corp of OH            0.56    0.73   14.09   14.09    60.57
PERM  Permanent Bancorp of IN                   0.72    1.30   19.74   19.45   215.43
PMFI  Perpetual Midwest Fin. of IA              0.25    0.61   18.00   18.00   210.96
PERT  Perpetual of SC, MHC (46.8)(8)            1.00    1.41   20.13   20.13   170.24
PCBC  Perry Co. Fin. Corp. of MO                0.90    1.04   18.80   18.80    97.95
PHFC  Pittsburgh Home Fin. of PA                0.69    0.88   14.21   14.06   130.15
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         1.39    1.93   14.76   14.76   232.05
PTRS  Potters Financial Corp of OH              1.16    2.06   21.97   21.97   248.85
PKPS  Poughkeepsie Fin. Corp. of NY             0.24    0.37    5.85    5.85    69.88
PHSB  Ppls Home SB, MHC of PA (45.0)            0.32    0.67   14.36   14.36    82.97
PRBC  Prestige Bancorp of PA                    0.47    0.83   16.51   16.51   148.33
PETE  Primary Bank of NH(8)*                    1.24    1.47   14.33   14.31   206.65
PFNC  Progress Financial Corp. of PA            0.54    0.65    5.78    5.10   109.77

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 19, 1997


                                                                                        Price Change Data
                                             Market Capitalization        -----------------------------------------------
                                            -----------------------          52 Week (1)               % Change From
                                                     Shares     Market    --------------            --------------------
                                             Price/   Out-     Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------  --------  ---------- ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
PSBK  Progressive Bank, Inc. of NY*           32.75    3,821    125.1    34.00   20.33   33.12   -1.12  144.95    43.96
PROV  Provident Fin. Holdings of CA           19.75    4,920     97.2    20.12   12.00   19.87   -0.60    N.A.    41.07
PULB  Pulaski SB, MHC of MO (29.8)            27.25    2,094     17.0    27.50   12.75   25.62    6.36    N.A.    87.93
PLSK  Pulaski SB, MHC of NJ (46.0)            16.75    2,070     15.9    17.50   11.50   16.25    3.08    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            23.00    3,071     70.6    24.00   15.50   21.37    7.63   85.93    46.03
QCFB  QCF Bancorp of Virginia MN              25.00    1,426     35.7    26.25   15.00   25.00    0.00    N.A.    36.99
QCBC  Quaker City Bancorp of CA               22.37    4,703    105.2    22.37   11.60   21.94    1.96  198.27    47.17
QCSB  Queens County Bancorp of NY*            52.37   10,181    533.2    54.25   24.58   53.13   -1.43    N.A.    65.83
RCSB  RCSB Financial, Inc. of NY(8)*          53.13   14,591    775.2    53.37   26.62   51.00    4.18  331.60    83.21
RARB  Raritan Bancorp. of Raritan NJ*         22.25    2,412     53.7    25.50   14.17   22.25    0.00  245.50    43.55
REDF  RedFed Bancorp of Redlands CA           17.50    7,174    125.5    17.50   10.81   16.37    6.90    N.A.    29.63
RELY  Reliance Bancorp, Inc. of NY            32.12    8,776    281.9    32.37   17.50   31.87    0.78    N.A.    64.72
RELI  Reliance Bancshares Inc of WI(8)*        8.50    2,528     21.5    10.12    6.50    8.50    0.00    N.A.    25.93
RIVR  River Valley Bancorp of IN              16.75    1,190     19.9    17.25   13.25   16.50    1.52    N.A.    21.82
RSLN  Roslyn Bancorp, Inc. of NY*             22.50   43,642    981.9    24.31   15.00   22.25    1.12    N.A.     N.A.
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)       29.62    2,419     27.1    29.75   13.64   29.25    1.26    N.A.    86.17
SCCB  S. Carolina Comm. Bnshrs of SC          22.25      704     15.7    25.25   15.00   23.00   -3.26    N.A.    48.33
SBFL  SB Fngr Lakes MHC of NY (33.1)          24.25    1,785     14.3    25.50   12.75   24.25    0.00    N.A.    76.36
SFED  SFS Bancorp of Schenectady NY           22.00    1,236     27.2    22.50   12.75   21.50    2.33    N.A.    49.15
SGVB  SGV Bancorp of W. Covina CA             17.00    2,342     39.8    17.87    9.38   17.87   -4.87    N.A.    51.11
SISB  SIS Bancorp Inc of MA*                  33.87    5,577    188.9    33.87   22.12   33.00    2.64    N.A.    48.10
SWCB  Sandwich Co-Op. Bank of MA*             38.25    1,915     73.2    39.00   21.75   39.00   -1.92  343.74    28.57
SECP  Security Capital Corp. of WI(8)        112.25    9,208  1,033.6   112.25   63.25  107.75    4.18    N.A.    52.20
SFSL  Security First Corp. of OH              18.25    7,574    138.2    19.25    9.00   17.75    2.82   75.48    51.08
SFNB  Security First Netwrk Bk of GA(8)       11.75    8,620    101.3    25.25    5.50   12.00   -2.08    N.A.    14.63
SMFC  Sho-Me Fin. Corp. of MO(8)              41.37    1,499     62.0    42.87   18.87   40.25    2.78    N.A.    90.21
SOBI  Sobieski Bancorp of S. Bend IN          16.50      775     12.8    17.00   12.25   17.00   -2.94    N.A.    13.79
SOSA  Somerset Savings Bank of MA(8)*          4.00   16,652     66.6     4.03    1.94    3.97    0.76  -21.88   103.05
SSFC  South Street Fin. Corp. of NC*          18.87    4,496     84.8    19.50   12.12   18.87    0.00    N.A.    34.79
SCBS  Southern Commun. Bncshrs of AL          16.37    1,137     18.6    16.37   13.00   16.25    0.74    N.A.    23.55
SMBC  Southern Missouri Bncrp of MO           17.87    1,638     29.3    18.00   14.00   17.87    0.00    N.A.    19.13
SWBI  Southwest Bancshares of IL              20.50    2,652     54.4    21.75   17.92   21.06   -2.66  105.00    12.33
SVRN  Sovereign Bancorp of PA                 16.00   70,010  1,120.2    16.50    8.96   16.19   -1.17  257.94    46.25
STFR  St. Francis Cap. Corp. of WI            37.50    5,308    199.1    38.75   25.00   37.25    0.67    N.A.    44.23
SPBC  St. Paul Bancorp, Inc. of IL            24.50   33,988    832.7    24.62   13.53   23.87    2.64  120.13    56.35
SFFC  StateFed Financial Corp. of IA          22.12      784     17.3    22.75   16.25   22.00    0.55    N.A.    34.06
SFIN  Statewide Fin. Corp. of NJ              20.62    4,710     97.1    20.62   12.50   20.12    2.49    N.A.    43.49
STSA  Sterling Financial Corp. of WA          19.37    5,567    107.8    20.37   13.00   19.62   -1.27  113.09    37.18
SFSB  SuburbFed Fin. Corp. of IL              28.50    1,262     36.0    28.50   16.25   27.50    3.64  327.29    50.00
ROSE  T R Financial Corp. of NY*              30.00   17,519    525.6    30.00   14.31   27.12   10.62    N.A.    69.01
THRD  TF Financial Corp. of PA                21.37    4,083     87.3    21.37   14.62   20.25    5.53    N.A.    31.51
TPNZ  Tappan Zee Fin., Inc. of NY             18.00    1,497     26.9    18.00   12.37   17.37    3.63    N.A.    32.16
ESBK  The Elmira SB FSB of Elmira NY*         28.75      706     20.3    28.75   14.75   25.50   12.75  100.07    57.53
GRTR  The Greater New York SB of NY(8)*       23.19   13,717    318.1    23.50   12.00   22.75    1.93  149.09    70.26
TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)       29.87    9,037     97.0    30.25   14.00   30.00   -0.43    N.A.    86.69
TRIC  Tri-County Bancorp of WY                22.75      609     13.9    24.25   18.00   23.50   -3.19    N.A.    26.39
TWIN  Twin City Bancorp of TN                 13.62      853     11.6    13.87   11.17   13.75   -0.95    N.A.    18.43
UFRM  United FS&LA of Rocky Mount NC          12.25    3,074     37.7    12.50    7.25   11.75    4.26  276.92    44.12
UBMT  United Fin. Corp. of MT                 23.75    1,223     29.0    24.25   18.00   24.12   -1.53  126.19    23.38
VABF  Va. Beach Fed. Fin. Corp of VA          15.50    4,976     77.1    16.25    8.13   16.00   -3.13  230.49    64.19
VFFC  Virginia First Savings of VA(8)         23.87    5,805    138.6    24.50   12.37   23.94   -0.29  ***.**    87.22
WHGB  WHG Bancshares of MD                    15.63    1,462     22.9    15.87   12.12   15.75   -0.76    N.A.    19.13
WSFS  WSFS Financial Corp. of DE*             16.37   12,421    203.3    16.37    8.13   15.00    9.13  125.79    60.65
WVFC  WVS Financial Corp. of PA*              28.25    1,747     49.4    28.25   21.50   27.50    2.73    N.A.    14.74
WRNB  Warren Bancorp of Peabody MA*           18.75    3,781     70.9    19.37   12.75   18.37    2.07  456.38    25.00

                                RESTUBBED TABLE


                                                  Current Per Share Financials
                                              ----------------------------------------
                                                                        Tangible
                                                Trailing  12 Mo.  Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
PSBK  Progressive Bank, Inc. of NY*             2.30    2.26   19.67   17.57   230.00
PROV  Provident Fin. Holdings of CA             0.39    0.34   17.37   17.37   125.10
PULB  Pulaski SB, MHC of MO (29.8)              0.59    0.82   11.04   11.04    84.92
PLSK  Pulaski SB, MHC of NJ (46.0)              0.21    0.51   10.20   10.20    85.68
PULS  Pulse Bancorp of S. River NJ              1.20    1.80   13.63   13.63   169.39
QCFB  QCF Bancorp of Virginia MN                1.41    1.41   18.98   18.98   104.93
QCBC  Quaker City Bancorp of CA                 0.60    0.98   14.94   14.93   170.40
QCSB  Queens County Bancorp of NY*              2.15    2.18   17.08   17.08   144.08
RCSB  RCSB Financial, Inc. of NY(8)*            2.64    2.61   21.69   21.14   276.36
RARB  Raritan Bancorp. of Raritan NJ*           1.46    1.55   12.48   12.27   157.31
REDF  RedFed Bancorp of Redlands CA             0.31    0.80   10.75   10.71   127.16
RELY  Reliance Bancorp, Inc. of NY              1.25    1.85   18.54   13.36   225.25
RELI  Reliance Bancshares Inc of WI(8)*         0.16    0.17    9.08    9.08    18.60
RIVR  River Valley Bancorp of IN                0.46    0.62   14.63   14.41   118.02
RSLN  Roslyn Bancorp, Inc. of NY*               0.59    0.93   14.58   14.51    72.39
RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)         0.88    1.10   10.67    9.74    94.94
SCCB  S. Carolina Comm. Bnshrs of SC            0.52    0.70   17.11   17.11    65.93
SBFL  SB Fngr Lakes MHC of NY (33.1)            0.15    0.51   11.63   11.63   121.40
SFED  SFS Bancorp of Schenectady NY             0.60    1.07   17.44   17.44   139.85
SGVB  SGV Bancorp of W. Covina CA               0.31    0.75   12.77   12.56   174.78
SISB  SIS Bancorp Inc of MA*                    3.31    3.29   18.52   18.52   257.23
SWCB  Sandwich Co-Op. Bank of MA*               2.34    2.39   20.83   19.94   262.09
SECP  Security Capital Corp. of WI(8)           4.88    5.82   64.62   64.62   398.94
SFSL  Security First Corp. of OH                0.88    1.10    8.13    7.99    86.25
SFNB  Security First Netwrk Bk of GA(8)        -3.30   -3.38    3.02    2.97     9.12
SMFC  Sho-Me Fin. Corp. of MO(8)                2.08    2.35   19.81   19.81   219.35
SOBI  Sobieski Bancorp of S. Bend IN            0.32    0.61   15.95   15.95   105.49
SOSA  Somerset Savings Bank of MA(8)*           0.25    0.24    1.96    1.96    30.90
SSFC  South Street Fin. Corp. of NC*            0.45    0.57   13.58   13.58    53.77
SCBS  Southern Commun. Bncshrs of AL            0.19    0.47   13.54   13.54    61.66
SMBC  Southern Missouri Bncrp of MO             0.70    0.69   15.85   15.85   101.15
SWBI  Southwest Bancshares of IL                1.05    1.44   15.69   15.69   142.66
SVRN  Sovereign Bancorp of PA                   0.62    0.96    6.25    4.71   155.67
STFR  St. Francis Cap. Corp. of WI              1.77    1.95   24.43   21.59   310.01
SPBC  St. Paul Bancorp, Inc. of IL              0.93    1.34   11.67   11.64   135.68
SFFC  StateFed Financial Corp. of IA            1.17    1.42   19.43   19.43   109.28
SFIN  Statewide Fin. Corp. of NJ                0.76    1.29   13.90   13.88   142.93
STSA  Sterling Financial Corp. of WA            0.28    0.90   12.41   10.82   302.93
SFSB  SuburbFed Fin. Corp. of IL                1.23    1.79   21.92   21.84   338.12
ROSE  T R Financial Corp. of NY*                1.84    1.66   12.58   12.58   202.74
THRD  TF Financial Corp. of PA                  0.84    1.13   17.44   15.30   156.93
TPNZ  Tappan Zee Fin., Inc. of NY               0.53    0.49   14.35   14.35    80.07
ESBK  The Elmira SB FSB of Elmira NY*           1.13    1.10   20.32   19.48   322.70
GRTR  The Greater New York SB of NY(8)*         1.38    0.74   11.75   11.75   187.40
TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)         0.86    0.73   11.79   10.81    69.82
TRIC  Tri-County Bancorp of WY                  1.10    1.40   22.50   22.50   146.89
TWIN  Twin City Bancorp of TN                   0.66    0.93   16.18   16.18   125.84
UFRM  United FS&LA of Rocky Mount NC            0.19    0.33    6.70    6.70    89.63
UBMT  United Fin. Corp. of MT                   0.94    1.16   19.95   19.95    88.08
VABF  Va. Beach Fed. Fin. Corp of VA            0.26    0.58    8.50    8.50   124.16
VFFC  Virginia First Savings of VA(8)           1.81    1.66   11.35   10.96   140.79
WHGB  WHG Bancshares of MD                      0.34    0.57   14.16   14.16    68.56
WSFS  WSFS Financial Corp. of DE*               1.47    1.48    6.32    6.27   121.45
WVFC  WVS Financial Corp. of PA*                1.69    2.11   18.83   18.83   168.69
WRNB  Warren Bancorp of Peabody MA*             2.01    1.71    9.82    9.82    94.69

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  (continued)
                      Weekly Thrift Market Line - Part One
                        Prices As Of September 19, 1997


                                                                                        Price Change Data
                                             Market Capitalization         -----------------------------------------------
                                            -----------------------          52 Week (1)               % Change From
                                                     Shares     Market     --------------            --------------------
                                             Price/   Out-     Capital-                     Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) standing  ization(9)   High     Low    Week     Week 1994(2) 1995(2)
---------------------                       -------  --------  ----------  ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
WFSL  Washington FS&LA of Seattle WA          28.62    47,462   1,358.4    29.25   20.00   28.00    2.21   96.16    18.80
WAMU  Washington Mutual Inc. of WA(8)*        69.00   126,357   8,718.6    69.50   35.12   64.00    7.81  271.77    59.32
WYNE  Wayne Bancorp of NJ                     24.75     2,120      52.5    24.87   13.62   24.50    1.02    N.A.    62.30
WAYN  Wayne S&L Co. MHC of OH (47.8)          23.31     2,248      25.1    24.25   12.67   24.00   -2.88    N.A.    42.74
WCFB  Wbstr Cty FSB MHC of IA (45.2)          18.00     2,100      17.1    18.50   12.75   18.50   -2.70    N.A.    30.91
WBST  Webster Financial Corp. of CT           58.25    11,985     698.1    59.06   33.62   57.75    0.87  517.06    58.50
WEFC  Wells Fin. Corp. of Wells MN            17.00     1,959      33.3    17.00   12.50   16.00    6.25    N.A.    29.57
WCBI  WestCo Bancorp of IL                    26.62     2,476      65.9    26.97   20.00   26.97   -1.30  166.20    23.81
WSTR  WesterFed Fin. Corp. of MT              26.37     5,565     146.7    26.37   15.25   23.25   13.42    N.A.    44.49
WOFC  Western Ohio Fin. Corp. of OH           26.19     2,339      61.3    26.62   19.62   24.50    6.90    N.A.    20.41
WWFC  Westwood Fin. Corp. of NJ(8)            27.44       645      17.7    27.50   12.50   27.16    1.03    N.A.    66.30
WEHO  Westwood Hmstd Fin Corp of OH           15.12     2,795      42.3    16.00   10.37   15.25   -0.85    N.A.    24.75
WFI   Winton Financial Corp. of OH            16.12     1,986      32.0    16.75   11.25   15.75    2.35    N.A.    40.17
FFWD  Wood Bancorp of OH                      17.00     2,119      36.0    18.00   10.08   17.00    0.00    N.A.    50.04
YFCB  Yonkers Fin. Corp. of NY                19.25     3,036      58.4    19.87   12.00   19.25    0.00    N.A.    49.57
YFED  York Financial Corp. of PA              24.37     7,008     170.8    26.75   16.00   24.37    0.00  157.88    49.97

                                RESTUBBED TABLE

                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                       Tangible
                                               Trailing  12 Mo.  Book    Book
                                               12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                          EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
WFSL  Washington FS&LA of Seattle WA           1.94    2.14   14.66   13.39   121.37
WAMU  Washington Mutual Inc. of WA(8)*         1.14    2.42   19.30   18.32   385.92
WYNE  Wayne Bancorp of NJ                      0.50    0.50   16.44   16.44   123.13
WAYN  Wayne S&L Co. MHC of OH (47.8)           0.35    0.74   10.46   10.46   113.09
WCFB  Wbstr Cty FSB MHC of IA (45.2)           0.48    0.64   10.53   10.53    45.09
WBST  Webster Financial Corp. of CT            1.60    2.86   24.91   21.28   495.93
WEFC  Wells Fin. Corp. of Wells MN             0.73    1.08   14.64   14.64   103.13
WCBI  WestCo Bancorp of IL                     1.41    1.78   19.18   19.18   125.85
WSTR  WesterFed Fin. Corp. of MT               0.81    1.02   18.73   14.99   171.72
WOFC  Western Ohio Fin. Corp. of OH            0.52    0.72   23.38   21.79   169.51
WWFC  Westwood Fin. Corp. of NJ(8)             0.78    1.34   15.76   14.04   172.70
WEHO  Westwood Hmstd Fin Corp of OH            0.30    0.45   14.17   14.17    48.18
WFI   Winton Financial Corp. of OH             1.60    1.34   11.36   11.12   159.81
FFWD  Wood Bancorp of OH                       0.79    0.94    9.52    9.52    77.36
YFCB  Yonkers Fin. Corp. of NY                 0.76    1.02   14.14   14.14    94.89
YFED  York Financial Corp. of PA               1.01    1.29   14.28   14.28   165.87

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700



                                                                           Weekly Thrift Market Line - Part Two
                                                                             Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ---------------------      --------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------  ------   ------  ------  ------     ------  ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ----------------------------------------------

     SAIF-Insured Thrifts(303)                    12.96    12.71    0.64    5.51    3.40       0.85    7.51
     NYSE Traded Companies(9)                      5.88     5.64    0.61   10.41    4.29       0.80   14.37
     AMEX Traded Companies(17)                    16.10    16.00    0.55    2.86    2.39       0.87    5.19
     NASDAQ Listed OTC Companies(277)             13.01    12.76    0.64    5.51    3.43       0.85    7.41
     California Companies(21)                      7.44     7.18    0.30    4.48    2.30       0.43    6.99
     Florida Companies(6)                          7.63     7.18    0.92   11.46    3.77       0.74    9.13
     Mid-Atlantic Companies(59)                   11.04    10.70    0.62    6.35    3.74       0.86    8.89
     Mid-West Companies(146)                      14.08    13.89    0.68    5.37    3.57       0.90    7.12
     New England Companies(9)                      7.87     7.46    0.36    4.81    3.24       0.63    8.58
     North-West Companies(7)                      15.91    15.62    0.83    6.61    3.39       1.04    8.85
     South-East Companies(42)                     16.10    15.91    0.69    4.82    2.90       0.94    6.59
     South-West Companies(7)                      10.80    10.54    0.38    2.90    2.27       0.66    6.39
     Western Companies (Excl CA)(6)               16.23    15.79    0.98    6.66    4.38       1.16    7.72
     Thrift Strategy(239)                         14.19    13.97    0.66    5.04    3.38       0.89    7.00
     Mortgage Banker Strategy(37)                  7.36     6.90    0.48    7.02    3.46       0.64    9.48
     Real Estate Strategy(11)                      7.33     7.14    0.55    7.01    3.83       0.76   10.31
     Diversified Strategy(12)                      7.66     7.42    1.06   13.44    4.63       1.08   14.25
     Retail Banking Strategy(4)                    8.40     8.19    0.11    2.23    0.75       0.03    1.72
     Companies Issuing Dividends(256)             13.29    13.03    0.68    5.89    3.67       0.91    7.89
     Companies Without Dividends(47)              10.99    10.84    0.38    3.29    1.80       0.52    5.28
     Equity/Assets (less than) 6%(23)              4.94     4.65    0.38    7.53    3.38       0.56   11.40
     Equity/Assets 6-12%(144)                      8.62     8.27    0.57    6.66    3.63       0.75    8.85
     Equity/Assets (greater than) 12%(136)        18.53    18.39    0.75    4.06    3.18       1.00    5.55
     Converted Last 3 Mths (no MHC)(6)            19.86    19.82    0.55    2.47    2.07       0.62    2.93
     Actively Traded Companies(41)                 8.66     8.42    0.72    8.67    4.26       0.95   11.96
     Market Value Below $20 Million(58)           15.44    15.38    0.54    3.39    2.81       0.80    5.44
     Holding Company Structure(268)               13.45    13.22    0.63    5.28    3.34       0.86    7.27
     Assets Over $1 Billion(61)                    7.82     7.30    0.62    8.11    3.79       0.81   10.96
     Assets $500 Million-$1 Billion(49)           10.28     9.99    0.63    6.46    3.60       0.79    8.02
     Assets $250-$500 Million(68)                 11.11    10.79    0.58    5.33    3.46       0.81    7.50
     Assets less than $250 Million(125)           17.29    17.23    0.68    4.06    3.13       0.92    5.74
     Goodwill Companies(123)                       9.04     8.43    0.62    7.08    3.82       0.79    9.14
     Non-Goodwill Companies(179)                  15.59    15.59    0.65    4.46    3.12       0.90    6.42
     Acquirors of FSLIC Cases(10)                  7.19     6.79    0.57    7.79    3.88       0.82   11.71




                                                    Asset Quality Ratios                  Pricing Ratios
                                                  -----------------------    ---------------------------------------
                                                                                                      Price/  Price/
                                                    NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                         Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                        -------  ------  ------    -------  ------  ------  ------ --------
                                                     (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ----------------------------------------------

     SAIF-Insured Thrifts(303)                      0.80  129.28    0.82      21.97  144.85   17.73  149.30   19.02
     NYSE Traded Companies(9)                       1.25   74.44    1.28      22.36  200.52   12.55  197.88   15.94
     AMEX Traded Companies(17)                      0.65  149.37    0.72      23.91  126.10   20.53  127.28   19.69
     NASDAQ Listed OTC Companies(277)               0.79  130.27    0.81      21.83  144.28   17.74  149.35   19.11
     California Companies(21)                       1.88   70.98    1.33      24.12  159.71   11.25  159.10   17.76
     Florida Companies(6)                           1.52   73.71    0.80      19.87  166.71   17.57  188.38   23.27
     Mid-Atlantic Companies(59)                     0.87   95.41    0.93      21.83  148.30   15.75  153.33   18.23
     Mid-West Companies(146)                        0.62  155.12    0.70      21.53  138.61   18.43  141.99   18.95
     New England Companies(9)                       0.63  116.41    1.00      24.48  162.53   12.58  176.36   19.75
     North-West Companies(7)                        0.70  128.29    0.61      19.05  168.56   23.40  176.50   19.20
     South-East Companies(42)                       0.87  130.25    0.85      23.18  148.70   22.53  153.51   20.64
     South-West Companies(7)                        0.65   95.50    0.71      22.23  126.71   12.83  134.77   18.54
     Western Companies (Excl CA)(6)                 0.29  169.72    0.72      22.13  140.22   20.95  147.47   20.21
     Thrift Strategy(239)                           0.71  135.15    0.74      22.12  136.55   18.64  140.74   19.08
     Mortgage Banker Strategy(37)                   1.00  101.28    1.02      22.28  181.96   12.88  190.65   19.64
     Real Estate Strategy(11)                       1.42   97.09    1.35      18.65  171.01   12.39  174.05   16.93
     Diversified Strategy(12)                       1.31  120.54    1.12      21.05  222.60   19.64  230.30   18.10
     Retail Banking Strategy(4)                     1.85  101.37    1.82      19.09  135.50   11.09  139.79   18.23
     Companies Issuing Dividends(256)               0.69  133.19    0.78      22.00  146.01   18.15  150.59   18.91
     Companies Without Dividends(47)                1.47  105.24    1.07      21.53  137.77   15.27  141.41   19.94
     Equity/Assets (less than) 6%(23)               1.41   83.13    1.03      22.10  185.27   10.00  189.56   18.38
     Equity/Assets 6-12%(144)                       0.91  124.60    0.93      21.33  158.07   13.67  166.18   17.52
     Equity/Assets (greater than) 12%(136)          0.57  143.15    0.67      22.86  126.01   22.99  127.57   20.86
     Converted Last 3 Mths (no MHC)(6)              1.56   30.20    0.73       0.00  120.37   23.93  120.65   29.17
     Actively Traded Companies(41)                  1.15  105.56    0.96      21.62  185.41   15.27  188.09   17.22
     Market Value Below $20 Million(58)             0.78  107.65    0.68      22.78  112.72   17.28  113.41   20.01
     Holding Company Structure(268)                 0.80  125.34    0.81      22.42  142.55   18.16  146.28   19.24
     Assets Over $1 Billion(61)                     0.98   94.93    0.98      21.88  184.79   14.71  197.41   18.28
     Assets $500 Million-$1 Billion(49)             0.95  170.56    1.06      21.72  158.77   16.20  163.99   18.84
     Assets $250-$500 Million(68)                   0.73  136.59    0.74      21.74  145.37   15.85  151.24   18.11
     Assets less than $250 Million(125)             0.69  126.11    0.69      22.29  122.06   20.68  122.74   20.00
     Goodwill Companies(123)                        0.85  113.89    0.89      21.48  163.43   14.38  174.85   18.11
     Non-Goodwill Companies(179)                    0.76  140.62    0.77      22.40  132.25   19.98  132.25   19.72
     Acquirors of FSLIC Cases(10)                   1.53   51.85    0.89      22.57  185.39   12.87  185.14   17.55



                                                       Dividend Data(6)
                                                   -----------------------
                                                     Ind.   Divi-
                                                    Div./   dend    Payout
     Financial Institution                          Share   Yield   Ratio(7)
     ---------------------                         ------- -------  ------
                                                      ($)     (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ----------------------------------------------

     SAIF-Insured Thrifts(303)                         0.37    1.65   35.60
     NYSE Traded Companies(9)                          0.32    0.87   18.69
     AMEX Traded Companies(17)                         0.40    2.03   45.59
     NASDAQ Listed OTC Companies(277)                  0.37    1.65   35.87
     California Companies(21)                          0.15    0.49   12.75
     Florida Companies(6)                              0.24    0.84   14.64
     Mid-Atlantic Companies(59)                        0.39    1.59   36.76
     Mid-West Companies(146)                           0.36    1.74   36.15
     New England Companies(9)                          0.46    1.45   34.62
     North-West Companies(7)                           0.36    1.31   27.43
     South-East Companies(42)                          0.44    2.05   45.11
     South-West Companies(7)                           0.35    1.63   52.02
     Western Companies (Excl CA)(6)                    0.56    2.73   56.15
     Thrift Strategy(239)                              0.38    1.77   38.35
     Mortgage Banker Strategy(37)                      0.32    1.08   27.04
     Real Estate Strategy(11)                          0.13    0.72   12.64
     Diversified Strategy(12)                          0.46    1.41   30.22
     Retail Banking Strategy(4)                        0.20    1.15   18.18
     Companies Issuing Dividends(256)                  0.43    1.92   41.90
     Companies Without Dividends(47)                   0.00    0.00    0.00
     Equity/Assets (less than) 6%(23)                  0.22    0.79   15.22
     Equity/Assets 6-12%(144)                          0.38    1.50   33.56
     Equity/Assets (greater than) 12%(136)             0.38    1.93   42.47
     Converted Last 3 Mths (no MHC)(6)                 0.13    0.51   11.43
     Actively Traded Companies(41)                     0.49    1.63   32.03
     Market Value Below $20 Million(58)                0.33    1.93   44.45
     Holding Company Structure(268)                    0.37    1.69   37.03
     Assets Over $1 Billion(61)                        0.43    1.24   29.50
     Assets $500 Million-$1 Billion(49)                0.34    1.51   36.39
     Assets $250-$500 Million(68)                      0.37    1.70   33.10
     Assets less than $250 Million(125)                0.34    1.85   40.42
     Goodwill Companies(123)                           0.40    1.50   32.93
     Non-Goodwill Companies(179)                       0.34    1.74   37.75
     Acquirors of FSLIC Cases(10)                      0.38    1.30   23.87

     (1)  Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7)  Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

     * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.
  Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/ -----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------  ------- -------  ------  ------    -------  ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHCs)
     ---------------------------------------------

     BIF-Insured Thrifts(66)                      11.70    11.33    1.11   11.04    6.33       1.12   10.88
     NYSE Traded Companies(3)                      7.58     6.00    0.77   10.55    5.30       0.78   10.86
     AMEX Traded Companies(6)                     11.89    11.10    0.74    7.96    4.45       0.74    8.04
     NASDAQ Listed OTC Companies(57)              11.94    11.69    1.18   11.46    6.62       1.19   11.24
     California Companies(4)                       8.41     8.40    1.07   12.37    6.64       1.01   11.55
     Mid-Atlantic Companies(17)                   11.42    10.75    0.83    8.45    4.40       0.91    9.04
     Mid-West Companies(2)                        25.06    23.63    0.43    1.59    1.68       0.66    2.42
     New England Companies(34)                     8.99     8.69    1.27   13.76    7.94       1.22   13.17
     North-West Companies(4)                      12.39    12.00    1.21   10.53    5.99       1.18   10.22
     South-East Companies(5)                      27.76    27.76    1.14    4.44    3.34       1.23    4.77
     Thrift Strategy(44)                          12.92    12.50    1.12    9.95    6.17       1.12    9.74
     Mortgage Banker Strategy(9)                   8.83     8.62    0.86   11.23    5.69       0.95   11.87
     Real Estate Strategy(6)                       8.88     8.87    1.37   15.11    7.77       1.29   14.24
     Diversified Strategy(7)                       6.77     6.23    1.23   17.80    7.68       1.21   17.45
     Companies Issuing Dividends(54)              11.91    11.50    1.03   10.52    5.54       1.04   10.37
     Companies Without Dividends(12)              10.46    10.27    1.60   14.68   11.17       1.59   14.42
     Equity/Assets (less than) 6%(5)               5.45     5.32    0.97   17.27    6.64       0.87   15.46
     Equity/Assets 6-12%(45)                       8.62     8.15    1.20   12.92    7.47       1.18   12.69
     Equity/Assets (greater than) 12%(16)         22.08    21.89    0.92    4.15    3.04       1.03    4.63
     Actively Traded Companies(20)                 8.85     8.44    1.18   13.70    6.98       1.13   13.05
     Market Value Below $20 Million(6)            20.96    20.64    1.55    4.88   10.38       1.69    5.70
     Holding Company Structure(43)                13.20    12.84    1.17   10.22    6.19       1.18   10.15
     Assets Over $1 Billion(17)                    9.09     8.43    1.06   12.66    5.90       1.09   12.80
     Assets $500 Million-$1 Billion(16)            9.48     8.95    1.16   12.71    6.76       1.12   12.15
     Assets $250-$500 Million(14)                 11.16    11.06    1.02   10.71    5.80       1.00   10.53
     Assets less than $250 Million(19)            16.83    16.63    1.21    7.93    6.74       1.25    7.90
     Goodwill Companies(31)                        9.27     8.47    0.93   11.19    5.84       0.94   11.05
     Non-Goodwill Companies(35)                   13.90    13.90    1.28   10.90    6.77       1.28   10.71





                                                        Asset Quality Ratios                  Pricing Ratios
                                                    -------------------------  ---------------------------------------
                                                                                                        Price/  Price/
                                                      NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                           Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                          -------  ------  --------  -------  ------  ------- ------ -------
                                                       (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     Market Averages. BIF-Insured Thrifts(no MHCs)
     --------------------------------------------

     BIF-Insured Thrifts(66)                          0.84  145.34    1.44      16.04  166.96   18.34  171.21   16.96
     NYSE Traded Companies(3)                         1.88   43.17    1.03      18.93  190.39   14.42  191.55   18.71
     AMEX Traded Companies(6)                         0.99  209.73    1.25      15.62  152.07   17.08  176.60   15.02
     NASDAQ Listed OTC Companies(57)                  0.75  143.53    1.49      15.86  167.38   18.74  169.58   16.97
     California Companies(4)                          1.32   77.71    1.37      15.32  171.34   14.23  171.60   16.68
     Mid-Atlantic Companies(17)                       0.85  130.78    1.37      18.71  162.47   18.12  172.29   18.61
     Mid-West Companies(2)                            0.56   57.14    0.57       0.00   97.89   24.53  103.82    0.00
     New England Companies(34)                        0.87  162.82    1.66      14.42  178.28   15.90  181.23   15.20
     North-West Companies(4)                          0.16  215.39    1.03      18.40  168.79   20.25  173.73   19.15
     South-East Companies(5)                          0.67  135.35    0.76      22.27  124.02   33.74  124.02   24.83
     Thrift Strategy(44)                              0.83  150.36    1.38      16.52  157.33   19.36  163.68   17.53
     Mortgage Banker Strategy(9)                      0.71  135.17    1.41      16.53  182.05   15.50  188.32   17.29
     Real Estate Strategy(6)                          1.08  103.33    1.46      13.51  181.22   15.94  181.39   13.97
     Diversified Strategy(7)                          0.91  153.67    2.06      13.76  222.66   14.99  215.55   14.27
     Companies Issuing Dividends(54)                  0.77  149.98    1.37      16.87  167.35   18.83  172.17   17.79
     Companies Without Dividends(12)                  1.21  119.22    1.84      11.14  164.68   15.32  165.77   11.74
     Equity/Assets (less than) 6%(5)                  1.40   69.21    1.56      15.75  223.48   13.36  230.48   18.39
     Equity/Assets 6-12%(45)                          0.88  134.63    1.54      15.19  177.18   15.58  182.81   15.47
     Equity/Assets (greater than) 12%(16)             0.53  198.42    1.12      21.62  127.13   27.46  128.67   22.59
     Actively Traded Companies(20)                    0.79  144.52    1.51      15.02  183.57   15.90  186.14   15.93
     Market Value Below $20 Million(6)                1.31   63.72    1.25       8.29  116.92   23.61  118.59   16.30
     Holding Company Structure(43)                    0.74  147.47    1.49      16.59  165.25   20.20  170.10   17.56
     Assets Over $1 Billion(17)                       0.94  129.97    1.51      17.46  197.94   18.22  198.44   18.08
     Assets $500 Million-$1 Billion(16)               0.84  142.79    1.54      14.86  172.67   15.95  187.41   15.82
     Assets $250-$500 Million(14)                     0.65  165.99    1.62      15.10  161.12   16.85  162.54   15.06
     Assets less than $250 Million(19)                0.91  145.38    1.11      16.87  137.50   22.13  140.50   18.72
     Goodwill Companies(31)                           0.99  125.67    1.50      16.69  175.68   15.52  185.37   17.61
     Non-Goodwill Companies(35)                       0.70  164.28    1.38      15.39  158.56   20.88  158.56   16.33




                                                             Dividend Data(6)
                                                         -----------------------
                                                           Ind.   Divi-
                                                          Div./   dend    Payout
     Financial Institution                                Share   Yield   Ratio(7)
     ---------------------                               ------- ------- -------
                                                            ($)     (%)     (%)

     Market Averages. BIF-Insured Thrifts(no MHCs)
     --------------------------------------------

     BIF-Insured Thrifts(66)                              0.47    1.69   27.64
     NYSE Traded Companies(3)                             0.39    0.81   15.59
     AMEX Traded Companies(6)                             0.61    2.38   34.16
     NASDAQ Listed OTC Companies(57)                      0.45    1.65   28.00
     California Companies(4)                              0.00    0.00    0.00
     Mid-Atlantic Companies(17)                           0.48    1.67   34.45
     Mid-West Companies(2)                                0.00    0.00    0.00
     New England Companies(34)                            0.51    1.88   27.52
     North-West Companies(4)                              0.29    1.55   27.22
     South-East Companies(5)                              0.68    1.99   40.85
     Thrift Strategy(44)                                  0.51    1.82   31.51
     Mortgage Banker Strategy(9)                          0.37    1.44   18.95
     Real Estate Strategy(6)                              0.20    0.97   11.07
     Diversified Strategy(7)                              0.45    1.44   21.37
     Companies Issuing Dividends(54)                      0.54    1.96   32.78
     Companies Without Dividends(12)                      0.00    0.00    0.00
     Equity/Assets (less than) 6%(5)                      0.18    1.03   16.86
     Equity/Assets 6-12%(45)                              0.52    1.80   26.96
     Equity/Assets (greater than) 12%(16)                 0.40    1.55   34.46
     Actively Traded Companies(20)                        0.52    1.80   26.97
     Market Value Below $20 Million(6)                    0.28    1.54   26.27
     Holding Company Structure(43)                        0.49    1.73   28.02
     Assets Over $1 Billion(17)                           0.53    1.60   26.11
     Assets $500 Million-$1 Billion(16)                   0.52    1.81   26.78
     Assets $250-$500 Million(14)                         0.36    1.59   24.94
     Assets less than $250 Million(19)                    0.45    1.71   32.38
     Goodwill Companies(31)                               0.49    1.73   27.34
     Non-Goodwill Companies(35)                           0.45    1.64   27.92

     (1)  Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7)  Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

     * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

  Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

  Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700
                                   (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- -------  ------  ------ -------    -------  ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(21)                     12.10    11.92    0.50    4.21    1.88       0.79    6.89
     BIF-Insured Thrifts(2)                       10.02    10.02    0.72    8.22    2.68       0.71    7.56
     NASDAQ Listed OTC Companies(23)              11.86    11.70    0.52    4.68    1.97       0.78    6.97
     Florida Companies(3)                          9.81     9.78    0.47    4.51    2.05       0.72    6.91
     Mid-Atlantic Companies(10)                   12.12    11.84    0.45    3.95    1.64       0.74    6.52
     Mid-West Companies(7)                        12.88    12.87    0.56    4.28    2.05       0.89    7.17
     New England Companies(1)                      8.48     8.47    1.12   13.72    4.40       0.83   10.17
     Thrift Strategy(21)                          12.07    11.90    0.48    4.12    1.82       0.78    6.77
     Diversified Strategy(1)                       8.48     8.47    1.12   13.72    4.40       0.83   10.17
     Companies Issuing Dividends(22)              11.52    11.35    0.53    4.84    1.97       0.78    7.12
     Companies Without Dividends(1)               17.31    17.31    0.39    2.23    1.97       0.81    4.67
     Equity/Assets 6-12%(16)                       9.68     9.45    0.46    5.01    1.93       0.71    7.48
     Equity/Assets (greater than) 12%(7)          17.10    17.10    0.66    3.90    2.07       0.97    5.75
     Actively Traded Companies(1)                  9.42     8.40    0.58    6.23    2.30       0.91    9.74
     Holding Company Structure(1)                  9.42     8.40    0.58    6.23    2.30       0.91    9.74
     Assets Over $1 Billion(5)                     8.85     8.20    0.72    8.19    2.69       0.84    9.28
     Assets $500 Million-$1 Billion(3)             9.81     9.78    0.47    4.51    2.05       0.72    6.91
     Assets $250-$500 Million(5)                  11.24    11.22    0.51    4.51    1.96       0.84    7.73
     Assets less than $250 Million(10)            14.11    14.11    0.44    3.04    1.59       0.75    5.55
     Goodwill Companies(9)                         8.68     8.23    0.62    7.02    2.49       0.78    8.78
     Non-Goodwill Companies(14)                   13.59    13.59    0.47    3.41    1.69       0.79    5.99
     MHC Institutions(23)                         11.86    11.70    0.52    4.68    1.97       0.78    6.97
     MHC Converted Last 3 Months(1)               17.31    17.31    0.39    2.23    1.97       0.81    4.67




                                                 Asset Quality Ratios                  Pricing Ratios
                                               -----------------------    ---------------------------------------
                                                                                                   Price/  Price/
                                                 NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                      Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                     -------- ------  ------    -------- ------ -------- ------ --------
                                                  (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(21)                     0.51  176.05    0.72       0.00  206.10   24.53  201.65   27.17
     BIF-Insured Thrifts(2)                       1.85   82.27    1.77      22.75  283.54   28.33  283.67    0.00
     NASDAQ Listed OTC Companies(23)              0.70  162.65    0.84      22.75  215.78   24.98  212.59   27.17
     Florida Companies(3)                         0.45   64.99    0.46       0.00  214.12   20.91  214.92   29.47
     Mid-Atlantic Companies(10)                   0.89  200.99    1.02       0.00  213.79   25.58  206.15   26.03
     Mid-West Companies(7)                        0.44  154.71    0.52       0.00  204.93   25.62  205.28   27.17
     New England Companies(1)                     0.90  121.39    1.60      22.75  289.30   24.53  289.56    0.00
     Thrift Strategy(21)                          0.68  165.83    0.79       0.00  210.88   25.01  207.09   27.17
     Diversified Strategy(1)                      0.90  121.39    1.60      22.75  289.30   24.53  289.56    0.00
     Companies Issuing Dividends(22)              0.70  162.65    0.81      22.75  222.62   25.32  219.69   27.75
     Companies Without Dividends(1)               0.00    0.00    1.40       0.00  113.16   19.59  113.16   24.25
     Equity/Assets 6-12%(16)                      0.79   95.58    0.91      22.75  230.29   22.59  226.96   27.66
     Equity/Assets (greater than) 12%(7)          0.14  565.11    0.68       0.00  183.85   30.72  183.85   26.19
     Actively Traded Companies(1)                 0.68   83.02    1.06       0.00  259.52   24.44  291.04   27.80
     Holding Company Structure(1)                 0.68   83.02    1.06       0.00  259.52   24.44  291.04   27.80
     Assets Over $1 Billion(5)                    0.74   89.86    1.13      22.75  282.55   25.37  290.30   27.80
     Assets $500 Million-$1 Billion(3)            0.45   64.99    0.46       0.00  214.12   20.91  214.92   29.47
     Assets $250-$500 Million(5)                  0.29  456.80    0.42       0.00  223.45   25.26  224.04   25.21
     Assets less than $250 Million(10)            1.01   83.46    0.95       0.00  188.28   25.69  188.28   26.85
     Goodwill Companies(9)                        0.57  127.39    0.89      22.75  257.29   23.01  255.70   26.51
     Non-Goodwill Companies(14)                   0.79  189.10    0.82       0.00  196.91   26.06  196.91   27.50
     MHC Institutions(23)                         0.70  162.65    0.84      22.75  215.78   24.98  212.59   27.17
     MHC Converted Last 3 Months(1)               0.00    0.00    1.40       0.00  113.16   19.59  113.16   24.25





                                                       Dividend Data(6)
                                                   -----------------------
                                                     Ind.   Divi-
                                                    Div./   dend    Payout
     Financial Institution                          Share   Yield   Ratio(7)
     ---------------------                         ------- ------- -------
                                                      ($)     (%)     (%)

     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(21)                         0.56    2.16   51.63
     BIF-Insured Thrifts(2)                           0.52    1.83   48.92
     NASDAQ Listed OTC Companies(23)                  0.55    2.12   51.18
     Florida Companies(3)                             0.90    3.05    0.00
     Mid-Atlantic Companies(10)                       0.39    1.47   47.15
     Mid-West Companies(7)                            0.68    2.91   69.57
     New England Companies(1)                         0.68    2.15   48.92
     Thrift Strategy(21)                              0.54    2.12   51.63
     Diversified Strategy(1)                          0.68    2.15   48.92
     Companies Issuing Dividends(22)                  0.59    2.25   61.42
     Companies Without Dividends(1)                   0.00    0.00    0.00
     Equity/Assets 6-12%(16)                          0.54    1.93   61.42
     Equity/Assets (greater than) 12%(7)              0.59    2.57    0.00
     Actively Traded Companies(1)                     0.48    1.38   60.00
     Holding Company Structure(1)                     0.48    1.38   60.00
     Assets Over $1 Billion(5)                        0.52    1.53   59.38
     Assets $500 Million-$1 Billion(3)                0.90    3.05    0.00
     Assets $250-$500 Million(5)                      0.62    2.26   69.57
     Assets less than $250 Million(10)                0.46    2.13    0.00
     Goodwill Companies(9)                            0.57    1.84   61.42
     Non-Goodwill Companies(14)                       0.54    2.28    0.00
     MHC Institutions(23)                             0.55    2.12   51.18
     MHC Converted Last 3 Months(1)                   0.00    0.00    0.00


     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                                                       (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                             Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                         Tang.       Reported Earnings       Core Earnings
                                                 Equity/ Equity/ -----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- -------- ------- ------    ---------------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)



     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             4.17     3.55    0.39    9.68    3.50       0.62   15.44
     CSA   Coast Savings Financial of CA           4.92     4.86    0.21    4.28    1.96       0.53   10.73
     CFB   Commercial Federal Corp. of NE          6.00     5.32    0.65   11.03    4.41       0.91   15.55
     DME   Dime Bancorp, Inc. of NY*               5.27     5.03    0.56   10.57    4.99       0.71   13.39
     DSL   Downey Financial Corp. of CA            6.93     6.84    0.44    5.82    3.62       0.73    9.68
     FRC   First Republic Bank of CA*              7.17     7.17    0.70   11.10    5.65       0.60    9.46
     FED   FirstFed Fin. Corp. of CA               4.83     4.77    0.29    6.19    3.39       0.53   11.34
     GSB   Glendale Fed. Bk, FSB of CA             5.53     4.91    0.26    4.71    2.57       0.61   11.03
     GDW   Golden West Fin. Corp. of CA            6.37     6.37    1.02   16.09    7.41       1.24   19.62
     GPT   GreenPoint Fin. Corp. of NY*           10.31     5.79    1.06    9.99    5.26       1.03    9.74
     NYB   New York Bancorp, Inc. of NY            5.08     5.08    1.38   26.83    6.68       1.62   31.44
     WES   Westcorp Inc. of Orange CA              9.05     9.02    0.87    9.10    5.09       0.43    4.51


     AMEX Traded Companies
     ---------------------
     ANA   Acadiana Bancshares of LA*             17.43    17.43    0.50    3.67    2.15       0.50    3.67
     BKC   American Bank of Waterbury CT*          8.29     7.95    1.27   15.35    8.40       1.10   13.19
     BFD   BostonFed Bancorp of MA                 8.79     8.49    0.51    5.08    3.37       0.66    6.58
     CFX   CFX Corp of NH*                         7.44     6.96    0.94   11.53    5.24       1.12   13.73
     CNY   Carver Bancorp, Inc. of NY              8.35     8.01   -0.44   -4.95   -6.11       0.01    0.07
     CBK   Citizens First Fin.Corp. of IL         14.08    14.08    0.29    1.95    1.64       0.58    3.84
     ESX   Essex Bancorp of VA(8)                  0.27     0.17   -0.03  -16.67   -1.01       0.03   16.67
     FCB   Falmouth Co-Op Bank of MA*             23.88    23.88    0.84    3.43    2.65       0.79    3.23
     FAB   FirstFed America Bancorp of MA         12.16    12.16   -0.20   -2.35     NM        0.47    5.61
     GAF   GA Financial Corp. of PA               15.18    15.02    1.00    5.26    4.21       1.27    6.71
     JSB   JSB Financial, Inc. of NY              22.85    22.85    1.80    8.12    5.85       1.71    7.74
     KNK   Kankakee Bancorp of IL                 11.09    10.42    0.66    6.35    5.14       0.82    7.92
     KYF   Kentucky First Bancorp of KY           16.56    16.56    0.87    4.64    4.26       1.12    6.00
     MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.17    2.40    1.98       0.18    2.50
     PDB   Piedmont Bancorp of NC                 16.63    16.63   -0.42   -1.94   -1.77       0.66    3.07
     SSB   Scotland Bancorp of NC                 37.02    37.02    1.41    3.88    2.83       1.72    4.72
     SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.17       0.23    1.62
     SRN   Southern Banc Company of AL            16.90    16.72    0.15    0.82    0.81       0.51    2.77
     SSM   Stone Street Bancorp of NC             28.85    28.85    1.43    4.18    3.79       1.71    5.02
     TSH   Teche Holding Company of LA            13.14    13.14    0.69    5.03    4.08       0.96    6.96
     FTF   Texarkana Fst. Fin. Corp of AR         15.70    15.70    1.41    8.40    5.52       1.74   10.38
     THR   Three Rivers Fin. Corp. of MI          13.76    13.76    0.57    3.94    3.63       0.82    5.68
     TBK   Tolland Bank of CT*                     6.94     6.74    0.75   11.37    6.30       0.78   11.89
     WSB   Washington SB, FSB of MD                8.30     8.30    0.50    6.00    4.29       0.73    8.80


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             8.26     8.09    0.31    3.80    3.13       0.13    1.61
     AFED  AFSALA Bancorp, Inc. of NY             13.47    13.47    0.79    6.46    4.82       0.79    6.46
     ALBK  ALBANK Fin. Corp. of Albany NY          9.20     8.04    0.84    9.16    4.99       1.04   11.28
     AMFC  AMB Financial Corp. of IN              14.95    14.95    0.73    4.14    4.26       0.81    4.57
     ASBP  ASB Financial Corp. of OH              15.56    15.56    0.60    3.25    3.00       0.86    4.67
     ABBK  Abington Savings Bank of MA*            6.92     6.23    0.82   12.05    6.60       0.73   10.71
     AABC  Access Anytime Bancorp of NM            7.44     7.44   -0.50   -8.75   -6.54      -0.12   -2.14
     AFBC  Advance Fin. Bancorp of WV             15.45    15.45    0.39    4.31    2.22       0.79    8.74
     AADV  Advantage Bancorp of WI                 9.21     8.62    0.40    4.49    2.61       0.89    9.94
     AFCB  Affiliated Comm BC, Inc of MA           9.78     9.72    0.96    9.78    5.08       1.09   11.12
     ALBC  Albion Banc Corp. of Albion NY          8.73     8.73    0.11    1.14    1.16       0.38    4.07
     ABCL  Allied Bancorp of IL                    8.91     8.80    0.52    5.86    2.70       0.76    8.56


                                                  Asset Quality Ratios                  Pricing Ratios
                                                -----------------------    ----------------------------------------
                                                                                                    Price/  Price/
                                                  NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
   Financial Institution                         Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
   ---------------------                        -------- ------  ------    -------- ------ -------- ------ --------
                                                   (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)



   NYSE Traded Companies
   ---------------------
   AHM   Ahmanson and Co. H.F. of CA               1.90   42.90    1.25      28.57  277.94   11.58     NM    17.90
   CSA   Coast Savings Financial of CA             1.40   65.70    1.37        NM   209.64   10.32  212.29   20.34
   CFB   Commercial Federal Corp. of NE            0.89   76.36    0.91      22.68  235.20   14.12  265.26   16.09
   DME   Dime Bancorp, Inc. of NY*                 1.57   31.98    0.85      20.06  206.27   10.87  216.22   15.83
   DSL   Downey Financial Corp. of CA              0.95   55.76    0.58      27.62  155.64   10.79  157.81   16.61
   FRC   First Republic Bank of CA*                1.19   69.68    0.94      17.71  166.79   11.96  166.89   20.77
   FED   FirstFed Fin. Corp. of CA                 1.39  134.39    2.46      29.53  174.35    8.42  176.28   16.12
   GSB   Glendale Fed. Bk, FSB of CA               1.46   69.38    1.36        NM   172.66    9.55  194.25   16.62
   GDW   Golden West Fin. Corp. of CA              1.31   42.43    0.68      13.49  207.15   13.20  207.15   11.06
   GPT   GreenPoint Fin. Corp. of NY*              2.89   27.84    1.30      19.03  198.13   20.43     NM    19.52
   NYB   New York Bancorp, Inc. of NY              1.22   48.76    0.97      14.96     NM    19.48     NM    12.77
   WES   Westcorp Inc. of Orange CA                0.74  134.25    1.95      19.65  171.60   15.53  172.14     NM


   AMEX Traded Companies
   ---------------------
   ANA   Acadiana Bancshares of LA*                0.52  190.96    1.35        NM   131.02   22.83  131.02     NM
   BKC   American Bank of Waterbury CT*            1.81   48.13    1.45      11.90  171.11   14.18  178.23   13.85
   BFD   BostonFed Bancorp of MA                   0.52  114.29    0.74      29.65  152.15   13.37  157.39   22.85
   CFX   CFX Corp of NH*                           0.72  120.07    1.23      19.09  199.62   14.85  213.41   16.03
   CNY   Carver Bancorp, Inc. of NY                1.37   42.60    1.02        NM    81.18    6.78   84.64     NM
   CBK   Citizens First Fin.Corp. of IL            0.59   37.65    0.26        NM   123.81   17.43  123.81     NM
   ESX   Essex Bancorp of VA(8)                    2.63   42.63    1.34        NM      NM     2.75     NM      NM
   FCB   Falmouth Co-Op Bank of MA*                0.07  806.45    0.98        NM   127.40   30.42  127.40     NM
   FAB   FirstFed America Bancorp of MA            0.40  235.98    1.10        NM   147.27   17.91  147.27     NM
   GAF   GA Financial Corp. of PA                  0.12  132.49    0.43      23.75  133.33   20.24  134.75   18.63
   JSB   JSB Financial, Inc. of NY                 1.08   33.97    0.62      17.09  133.65   30.54  133.65   17.92
   KNK   Kankakee Bancorp of IL                    0.94   67.06    0.92      19.44  118.47   13.14  126.05   15.59
   KYF   Kentucky First Bancorp of KY              0.07  630.51    0.75      23.48  121.93   20.20  121.93   18.16
   MBB   MSB Bancorp of Middletown NY*             0.71   38.66    0.63        NM   117.02    8.65  238.44     NM
   PDB   Piedmont Bancorp of NC                    0.91   71.58    0.79        NM   144.88   24.09  144.88     NM
   SSB   Scotland Bancorp of NC                     NA      NA     0.50        NM   133.93   49.59  133.93   29.03
   SZB   SouthFirst Bancshares of AL               0.75   39.15    0.40        NM   112.08   15.69  112.08     NM
   SRN   Southern Banc Company of AL                NA      NA      NA         NM   111.79   18.89  112.96     NM
   SSM   Stone Street Bancorp of NC                0.27  187.50    0.62      26.40  130.94   37.77  130.94   22.00
   TSH   Teche Holding Company of LA               0.27  304.97    0.96      24.51  123.12   16.18  123.12   17.70
   FTF   Texarkana Fst. Fin. Corp of AR            0.46  145.12    0.79      18.13  158.02   24.81  158.02   14.66
   THR   Three Rivers Fin. Corp. of MI             1.21   44.02    0.80      27.56  110.45   15.19  110.45   19.10
   TBK   Tolland Bank of CT*                       2.13   54.09    1.87      15.87  166.23   11.54  171.07   15.19
   WSB   Washington SB, FSB of MD                   NA      NA     0.92      23.33  138.61   11.51  138.61   15.91


   NASDAQ Listed OTC Companies
   ---------------------------
   FBCV  1st Bancorp of Vincennes IN               0.94   45.77    0.66        NM   117.97    9.74  120.45     NM
   AFED  AFSALA Bancorp, Inc. of NY                0.45  150.77    1.43      20.73  115.33   15.54  115.33   20.73
   ALBK  ALBANK Fin. Corp. of Albany NY            0.91   78.77    0.99      20.03  177.45   16.33  203.05   16.27
   AMFC  AMB Financial Corp. of IN                 0.81   49.41    0.53      23.48  106.09   15.86  106.09   21.23
   ASBP  ASB Financial Corp. of OH                 1.02   71.62    1.09        NM   128.08   19.93  128.08   23.21
   ABBK  Abington Savings Bank of MA*              0.20  211.97    0.69      15.16  174.85   12.10  194.13   17.06
   AABC  Access Anytime Bancorp of NM              1.60   29.31    0.92        NM   105.36    7.84  105.36     NM
   AFBC  Advance Fin. Bancorp of WV                0.37   89.84    0.40        NM   106.71   16.48  106.71   22.18
   AADV  Advantage Bancorp of WI                   0.44  128.03    1.01        NM   167.37   15.42  179.01   17.30
   AFCB  Affiliated Comm BC, Inc of MA             0.39  191.75    1.20      19.69  182.66   17.86  183.66   17.31
   ALBC  Albion Banc Corp. of Albion NY            0.72   53.94    0.54        NM    97.04    8.47   97.04   24.22
   ABCL  Allied Bancorp of IL                      0.15  257.09    0.53        NM   144.23   12.85  146.04   25.38


                                                     Dividend Data(6)
                                                 -----------------------
                                                   Ind.   Divi-
                                                  Div./   dend    Payout
   Financial Institution                          Share   Yield   Ratio(7)
   ---------------------                         ------- -------  ------
                                                    ($)     (%)     (%)



   NYSE Traded Companies
   ---------------------
   AHM   Ahmanson and Co. H.F. of CA                0.88    1.56   44.44
   CSA   Coast Savings Financial of CA              0.00    0.00    0.00
   CFB   Commercial Federal Corp. of NE             0.28    0.60   13.66
   DME   Dime Bancorp, Inc. of NY*                  0.16    0.76   15.24
   DSL   Downey Financial Corp. of CA               0.32    1.35   37.21
   FRC   First Republic Bank of CA*                 0.00    0.00    0.00
   FED   FirstFed Fin. Corp. of CA                  0.00    0.00    0.00
   GSB   Glendale Fed. Bk, FSB of CA                0.00    0.00    0.00
   GDW   Golden West Fin. Corp. of CA               0.44    0.48    6.53
   GPT   GreenPoint Fin. Corp. of NY*               1.00    1.66   31.55
   NYB   New York Bancorp, Inc. of NY               0.60    2.03   30.30
   WES   Westcorp Inc. of Orange CA                 0.40    1.83   36.04


   AMEX Traded Companies
   ---------------------
   ANA   Acadiana Bancshares of LA*                 0.36    1.65     NM
   BKC   American Bank of Waterbury CT*             1.44    3.87   46.01
   BFD   BostonFed Bancorp of MA                    0.28    1.28   37.84
   CFX   CFX Corp of NH*                            0.88    4.19     NM
   CNY   Carver Bancorp, Inc. of NY                 0.20    1.65     NM
   CBK   Citizens First Fin.Corp. of IL             0.00    0.00    0.00
   ESX   Essex Bancorp of VA(8)                     0.00    0.00     NM
   FCB   Falmouth Co-Op Bank of MA*                 0.20    1.02   38.46
   FAB   FirstFed America Bancorp of MA             0.00    0.00     NM
   GAF   GA Financial Corp. of PA                   0.48    2.53   60.00
   JSB   JSB Financial, Inc. of NY                  1.40    2.95   50.36
   KNK   Kankakee Bancorp of IL                     0.48    1.52   29.63
   KYF   Kentucky First Bancorp of KY               0.50    3.67     NM
   MBB   MSB Bancorp of Middletown NY*              0.60    2.42     NM
   PDB   Piedmont Bancorp of NC                     0.40    3.72     NM
   SSB   Scotland Bancorp of NC                     0.30    1.67   58.82
   SZB   SouthFirst Bancshares of AL                0.50    2.78     NM
   SRN   Southern Banc Company of AL                0.35    2.17     NM
   SSM   Stone Street Bancorp of NC                 0.45    2.13   56.25
   TSH   Teche Holding Company of LA                0.50    2.62   64.10
   FTF   Texarkana Fst. Fin. Corp of AR             0.56    2.36   42.75
   THR   Three Rivers Fin. Corp. of MI              0.40    2.38   65.57
   TBK   Tolland Bank of CT*                        0.20    1.14   18.02
   WSB   Washington SB, FSB of MD                   0.10    1.43   33.33


   NASDAQ Listed OTC Companies
   ---------------------------
   FBCV  1st Bancorp of Vincennes IN                0.40    1.06   33.90
   AFED  AFSALA Bancorp, Inc. of NY                 0.16    0.94   19.51
   ALBK  ALBANK Fin. Corp. of Albany NY             0.72    1.57   31.44
   AMFC  AMB Financial Corp. of IN                  0.24    1.55   36.36
   ASBP  ASB Financial Corp. of OH                  0.40    3.08     NM
   ABBK  Abington Savings Bank of MA*               0.40    1.22   18.52
   AABC  Access Anytime Bancorp of NM               0.00    0.00     NM
   AFBC  Advance Fin. Bancorp of WV                 0.32    2.03     NM
   AADV  Advantage Bancorp of WI                    0.40    0.82   31.50
   AFCB  Affiliated Comm BC, Inc of MA              0.48    1.59   31.37
   ALBC  Albion Banc Corp. of Albion NY             0.32    1.38     NM
   ABCL  Allied Bancorp of IL                       0.66    1.96   72.53


     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                                                       (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                             Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/  ----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- -------  ------  ------- ------    -------  ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     ATSB  AmTrust Capital Corp. of IN            10.17    10.06    0.29    2.88    3.03       0.19    1.87
     AHCI  Ambanc Holding Co., Inc. of NY*        12.94    12.94   -0.59   -4.26   -4.16      -0.62   -4.45
     ASBI  Ameriana Bancorp of IN                 10.96    10.95    0.61    5.52    3.53       0.85    7.73
     AFFFZ America First Fin. Fund of CA(8)        8.44     8.34    1.49   19.31   13.24       1.83   23.69
     ANBK  American Nat'l Bancorp of MD(8)         8.97     8.97    0.28    2.90    1.80       0.65    6.74
     ABCW  Anchor Bancorp Wisconsin of WI          6.22     6.11    0.75   12.06    5.34       0.96   15.56
     ANDB  Andover Bancorp, Inc. of MA*            8.06     8.06    1.10   13.91    7.24       1.13   14.34
     ASFC  Astoria Financial Corp. of NY           7.83     6.57    0.56    7.09    3.94       0.79   10.12
     AVND  Avondale Fin. Corp. of IL               9.12     9.12   -0.49   -5.19   -5.19      -1.51  -16.06
     BKCT  Bancorp Connecticut of CT*             10.25    10.25    1.32   12.60    6.56       1.24   11.90
     BPLS  Bank Plus Corp. of CA                   5.06     5.06   -0.26   -5.31   -3.83       0.02    0.46
     BWFC  Bank West Fin. Corp. of MI             14.52    14.52    0.64    3.91    2.81       0.57    3.47
     BANC  BankAtlantic Bancorp of FL              5.62     4.62    0.90   14.98    7.26       0.65   10.86
     BKUNA BankUnited SA of FL                     3.72     3.02    0.21    4.55    2.25       0.34    7.54
     BVCC  Bay View Capital Corp. of CA            6.34     5.32    0.39    6.37    3.45       0.63   10.37
     FSNJ  Bayonne Banchsares of NJ               14.42    14.42   -0.35   -2.42   -1.94      -0.06   -0.40
     BFSB  Bedford Bancshares of VA               14.16    14.16    1.01    6.98    4.51       1.29    8.94
     BFFC  Big Foot Fin. Corp. of IL              16.98    16.98    0.05    0.28    0.24       0.42    2.45
     BSBC  Branford SB of CT(8)*                   9.28     9.28    1.16   12.75    6.06       1.16   12.75
     BYFC  Broadway Fin. Corp. of CA              10.01    10.01   -0.14   -1.23   -1.73       0.21    1.88
     CBES  CBES Bancorp of MO                     18.39    18.39    0.77    5.22    3.61       0.96    6.51
     CCFH  CCF Holding Company of GA              11.68    11.68    0.05    0.30    0.30       0.07    0.42
     CENF  CENFED Financial Corp. of CA            5.20     5.19    0.51   10.04    5.52       0.73   14.30
     CFSB  CFSB Bancorp of Lansing MI              7.63     7.63    0.85   10.96    4.42       1.07   13.84
     CKFB  CKF Bancorp of Danville KY             23.96    23.96    1.81    7.25    6.16       1.33    5.33
     CNSB  CNS Bancorp of MO                      24.94    24.94    0.42    1.70    1.45       0.77    3.13
     CSBF  CSB Financial Group Inc of IL*         25.06    23.63    0.43    1.59    1.68       0.66    2.42
     CBCI  Calumet Bancorp of Chicago IL          15.50    15.50    1.15    7.22    6.04       1.46    9.16
     CAFI  Camco Fin. Corp. of OH                  9.57     8.82    0.82    9.11    5.05       0.92   10.18
     CMRN  Cameron Fin. Corp. of MO               21.69    21.69    1.07    4.43    4.33       1.33    5.51
     CAPS  Capital Savings Bancorp of MO           8.80     8.80    0.67    7.61    4.75       0.93   10.68
     CFNC  Carolina Fincorp of NC*                22.82    22.82    1.14    4.92    3.83       1.09    4.70
     CASB  Cascade SB of Everett WA(8)             6.17     6.17    0.46    7.49    4.28       0.58    9.46
     CATB  Catskill Fin. Corp. of NY*             25.04    25.04    1.43    5.21    5.11       1.45    5.27
     CNIT  Cenit Bancorp of Norfolk VA             7.24     6.65    0.87   12.05    7.04       0.80   11.05
     CEBK  Central Co-Op. Bank of MA*             10.45     9.31    0.88    8.78    6.78       0.90    8.90
     CENB  Century Bancshares of NC*              29.93    29.93    1.76    5.86    5.42       1.78    5.93
     CBSB  Charter Financial Inc. of IL           14.47    12.80    1.13    7.49    4.90       1.59   10.49
     COFI  Charter One Financial of OH             6.71     6.28    0.98   14.64    5.09       1.23   18.32
     CVAL  Chester Valley Bancorp of PA            8.36     8.36    0.65    7.42    3.87       0.93   10.59
     CTZN  CitFed Bancorp of Dayton OH             6.37     5.74    0.58    9.12    4.02       0.82   12.83
     CLAS  Classic Bancshares of KY               14.72    12.42    0.55    3.05    3.03       0.77    4.27
     CMSB  Cmnwealth Bancorp of PA                 9.63     7.53    0.55    5.26    3.54       0.70    6.71
     CBSA  Coastal Bancorp of Houston TX           3.33     2.77    0.25    7.57    4.50       0.44   13.16
     CFCP  Coastal Fin. Corp. of SC                6.17     6.17    0.94   15.22    3.88       1.03   16.67
     CMSV  Commty. Svgs, MHC of FL (48.5)         11.25    11.25    0.56    4.87    2.27       0.84    7.27
     CFTP  Community Fed. Bancorp of MS           27.46    27.46    1.33    4.15    3.42       1.62    5.07
     CFFC  Community Fin. Corp. of VA             13.71    13.71    1.01    7.32    5.74       1.28    9.26
     CFBC  Community First Bnkg Co. of GA         15.40    15.19    0.56    3.65    3.00       0.57    3.69
     CIBI  Community Inv. Bancorp of OH           12.04    12.04    0.62    5.22    4.06       0.94    7.95
     COOP  Cooperative Bk.for Svgs. of NC          7.63     7.63   -0.80  -10.08   -5.81       0.20    2.52
     CRZY  Crazy Woman Creek Bncorp of WY         25.81    25.81    1.06    3.69    3.97       1.30    4.52
     DNFC  D&N Financial Corp. of MI               5.57     5.52    0.61   10.68    5.24       0.80   14.08
     DCBI  Delphos Citizens Bancorp of OH         28.41    28.41    1.45    6.45    4.11       1.45    6.45
     DIME  Dime Community Bancorp of NY           14.52    12.50    0.96    5.96    4.70       1.04    6.41
     DIBK  Dime Financial Corp. of CT*             7.96     7.70    1.90   23.27    9.02       1.91   23.35



                                                    Asset Quality Ratios                  Pricing Ratios
                                                  -----------------------    ---------------------------------------
                                                                                                      Price/  Price/
                                                     NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                         Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                        -------- ------- ------    --------  ------ ------- ------ --------
                                                     (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     ATSB  AmTrust Capital Corp. of IN               2.84   23.48    0.93        NM    96.07    9.77   97.13     NM
     AHCI  Ambanc Holding Co., Inc. of NY*           0.63  124.04    1.40        NM   107.56   13.92  107.56     NM
     ASBI  Ameriana Bancorp of IN                    0.40   71.19    0.38      28.33  157.52   17.26  157.64   20.24
     AFFFZ America First Fin. Fund of CA(8)          0.40   81.55    0.49       7.55  135.31   11.42  137.00    6.16
     ANBK  American Nat'l Bancorp of MD(8)           0.74  102.82    1.17        NM   163.48   14.66  163.48   23.84
     ABCW  Anchor Bancorp Wisconsin of WI            0.92  126.05    1.48      18.71  219.03   13.63  223.08   14.50
     ANDB  Andover Bancorp, Inc. of MA*              1.01   99.08    1.41      13.81  181.21   14.61  181.21   13.40
     ASFC  Astoria Financial Corp. of NY             0.51   37.96    0.48      25.35  173.80   13.60  206.96   17.75
     AVND  Avondale Fin. Corp. of IL                 3.18   96.19    5.33        NM   103.28    9.42  103.28     NM
     BKCT  Bancorp Connecticut of CT*                1.19  100.82    1.98      15.23  189.09   19.37  189.09   16.13
     BPLS  Bank Plus Corp. of CA                     2.88   58.99    2.11        NM   129.45    6.56  129.59     NM
     BWFC  Bank West Fin. Corp. of MI                0.28   51.72    0.20        NM   146.39   21.25  146.39     NM
     BANC  BankAtlantic Bancorp of FL                0.97  102.98    1.39      13.78  197.66   11.11  240.64   19.01
     BKUNA BankUnited SA of FL                       0.60   28.73    0.21        NM   169.57    6.32  209.27   26.81
     BVCC  Bay View Capital Corp. of CA              0.83  137.32    1.51      29.00  186.04   11.79  221.67   17.80
     FSNJ  Bayonne Banchsares of NJ                  1.22   43.59    1.36        NM   124.82   18.00  124.82     NM
     BFSB  Bedford Bancshares of VA                  0.60   79.85    0.56      22.15  150.30   21.29  150.30   17.29
     BFFC  Big Foot Fin. Corp. of IL                 0.09  151.52    0.34        NM   118.55   20.13  118.55     NM
     BSBC  Branford SB of CT(8)*                     1.42  141.26    3.06      16.50  200.00   18.57  200.00   16.50
     BYFC  Broadway Fin. Corp. of CA                 2.06   39.74    1.01        NM    75.09    7.51   75.09     NM
     CBES  CBES Bancorp of MO                         NA      NA      NA       27.71  111.94   20.58  111.94   22.23
     CCFH  CCF Holding Company of GA                 0.18  325.68    0.72        NM   114.90   13.42  114.90     NM
     CENF  CENFED Financial Corp. of CA              1.28   58.93    1.10      18.12  172.04    8.95  172.37   12.72
     CFSB  CFSB Bancorp of Lansing MI                0.17  308.01    0.61      22.63  245.06   18.69  245.06   17.92
     CKFB  CKF Bancorp of Danville KY                1.26   14.79    0.20      16.24  120.63   28.90  120.63   22.09
     CNSB  CNS Bancorp of MO                         0.53   72.14    0.58        NM   116.24   28.99  116.24     NM
     CSBF  CSB Financial Group Inc of IL*            0.56   57.14    0.57        NM    97.89   24.53  103.82     NM
     CBCI  Calumet Bancorp of Chicago IL             1.16  102.51    1.57      16.54  123.42   19.13  123.42   13.04
     CAFI  Camco Fin. Corp. of OH                    0.49   54.74    0.32      19.82  150.89   14.43  163.57   17.74
     CMRN  Cameron Fin. Corp. of MO                  0.73  111.82    0.97      23.08  104.77   22.72  104.77   18.56
     CAPS  Capital Savings Bancorp of MO             0.31   97.24    0.39      21.04  152.93   13.46  152.93   15.00
     CFNC  Carolina Fincorp of NC*                   0.14  254.78    0.51      26.10  129.09   29.46  129.09   27.31
     CASB  Cascade SB of Everett WA(8)               0.39  203.69    0.95      23.36  168.44   10.40  168.44   18.51
     CATB  Catskill Fin. Corp. of NY*                0.47  140.85    1.48      19.55  110.21   27.60  110.21   19.33
     CNIT  Cenit Bancorp of Norfolk VA               0.51  103.23    0.76      14.20  171.11   12.38  186.32   15.48
     CEBK  Central Co-Op. Bank of MA*                0.85   97.49    1.21      14.76  124.49   13.01  139.80   14.55
     CENB  Century Bancshares of NC*                 0.39  139.39    0.91      18.45  108.15   32.37  108.15   18.23
     CBSB  Charter Financial Inc. of IL              0.56  104.84    0.79      20.42  156.38   22.63  176.75   14.59
     COFI  Charter One Financial of OH               0.27  164.80    0.73      19.63  276.60   18.55  295.45   15.68
     CVAL  Chester Valley Bancorp of PA              0.23  381.68    1.10      25.84  183.71   15.36  183.71   18.11
     CTZN  CitFed Bancorp of Dayton OH               0.41  143.79    0.95      24.87  211.34   13.46  234.56   17.67
     CLAS  Classic Bancshares of KY                  0.94   65.45    0.93        NM   100.20   14.75  118.77   23.60
     CMSB  Cmnwealth Bancorp of PA                   0.50   86.54    0.79      28.26  151.28   14.56  193.45   22.16
     CBSA  Coastal Bancorp of Houston TX             0.58   39.81    0.51      22.24  162.47    5.41  195.45   12.80
     CFCP  Coastal Fin. Corp. of SC                  0.21  436.85    1.15      25.79     NM    22.62     NM    23.56
     CMSV  Commty. Svgs, MHC of FL (48.5)            0.55   67.15    0.63        NM   207.76   23.36  207.76   29.47
     CFTP  Community Fed. Bancorp of MS              0.30   91.63    0.46      29.24  139.11   38.20  139.11   23.96
     CFFC  Community Fin. Corp. of VA                0.39  148.67    0.65      17.42  121.95   16.72  121.95   13.77
     CFBC  Community First Bnkg Co. of GA            2.02   26.10    0.83        NM   121.78   18.75  123.46     NM
     CIBI  Community Inv. Bancorp of OH              0.63   83.42    0.63      24.60  129.60   15.60  129.60   16.15
     COOP  Cooperative Bk.for Svgs. of NC            0.46   50.09    0.29        NM   171.94   13.12  171.94     NM
     CRZY  Crazy Woman Creek Bncorp of WY            0.39  136.15    1.04      25.21   99.66   25.73   99.66   20.59
     DNFC  D&N Financial Corp. of MI                 0.34  198.09    0.93      19.09  191.78   10.69  193.73   14.48
     DCBI  Delphos Citizens Bancorp of OH            0.35   27.76    0.13      24.31  117.21   33.30  117.21   24.31
     DIME  Dime Community Bancorp of NY              0.73  112.22    1.43      21.28  137.17   19.91  159.24   19.80
     DIBK  Dime Financial Corp. of CT*               0.40  355.33    3.17      11.08  231.14   18.41  238.91   11.04


                                                     Dividend Data(6)
                                                 -----------------------
                                                   Ind.   Divi-
                                                  Div./   dend    Payout
     Financial Institution                        Share   Yield   Ratio(7)
     ---------------------                       ------- -------  -------
                                                    ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     ATSB  AmTrust Capital Corp. of IN              0.20    1.52   50.00
     AHCI  Ambanc Holding Co., Inc. of NY*          0.20    1.30     NM
     ASBI  Ameriana Bancorp of IN                   0.64    3.01     NM
     AFFFZ America First Fin. Fund of CA(8)         1.60    3.84   29.04
     ANBK  American Nat'l Bancorp of MD(8)          0.12    0.59   32.43
     ABCW  Anchor Bancorp Wisconsin of WI           0.32    1.10   20.65
     ANDB  Andover Bancorp, Inc. of MA*             0.68    1.92   26.46
     ASFC  Astoria Financial Corp. of NY            0.60    1.21   30.61
     AVND  Avondale Fin. Corp. of IL                0.00    0.00     NM
     BKCT  Bancorp Connecticut of CT*               1.00    3.05   46.51
     BPLS  Bank Plus Corp. of CA                    0.00    0.00     NM
     BWFC  Bank West Fin. Corp. of MI               0.32    1.70   60.38
     BANC  BankAtlantic Bancorp of FL               0.13    0.96   13.27
     BKUNA BankUnited SA of FL                      0.00    0.00    0.00
     BVCC  Bay View Capital Corp. of CA             0.32    1.14   32.99
     FSNJ  Bayonne Banchsares of NJ                 0.17    1.37     NM
     BFSB  Bedford Bancshares of VA                 0.56    2.22   49.12
     BFFC  Big Foot Fin. Corp. of IL                0.00    0.00    0.00
     BSBC  Branford SB of CT(8)*                    0.08    1.52   25.00
     BYFC  Broadway Fin. Corp. of CA                0.20    1.82     NM
     CBES  CBES Bancorp of MO                       0.40    2.09   57.97
     CCFH  CCF Holding Company of GA                0.55    3.33     NM
     CENF  CENFED Financial Corp. of CA             0.36    1.00   18.18
     CFSB  CFSB Bancorp of Lansing MI               0.68    2.19   49.64
     CKFB  CKF Bancorp of Danville KY               0.50    2.63   42.74
     CNSB  CNS Bancorp of MO                        0.24    1.39     NM
     CSBF  CSB Financial Group Inc of IL*           0.00    0.00    0.00
     CBCI  Calumet Bancorp of Chicago IL            0.00    0.00    0.00
     CAFI  Camco Fin. Corp. of OH                   0.49    2.23   44.14
     CMRN  Cameron Fin. Corp. of MO                 0.28    1.56   35.90
     CAPS  Capital Savings Bancorp of MO            0.24    1.39   29.27
     CFNC  Carolina Fincorp of NC*                  0.24    1.35   35.29
     CASB  Cascade SB of Everett WA(8)              0.00    0.00    0.00
     CATB  Catskill Fin. Corp. of NY*               0.28    1.68   32.94
     CNIT  Cenit Bancorp of Norfolk VA              1.00    1.88   26.67
     CEBK  Central Co-Op. Bank of MA*               0.32    1.51   22.22
     CENB  Century Bancshares of NC*                2.00    2.52   46.40
     CBSB  Charter Financial Inc. of IL             0.32    1.49   30.48
     COFI  Charter One Financial of OH              1.00    1.71   33.56
     CVAL  Chester Valley Bancorp of PA             0.42    1.83   47.19
     CTZN  CitFed Bancorp of Dayton OH              0.36    0.75   18.56
     CLAS  Classic Bancshares of KY                 0.28    1.88   62.22
     CMSB  Cmnwealth Bancorp of PA                  0.28    1.44   40.58
     CBSA  Coastal Bancorp of Houston TX            0.48    1.49   33.10
     CFCP  Coastal Fin. Corp. of SC                 0.36    1.47   37.89
     CMSV  Commty. Svgs, MHC of FL (48.5)           0.90    2.80     NM
     CFTP  Community Fed. Bancorp of MS             0.30    1.74   50.85
     CFFC  Community Fin. Corp. of VA               0.56    2.43   42.42
     CFBC  Community First Bnkg Co. of GA           0.60    1.71   57.14
     CIBI  Community Inv. Bancorp of OH             0.32    2.06   50.79
     COOP  Cooperative Bk.for Svgs. of NC           0.00    0.00     NM
     CRZY  Crazy Woman Creek Bncorp of WY           0.40    2.74   68.97
     DNFC  D&N Financial Corp. of MI                0.20    0.95   18.18
     DCBI  Delphos Citizens Bancorp of OH           0.00    0.00    0.00
     DIME  Dime Community Bancorp of NY             0.00    0.00    0.00
     DIBK  Dime Financial Corp. of CT*              0.40    1.28   14.18


     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                                                       (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                             Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                         Tang.       Reported Earnings       Core Earnings
                                                 Equity/ Equity/ -----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- -------- ------  ------    -------- ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     _______________________________________
     EGLB  Eagle BancGroup of IL                  11.85    11.85   -0.09   -0.77   -0.72       0.20    1.73
     EBSI  Eagle Bancshares of Tucker GA           8.30     8.30    0.43    5.14    3.56       0.58    6.99
     EGFC  Eagle Financial Corp. of CT             6.87     5.36    0.08    1.08    0.49       0.46    6.44
     ETFS  East Texas Fin. Serv. of TX            18.16    18.16    0.31    1.65    1.77       0.63    3.40
     EMLD  Emerald Financial Corp of OH            7.58     7.46    0.72    9.43    5.59       0.89   11.64
     EIRE  Emerald Island Bancorp, MA*             7.08     7.08    0.85   12.35    6.08       0.89   13.00
     EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    1.99       1.09    3.12
     EFBI  Enterprise Fed. Bancorp of OH          12.33    12.32    0.71    5.16    3.73       0.79    5.73
     EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    5.24       0.74   14.50
     FFFG  F.F.O. Financial Group of FL(8)         6.49     6.49    0.68   10.82    3.70       0.97   15.58
     FCBF  FCB Fin. Corp. of Neenah WI            17.50    17.50    0.92    5.20    2.26       1.09    6.16
     FFBS  FFBS Bancorp of Columbus MS            19.23    19.23    1.16    5.96    4.32       1.47    7.53
     FFDF  FFD Financial Corp. of OH              24.74    24.74    0.78    3.42    2.91       1.08    4.74
     FFLC  FFLC Bancorp of Leesburg FL            13.48    13.48    0.70    4.57    3.37       1.01    6.60
     FFFC  FFVA Financial Corp. of VA             13.18    12.90    1.11    7.86    4.02       1.34    9.52
     FFWC  FFW Corporation of Wabash IN            9.52     8.58    0.84    8.39    6.05       1.05   10.48
     FFYF  FFY Financial Corp. of OH              13.71    13.71    0.90    5.84    4.72       1.27    8.31
     FMCO  FMS Financial Corp. of NJ               6.56     6.44    0.69   10.76    5.67       1.02   15.79
     FFHH  FSF Financial Corp. of MN              11.35    11.35    0.66    5.22    3.90       0.84    6.63
     FOBC  Fed One Bancorp of Wheeling WV         11.06    10.55    0.68    5.85    4.30       0.97    8.33
     FBCI  Fidelity Bancorp of Chicago IL         10.38    10.36    0.55    5.34    4.02       0.78    7.48
     FSBI  Fidelity Bancorp, Inc. of PA            6.75     6.75    0.51    7.35    5.08       0.81   11.71
     FFFL  Fidelity FSB, MHC of FL (47.7)          8.38     8.31    0.38    4.15    1.83       0.60    6.56
     FFED  Fidelity Fed. Bancorp of IN             5.14     5.14    0.16    3.18    1.92       0.28    5.62
     FFOH  Fidelity Financial of OH               12.94    11.42    0.70    4.68    3.19       1.02    6.89
     FIBC  Financial Bancorp, Inc. of NY           9.36     9.31    0.56    5.74    3.73       1.00   10.23
     FBSI  First Bancshares of MO                 13.54    13.52    0.91    6.15    5.38       1.10    7.44
     FBBC  First Bell Bancorp of PA                9.83     9.83    1.07    7.64    6.68       1.24    8.87
     FBER  First Bergen Bancorp of NJ             14.19    14.19    0.44    2.73    2.07       0.77    4.74
     SKBO  First Carnegie,MHC of PA(45.0)         15.65    15.65    0.37    2.35    1.48       0.54    3.43
     FSTC  First Citizens Corp of GA               9.13     6.85    1.12   11.27    4.14       1.11   11.11
     FCME  First Coastal Corp. of ME*              9.23     9.23    4.21     NM    36.73       4.08     NM
     FFBA  First Colorado Bancorp of Co           12.93    12.75    0.89    6.25    4.32       0.88    6.17
     FDEF  First Defiance Fin.Corp. of OH         21.32    21.32    0.75    3.36    2.82       1.03    4.62
     FESX  First Essex Bancorp of MA*              6.97     6.06    0.96   13.00    6.48       0.83   11.33
     FFES  First FS&LA of E. Hartford CT           6.43     6.43    0.42    6.80    4.33       0.70   11.19
     FFSX  First FS&LA. MHC of IA (46.1)           8.29     8.23    0.43    5.21    2.30       0.73    8.99
     BDJI  First Fed. Bancorp. of MN              10.87    10.87    0.30    2.56    2.14       0.63    5.44
     FFBH  First Fed. Bancshares of AR            14.97    14.97    0.77    4.84    3.81       1.06    6.63
     FTFC  First Fed. Capital Corp. of WI          6.36     5.96    0.74   11.34    4.61       0.86   13.16
     FFKY  First Fed. Fin. Corp. of KY            13.70    12.91    1.30    9.44    5.01       1.55   11.27
     FFBZ  First Federal Bancorp of OH             7.55     7.54    0.73    9.58    4.63       1.02   13.38
     FFCH  First Fin. Holdings Inc. of SC          6.11     6.11    0.57    9.30    3.86       0.84   13.65
     FFBI  First Financial Bancorp of IL           8.66     8.66   -0.38   -4.73   -4.36       0.42    5.23
     FFHC  First Financial Corp. of WI(8)          7.12     6.94    0.96   13.35    4.10       1.28   17.95
     FFHS  First Franklin Corp. of OH              9.02     8.96    0.19    2.14    1.82       0.65    7.20
     FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    3.51       0.51    6.23
     FSPG  First Home Bancorp of NJ                6.66     6.55    0.89   13.61    7.37       1.16   17.76
     FFSL  First Independence Corp. of KS         10.43    10.43    0.43    3.84    3.21       0.69    6.12
     FISB  First Indiana Corp. of IN               9.56     9.44    0.83    8.86    4.93       1.01   10.83
     FKFS  First Keystone Fin. Corp of PA          7.31     7.31    0.54    7.21    4.56       0.77   10.30
     FLKY  First Lancaster Bncshrs of KY          34.23    34.23    1.15    3.72    2.97       1.40    4.52
     FLFC  First Liberty Fin. Corp. of GA          7.37     6.65    0.88   12.11    5.33       0.72    9.91
     CASH  First Midwest Fin. Corp. of IA         11.39    10.09    0.74    6.46    5.32       0.94    8.21
     FMBD  First Mutual Bancorp of IL             12.85     9.73    0.10    0.57    0.65       0.31    1.84
     FMSB  First Mutual SB of Bellevue WA*         6.82     6.82    1.02   15.34    7.47       1.00   14.95

                                                   Asset Quality Ratios                  Pricing Ratios
                                                 -----------------------   ----------------------------------------
                                                                                                     Price/  Price/
                                                   NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
  Financial Institution                           Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
  ---------------------                          -------- ------- ------    -------- ------  -------  ----- --------
                                                    (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

  NASDAQ Listed OTC Companies (continued)
  --------------------------------------
  EGLB  Eagle BancGroup of IL                       1.48   35.83    0.76        NM    99.58   11.80   99.58     NM
  EBSI  Eagle Bancshares of Tucker GA               1.07   63.66    0.95      28.13  144.58   12.01  144.58   20.69
  EGFC  Eagle Financial Corp. of CT                 0.52   94.68    0.86        NM   175.98   12.08  225.42     NM
  ETFS  East Texas Fin. Serv. of TX                 0.17  141.97    0.50        NM    96.39   17.51   96.39   27.50
  EMLD  Emerald Financial Corp of OH                0.24  106.84    0.35      17.90  160.58   12.17  163.10   14.50
  EIRE  Emerald Island Bancorp, MA*                 0.40  151.40    0.89      16.45  186.71   13.21  186.71   15.63
  EFBC  Empire Federal Bancorp of MT                0.06  312.50    0.46        NM   119.38   41.65  119.38     NM
  EFBI  Enterprise Fed. Bancorp of OH               0.03  576.09    0.29      26.83  139.06   17.15  139.24   24.18
  EQSB  Equitable FSB of Wheaton MD                 0.49   36.72    0.26      19.09  162.79    8.20  162.79   11.97
  FFFG  F.F.O. Financial Group of FL(8)             3.28   52.54    2.40      27.00  274.39   17.81  274.39   18.75
  FCBF  FCB Fin. Corp. of Neenah WI                 0.15  412.16    0.82        NM   227.47   39.80  227.47     NM
  FFBS  FFBS Bancorp of Columbus MS                 0.37  118.76    0.62      23.16  136.22   26.20  136.22   18.33
  FFDF  FFD Financial Corp. of OH                    NA      NA     0.27        NM   104.28   25.79  104.28   24.79
  FFLC  FFLC Bancorp of Leesburg FL                 0.19  163.65    0.44      29.72  139.94   18.86  139.94   20.59
  FFFC  FFVA Financial Corp. of VA                  0.18  318.63    0.98      24.90  201.78   26.59  206.08   20.54
  FFWC  FFW Corporation of Wabash IN                0.16  203.56    0.50      16.53  129.61   12.34  143.88   13.24
  FFYF  FFY Financial Corp. of OH                   0.67   74.18    0.64      21.19  136.83   18.76  136.83   14.90
  FMCO  FMS Financial Corp. of NJ                   1.06   48.50    0.92      17.63  180.45   11.83  183.70   12.01
  FFHH  FSF Financial Corp. of MN                   0.03  636.64    0.34      25.64  141.24   16.04  141.24   20.20
  FOBC  Fed One Bancorp of Wheeling WV              0.40  101.18    0.93      23.23  138.30   15.30  145.02   16.31
  FBCI  Fidelity Bancorp of Chicago IL              0.80   21.76    0.22      24.86  129.64   13.46  129.92   17.76
  FSBI  Fidelity Bancorp, Inc. of PA                0.44  112.57    1.01      19.68  134.24    9.07  134.24   12.35
  FFFL  Fidelity FSB, MHC of FL (47.7)              0.34   62.82    0.29        NM   220.47   18.46  222.09     NM
  FFED  Fidelity Fed. Bancorp of IN                 0.16  455.75    0.85        NM   171.57    8.82  171.57   29.57
  FFOH  Fidelity Financial of OH                    0.08  381.04    0.37        NM   131.47   17.01  148.98   21.33
  FIBC  Financial Bancorp, Inc. of NY               1.81   26.91    0.89      26.79  151.86   14.21  152.55   15.04
  FBSI  First Bancshares of MO                      0.56   52.51    0.36      18.60  118.46   16.04  118.64   15.38
  FBBC  First Bell Bancorp of PA                    0.07  147.42    0.13      14.97  147.22   14.46  147.22   12.90
  FBER  First Bergen Bancorp of NJ                  0.83  129.82    2.50        NM   136.38   19.35  136.38   27.83
  SKBO  First Carnegie,MHC of PA(45.0)               NA      NA     0.68        NM   159.16   24.91  159.16     NM
  FSTC  First Citizens Corp of GA                    NA      NA     1.47      24.14  215.25   19.66  286.89   24.48
  FCME  First Coastal Corp. of ME*                  2.01   85.72    2.52       2.72  118.36   10.92  118.36    2.81
  FFBA  First Colorado Bancorp of Co                0.23  121.82    0.38      23.15  159.03   20.56  161.22   23.44
  FDEF  First Defiance Fin.Corp. of OH              0.45   96.96    0.56        NM   121.32   25.86  121.32   25.85
  FESX  First Essex Bancorp of MA*                  0.56  146.94    1.43      15.43  176.06   12.27  202.69   17.71
  FFES  First FS&LA of E. Hartford CT               0.37   71.33    1.42      23.11  148.62    9.55  148.62   14.05
  FFSX  First FS&LA. MHC of IA (46.1)               0.11  342.10    0.52        NM   218.34   18.11  220.10   25.21
  BDJI  First Fed. Bancorp. of MN                   0.27  137.04    0.76        NM   125.00   13.59  125.00   22.00
  FFBH  First Fed. Bancshares of AR                 0.19  119.50    0.30      26.23  129.89   19.44  129.89   19.14
  FTFC  First Fed. Capital Corp. of WI               NA      NA     0.65      21.71  240.79   15.30  256.97   18.70
  FFKY  First Fed. Fin. Corp. of KY                 0.64   71.13    0.52      19.96  183.47   25.14  194.78   16.73
  FFBZ  First Federal Bancorp of OH                 0.53  163.59    1.01      21.59  196.69   14.84  196.89   15.45
  FFCH  First Fin. Holdings Inc. of SC              1.66   41.99    0.84      25.87  230.82   14.11  230.82   17.62
  FFBI  First Financial Bancorp of IL               0.41  142.00    0.91        NM   110.61    9.57  110.61   20.74
  FFHC  First Financial Corp. of WI(8)              0.26  148.86    0.64      24.42     NM    22.51     NM    18.16
  FFHS  First Franklin Corp. of OH                  0.52   82.31    0.62        NM   115.03   10.37  115.77   16.32
  FGHC  First Georgia Hold. Corp of GA              3.10   20.52    0.75      28.50  216.63   17.80  236.27     NM
  FSPG  First Home Bancorp of NJ                    0.64  114.23    1.39      13.57  173.15   11.53  176.03   10.40
  FFSL  First Independence Corp. of KS              0.87   69.37    0.91        NM   126.03   13.15  126.03   19.49
  FISB  First Indiana Corp. of IN                   1.50   91.12    1.62      20.30  172.48   16.49  174.63   16.61
  FKFS  First Keystone Fin. Corp of PA              1.60   30.58    0.84      21.92  155.00   11.33  155.00   15.33
  FLKY  First Lancaster Bncshrs of KY               0.75   32.89    0.29        NM   107.34   36.75  107.34   27.68
  FLFC  First Liberty Fin. Corp. of GA              0.81  110.00    1.29      18.75  201.22   14.83  223.17   22.92
  CASH  First Midwest Fin. Corp. of IA              0.85   75.48    0.93      18.78  120.23   13.70  135.69   14.79
  FMBD  First Mutual Bancorp of IL                  0.19  182.28    0.46        NM   101.31   13.01  133.74     NM
  FMSB  First Mutual SB of Bellevue WA*             0.01     NA     1.27      13.38  191.29   13.05  191.29   13.73


                                                      Dividend Data(6)
                                                  -----------------------
                                                    Ind.   Divi-
                                                   Div./   dend    Payout
  Financial Institution                            Share   Yield   Ratio(7)
  ---------------------                           ------- -------  ------
                                                     ($)     (%)     (%)

  NASDAQ Listed OTC Companies (continued)
  --------------------------------------
  EGLB  Eagle BancGroup of IL                        0.00    0.00     NM
  EBSI  Eagle Bancshares of Tucker GA                0.60    3.33     NM
  EGFC  Eagle Financial Corp. of CT                  1.00    2.58     NM
  ETFS  East Texas Fin. Serv. of TX                  0.20    1.04   58.82
  EMLD  Emerald Financial Corp of OH                 0.24    1.66   29.63
  EIRE  Emerald Island Bancorp, MA*                  0.28    1.12   18.42
  EFBC  Empire Federal Bancorp of MT                 0.30    1.70     NM
  EFBI  Enterprise Fed. Bancorp of OH                1.00    4.55     NM
  EQSB  Equitable FSB of Wheaton MD                  0.00    0.00    0.00
  FFFG  F.F.O. Financial Group of FL(8)              0.00    0.00    0.00
  FCBF  FCB Fin. Corp. of Neenah WI                  0.80    3.02     NM
  FFBS  FFBS Bancorp of Columbus MS                  0.50    2.27   52.63
  FFDF  FFD Financial Corp. of OH                    0.30    1.98   68.18
  FFLC  FFLC Bancorp of Leesburg FL                  0.48    1.52   45.28
  FFFC  FFVA Financial Corp. of VA                   0.48    1.46   36.36
  FFWC  FFW Corporation of Wabash IN                 0.72    2.30   38.10
  FFYF  FFY Financial Corp. of OH                    0.70    2.58   54.69
  FMCO  FMS Financial Corp. of NJ                    0.28    1.02   17.95
  FFHH  FSF Financial Corp. of MN                    0.50    2.50   64.10
  FOBC  Fed One Bancorp of Wheeling WV               0.62    2.70   62.63
  FBCI  Fidelity Bancorp of Chicago IL               0.32    1.35   33.68
  FSBI  Fidelity Bancorp, Inc. of PA                 0.36    1.69   33.33
  FFFL  Fidelity FSB, MHC of FL (47.7)               0.90    3.30     NM
  FFED  Fidelity Fed. Bancorp of IN                  0.40    4.51     NM
  FFOH  Fidelity Financial of OH                     0.28    1.75   54.90
  FIBC  Financial Bancorp, Inc. of NY                0.40    1.72   45.98
  FBSI  First Bancshares of MO                       0.20    0.83   15.50
  FBBC  First Bell Bancorp of PA                     0.40    2.52   37.74
  FBER  First Bergen Bancorp of NJ                   0.20    1.09   52.63
  SKBO  First Carnegie,MHC of PA(45.0)               0.30    1.85     NM
  FSTC  First Citizens Corp of GA                    0.44    1.26   30.34
  FCME  First Coastal Corp. of ME*                   0.00    0.00    0.00
  FFBA  First Colorado Bancorp of Co                 0.48    2.56   59.26
  FDEF  First Defiance Fin.Corp. of OH               0.32    2.10   74.42
  FESX  First Essex Bancorp of MA*                   0.48    2.36   36.36
  FFES  First FS&LA of E. Hartford CT                0.60    1.71   39.47
  FFSX  First FS&LA. MHC of IA (46.1)                0.48    1.60   69.57
  BDJI  First Fed. Bancorp. of MN                    0.00    0.00    0.00
  FFBH  First Fed. Bancshares of AR                  0.24    1.13   29.63
  FTFC  First Fed. Capital Corp. of WI               0.48    1.87   40.68
  FFKY  First Fed. Fin. Corp. of KY                  0.56    2.46   49.12
  FFBZ  First Federal Bancorp of OH                  0.24    1.26   27.27
  FFCH  First Fin. Holdings Inc. of SC               0.72    1.95   50.35
  FFBI  First Financial Bancorp of IL                0.00    0.00     NM
  FFHC  First Financial Corp. of WI(8)               0.60    1.63   39.74
  FFHS  First Franklin Corp. of OH                   0.32    1.62     NM
  FGHC  First Georgia Hold. Corp of GA               0.05    0.55   15.63
  FSPG  First Home Bancorp of NJ                     0.40    1.80   24.39
  FFSL  First Independence Corp. of KS               0.25    1.71   53.19
  FISB  First Indiana Corp. of IN                    0.48    2.02   41.03
  FKFS  First Keystone Fin. Corp of PA               0.20    0.68   14.81
  FLKY  First Lancaster Bncshrs of KY                0.50    3.23     NM
  FLFC  First Liberty Fin. Corp. of GA               0.40    1.62   30.30
  CASH  First Midwest Fin. Corp. of IA               0.36    1.92   36.00
  FMBD  First Mutual Bancorp of IL                   0.32    2.06     NM
  FMSB  First Mutual SB of Bellevue WA*              0.20    0.96   12.82


     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                                                        (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                             Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.
                                                                     Reported Earnings       Core Earnings
                                                 Equity/ Equity/ -----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- ------- ------- -------    ------- -------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     FNGB  First Northern Cap. Corp of WI         11.28    11.28    0.64    5.50    3.35       0.91    7.88
     FFPB  First Palm Beach Bancorp of FL          6.57     6.41   -0.03   -0.42   -0.26       0.03    0.37
     FSLA  First SB SLA MHC of NJ (47.5)           9.42     8.40    0.58    6.23    2.30       0.91    9.74
     SOPN  First SB, SSB, Moore Co. of NC         22.83    22.83    1.44    5.83    4.61       1.73    6.99
     FWWB  First Savings Bancorp of WA*           14.75    13.57    1.05    6.25    3.69       1.00    5.90
     SHEN  First Shenango Bancorp of PA           10.95    10.95    0.89    7.82    5.37       1.16   10.18
     FSFC  First So.east Fin. Corp. of SC(8)      10.22    10.22    0.01    0.11    0.06       0.92    7.48
     FBNW  FirstBank Corp of Clarkston WA         18.04    18.04    0.70    3.86    3.18       0.57    3.14
     FFDB  FirstFed Bancorp of AL                  9.42     8.58    0.62    6.31    5.35       0.94    9.63
     FSPT  FirstSpartan Fin. Corp. of SC          26.32    26.32    0.95    3.62    2.81       1.11    4.20
     FLAG  Flag Financial Corp of GA               9.58     9.58   -0.03   -0.29   -0.19       0.15    1.65
     FLGS  Flagstar Bancorp, Inc of MI             5.46     5.46    0.00    0.00    0.00       0.00    0.00
     FFIC  Flushing Fin. Corp. of NY*             15.47    15.47    0.93    5.55    4.20       0.97    5.78
     FBHC  Fort Bend Holding Corp. of TX           6.03     5.62    0.19    3.18    2.04       0.44    7.36
     FTSB  Fort Thomas Fin. Corp. of KY           16.04    16.04    0.54    2.94    2.64       0.81    4.45
     FKKY  Frankfort First Bancorp of KY          17.19    17.19   -0.28   -1.14   -1.07       0.56    2.28
     FTNB  Fulton Bancorp of MO                   25.01    25.01    0.74    3.81    1.61       1.05    5.39
     GFSB  GFS Bancorp of Grinnell IA             11.44    11.44    1.00    8.59    5.68       1.22   10.55
     GUPB  GFSB Bancorp of Gallup NM              16.30    16.30    0.74    3.86    3.43       0.93    4.86
     GSLA  GS Financial Corp. of LA               45.63    45.63    1.08    3.63    2.16       1.08    3.63
     GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.25       0.86    3.19
     GWBC  Gateway Bancorp of KY(8)               27.04    27.04    0.83    3.23    2.89       1.15    4.47
     GBCI  Glacier Bancorp of MT                   9.74     9.48    1.44   15.09    6.11       1.61   16.87
     GFCO  Glenway Financial Corp. of OH           9.49     9.36    0.43    4.51    3.82       0.72    7.57
     GTPS  Great American Bancorp of IL           21.43    21.43    0.26    1.09    1.12       0.32    1.37
     GTFN  Great Financial Corp. of KY(8)          9.24     8.84    0.75    7.89    3.76       0.71    7.50
     GSBC  Great Southern Bancorp of MO            8.53     8.53    1.38   14.76    6.05       1.56   16.69
     GDVS  Greater DV SB,MHC of PA (19.9)*        11.57    11.57    0.32    2.71    0.96       0.58    4.95
     GSFC  Green Street Fin. Corp. of NC          36.26    36.26    1.37    3.84    2.99       1.66    4.66
     GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.78    13.78    0.61    4.30    1.57       0.92    6.51
     HCBB  HCB Bancshares of AR                   18.25    17.49   -0.11   -0.58   -0.59       0.39    2.11
     HEMT  HF Bancorp of Hemet CA                  8.21     6.72   -0.27   -3.07   -2.60      -1.88  -21.03
     HFFC  HF Financial Corp. of SD                9.43     9.43    0.66    7.12    4.87       0.89    9.66
     HFNC  HFNC Financial Corp. of NC             17.99    17.99    0.86    3.47    2.69       1.19    4.76
     HMNF  HMN Financial, Inc. of MN              14.43    14.43    0.71    4.79    3.77       0.88    5.96
     HALL  Hallmark Capital Corp. of WI            7.24     7.24    0.48    6.83    5.22       0.61    8.62
     HARB  Harbor FSB, MHC of FL (46.6)(8)         8.39     8.11    0.95   11.52    3.57       1.23   14.84
     HRBF  Harbor Federal Bancorp of MD           12.90    12.90    0.46    3.52    2.64       0.71    5.46
     HFSA  Hardin Bancorp of Hardin MO            12.48    12.48    0.52    3.53    3.27       0.79    5.41
     HARL  Harleysville SA of PA                   6.53     6.53    0.75   11.71    5.67       1.03   16.04
     HFGI  Harrington Fin. Group of IN             5.59     5.59    0.39    8.22    4.52       0.33    6.87
     HARS  Harris SB, MHC of PA (24.3)             8.01     7.01    0.49    5.78    1.80       0.62    7.24
     HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.44       1.36    5.01
     HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.92       0.58    4.07
     HAVN  Haven Bancorp of Woodhaven NY           5.95     5.93    0.56    9.27    4.86       0.83   13.79
     HVFD  Haverfield Corp. of OH(8)               8.55     8.55    0.57    6.82    3.52       1.08   12.97
     HTHR  Hawthorne Fin. Corp. of CA              4.60     4.60    0.23    5.32    3.71       0.51   11.47
     HMLK  Hemlock Fed. Fin. Corp. of IL          18.34    18.34    0.13    0.99    0.66       0.73    5.45
     HBNK  Highland Federal Bank of CA             7.47     7.47    0.46    6.25    3.12       0.68    9.17
     HIFS  Hingham Inst. for Sav. of MA*           9.35     9.35    1.21   12.60    6.76       1.21   12.60
     HBEI  Home Bancorp of Elgin IL               26.70    26.70    0.49    1.99    1.38       0.85    3.42
     HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    3.06       0.89    6.27
     HBBI  Home Building Bancorp of IN            12.82    12.82    0.20    1.59    1.26       0.52    4.05
     HCFC  Home City Fin. Corp. of OH             20.61    20.61    0.78    6.27    3.29       1.17    9.46
     HOMF  Home Fed Bancorp of Seymour IN          8.48     8.22    1.05   12.65    5.90       1.22   14.72
     HWEN  Home Financial Bancorp of IN           16.93    16.93    0.64    3.78    3.27       0.80    4.76

                                                   Asset Quality Ratios                  Pricing Ratios
                                                 -----------------------    ---------------------------------------
                                                                                                     Price/  Price/
                                                   NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
   Financial Institution                          Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
   ---------------------                         -------- ------ -------    -------- ------- ------- ------ --------
                                                    (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

   NASDAQ Listed OTC Companies (continued)
   --------------------------------------
   FNGB  First Northern Cap. Corp of WI             0.06  798.69    0.53      29.82  161.18   18.17  161.18   20.83
   FFPB  First Palm Beach Bancorp of FL             0.73   55.75    0.60        NM   159.70   10.49  163.68     NM
   FSLA  First SB SLA MHC of NJ (47.5)              0.68   83.02    1.06        NM   259.52   24.44  291.04   27.80
   SOPN  First SB, SSB, Moore Co. of NC             0.08  241.60    0.31      21.70  125.96   28.76  125.96   18.11
   FWWB  First Savings Bancorp of WA*               0.30  215.39    0.97      27.10  170.70   25.18  185.54   28.71
   SHEN  First Shenango Bancorp of PA               0.54  135.75    1.15      18.64  144.83   15.86  144.83   14.32
   FSFC  First So.east Fin. Corp. of SC(8)          0.11  362.15    0.50        NM   200.38   20.49  200.38   22.33
   FBNW  FirstBank Corp of Clarkston WA             2.07   31.12    0.78        NM   121.43   21.90  121.43     NM
   FFDB  FirstFed Bancorp of AL                     0.84   49.36    0.59      18.68  122.58   11.54  134.47   12.24
   FSPT  FirstSpartan Fin. Corp. of SC               NA      NA     0.49        NM   128.92   33.93  128.92     NM
   FLAG  Flag Financial Corp of GA                  4.27   47.62    2.91        NM   148.47   14.23  148.47     NM
   FLGS  Flagstar Bancorp, Inc of MI                3.41    8.26    0.32        NM      NM    19.12     NM      NM
   FFIC  Flushing Fin. Corp. of NY*                 0.29  223.21    1.15      23.78  132.61   20.52  132.61   22.80
   FBHC  Fort Bend Holding Corp. of TX              0.37  141.08    1.03        NM   155.98    9.41  167.51   21.20
   FTSB  Fort Thomas Fin. Corp. of KY               1.48   32.73    0.54        NM   120.19   19.28  120.19   25.00
   FKKY  Frankfort First Bancorp of KY              0.09   86.21    0.08        NM   147.69   25.38  147.69     NM
   FTNB  Fulton Bancorp of MO                       0.81  106.69    1.01        NM   176.23   44.07  176.23     NM
   GFSB  GFS Bancorp of Grinnell IA                  NA      NA     0.82      17.61  145.40   16.63  145.40   14.35
   GUPB  GFSB Bancorp of Gallup NM                  0.18  199.36    0.69      29.16  119.19   19.42  119.19   23.13
   GSLA  GS Financial Corp. of LA                   0.11  293.18    0.84        NM    96.27   43.93   96.27     NM
   GOSB  GSB Financial Corp. of NY                   NA      NA      NA         NM   116.11   31.42  116.11     NM
   GWBC  Gateway Bancorp of KY(8)                   0.90   14.14    0.38        NM   112.22   30.34  112.22   25.00
   GBCI  Glacier Bancorp of MT                      0.27  229.89    0.85      16.36  221.67   21.60  227.85   14.63
   GFCO  Glenway Financial Corp. of OH              0.31   91.62    0.34      26.18  116.16   11.02  117.73   15.59
   GTPS  Great American Bancorp of IL               0.23  140.69    0.44        NM   101.92   21.84  101.92     NM
   GTFN  Great Financial Corp. of KY(8)             3.06   15.68    0.72      26.57  207.11   19.13  216.33   27.98
   GSBC  Great Southern Bancorp of MO               1.91  114.73    2.59      16.52  255.03   21.76  255.03   14.62
   GDVS  Greater DV SB,MHC of PA (19.9)*            2.79   43.15    1.93        NM   277.78   32.13  277.78     NM
   GSFC  Green Street Fin. Corp. of NC              0.16   83.63    0.18        NM   127.29   46.16  127.29   27.57
   GFED  Guarnty FS&LA,MHC of MO (31.0)(8)          0.50  216.62    1.36        NM   267.05   36.80  267.05     NM
   HCBB  HCB Bancshares of AR                        NA      NA     1.47        NM    98.32   17.94  102.58     NM
   HEMT  HF Bancorp of Hemet CA                      NA      NA      NA         NM   119.43    9.81  145.96     NM
   HFFC  HF Financial Corp. of SD                   0.33  244.25    1.01      20.53  142.01   13.39  142.01   15.12
   HFNC  HFNC Financial Corp. of NC                 0.87   97.22    1.14        NM   170.76   30.72  170.76   27.12
   HMNF  HMN Financial, Inc. of MN                  0.08  531.97    0.71      26.53  128.42   18.53  128.42   21.32
   HALL  Hallmark Capital Corp. of WI               0.16  273.18    0.64      19.17  124.03    8.98  124.03   15.18
   HARB  Harbor FSB, MHC of FL (46.6)(8)            0.46  222.68    1.37      28.05     NM    25.59     NM    21.78
   HRBF  Harbor Federal Bancorp of MD               0.05  379.63    0.28        NM   133.50   17.21  133.50   24.44
   HFSA  Hardin Bancorp of Hardin MO                0.09  179.21    0.32        NM   113.13   14.12  113.13   19.94
   HARL  Harleysville SA of PA                      0.03     NA     0.77      17.64  193.46   12.64  193.46   12.88
   HFGI  Harrington Fin. Group of IN                0.25   18.93    0.23      22.13  176.01    9.84  176.01   26.47
   HARS  Harris SB, MHC of PA (24.3)                0.65   64.15    0.97        NM      NM    24.16     NM      NM
   HFFB  Harrodsburg 1st Fin Bcrp of KY             0.47   59.81    0.38      29.09  110.42   29.74  110.42   21.92
   HHFC  Harvest Home Fin. Corp. of OH              0.11  117.00    0.26        NM   105.73   13.21  105.73   24.00
   HAVN  Haven Bancorp of Woodhaven NY              0.74   86.28    1.15      20.57  177.69   10.56  178.28   13.83
   HVFD  Haverfield Corp. of OH(8)                  1.04   82.48    0.99      28.43  186.86   15.97  186.86   14.95
   HTHR  Hawthorne Fin. Corp. of CA                 7.17   19.99    1.67      26.95  131.98    6.07  131.98   12.50
   HMLK  Hemlock Fed. Fin. Corp. of IL               NA      NA     1.30        NM   103.77   19.03  103.77   27.49
   HBNK  Highland Federal Bank of CA                3.09   55.00    2.13        NM   187.61   14.02  187.61   21.81
   HIFS  Hingham Inst. for Sav. of MA*              0.41  165.13    0.89      14.78  176.06   16.47  176.06   14.78
   HBEI  Home Bancorp of Elgin IL                   0.41   69.84    0.36        NM   131.97   35.23  131.97     NM
   HBFW  Home Bancorp of Fort Wayne IN              0.05  835.54    0.51        NM   133.37   17.72  133.37   20.43
   HBBI  Home Building Bancorp of IN                0.38   47.98    0.29        NM   124.26   15.92  124.26     NM
   HCFC  Home City Fin. Corp. of OH                 0.62  110.38    0.87        NM   104.94   21.62  104.94   20.13
   HOMF  Home Fed Bancorp of Seymour IN             0.46  117.33    0.62      16.96  200.88   17.03  207.20   14.57
   HWEN  Home Financial Bancorp of IN               1.74   31.30    0.67        NM   107.77   18.24  107.77   24.26

                                                    Dividend Data(6)
                                                -----------------------
                                                  Ind.   Divi-
                                                  Div./   dend    Payout
   Financial Institution                         Share   Yield   Ratio(7)
   ---------------------                        ------- -------  -------
                                                   ($)     (%)     (%)

   NASDAQ Listed OTC Companies (continued)
   --------------------------------------
   FNGB  First Northern Cap. Corp of WI            0.32    2.44   72.73
   FFPB  First Palm Beach Bancorp of FL            0.60    1.73     NM
   FSLA  First SB SLA MHC of NJ (47.5)             0.48    1.38   60.00
   SOPN  First SB, SSB, Moore Co. of NC            0.88    3.83     NM
   FWWB  First Savings Bancorp of WA*              0.28    1.16   31.46
   SHEN  First Shenango Bancorp of PA              0.60    1.90   35.50
   FSFC  First So.east Fin. Corp. of SC(8)         0.24    1.54     NM
   FBNW  FirstBank Corp of Clarkston WA            0.00    0.00    0.00
   FFDB  FirstFed Bancorp of AL                    0.50    2.82   52.63
   FSPT  FirstSpartan Fin. Corp. of SC             0.00    0.00    0.00
   FLAG  Flag Financial Corp of GA                 0.34    2.19     NM
   FLGS  Flagstar Bancorp, Inc of MI               0.00    0.00     NM
   FFIC  Flushing Fin. Corp. of NY*                0.24    1.08   25.81
   FBHC  Fort Bend Holding Corp. of TX             0.40    1.10   54.05
   FTSB  Fort Thomas Fin. Corp. of KY              0.25    2.00     NM
   FKKY  Frankfort First Bancorp of KY             0.36    3.51     NM
   FTNB  Fulton Bancorp of MO                      0.20    0.78   48.78
   GFSB  GFS Bancorp of Grinnell IA                0.26    1.68   29.55
   GUPB  GFSB Bancorp of Gallup NM                 0.40    1.99   57.97
   GSLA  GS Financial Corp. of LA                  0.28    1.78     NM
   GOSB  GSB Financial Corp. of NY                 0.00    0.00    0.00
   GWBC  Gateway Bancorp of KY(8)                  0.40    2.22     NM
   GBCI  Glacier Bancorp of MT                     0.48    2.67   43.64
   GFCO  Glenway Financial Corp. of OH             0.80    2.88     NM
   GTPS  Great American Bancorp of IL              0.40    2.35     NM
   GTFN  Great Financial Corp. of KY(8)            0.60    1.42   37.74
   GSBC  Great Southern Bancorp of MO              0.40    2.11   34.78
   GDVS  Greater DV SB,MHC of PA (19.9)*           0.36    1.50     NM
   GSFC  Green Street Fin. Corp. of NC             0.44    2.35     NM
   GFED  Guarnty FS&LA,MHC of MO (31.0)(8)         0.44    1.87     NM
   HCBB  HCB Bancshares of AR                      0.20    1.48     NM
   HEMT  HF Bancorp of Hemet CA                    0.00    0.00     NM
   HFFC  HF Financial Corp. of SD                  0.42    1.66   34.15
   HFNC  HFNC Financial Corp. of NC                0.28    1.75   65.12
   HMNF  HMN Financial, Inc. of MN                 0.00    0.00    0.00
   HALL  Hallmark Capital Corp. of WI              0.00    0.00    0.00
   HARB  Harbor FSB, MHC of FL (46.6)(8)           1.40    2.43   68.29
   HRBF  Harbor Federal Bancorp of MD              0.48    2.18     NM
   HFSA  Hardin Bancorp of Hardin MO               0.48    2.70     NM
   HARL  Harleysville SA of PA                     0.40    1.55   27.40
   HFGI  Harrington Fin. Group of IN               0.12    0.89   19.67
   HARS  Harris SB, MHC of PA (24.3)               0.58    1.32   73.42
   HFFB  Harrodsburg 1st Fin Bcrp of KY            0.40    2.50   72.73
   HHFC  Harvest Home Fin. Corp. of OH             0.40    3.33     NM
   HAVN  Haven Bancorp of Woodhaven NY             0.60    1.40   28.71
   HVFD  Haverfield Corp. of OH(8)                 0.56    1.93   54.90
   HTHR  Hawthorne Fin. Corp. of CA                0.00    0.00    0.00
   HMLK  Hemlock Fed. Fin. Corp. of IL             0.24    1.59     NM
   HBNK  Highland Federal Bank of CA               0.00    0.00    0.00
   HIFS  Hingham Inst. for Sav. of MA*             0.48    1.75   25.81
   HBEI  Home Bancorp of Elgin IL                  0.40    2.21     NM
   HBFW  Home Bancorp of Fort Wayne IN             0.20    0.85   27.78
   HBBI  Home Building Bancorp of IN               0.30    1.30     NM
   HCFC  Home City Fin. Corp. of OH                0.32    2.06   62.75
   HOMF  Home Fed Bancorp of Seymour IN            0.50    1.46   24.75
   HWEN  Home Financial Bancorp of IN              0.20    1.21   37.04


     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                                                       (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                             Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/ -----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- -------  ------  ------    -------  ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     HPBC  Home Port Bancorp, Inc. of MA*         10.56    10.56    1.67   15.78    7.24       1.66   15.69
     HMCI  Homecorp, Inc. of Rockford IL           6.54     6.54    0.14    2.17    1.59       0.43    6.83
     HZFS  Horizon Fin'l. Services of IA           9.79     9.79    0.36    3.35    3.36       0.57    5.36
     HRZB  Horizon Financial Corp. of WA*         15.60    15.60    1.57    9.99    6.79       1.54    9.80
     IBSF  IBS Financial Corp. of NJ              17.41    17.41    0.49    2.68    1.99       0.86    4.71
     ISBF  ISB Financial Corp. of LA              12.19    10.33    0.69    4.59    3.01       0.93    6.20
     ITLA  Imperial Thrift & Loan of CA*          10.99    10.94    1.47   12.75    7.73       1.47   12.75
     IFSB  Independence FSB of DC                  6.52     5.72    0.14    2.19    2.00       0.33    4.98
     INCB  Indiana Comm. Bank, SB of IN           12.39    12.39    0.16    1.24    0.94       0.51    3.88
     INBI  Industrial Bancorp of OH               17.71    17.71    0.72    3.87    2.69       1.42    7.57
     IWBK  Interwest SB of Oak Harbor WA           6.78     6.63    0.87   12.91    4.28       1.18   17.52
     IPSW  Ipswich SB of Ipswich MA*               5.71     5.71    1.21   20.39    6.00       0.95   16.02
     JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    5.31       1.34    8.46
     JXSB  Jcksnville SB,MHC of IL (45.6)         10.50    10.50    0.30    2.72    1.62       0.66    5.97
     JSBA  Jefferson Svgs Bancorp of MO            8.20     6.24    0.30    3.91    1.82       0.70    9.25
     JOAC  Joachim Bancorp of MO                  28.17    28.17    0.47    1.59    1.53       0.77    2.62
     KSAV  KS Bancorp of Kenly NC                 13.53    13.52    0.96    6.86    5.84       1.25    8.89
     KSBK  KSB Bancorp of Kingfield ME(8)*         7.16     6.74    0.96   13.72    7.56       1.00   14.25
     KFBI  Klamath First Bancorp of OR            19.55    19.55    0.81    3.67    2.68       1.23    5.54
     LSBI  LSB Fin. Corp. of Lafayette IN          8.85     8.85    0.77    8.34    6.29       0.68    7.35
     LVSB  Lakeview SB of Paterson NJ              9.52     7.61    1.37   13.73    7.46       0.95    9.53
     LARK  Landmark Bancshares of KS              13.79    13.79    0.89    5.95    4.30       1.05    7.01
     LARL  Laurel Capital Group of PA             10.03    10.03    1.14   10.88    6.51       1.43   13.72
     LSBX  Lawrence Savings Bank of MA*            8.69     8.69    1.75   20.90   10.88       1.73   20.60
     LFED  Leeds FSB, MHC of MD (36.3)            16.18    16.18    0.79    4.89    2.08       1.13    6.98
     LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.44       1.33    4.50
     LIFB  Life Bancorp of Norfolk VA             10.55    10.25    0.71    6.60    3.88       0.87    8.03
     LFBI  Little Falls Bancorp of NJ             13.28    12.26    0.27    1.94    1.60       0.48    3.41
     LOGN  Logansport Fin. Corp. of IN            19.20    19.20    1.17    5.64    4.66       1.52    7.31
     LONF  London Financial Corp. of OH           19.66    19.66    0.66    3.18    3.17       1.00    4.83
     LISB  Long Island Bancorp, Inc of NY          8.99     8.90    0.61    6.58    3.09       0.71    7.63
     MAFB  MAF Bancorp of IL                       7.88     6.84    0.79   10.57    4.41       1.10   14.70
     MBLF  MBLA Financial Corp. of MO             12.15    12.15    0.67    5.10    4.11       0.85    6.52
     MFBC  MFB Corp. of Mishawaka IN              13.65    13.65    0.57    3.66    3.30       0.86    5.52
     MLBC  ML Bancorp of Villanova PA(8)           6.98     6.86    0.74   10.23    4.90       0.67    9.27
     MSBF  MSB Financial Corp. of MI              16.99    16.99    1.19    6.43    3.94       1.47    7.91
     MGNL  Magna Bancorp of MS(8)                 10.22     9.95    1.39   14.23    4.72       1.53   15.70
     MARN  Marion Capital Holdings of IN          22.55    22.55    1.39    6.09    5.21       1.67    7.28
     MRKF  Market Fin. Corp. of OH                34.99    34.99    0.84    3.14    2.19       0.84    3.14
     MFCX  Marshalltown Fin. Corp. of IA(8)       15.74    15.74    0.34    2.15    1.79       0.73    4.66
     MFSL  Maryland Fed. Bancorp of MD             8.38     8.28    0.61    7.41    4.52       0.89   10.72
     MASB  MassBank Corp. of Reading MA*          10.64    10.64    1.10   10.79    6.35       1.04   10.24
     MFLR  Mayflower Co-Op. Bank of MA*            9.68     9.52    1.03   10.64    7.22       0.97   10.03
     MECH  Mechanics SB of Hartford CT*           10.23    10.23    1.92   19.45   11.15       1.92   19.45
     MDBK  Medford Bank of Medford, MA*            8.99     8.38    1.08   12.07    6.90       1.01   11.29
     MERI  Meritrust FSB of Thibodaux LA           8.20     8.20    0.67    8.71    4.55       1.05   13.56
     MWBX  MetroWest Bank of MA*                   7.44     7.44    1.38   18.37    7.85       1.38   18.37
     MCBS  Mid Continent Bancshares of KS(8)       9.39     9.39    1.02    9.79    4.95       1.16   11.10
     MIFC  Mid Iowa Financial Corp. of IA          9.34     9.34    1.00   10.76    7.19       1.40   15.15
     MCBN  Mid-Coast Bancorp of ME                 8.60     8.60    0.43    4.92    3.93       0.67    7.71
     MWBI  Midwest Bancshares, Inc. of IA          6.91     6.91    0.45    6.61    4.93       0.75   10.99
     MWFD  Midwest Fed. Fin. Corp of WI            8.81     8.50    1.43   16.39    8.04       1.09   12.55
     MFFC  Milton Fed. Fin. Corp. of OH           13.14    13.14    0.49    3.07    2.79       0.68    4.25
     MIVI  Miss. View Hold. Co. of MN             18.87    18.87    0.69    3.74    3.63       1.03    5.57
     MBSP  Mitchell Bancorp of NC*                43.36    43.36    1.40    3.24    2.94       1.64    3.81
     MBBC  Monterey Bay Bancorp of CA             11.33    10.45    0.25    2.04    1.59       0.47    3.87



                                                   Asset Quality Ratios                  Pricing Ratios
                                                 -----------------------    ---------------------------------------
                                                                                                     Price/  Price/
                                                   NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                        Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                       -------- ------  ------    -------- ------ -------- ------ --------
                                                    (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

     NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     HPBC  Home Port Bancorp, Inc. of MA*           0.08     NA     1.56      13.81  208.52   22.01  208.52   13.89
     HMCI  Homecorp, Inc. of Rockford IL            3.35   14.24    0.59        NM   132.71    8.68  132.71   20.00
     HZFS  Horizon Fin'l. Services of IA            1.22   25.93    0.52      29.80   98.08    9.60   98.08   18.63
     HRZB  Horizon Financial Corp. of WA*            NA      NA     0.84      14.72  144.36   22.52  144.36   15.00
     IBSF  IBS Financial Corp. of NJ                0.08  171.10    0.52        NM   143.40   24.96  143.40   28.66
     ISBF  ISB Financial Corp. of LA                 NA      NA     0.80        NM   154.52   18.83  182.22   24.63
     ITLA  Imperial Thrift & Loan of CA*            1.47   84.20    1.50      12.93  157.30   17.28  157.96   12.93
     IFSB  Independence FSB of DC                   2.02    9.82    0.32        NM   108.37    7.07  123.61   21.97
     INCB  Indiana Comm. Bank, SB of IN              NA      NA     0.71        NM   138.55   17.16  138.55     NM
     INBI  Industrial Bancorp of OH                 0.30  156.98    0.55        NM   144.02   25.50  144.02   19.03
     IWBK  Interwest SB of Oak Harbor WA            0.64   73.79    0.78      23.35  274.90   18.64  281.08   17.21
     IPSW  Ipswich SB of Ipswich MA*                1.52   56.87    1.18      16.67     NM    17.57     NM    21.21
     JXVL  Jacksonville Bancorp of TX               0.78   67.63    0.70      18.82  125.02   18.65  125.02   14.36
     JXSB  Jcksnville SB,MHC of IL (45.6)           0.66   72.96    0.61        NM   165.67   17.39  165.67   28.16
     JSBA  Jefferson Svgs Bancorp of MO             0.46  140.15    0.84        NM   178.91   14.66  234.86   23.31
     JOAC  Joachim Bancorp of MO                    0.20  109.86    0.32        NM   110.05   31.00  110.05     NM
     KSAV  KS Bancorp of Kenly NC                   0.35   80.53    0.33      17.13  114.06   15.43  114.13   13.21
     KSBK  KSB Bancorp of Kingfield ME(8)*          1.78   43.20    1.03      13.22  169.75   12.16  180.45   12.73
     KFBI  Klamath First Bancorp of OR              0.08  213.23    0.23        NM   144.37   28.22  144.37   24.70
     LSBI  LSB Fin. Corp. of Lafayette IN           1.17   63.71    0.84      15.89  130.15   11.52  130.15   18.05
     LVSB  Lakeview SB of Paterson NJ               0.98   66.74    1.50      13.40  187.09   17.80  233.98   19.30
     LARK  Landmark Bancshares of KS                0.31  123.70    0.57      23.23  142.82   19.69  142.82   19.74
     LARL  Laurel Capital Group of PA               0.43  212.35    1.31      15.37  168.02   16.85  168.02   12.19
     LSBX  Lawrence Savings Bank of MA*             0.30  328.94    2.29       9.19  172.75   15.02  172.75    9.33
     LFED  Leeds FSB, MHC of MD (36.3)              0.02  977.36    0.30        NM   229.17   37.08  229.17     NM
     LXMO  Lexington B&L Fin. Corp. of MO           0.48   78.37    0.49      29.09  108.55   30.74  108.55   22.54
     LIFB  Life Bancorp of Norfolk VA               0.39  166.43    1.48      25.74  163.11   17.20  167.85   21.14
     LFBI  Little Falls Bancorp of NJ               1.04   33.93    0.82        NM   124.88   16.58  135.22     NM
     LOGN  Logansport Fin. Corp. of IN              0.61   44.88    0.38      21.45  125.26   24.05  125.26   16.53
     LONF  London Financial Corp. of OH             0.80   61.11    0.63        NM   103.56   20.36  103.56   20.71
     LISB  Long Island Bancorp, Inc of NY           1.03   55.02    0.92        NM   210.01   18.89  212.12   27.88
     MAFB  MAF Bancorp of IL                        0.45  120.51    0.71      22.68  206.70   16.29  238.01   16.31
     MBLF  MBLA Financial Corp. of MO               0.25  109.19    0.50      24.32  122.84   14.92  122.84   19.01
     MFBC  MFB Corp. of Mishawaka IN                0.08  177.07    0.19        NM   116.41   15.89  116.41   20.12
     MLBC  ML Bancorp of Villanova PA(8)            0.46  163.34    1.71      20.43  202.66   14.14  206.20   22.56
     MSBF  MSB Financial Corp. of MI                0.66   61.34    0.44      25.38  162.40   27.59  162.40   20.63
     MGNL  Magna Bancorp of MS(8)                   2.92   26.42    1.11      21.20  284.49   29.09  292.34   19.21
     MARN  Marion Capital Holdings of IN            0.81  144.01    1.35      19.20  119.91   27.04  119.91   16.06
     MRKF  Market Fin. Corp. of OH                  0.75   12.24    0.20        NM    98.65   34.52   98.65     NM
     MFCX  Marshalltown Fin. Corp. of IA(8)          NA      NA     0.19        NM   117.71   18.53  117.71   25.77
     MFSL  Maryland Fed. Bancorp of MD              0.47   85.38    0.46      22.12  158.84   13.31  160.86   15.29
     MASB  MassBank Corp. of Reading MA*            0.16  149.80    0.87      15.75  159.61   16.98  159.61   16.60
     MFLR  Mayflower Co-Op. Bank of MA*             0.96   92.14    1.52      13.85  140.82   13.63  143.23   14.69
     MECH  Mechanics SB of Hartford CT*             1.13  152.02    2.58       8.97  155.37   15.90  155.37    8.97
     MDBK  Medford Bank of Medford, MA*             0.37  176.45    1.22      14.49  167.14   15.03  179.38   15.50
     MERI  Meritrust FSB of Thibodaux LA            0.37   83.87    0.58      21.98  180.64   14.82  180.64   14.11
     MWBX  MetroWest Bank of MA*                    0.91  126.64    1.48      12.73  219.21   16.31  219.21   12.73
     MCBS  Mid Continent Bancshares of KS(8)        0.15   71.76    0.19      20.19  192.70   18.09  192.70   17.81
     MIFC  Mid Iowa Financial Corp. of IA           0.02     NA     0.45      13.90  141.00   13.18  141.00    9.87
     MCBN  Mid-Coast Bancorp of ME                  0.73   70.32    0.62      25.47  122.39   10.53  122.39   16.27
     MWBI  Midwest Bancshares, Inc. of IA           0.77   63.17    0.81      20.30  126.33    8.73  126.33   12.21
     MWFD  Midwest Fed. Fin. Corp of WI             0.12  658.13    1.05      12.43  198.48   17.49  205.83   16.24
     MFFC  Milton Fed. Fin. Corp. of OH             0.32   86.42    0.46        NM   123.13   16.18  123.13   25.93
     MIVI  Miss. View Hold. Co. of MN               0.33  370.39    1.91      27.54  101.06   19.07  101.06   18.47
     MBSP  Mitchell Bancorp of NC*                  2.03   26.19    0.62        NM   112.87   48.94  112.87   28.95
     MBBC  Monterey Bay Bancorp of CA               0.33  111.47    0.60        NM   126.47   14.33  137.22     NM

                                                      Dividend Data(6)
                                                  -----------------------
                                                    Ind.   Divi-
                                                   Div./   dend    Payout
     Financial Institution                         Share   Yield   Ratio(7)
     ---------------------                        ------- ------- -------
                                                     ($)     (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     HPBC  Home Port Bancorp, Inc. of MA*            0.80    3.37   46.51
     HMCI  Homecorp, Inc. of Rockford IL             0.00    0.00    0.00
     HZFS  Horizon Fin'l. Services of IA             0.32    1.65   49.23
     HRZB  Horizon Financial Corp. of WA*            0.40    2.54   37.38
     IBSF  IBS Financial Corp. of NJ                 0.40    2.41     NM
     ISBF  ISB Financial Corp. of LA                 0.50    1.95   64.94
     ITLA  Imperial Thrift & Loan of CA*             0.00    0.00    0.00
     IFSB  Independence FSB of DC                    0.22    1.52     NM
     INCB  Indiana Comm. Bank, SB of IN              0.36    2.12     NM
     INBI  Industrial Bancorp of OH                  0.48    2.87     NM
     IWBK  Interwest SB of Oak Harbor WA             0.64    1.51   35.16
     IPSW  Ipswich SB of Ipswich MA*                 0.12    0.86   14.29
     JXVL  Jacksonville Bancorp of TX                0.50    2.95   55.56
     JXSB  Jcksnville SB,MHC of IL (45.6)            0.40    1.80     NM
     JSBA  Jefferson Svgs Bancorp of MO              0.40    1.05   57.97
     JOAC  Joachim Bancorp of MO                     0.50    3.33     NM
     KSAV  KS Bancorp of Kenly NC                    0.60    3.24   55.56
     KSBK  KSB Bancorp of Kingfield ME(8)*           0.08    0.58    7.69
     KFBI  Klamath First Bancorp of OR               0.30    1.46   54.55
     LSBI  LSB Fin. Corp. of Lafayette IN            0.34    1.42   22.52
     LVSB  Lakeview SB of Paterson NJ                0.25    0.67    8.99
     LARK  Landmark Bancshares of KS                 0.40    1.52   35.40
     LARL  Laurel Capital Group of PA                0.52    2.10   32.30
     LSBX  Lawrence Savings Bank of MA*              0.00    0.00    0.00
     LFED  Leeds FSB, MHC of MD (36.3)               0.76    2.51     NM
     LXMO  Lexington B&L Fin. Corp. of MO            0.30    1.88   54.55
     LIFB  Life Bancorp of Norfolk VA                0.48    1.85   47.52
     LFBI  Little Falls Bancorp of NJ                0.20    1.10   68.97
     LOGN  Logansport Fin. Corp. of IN               0.40    2.52   54.05
     LONF  London Financial Corp. of OH              0.24    1.59   50.00
     LISB  Long Island Bancorp, Inc of NY            0.60    1.29   41.67
     MAFB  MAF Bancorp of IL                         0.28    0.82   18.54
     MBLF  MBLA Financial Corp. of MO                0.40    1.48   36.04
     MFBC  MFB Corp. of Mishawaka IN                 0.32    1.37   41.56
     MLBC  ML Bancorp of Villanova PA(8)             0.40    1.54   31.50
     MSBF  MSB Financial Corp. of MI                 0.28    1.70   43.08
     MGNL  Magna Bancorp of MS(8)                    0.60    2.10   44.44
     MARN  Marion Capital Holdings of IN             0.88    3.32   63.77
     MRKF  Market Fin. Corp. of OH                   0.28    1.92     NM
     MFCX  Marshalltown Fin. Corp. of IA(8)          0.00    0.00    0.00
     MFSL  Maryland Fed. Bancorp of MD               0.84    1.75   38.71
     MASB  MassBank Corp. of Reading MA*             0.96    2.23   35.16
     MFLR  Mayflower Co-Op. Bank of MA*              0.68    3.53   48.92
     MECH  Mechanics SB of Hartford CT*              0.00    0.00    0.00
     MDBK  Medford Bank of Medford, MA*              0.72    2.03   29.39
     MERI  Meritrust FSB of Thibodaux LA             0.70    1.60   35.18
     MWBX  MetroWest Bank of MA*                     0.12    1.81   23.08
     MCBS  Mid Continent Bancshares of KS(8)         0.40    1.06   21.39
     MIFC  Mid Iowa Financial Corp. of IA            0.08    0.81   11.27
     MCBN  Mid-Coast Bancorp of ME                   0.52    1.93   49.06
     MWBI  Midwest Bancshares, Inc. of IA            0.60    1.63   33.15
     MWFD  Midwest Fed. Fin. Corp of WI              0.34    1.53   18.99
     MFFC  Milton Fed. Fin. Corp. of OH              0.60    4.29     NM
     MIVI  Miss. View Hold. Co. of MN                0.16    0.98   27.12
     MBSP  Mitchell Bancorp of NC*                   0.40    2.30     NM
     MBBC  Monterey Bay Bancorp of CA                0.12    0.66   41.38


     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                                                       (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                             Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------
                                                          Tang.      Reported Earnings       Core Earnings
                                                 Equity/ Equity/ -----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- -------  ------  ------    -------  ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     MONT  Montgomery Fin. Corp. of IN            17.91    17.91    0.42    2.32    2.12       0.67    3.74
     MSBK  Mutual SB, FSB of Bay City MI           6.07     6.07    0.11    1.93    1.27       0.04    0.75
     NHTB  NH Thrift Bancshares of NH              7.65     6.52    0.39    5.25    2.77       0.58    7.77
     NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.13       0.77    3.71
     NMSB  Newmil Bancorp. of CT*                  9.81     9.81    0.83    8.14    4.77       0.79    7.78
     NASB  North American SB of MO                 7.68     7.42    1.26   17.18    7.88       1.19   16.18
     NBSI  North Bancshares of Chicago IL         14.13    14.13    0.49    3.27    2.40       0.68    4.57
     FFFD  North Central Bancshares of IA         22.67    22.67    1.64    6.41    5.79       1.90    7.41
     NBN   Northeast Bancorp of ME*                6.95     6.01    0.51    6.99    4.77       0.47    6.47
     NEIB  Northeast Indiana Bncrp of IN          15.19    15.19    1.04    6.33    5.30       1.22    7.42
     NWEQ  Northwest Equity Corp. of WI           11.45    11.45    0.78    6.47    5.25       0.98    8.16
     NWSB  Northwest SB, MHC of PA (30.7)          9.49     8.94    0.69    7.05    2.29       0.98    9.96
     NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.53    6.65       1.11   14.29
     NSSB  Norwich Financial Corp. of CT*         11.17    10.08    1.09   10.08    4.93       1.04    9.58
     NTMG  Nutmeg FS&LA of CT                      5.56     5.56    0.26    4.60    3.18       0.35    6.28
     OHSL  OHSL Financial Corp. of OH             11.03    11.03    0.61    5.29    4.48       0.85    7.42
     OCFC  Ocean Fin. Corp. of NJ                 16.25    16.25    0.03    0.16    0.12       0.98    5.97
     OCN   Ocwen Financial Corp. of FL             8.75     8.36    2.81   33.59    6.21       1.69   20.28
     OFCP  Ottawa Financial Corp. of MI            8.73     7.01    0.48    5.25    3.22       0.78    8.45
     PFFB  PFF Bancorp of Pomona CA               10.32    10.21    0.16    1.41    1.05       0.46    4.09
     PSFI  PS Financial of Chicago IL             38.70    38.70    1.94    4.74    4.38       1.96    4.81
     PVFC  PVF Capital Corp. of OH                 7.02     7.02    1.05   15.56    7.09       1.35   20.00
     PCCI  Pacific Crest Capital of CA*            7.09     7.09    1.04   13.26    6.53       0.97   12.43
     PAMM  PacificAmerica Money Ctr of CA(8)*     22.42    22.42    5.63   41.65    7.66       5.63   41.65
     PALM  Palfed, Inc. of Aiken SC(8)             8.24     8.24    0.10    1.29    0.61       0.61    7.54
     PBCI  Pamrapo Bancorp, Inc. of NJ            12.74    12.64    0.90    6.37    4.96       1.24    8.78
     PFED  Park Bancorp of Chicago IL             22.53    22.53    0.87    4.19    3.70       1.21    5.81
     PVSA  Parkvale Financial Corp of PA           7.58     7.53    0.73    9.76    5.33       1.08   14.42
     PEEK  Peekskill Fin. Corp. of NY             25.73    25.73    0.98    3.54    3.35       1.29    4.65
     PFSB  PennFed Fin. Services of NJ             7.36     6.15    0.57    7.43    4.69       0.84   10.86
     PWBC  PennFirst Bancorp of PA                 8.08     7.55    0.46    6.31    3.71       0.67    9.12
     PWBK  Pennwood SB of PA*                     17.45    17.45    0.70    4.05    3.30       1.12    6.54
     PBKB  People's SB of Brockton MA*             5.61     5.37    0.80   14.41    6.61       0.47    8.57
     PFDC  Peoples Bancorp of Auburn IN           15.21    15.21    1.12    7.33    4.75       1.47    9.59
     PBCT  Peoples Bank, MHC of CT (40.1)*         8.48     8.47    1.12   13.72    4.40       0.83   10.17
     PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    2.79       0.90    3.32
     PHBK  Peoples Heritage Fin Grp of ME*         7.72     6.51    1.28   15.68    5.49       1.29   15.88
     PSFC  Peoples Sidney Fin. Corp of OH         23.26    23.26    0.92    3.97    3.29       1.21    5.18
     PERM  Permanent Bancorp of IN                 9.16     9.03    0.34    3.64    3.06       0.62    6.57
     PMFI  Perpetual Midwest Fin. of IA            8.53     8.53    0.12    1.38    1.12       0.29    3.36
     PERT  Perpetual of SC, MHC (46.8)(8)         11.82    11.82    0.67    5.44    1.77       0.94    7.68
     PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    4.31       1.07    5.70
     PHFC  Pittsburgh Home Fin. of PA             10.92    10.80    0.62    4.71    3.58       0.79    6.00
     PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       6.36     6.36    0.60    9.75    3.97       0.84   13.54
     PTRS  Potters Financial Corp of OH            8.83     8.83    0.48    5.37    4.59       0.85    9.54
     PKPS  Poughkeepsie Fin. Corp. of NY           8.37     8.37    0.35    4.21    3.05       0.54    6.49
     PHSB  Ppls Home SB, MHC of PA (45.0)         17.31    17.31    0.39    2.23    1.97       0.81    4.67
     PRBC  Prestige Bancorp of PA                 11.13    11.13    0.37    2.84    2.67       0.65    5.01
     PETE  Primary Bank of NH(8)*                  6.93     6.92    0.61    9.35    4.70       0.73   11.09
     PFNC  Progress Financial Corp. of PA          5.27     4.65    0.54   10.19    3.77       0.65   12.26
     PSBK  Progressive Bank, Inc. of NY*           8.55     7.64    0.99   12.02    7.02       0.98   11.81
     PROV  Provident Fin. Holdings of CA          13.88    13.88    0.32    2.24    1.97       0.28    1.95
     PULB  Pulaski SB, MHC of MO (29.8)           13.00    13.00    0.69    5.42    2.17       0.96    7.53
     PLSK  Pulaski SB, MHC of NJ (46.0)           11.90    11.90    0.25    2.97    1.25       0.61    7.21
     PULS  Pulse Bancorp of S. River NJ            8.05     8.05    0.72    9.24    5.22       1.08   13.86
     QCFB  QCF Bancorp of Virginia MN             18.09    18.09    1.36    7.11    5.64       1.36    7.11


                                                  Asset Quality Ratios                  Pricing Ratios
                                                -----------------------    ---------------------------------------
                                                                                                    Price/  Price/
                                                  NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
    Financial Institution                        Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
    ---------------------                       -------  ------  ------    --------  -----  ------   ----  --------
                                                   (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

    NASDAQ Listed OTC Companies (continued)
    --------------------------------------
    MONT  Montgomery Fin. Corp. of IN              0.91   20.00    0.20        NM   109.18   19.56  109.18   29.17
    MSBK  Mutual SB, FSB of Bay City MI            0.11  272.91    0.67        NM   147.54    8.96  147.54     NM
    NHTB  NH Thrift Bancshares of NH               0.70  125.20    1.05        NM   165.53   12.67  194.42   24.38
    NSLB  NS&L Bancorp of Neosho MO                0.03  210.00    0.13        NM   116.53   22.79  116.53     NM
    NMSB  Newmil Bancorp. of CT*                   1.11  152.08    3.18      20.96  172.31   16.91  172.31   21.92
    NASB  North American SB of MO                  3.11   27.16    0.98      12.68  204.97   15.74  212.07   13.47
    NBSI  North Bancshares of Chicago IL            NA      NA     0.27        NM   142.30   20.11  142.30   29.78
    FFFD  North Central Bancshares of IA           0.12  814.90    1.19      17.27  118.97   26.97  118.97   14.93
    NBN   Northeast Bancorp of ME*                 1.37   77.15    1.32      20.97  144.55   10.04  167.24   22.67
    NEIB  Northeast Indiana Bncrp of IN            0.40  159.54    0.71      18.88  121.79   18.50  121.79   16.09
    NWEQ  Northwest Equity Corp. of WI             1.26   38.04    0.59      19.03  126.70   14.50  126.70   15.09
    NWSB  Northwest SB, MHC of PA (30.7)           0.72   90.87    0.88        NM   298.82   28.36     NM      NM
    NSSY  Norwalk Savings Society of CT*            NA      NA     1.54      15.03  176.21   14.20  182.76   13.18
    NSSB  Norwich Financial Corp. of CT*           1.29  151.12    2.83      20.29  195.99   21.88  217.11   21.34
    NTMG  Nutmeg FS&LA of CT                       1.19   40.69    0.55        NM   134.33    7.47  134.33   23.04
    OHSL  OHSL Financial Corp. of OH               0.14  161.25    0.31      22.32  117.87   13.00  117.87   15.92
    OCFC  Ocean Fin. Corp. of NJ                   0.55   79.68    0.87        NM   126.58   20.57  126.58   23.23
    OCN   Ocwen Financial Corp. of FL              5.11   17.43    1.34      16.11     NM    41.05     NM    26.68
    OFCP  Ottawa Financial Corp. of MI             0.32  112.76    0.42        NM   166.56   14.54  207.49   19.32
    PFFB  PFF Bancorp of Pomona CA                 1.73   60.66    1.46        NM   137.84   14.22  139.28     NM
    PSFI  PS Financial of Chicago IL               0.79   28.66    0.51      22.86  109.14   42.24  109.14   22.54
    PVFC  PVF Capital Corp. of OH                  1.24   57.99    0.78      14.11  201.74   14.17  201.74   10.97
    PCCI  Pacific Crest Capital of CA*             1.29   79.26    1.67      15.32  189.94   13.46  189.94   16.35
    PAMM  PacificAmerica Money Ctr of CA(8)*       4.97   27.75    2.22      13.05     NM    80.32     NM    13.05
    PALM  Palfed, Inc. of Aiken SC(8)              2.12   51.22    1.32        NM   204.92   16.89  204.92   27.96
    PBCI  Pamrapo Bancorp, Inc. of NJ              2.77   26.10    1.29      20.15  140.61   17.91  141.72   14.61
    PFED  Park Bancorp of Chicago IL               0.21  134.41    0.73      27.02  102.95   23.19  102.95   19.48
    PVSA  Parkvale Financial Corp of PA            0.27  537.53    1.97      18.75  173.95   13.19  175.27   12.70
    PEEK  Peekskill Fin. Corp. of NY               1.22   27.98    1.35      29.82  115.57   29.73  115.57   22.67
    PFSB  PennFed Fin. Services of NJ              0.59   33.53    0.28      21.33  151.21   11.13  180.79   14.59
    PWBC  PennFirst Bancorp of PA                  0.65   93.15    1.49      26.98  136.66   11.04  146.17   18.68
    PWBK  Pennwood SB of PA*                       0.98   57.43    1.03        NM   114.69   20.02  114.69   18.75
    PBKB  People's SB of Brockton MA*              0.82   91.19    1.57      15.14  205.14   11.50  214.15   25.45
    PFDC  Peoples Bancorp of Auburn IN             0.36   83.87    0.38      21.04  152.11   23.13  152.11   16.07
    PBCT  Peoples Bank, MHC of CT (40.1)*          0.90  121.39    1.60      22.75  289.30   24.53  289.56     NM
    PFFC  Peoples Fin. Corp. of OH                  NA      NA     0.39        NM   120.41   32.75  120.41     NM
    PHBK  Peoples Heritage Fin Grp of ME*          0.91  126.66    1.66      18.22  272.67   21.05     NM    17.99
    PSFC  Peoples Sidney Fin. Corp of OH           1.00   42.00    0.45        NM   120.65   28.07  120.65   23.29
    PERM  Permanent Bancorp of IN                  1.09   45.43    0.99        NM   119.05   10.91  120.82   18.08
    PMFI  Perpetual Midwest Fin. of IA             0.40  185.58    0.95        NM   124.28   10.60  124.28     NM
    PERT  Perpetual of SC, MHC (46.8)(8)           0.12  502.32    0.87        NM   280.68   33.19  280.68     NM
    PCBC  Perry Co. Fin. Corp. of MO                NA      NA     0.19      23.19  111.01   21.31  111.01   20.07
    PHFC  Pittsburgh Home Fin. of PA               1.60   32.18    0.76      27.90  135.47   14.79  136.91   21.88
    PFSL  Pocahnts Fed, MHC of AR (47.0)(8)        0.15  308.72    1.12      25.18  237.13   15.08  237.13   18.13
    PTRS  Potters Financial Corp of OH             0.50  350.66    2.78      21.77  114.93   10.15  114.93   12.26
    PKPS  Poughkeepsie Fin. Corp. of NY            4.28   25.28    1.45        NM   134.53   11.26  134.53   21.27
    PHSB  Ppls Home SB, MHC of PA (45.0)            NA      NA     1.40        NM   113.16   19.59  113.16   24.25
    PRBC  Prestige Bancorp of PA                   0.30   85.33    0.38        NM   106.72   11.88  106.72   21.23
    PETE  Primary Bank of NH(8)*                   0.82   75.47    1.08      21.27  184.02   12.76  184.28   17.94
    PFNC  Progress Financial Corp. of PA           1.46   51.92    1.08      26.50  247.58   13.04  280.59   22.02
    PSBK  Progressive Bank, Inc. of NY*            0.85  131.46    1.65      14.24  166.50   14.24  186.40   14.49
    PROV  Provident Fin. Holdings of CA             NA      NA     1.31        NM   113.70   15.79  113.70     NM
    PULB  Pulaski SB, MHC of MO (29.8)              NA      NA     0.33        NM   246.83   32.09  246.83     NM
    PLSK  Pulaski SB, MHC of NJ (46.0)             0.65   71.47    0.81        NM   164.22   19.55  164.22     NM
    PULS  Pulse Bancorp of S. River NJ             0.69   65.20    1.93      19.17  168.75   13.58  168.75   12.78
    QCFB  QCF Bancorp of Virginia MN               0.17  499.62    2.10      17.73  131.72   23.83  131.72   17.73

                                                     Dividend Data(6)
                                                 -----------------------
                                                   Ind.   Divi-
                                                  Div./   dend    Payout
    Financial Institution                         Share   Yield   Ratio(7)
    ---------------------                        ------- -------  ------
                                                    ($)     (%)     (%)

    NASDAQ Listed OTC Companies (continued)
    --------------------------------------
    MONT  Montgomery Fin. Corp. of IN               0.00    0.00    0.00
    MSBK  Mutual SB, FSB of Bay City MI             0.00    0.00    0.00
    NHTB  NH Thrift Bancshares of NH                0.50    2.56     NM
    NSLB  NS&L Bancorp of Neosho MO                 0.50    2.60     NM
    NMSB  Newmil Bancorp. of CT*                    0.24    1.68   35.29
    NASB  North American SB of MO                   0.80    1.54   19.51
    NBSI  North Bancshares of Chicago IL            0.48    1.99     NM
    FFFD  North Central Bancshares of IA            0.25    1.42   24.51
    NBN   Northeast Bancorp of ME*                  0.32    1.64   34.41
    NEIB  Northeast Indiana Bncrp of IN             0.32    1.73   32.65
    NWEQ  Northwest Equity Corp. of WI              0.52    3.10   59.09
    NWSB  Northwest SB, MHC of PA (30.7)            0.32    1.26   55.17
    NSSY  Norwalk Savings Society of CT*            0.40    1.10   16.53
    NSSB  Norwich Financial Corp. of CT*            0.56    1.94   39.44
    NTMG  Nutmeg FS&LA of CT                        0.00    0.00    0.00
    OHSL  OHSL Financial Corp. of OH                0.88    3.52     NM
    OCFC  Ocean Fin. Corp. of NJ                    0.80    2.31     NM
    OCN   Ocwen Financial Corp. of FL               0.00    0.00    0.00
    OFCP  Ottawa Financial Corp. of MI              0.36    1.41   43.90
    PFFB  PFF Bancorp of Pomona CA                  0.00    0.00    0.00
    PSFI  PS Financial of Chicago IL                0.32    2.00   45.71
    PVFC  PVF Capital Corp. of OH                   0.00    0.00    0.00
    PCCI  Pacific Crest Capital of CA*              0.00    0.00    0.00
    PAMM  PacificAmerica Money Ctr of CA(8)*        0.00    0.00    0.00
    PALM  Palfed, Inc. of Aiken SC(8)               0.12    0.56     NM
    PBCI  Pamrapo Bancorp, Inc. of NJ               1.00    4.28     NM
    PFED  Park Bancorp of Chicago IL                0.00    0.00    0.00
    PVSA  Parkvale Financial Corp of PA             0.65    2.02   37.79
    PEEK  Peekskill Fin. Corp. of NY                0.36    2.12   63.16
    PFSB  PennFed Fin. Services of NJ               0.28    0.92   19.58
    PWBC  PennFirst Bancorp of PA                   0.33    1.94   52.38
    PWBK  Pennwood SB of PA*                        0.32    1.86   56.14
    PBKB  People's SB of Brockton MA*               0.44    2.51   37.93
    PFDC  Peoples Bancorp of Auburn IN              0.64    2.19   46.04
    PBCT  Peoples Bank, MHC of CT (40.1)*           0.68    2.15   48.92
    PFFC  Peoples Fin. Corp. of OH                  0.50    2.63     NM
    PHBK  Peoples Heritage Fin Grp of ME*           0.76    1.77   32.20
    PSFC  Peoples Sidney Fin. Corp of OH            0.20    1.18   35.71
    PERM  Permanent Bancorp of IN                   0.40    1.70   55.56
    PMFI  Perpetual Midwest Fin. of IA              0.30    1.34     NM
    PERT  Perpetual of SC, MHC (46.8)(8)            1.40    2.48     NM
    PCBC  Perry Co. Fin. Corp. of MO                0.40    1.92   44.44
    PHFC  Pittsburgh Home Fin. of PA                0.24    1.25   34.78
    PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         0.90    2.57   64.75
    PTRS  Potters Financial Corp of OH              0.36    1.43   31.03
    PKPS  Poughkeepsie Fin. Corp. of NY             0.10    1.27   41.67
    PHSB  Ppls Home SB, MHC of PA (45.0)            0.00    0.00    0.00
    PRBC  Prestige Bancorp of PA                    0.12    0.68   25.53
    PETE  Primary Bank of NH(8)*                    0.00    0.00    0.00
    PFNC  Progress Financial Corp. of PA            0.11    0.77   20.37
    PSBK  Progressive Bank, Inc. of NY*             0.68    2.08   29.57
    PROV  Provident Fin. Holdings of CA             0.00    0.00    0.00
    PULB  Pulaski SB, MHC of MO (29.8)              1.10    4.04     NM
    PLSK  Pulaski SB, MHC of NJ (46.0)              0.30    1.79     NM
    PULS  Pulse Bancorp of S. River NJ              0.70    3.04   58.33
    QCFB  QCF Bancorp of Virginia MN                0.00    0.00    0.00


     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700

                                                                                        (continued)
                                                                           Weekly Thrift Market Line - Part Two
                                                                             Prices As Of September 19, 1997


                                                                  Key Financial Ratios
                                                 ----------------------------------------------------------

                                                          Tang.     Reported Earnings       Core Earnings
                                                 Equity/ Equity/ -----------------------    ---------------
     Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                       ------- ------- -------  ------  ------    -------  ------
                                                    (%)     (%)     (%)     (%)     (%)        (%)     (%)

     NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     QCBC  Quaker City Bancorp of CA               8.77     8.76    0.37    4.12    2.68       0.60    6.74
     QCSB  Queens County Bancorp of NY*           11.85    11.85    1.60   10.80    4.11       1.63   10.95
     RCSB  RCSB Financial, Inc. of NY(8)*          7.85     7.65    0.95   12.54    4.97       0.94   12.40
     RARB  Raritan Bancorp. of Raritan NJ*         7.93     7.80    0.96   12.55    6.56       1.02   13.33
     REDF  RedFed Bancorp of Redlands CA           8.45     8.42    0.25    3.24    1.77       0.65    8.37
     RELY  Reliance Bancorp, Inc. of NY            8.23     5.93    0.58    7.07    3.89       0.86   10.46
     RELI  Reliance Bancshares Inc of WI(8)*      48.82    48.82    0.86    1.78    1.88       0.92    1.89
     RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.75       0.62    5.72
     RSLN  Roslyn Bancorp, Inc. of NY*            20.14    20.04    0.86    4.12    2.62       1.35    6.49
     RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)      11.24    10.26    0.96    8.70    2.97       1.20   10.87
     SCCB  S. Carolina Comm. Bnshrs of SC         25.95    25.95    0.82    2.99    2.34       1.10    4.03
     SBFL  SB Fngr Lakes MHC of NY (33.1)          9.58     9.58    0.13    1.32    0.62       0.44    4.49
     SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.44    3.41    2.73       0.79    6.09
     SGVB  SGV Bancorp of W. Covina CA             7.31     7.19    0.20    2.37    1.82       0.47    5.74
     SISB  SIS Bancorp Inc of MA*                  7.20     7.20    1.38   18.82    9.77       1.37   18.70
     SWCB  Sandwich Co-Op. Bank of MA*             7.95     7.61    0.95   11.65    6.12       0.97   11.90
     SECP  Security Capital Corp. of WI(8)        16.20    16.20    1.25    7.87    4.35       1.50    9.38
     SFSL  Security First Corp. of OH              9.43     9.26    1.07   11.49    4.82       1.34   14.36
     SFNB  Security First Netwrk Bk of GA(8)      33.11    32.57  -29.36     NM   -28.09     -30.07     NM
     SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.04   10.44    5.03       1.17   11.79
     SOBI  Sobieski Bancorp of S. Bend IN         15.12    15.12    0.31    1.87    1.94       0.59    3.56
     SOSA  Somerset Savings Bank of MA(8)*         6.34     6.34    0.81   13.81    6.25       0.78   13.26
     SSFC  South Street Fin. Corp. of NC*         25.26    25.26    0.92    4.51    2.38       1.17    5.71
     SCBS  Southern Commun. Bncshrs of AL         21.96    21.96    0.32    2.52    1.16       0.79    6.23
     SMBC  Southern Missouri Bncrp of MO          15.67    15.67    0.71    4.42    3.92       0.70    4.35
     SWBI  Southwest Bancshares of IL             11.00    11.00    0.75    6.94    5.12       1.02    9.52
     SVRN  Sovereign Bancorp of PA                 4.01     3.03    0.44   11.07    3.88       0.68   17.14
     STFR  St. Francis Cap. Corp. of WI            7.88     6.96    0.64    7.35    4.72       0.70    8.09
     SPBC  St. Paul Bancorp, Inc. of IL            8.60     8.58    0.72    8.22    3.80       1.03   11.84
     SFFC  StateFed Financial Corp. of IA         17.78    17.78    1.11    6.16    5.29       1.35    7.47
     SFIN  Statewide Fin. Corp. of NJ              9.73     9.71    0.54    5.46    3.69       0.91    9.26
     STSA  Sterling Financial Corp. of WA          4.10     3.57    0.10    2.46    1.45       0.32    7.91
     SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.87    4.32       0.56    8.55
     ROSE  T R Financial Corp. of NY*              6.20     6.20    0.98   15.73    6.13       0.89   14.19
     THRD  TF Financial Corp. of PA               11.11     9.75    0.55    4.76    3.93       0.74    6.40
     TPNZ  Tappan Zee Fin., Inc. of NY            17.92    17.92    0.70    4.22    2.94       0.65    3.90
     ESBK  The Elmira SB FSB of Elmira NY*         6.30     6.04    0.36    5.66    3.93       0.35    5.51
     GRTR  The Greater New York SB of NY(8)*       6.27     6.27    0.74   12.34    5.95       0.40    6.62
     TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)      16.89    15.48    1.34    7.53    2.88       1.14    6.39
     TRIC  Tri-County Bancorp of WY               15.32    15.32    0.80    5.14    4.84       1.02    6.55
     TWIN  Twin City Bancorp of TN                12.86    12.86    0.53    4.13    4.85       0.75    5.82
     UFRM  United FS&LA of Rocky Mount NC          7.48     7.48    0.22    2.87    1.55       0.38    4.98
     UBMT  United Fin. Corp. of MT                22.65    22.65    1.09    4.70    3.96       1.34    5.80
     VABF  Va. Beach Fed. Fin. Corp of VA          6.85     6.85    0.21    3.15    1.68       0.47    7.02
     VFFC  Virginia First Savings of VA(8)         8.06     7.78    1.36   17.14    7.58       1.25   15.72
     WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.18       0.85    3.75
     WSFS  WSFS Financial Corp. of DE*             5.20     5.16    1.31   23.71    8.98       1.32   23.87
     WVFC  WVS Financial Corp. of PA*             11.16    11.16    1.07    8.59    5.98       1.34   10.72
     WRNB  Warren Bancorp of Peabody MA*          10.37    10.37    2.13   22.09   10.72       1.81   18.79
     WFSL  Washington FS&LA of Seattle WA         12.08    11.03    1.67   14.37    6.78       1.84   15.85
     WAMU  Washington Mutual Inc. of WA(8)*        5.00     4.75    0.35    6.81    1.65       0.74   14.45
     WYNE  Wayne Bancorp of NJ                    13.35    13.35    0.44    2.94    2.02       0.44    2.94
     WAYN  Wayne S&L Co. MHC of OH (47.8)          9.25     9.25    0.31    3.42    1.50       0.66    7.23
     WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.35    23.35    1.06    4.61    2.67       1.42    6.15
     WBST  Webster Financial Corp. of CT           5.02     4.29    0.41    8.14    2.75       0.74   14.55
     WEFC  Wells Fin. Corp. of Wells MN           14.20    14.20    0.72    5.07    4.29       1.06    7.49


                                                  Asset Quality Ratios                  Pricing Ratios
                                                -----------------------    ---------------------------------------
                                                                                                    Price/  Price/
                                                  NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
   Financial Institution                         Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
   ---------------------                        -------- ------  ------    -------- ------  ------  ------ --------
                                                   (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)

   NASDAQ Listed OTC Companies (continued)
   --------------------------------------
   QCBC  Quaker City Bancorp of CA                 1.31   74.10    1.19        NM   149.73   13.13  149.83   22.83
   QCSB  Queens County Bancorp of NY*              0.68   95.23    0.74      24.36     NM    36.35     NM    24.02
   RCSB  RCSB Financial, Inc. of NY(8)*            0.76   83.90    1.18      20.13  244.95   19.22  251.32   20.36
   RARB  Raritan Bancorp. of Raritan NJ*           0.29  297.45    1.29      15.24  178.29   14.14  181.34   14.35
   REDF  RedFed Bancorp of Redlands CA             2.19   45.70    1.15        NM   162.79   13.76  163.40   21.88
   RELY  Reliance Bancorp, Inc. of NY              0.79   33.33    0.57      25.70  173.25   14.26  240.42   17.36
   RELI  Reliance Bancshares Inc of WI(8)*          NA      NA     0.53        NM    93.61   45.70   93.61     NM
   RIVR  River Valley Bancorp of IN                0.49  170.62    1.03        NM   114.49   14.19  116.24   27.02
   RSLN  Roslyn Bancorp, Inc. of NY*               0.27  278.21    3.46        NM   154.32   31.08  155.07   24.19
   RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)         0.14  278.46    0.56        NM   277.60   31.20     NM    26.93
   SCCB  S. Carolina Comm. Bnshrs of SC            1.78   35.52    0.81        NM   130.04   33.75  130.04     NM
   SBFL  SB Fngr Lakes MHC of NY (33.1)            0.69   76.89    1.16        NM   208.51   19.98  208.51     NM
   SFED  SFS Bancorp of Schenectady NY             0.73   57.17    0.57        NM   126.15   15.73  126.15   20.56
   SGVB  SGV Bancorp of W. Covina CA                NA      NA     0.44        NM   133.12    9.73  135.35   22.67
   SISB  SIS Bancorp Inc of MA*                    0.47  244.29    2.48      10.23  182.88   13.17  182.88   10.29
   SWCB  Sandwich Co-Op. Bank of MA*               0.83   92.55    1.09      16.35  183.63   14.59  191.83   16.00
   SECP  Security Capital Corp. of WI(8)           0.12  918.65    1.44      23.00  173.71   28.14  173.71   19.29
   SFSL  Security First Corp. of OH                0.28  273.91    0.85      20.74  224.48   21.16  228.41   16.59
   SFNB  Security First Netwrk Bk of GA(8)          NA      NA     1.28        NM      NM   128.84     NM      NM
   SMFC  Sho-Me Fin. Corp. of MO(8)                0.14  425.11    0.66      19.89  208.83   18.86  208.83   17.60
   SOBI  Sobieski Bancorp of S. Bend IN            0.15  158.73    0.33        NM   103.45   15.64  103.45   27.05
   SOSA  Somerset Savings Bank of MA(8)*           6.28   22.01    1.81      16.00  204.08   12.94  204.08   16.67
   SSFC  South Street Fin. Corp. of NC*            0.27   65.44    0.39        NM   138.95   35.09  138.95     NM
   SCBS  Southern Commun. Bncshrs of AL            2.48   46.17    1.94        NM   120.90   26.55  120.90     NM
   SMBC  Southern Missouri Bncrp of MO             1.10   37.60    0.64      25.53  112.74   17.67  112.74   25.90
   SWBI  Southwest Bancshares of IL                0.30   67.34    0.28      19.52  130.66   14.37  130.66   14.24
   SVRN  Sovereign Bancorp of PA                   0.57   78.85    0.72      25.81  256.00   10.28     NM    16.67
   STFR  St. Francis Cap. Corp. of WI              0.19  181.58    0.80      21.19  153.50   12.10  173.69   19.23
   SPBC  St. Paul Bancorp, Inc. of IL              0.32  232.75    1.09      26.34  209.94   18.06  210.48   18.28
   SFFC  StateFed Financial Corp. of IA             NA      NA      NA       18.91  113.84   20.24  113.84   15.58
   SFIN  Statewide Fin. Corp. of NJ                0.43   95.58    0.83      27.13  148.35   14.43  148.56   15.98
   STSA  Sterling Financial Corp. of WA            0.61   79.43    0.82        NM   156.08    6.39  179.02   21.52
   SFSB  SuburbFed Fin. Corp. of IL                0.48   41.27    0.31      23.17  130.02    8.43  130.49   15.92
   ROSE  T R Financial Corp. of NY*                0.46   90.99    0.80      16.30  238.47   14.80  238.47   18.07
   THRD  TF Financial Corp. of PA                  0.33   92.84    0.62      25.44  122.53   13.62  139.67   18.91
   TPNZ  Tappan Zee Fin., Inc. of NY               1.73   31.27    1.18        NM   125.44   22.48  125.44     NM
   ESBK  The Elmira SB FSB of Elmira NY*           0.66   97.39    0.85      25.44  141.49    8.91  147.59   26.14
   GRTR  The Greater New York SB of NY(8)*          NA      NA     1.71      16.80  197.36   12.37  197.36     NM
   TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)         0.73   55.92    0.67        NM   253.35   42.78  276.32     NM
   TRIC  Tri-County Bancorp of WY                   NA      NA     1.11      20.68  101.11   15.49  101.11   16.25
   TWIN  Twin City Bancorp of TN                   0.16  130.95    0.29      20.64   84.18   10.82   84.18   14.65
   UFRM  United FS&LA of Rocky Mount NC            0.58  135.44    0.98        NM   182.84   13.67  182.84     NM
   UBMT  United Fin. Corp. of MT                    NA      NA     0.22      25.27  119.05   26.96  119.05   20.47
   VABF  Va. Beach Fed. Fin. Corp of VA            1.26   56.59    0.93        NM   182.35   12.48  182.35   26.72
   VFFC  Virginia First Savings of VA(8)           2.29   47.29    1.19      13.19  210.31   16.95  217.79   14.38
   WHGB  WHG Bancshares of MD                      0.15  160.96    0.29        NM   110.38   22.80  110.38   27.42
   WSFS  WSFS Financial Corp. of DE*               1.70   96.79    2.65      11.14  259.02   13.48  261.08   11.06
   WVFC  WVS Financial Corp. of PA*                0.30  230.13    1.25      16.72  150.03   16.75  150.03   13.39
   WRNB  Warren Bancorp of Peabody MA*             1.15   98.45    1.79       9.33  190.94   19.80  190.94   10.96
   WFSL  Washington FS&LA of Seattle WA            0.73   59.65    0.60      14.75  195.23   23.58  213.74   13.37
   WAMU  Washington Mutual Inc. of WA(8)*          0.81   93.26    1.12        NM      NM    17.88     NM    28.51
   WYNE  Wayne Bancorp of NJ                       0.91   83.50    1.15        NM   150.55   20.10  150.55     NM
   WAYN  Wayne S&L Co. MHC of OH (47.8)            0.73   50.94    0.45        NM   222.85   20.61  222.85     NM
   WCFB  Wbstr Cty FSB MHC of IA (45.2)            0.26  152.85    0.69        NM   170.94   39.92  170.94   28.13
   WBST  Webster Financial Corp. of CT             0.85  103.47    1.45        NM   233.84   11.75  273.73   20.37
   WEFC  Wells Fin. Corp. of Wells MN              0.28  121.72    0.37      23.29  116.12   16.48  116.12   15.74

                                                      Dividend Data(6)
                                                  -----------------------
                                                    Ind.   Divi-
                                                    Div./   dend    Payout
   Financial Institution                           Share   Yield   Ratio(7)
   ---------------------                          ------- -------  -------
                                                     ($)     (%)     (%)

   NASDAQ Listed OTC Companies (continued)
   --------------------------------------
   QCBC  Quaker City Bancorp of CA                   0.00    0.00    0.00
   QCSB  Queens County Bancorp of NY*                1.00    1.91   46.51
   RCSB  RCSB Financial, Inc. of NY(8)*              0.60    1.13   22.73
   RARB  Raritan Bancorp. of Raritan NJ*             0.48    2.16   32.88
   REDF  RedFed Bancorp of Redlands CA               0.00    0.00    0.00
   RELY  Reliance Bancorp, Inc. of NY                0.64    1.99   51.20
   RELI  Reliance Bancshares Inc of WI(8)*           0.00    0.00    0.00
   RIVR  River Valley Bancorp of IN                  0.16    0.96   34.78
   RSLN  Roslyn Bancorp, Inc. of NY*                 0.24    1.07   40.68
   RVSB  Rvrview SB,FSB MHC of WA(41.7)(8)           0.24    0.81   27.27
   SCCB  S. Carolina Comm. Bnshrs of SC              0.60    2.70     NM
   SBFL  SB Fngr Lakes MHC of NY (33.1)              0.40    1.65     NM
   SFED  SFS Bancorp of Schenectady NY               0.28    1.27   46.67
   SGVB  SGV Bancorp of W. Covina CA                 0.00    0.00    0.00
   SISB  SIS Bancorp Inc of MA*                      0.56    1.65   16.92
   SWCB  Sandwich Co-Op. Bank of MA*                 1.20    3.14   51.28
   SECP  Security Capital Corp. of WI(8)             1.20    1.07   24.59
   SFSL  Security First Corp. of OH                  0.32    1.75   36.36
   SFNB  Security First Netwrk Bk of GA(8)           0.00    0.00     NM
   SMFC  Sho-Me Fin. Corp. of MO(8)                  0.00    0.00    0.00
   SOBI  Sobieski Bancorp of S. Bend IN              0.32    1.94     NM
   SOSA  Somerset Savings Bank of MA(8)*             0.00    0.00    0.00
   SSFC  South Street Fin. Corp. of NC*              0.40    2.12     NM
   SCBS  Southern Commun. Bncshrs of AL              0.30    1.83     NM
   SMBC  Southern Missouri Bncrp of MO               0.50    2.80   71.43
   SWBI  Southwest Bancshares of IL                  0.76    3.71   72.38
   SVRN  Sovereign Bancorp of PA                     0.08    0.50   12.90
   STFR  St. Francis Cap. Corp. of WI                0.48    1.28   27.12
   SPBC  St. Paul Bancorp, Inc. of IL                0.40    1.63   43.01
   SFFC  StateFed Financial Corp. of IA              0.40    1.81   34.19
   SFIN  Statewide Fin. Corp. of NJ                  0.44    2.13   57.89
   STSA  Sterling Financial Corp. of WA              0.00    0.00    0.00
   SFSB  SuburbFed Fin. Corp. of IL                  0.32    1.12   26.02
   ROSE  T R Financial Corp. of NY*                  0.60    2.00   32.61
   THRD  TF Financial Corp. of PA                    0.40    1.87   47.62
   TPNZ  Tappan Zee Fin., Inc. of NY                 0.28    1.56   52.83
   ESBK  The Elmira SB FSB of Elmira NY*             0.64    2.23   56.64
   GRTR  The Greater New York SB of NY(8)*           0.20    0.86   14.49
   TSBS  Trenton SB,FSB MHC of NJ(35.9)(8)           0.35    1.17   40.70
   TRIC  Tri-County Bancorp of WY                    0.60    2.64   54.55
   TWIN  Twin City Bancorp of TN                     0.43    3.16   65.15
   UFRM  United FS&LA of Rocky Mount NC              0.24    1.96     NM
   UBMT  United Fin. Corp. of MT                     0.98    4.13     NM
   VABF  Va. Beach Fed. Fin. Corp of VA              0.20    1.29     NM
   VFFC  Virginia First Savings of VA(8)             0.10    0.42    5.52
   WHGB  WHG Bancshares of MD                        0.20    1.28   58.82
   WSFS  WSFS Financial Corp. of DE*                 0.00    0.00    0.00
   WVFC  WVS Financial Corp. of PA*                  0.80    2.83   47.34
   WRNB  Warren Bancorp of Peabody MA*               0.52    2.77   25.87
   WFSL  Washington FS&LA of Seattle WA              0.92    3.21   47.42
   WAMU  Washington Mutual Inc. of WA(8)*            1.08    1.57     NM
   WYNE  Wayne Bancorp of NJ                         0.20    0.81   40.00
   WAYN  Wayne S&L Co. MHC of OH (47.8)              0.62    2.66     NM
   WCFB  Wbstr Cty FSB MHC of IA (45.2)              0.80    4.44     NM
   WBST  Webster Financial Corp. of CT               0.80    1.37   50.00
   WEFC  Wells Fin. Corp. of Wells MN                0.48    2.82   65.75


  RP FINANCIAL, LC.
  ---------------------------------------
  Financial Services Industry Consultants
  1700 North Moore Street, Suite 2210
  Arlington, Virginia 22209
  (703) 528-1700

                                                                                    (continued)
                                                                        Weekly Thrift Market Line - Part Two
                                                                          Prices As Of September 19, 1997


                                                               Key Financial Ratios                           Asset Quality Ratios
                                              ----------------------------------------------------------    -----------------------
                                                       Tang.      Reported Earnings       Core Earnings
                                              Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
  Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
  ---------------------                       ------- ------- -------  ------  ------    ------- -------    -------  -------  -----
                                                 (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

  NASDAQ Listed OTC Companies (continued)
  --------------------------------------
  WCBI  WestCo Bancorp of IL                   15.24    15.24    1.12    7.29    5.30       1.42    9.20       0.60   47.07    0.38
  WSTR  WesterFed Fin. Corp. of MT             10.91     8.73    0.63    5.09    3.07       0.79    6.41       0.25  191.01    0.73
  WOFC  Western Ohio Fin. Corp. of OH          13.79    12.85    0.33    2.24    1.99       0.45    3.10        NA      NA     0.58
  WWFC  Westwood Fin. Corp. of NJ(8)            9.13     8.13    0.49    5.12    2.84       0.85    8.80       0.13  159.15    0.55
  WEHO  Westwood Hmstd Fin Corp of OH          29.41    29.41    0.70    2.41    1.98       1.04    3.62       0.06  255.81    0.21
  WFI   Winton Financial Corp. of OH            7.11     6.96    1.00   14.08    9.93       0.84   11.80       0.35   78.21    0.32
  FFWD  Wood Bancorp of OH                     12.31    12.31    1.07    8.25    4.65       1.27    9.81       0.24  143.64    0.44
  YFCB  Yonkers Fin. Corp. of NY               14.90    14.90    0.86    5.06    3.95       1.16    6.79       0.57   65.11    1.02
  YFED  York Financial Corp. of PA              8.61     8.61    0.62    7.41    4.14       0.79    9.46       2.39   23.05    0.64




                                                            Pricing Ratios                      Dividend Data(6)
                                               ---------------------------------------      -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
  Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
  ---------------------                        -------- ------ -------- ------ -------      -------  ------  -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

  NASDAQ Listed OTC Companies (continued)
  --------------------------------------
  WCBI  WestCo Bancorp of IL                     18.88  138.79   21.15  138.79   14.96         0.60    2.25   42.55
  WSTR  WesterFed Fin. Corp. of MT                 NM   140.79   15.36  175.92   25.85         0.44    1.67   54.32
  WOFC  Western Ohio Fin. Corp. of OH              NM   112.02   15.45  120.19     NM          1.00    3.82     NM
  WWFC  Westwood Fin. Corp. of NJ(8)               NM   174.11   15.89  195.44   20.48         0.20    0.73   25.64
  WEHO  Westwood Hmstd Fin Corp of OH              NM   106.70   31.38  106.70     NM          0.28    1.85     NM
  WFI   Winton Financial Corp. of OH             10.08  141.90   10.09  144.96   12.03         0.46    2.85   28.75
  FFWD  Wood Bancorp of OH                       21.52  178.57   21.98  178.57   18.09         0.40    2.35   50.63
  YFCB  Yonkers Fin. Corp. of NY                 25.33  136.14   20.29  136.14   18.87         0.24    1.25   31.58
  YFED  York Financial Corp. of PA               24.13  170.66   14.69  170.66   18.89         0.60    2.46   59.41


                                  Exhibit IV-2
                        Historical Stock Price Indices(1)

                                                                                         SNL              SNL
                                                                      NASDAQ            Thrift           Bank
Year/Qtr. Ended                      DJIA           S&P 500         Composite            Index           Index
---------------                      ----           -------         ---------            -----           -----
1991:  Quarter 1                     2881.1           375.2             482.3            125.5            66.0
       Quarter 2                     2957.7           371.2             475.9            130.5            82.0
       Quarter 3                     3018.2           387.9             526.9            141.8            90.7
       Quarter 4                     3168.0           417.1             586.3            144.7           103.1

1992:  Quarter 1                     3235.5           403.7             603.8            157.0           113.3
       Quarter 2                     3318.5           408.1             563.6            173.3           119.7
       Quarter 3                     3271.7           417.8             583.3            167.0           117.1
       Quarter 4                     3301.1           435.7             677.0            201.1           136.7

1993:  Quarter 1                     3435.1           451.7             690.1            228.2           151.4
       Quarter 2                     3516.1           450.5             704.0            219.8           147.0
       Quarter 3                     3555.1           458.9             762.8            258.4           154.3
       Quarter 4                     3754.1           466.5             776.8            252.5           146.2

1994:  Quarter 1                     3625.1           445.8             743.5            241.6           143.1
       Quarter 2                     3625.0           444.3             706.0            269.6           152.6
       Quarter 3                     3843.2           462.6             764.3            279.7           149.2
       Quarter 4                     3834.4           459.3             752.0            244.7           137.6

1995:  Quarter 1                     4157.7           500.7             817.2            278.4           152.1
       Quarter 2                     4556.1           544.8             933.5            313.5           171.7
       Quarter 3                     4789.1           584.4           1,043.5            362.3           195.3
       Quarter 4                     5117.1           615.9           1,052.1            376.5           207.6

1996:  Quarter 1                     5587.1           645.5           1,101.4            382.1           225.1
       Quarter 2                     5654.6           670.6           1,185.0            387.2           224.7
       Quarter 3                     5882.2           687.3           1,226.9            429.3           249.2
       Quarter 4                     6442.5           737.0           1,280.7            483.6           280.1

1997:  Quarter 1                     6583.5           757.1           1,221.7            527.7           292.5
       Quarter 2                     7672.8           885.1           1,442.1            624.5           333.3
September 19, 1997                   7917.3           950.5           1,680.4            725.8           380.8

(1) End of period data.

Sources: SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                         Historical Thrift Stock Indices

                                 ThriftINVESTOR

                                  Index Values


                                                   Index Values                                  Percent Change Since
                                    -----------------------------------------                 ----------------------------

                                     08/29/97   1 Month      YTM         LTM                  1 Month     YTD       LTM
--------------------------------------------------------------------------------------------------------------------------
All Pub. Traded Thrifts              664.6       684.5      483.6       408.3                  -2.90     37.43      62.77
MHC Index                            851.7       751.0      538.0       423.3                  13.40     58.29     101.19

Insurance Indices
--------------------------------------------------------------------------------------------------------------------------
SAIF Thrifts                         609.2       608.2      439.2       373.1                  0.16      38.70      63.30
BIF Thrifts                          838.4       908.5      616.8       514.2                 -7.71      35.92      63.05

Stock Exchange Indices
--------------------------------------------------------------------------------------------------------------------------
AMEX Thrifts                         200.9       197.0      156.2       139.8                  2.01      28.63      43.70
NYSE Thrifts                         410.3       421.4      277.3       230.0                 -2.63      47.96      78.40
OTC Thrifts                          755.6       779.9      569.7       486.4                 -3.11      32.63      55.34

Geographic Indices
--------------------------------------------------------------------------------------------------------------------------
Mid-Atlantic Thrifts               1,347.6     1,342.6      970.7       792.4                  0.38      38.83      70.08
Midwestern Thrifts                 1,451.6     1,455.2    1,159.3       996.6                 -0.25      25.21      45.66
New England Thrifts                  593.0       592.0      428.9       355.8                  0.17      38.26      66.65
Southeastern Thrifts                 628.7       608.6      447.2       408.0                  3.30      40.59      54.08
Southwestern Thrifts                 409.6       416.4      315.9       269.2                 -1.64      29.68      52.13
Western Thrifts                      675.8       730.2      474.7       401.6                 -7.44      42.37      68.27

Asset Size Indices
--------------------------------------------------------------------------------------------------------------------------
Less than $250M                      750.5       721.9      586.6       555.7                  3.97      27.94      35.05
$250M to $500M                     1,034.7     1,011.5      789.8       700.1                  2.30      31.01      47.79
$500M to $1B                         688.4       672.1      521.8       458.7                  2.42      31.93      50.05
$1B to $5B                           756.5       747.6      546.0       462.3                  1.19      38.55      63.66
Over $5B                             423.4       453.3      305.8       251.4                 -6.60      38.45      68.39

Comparative Indices
--------------------------------------------------------------------------------------------------------------------------
Dow Jones Industrials              7,622.4     8,222.6    6,448.3     5,647.7                 -7.30      18.21      34.97
S&P 500                              899.5       954.3      740.7       657.4                 -5.75      21.43      37.96



All SNL indices are market-value weighted: i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.

Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                  Exhibit IV-4
                            Pennsylvania Savings Bank
                        Market Area Acquisition Activity

               Pennsylvania Thrift Merger and Acquisition Activity
                        Deals Announced 1/1/95 to Present


                                                                                        Total     TgEq/    YTD       YTD      NPAs/
  Annd       Comp                                                                      Assets    Assets   ROAA      ROAE     Assets
  Date        Date      Buyer                    ST   Seller                 ST        ($000)     (%)      (%)      (%)        (%)
------------------------------------------------------------------------------------------------------------------------------------
09/18/97     Pending    Sovereign Bancorp        PA   ML Bancorp             PA     2,071,285     6.87     0.75    10.64      0.46
09/16/96     04/03/97   PennFirst Bancorp        PA   Troy Hill Bancorp      PA        80,484    22.20     1.34     5.98      0.51
06/27/96     02/21/97   Northwest Bancorp        PA   Bridgeville SB         PA        55,712    28.51     1.21     4.24      0.25
11/14/95     12/29/95   ML Bancorp               PA   Suburban Federal SB    PA        66,103     5.36     0.22     4.08      7.22
11/13/95     04/19/96   Harris Svngs Bk, MHC     PA   First Harrisburg       PA       313,989     7.69     0.82     9.73      0.64
09/18/95     03/31/96   Northwest Bancorp        PA   First FSB of Kane      PA        48,729     9.36     0.39     4.20      1.08
02/24/95     11/30/95   USABancShares            PA   Peoples Thrift SB      PA        19,141     7.87    -0.23    -2.94      0.00

                        Average                                                       379,349    12.55     0.64     5.13      1.45
                        Median                                                         66,103     7.87     0.75     4.24      0.51

                                RESTUBBED TABLE

                                                                                     Rsrvs        Deal     Deal
  Annd       Comp                                                                     NPLs       Value  Price Per
  Date        Date      Buyer                    ST   Seller                 ST       (%)        ($M)     Share($) Consid.
-----------------------------------------------------------------------------------------------------------------------------
09/18/97     Pending    Sovereign Bancorp        PA   ML Bancorp             PA      193.13     400.3      27.35    Stock
09/16/96     04/03/97   PennFirst Bancorp        PA   Troy Hill Bancorp      PA      183.03      23.3      21.15   Mixture
06/27/96     02/21/97   Northwest Bancorp        PA   Bridgeville SB         PA      102.86      18.3      16.00    Cash
11/14/95     12/29/95   ML Bancorp               PA   Suburban Federal SB    PA       29.81       5.5      10.25    Cash
11/13/95     04/19/96   Harris Svngs Bk, MHC     PA   First Harrisburg       PA       60.84      39.4      14.77    Cash
09/18/95     03/31/96   Northwest Bancorp        PA   First FSB of Kane      PA       99.24       7.2      32.40    Cash
02/24/95     11/30/95   USABancShares            PA   Peoples Thrift SB      PA          NA       1.3      16.80    Cash

                        Average                                                      111.49      70.8      19.82
                        Median                                                       101.05      18.3      16.80

                                RESTUBBED TABLE

                                                                                     Deal    Deal Pr   Deal Pr/  Deal Pr/
  Annd       Comp                                                                   Pr/Bk     Tg Bk    Assets     4-Otr
  Date        Date      Buyer                    ST   Seller                 ST      (%)       (%)       (%)      EPS(x)
------------------------------------------------------------------------------------------------------------------------
09/18/97     Pending    Sovereign Bancorp        PA   ML Bancorp             PA     199.90    203.47      NA        NA
09/16/96     04/03/97   PennFirst Bancorp        PA   Troy Hill Bancorp      PA     122.33    122.33    22.70     22.99
06/27/96     02/21/97   Northwest Bancorp        PA   Bridgeville SB         PA     113.72    113.72    33.04     34.04
11/14/95     12/29/95   ML Bancorp               PA   Suburban Federal SB    PA     155.15    155.15     8.32     24.89
11/13/95     04/19/96   Harris Svngs Bk, MHC     PA   First Harrisburg       PA     149.49    149.49    12.93     14.77
09/18/95     03/31/96   Northwest Bancorp        PA   First FSB of Kane      PA     151.87    151.87    14.78     24.74
02/24/95     11/30/95   USABancShares            PA   Peoples Thrift SB      PA      90.21     90.21     6.02        NA

                        Average                                                     140.38    140.89    16.30     24.29
                        Median                                                      149.49    149.49    13.86     24.74

Source: SNL Securities

                                  EXHIBIT IV-5
                           Pennsylvania Savings Bank
                    Directors and Management Summary Resumes


Class I Trustee (Term expiring 2000)




                                                      Year
                                                     First
                                                    Elected       Principal Occupation
Name/Position                              Age     Trustee(1)    During Past Five Years
----------------------------------       -----   ------------   ------------------------------------------------
Class I Trustees:
Sylvia M. DiBona, Trustee..............    42         1997       Chairman and Chief Executive Officer of the
                                                                 William Penn Agency
                                                                 (insurance agency)

James W. Eastwood, Trustee.............    51         1995       President of Granary Associates, Inc. (hospital
                                                                 development and consulting firm)

P. Charles DeRita, Trustee.............    86         1995       Vice President and Manager of Hallmark
                                                                 Abstract Co.

Vincent J. Fumo, Chairman and
Chief Executive Officer (2)............    54         1995       Chairman and Chief Executive Officer of
                                                                 Pennsylvania Savings Bank and Pennsylvania State Senator



Class II Trustees (Term expiring 1998):

James F. Kenney, Trustee...............    38         1995       City of Philadelphia Councilman since 1992

Roseanne Pauciello, Trustee and
Corporate Secretary ...................    53         1995       Corporate Secretary of Pennsylvania Savings Bank;
                                                                 School District of Philadelphia Home and School Visitor

Thomas J. Finley, Jr., Trustee.........    76         1995       Retired

S. Michael Palermo, Trustee............    56         1995       Assistant Executive Trustee of Pennsylvania Turnpike Commission

Class III Trustees (Term expiring 1999):

Jane Scaccetti Fumo, Trustee(2)(3).....    42         1995       Certified Public
                                                                 Accountant, Drucker & Scaccetti, P.C.

Alfonso Tumini, Trustee................    47         1995       Attorney

Leonard A. Green, Trustee..............    78         1995       Attorney

Anthony DiSandro, Trustee, President
and Chief Operating Officer............    49         1995       President and Chief Operating Officer of
                                                                 Pennsylvania Savings Bank

________________________
(1) Period indicated excludes service as a trustee of the Bank's predecessors; each Trustee was selected as an initial trustee of the Savings Bank in connection with its incorporation on October 20, 1995.

(2) Vincent J. Fumo and Jane Scaccetti Fumo are husband and wife.

(3) Jane Scaccetti Fumo also serves as a director of Nutrition Management Corp., which has a class of securities registered or subject to the Securities Exchange Act of 1934, as amended ("Exchange Act").


Executive Officers Who Are Not Trustees

                                                Principal Occupation
Name/Position                           Age    During Past Five Years
------------------------------------   -----   ----------------------------------------
   Gary Polimeno, Vice President and
     Treasurer .....................    44     Vice President of Pennsylvania Savings
                                               Savings Bank. Also Treasurer of Pennsylvania
                                               Savings Bank since 1994.

                                  EXHIBIT IV-6
                           Pennsylvania Savings Bank
                      Pro Forma Regulatory Capital Ratios

                                                                                         PRO FORMA AT JUNE 30, 1997
                                                                       -----------------------------------------------------------

                                                                               Minimum of                     Midpoint of
                                                                               Estimated                       Estimated
                                                                             Valuation Range                 Valuation Range
                                                                       --------------------------     ----------------------------
                                                                              969,000 shares                1,140,000 shares
                                             June 30, 1997                 at $10.00 Per Share             at $10.00 Per Share
                                       --------------------------      ---------------------------    ----------------------------
                                                         Percent                         Percent                          Percent
                                                            of                             of                               of
                                                         Adjusted                        Adjusted                         Adjusted
                                                          Total                            Total                           Total
                                       Amount            Assets(1)       Amount          Assets(1)      Amount            Assets(1)
                                      ---------        -----------     ---------        -----------    ---------          ---------
GAAP Capital ................          $14,526             13.88%       $18,546             14.15%       $18,865             14.56%
Leverage capital(2) .........          $14,617             13.97%       $18,782             16.78%       $18,956             17.25%
Leverage capital requirement             6,280              6.00%         7,726              6.00%         6,595              6.00%
Excess ......................          $ 8,337              7.97%       $11,056             10.78%       $12,361             11.25%
Tier 1 risk-based capital(3)           $14,617             26.03%       $18,782             32.09%       $18,956             33.14%
Tier 1 capital requirement(2)            2,246              4.00%         2,282              4.00%         2,288              4.00%
Excess ......................          $12,371             22.03%       $16,500             28.09%       $16,668             29.14%
Total risk-based capital(4) .          $14,824             26.40%       $18,989             32.46%       $19,163             35.50%
Total risk-based capital
 requirement ................            4,492              8.00%         4,563              8.00%         4,576              8.00%
Excess ......................          $10,332             18.40%       $14,426             24.46%       $14,587             25.50%



                                                             PRO FORMA AT JUNE 30, 1997
                                        ------------------------------------------------------------------
                                                                                      15% Above
                                                 Maximum of                           Maximum of
                                                  Estimated                            Estimated
                                               Valuation Range                      Valuation Range
                                        ------------------------------       ------------------------------
                                               1,311,000 shares                    1,507,650 shares
                                              at $10.00 Per Share                  at $10.00 Per Share
                                        ------------------------------       ------------------------------
                                                             Percent                              Percent
                                                               of                                   of
                                                             Adjusted                            Adjusted
                                                              Total                                Total
                                          Amount             Assets(1)        Amount              Assets(1)
                                        ---------           -----------      ---------           ----------
GAAP Capital ................            $19,514               14.97%         $20,262               15.44%
Leverage capital(2) .........            $19,605               17.71%         $20,353               18.24%
Leverage capital requirement               6,642                6.00%           6,696                6.00%
Excess ......................            $12,963               11.71%         $13,657               12.24%
Tier 1 risk-based capital(3)             $19,606               34.18%         $20,353               35.37%
Tier 1 capital requirement(2)              2,294                4.00%           2,302                4.00%
Excess ......................            $17,311               30.18%         $18,051               31.37%
Total risk-based capital(4) .            $19,812               34.54%         $21,334               37.08%
Total risk-based capital
 requirement ................              4,589                8.00%           4,603                8.00%
Excess ......................            $15,223               26.54%         $16,731               29.08%


(1) Based upon historical total assets of the Savings Bank of $124.3 million at June 30, 1997, and pro forma equity of $23.15 million, $24.66 million, $26.16 million and $27.89 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the leverage capital requirement; and, for purposes of the risk-based capital requirements, based upon historical risk-weighted assets of $56.15 million at June 30, 1997 and $57.04 million, $57.20 million, $57.36 million and of $57.54 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively.

(2) The current FDIC leverage capital requirement for savings banks is 6% of total adjusted assets.

(3) Percentage represents tier 1 capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

(4) Percentage represents total capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                  Exhibit IV-7
                           IMPACT OF WAIVED DIVIDENDS
                            Pennsylvania Savings Bank




Bank Stockholders' Equity @ 06/30/97                   $14,526,000   (BOOK)
Aggregate Amt of Dividends Waived by MHC                        $0   (DIVIDENDS)
Minority Ownership Interest                                  48.50%  (PCT)
Pro Forma Market Value of the Company                  $21,903,226   (VALUE)
Market Value of Assets of the Company (Other
  than Stock in Bank)                                     $244,000   (MHC ASSETS)

Two Step Calculation
--------------------

                                                                     (BOOK - DIVIDENDS) x PCT
                                                                     ------------------------
Step I -- to Account for Waiver of Dividends       =                         (BOOK)


                                                   =                        48.50%


                                                                     (VALUE - MHC ASSETS)   x   Step I
                                                                     ---------------------------------
Step II -- to Account for MHC Assets               =                          (VALUE)


                                                   =                 47.96%



                                  EXHIBIT IV-8
                       Peer Group Core Earnings Analysis


RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                             Core Earnings Analysis
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1997

                                                                                                  Estimated
                                         Net Income     Less: Net     Tax Effect   Less: Extd    Core Income             Estimated
                                          to Common    Gains(Loss)      @ 34%         Items       to Common     Shares    Core EPS
                                         ----------    -----------    ----------   -----------   ------------   ------    --------
                                          ($000)         ($000)         ($000)        ($000)        ($000)      ($000)       ($)
Comparable Group
----------------

GAF   GA Financial Corp. of PA              6,373        2,681           -912            0           8,142      7,985        1.02
HRBF  Harbor Federal Bancorp of MD            986          806           -274            0           1,518      1,693        0.90
LARL  Laurel Capital Group of PA            2,320          934           -318            0           2,936      1,443        2.03
PEEK  Peekskill Fin. Corp. of NY            1,812          884           -301            0           2,395      3,193        0.75
PWBK  Pennwood SB of PA                       328          312           -106            0             534        580        0.92
PHFC  Pittsburgh Home Fin. of PA            1,355          587           -200            0           1,742      1,969        0.88
PRBC  Prestige Bancorp of PA                  431          502           -171            0             762        915        0.83
SFED  SFS Bancorp of Schenectady NY           741          886           -301            0           1,326      1,236        1.07
THRD  TF Financial Corp. of PA              3,412        1,817           -618            0           4,611      4,083        1.13
WHGB  WHG Bancshares of MD                    502          506           -172            0             836      1,462        0.57

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  Exhibit IV-9
                            PRO FORMA ANALYSIS SHEET
                            Pennsylvania Savings Bank
                         Prices as of September 19, 1997


                                                                                         Pennsylvania
                                                                Peer Group                 Companies             All SAIF Insured
                                                           -------------------          ----------------         ----------------
Price Multiple                 Symbol    Subject (1)       Mean         Median          Mean      Median         Mean      Median
--------------                 ------    -----------       ----         ------          ----      ------         ----      ------
Price-earnings ratio      =     P/E           80.41x     24.46x         25.44x        22.25x      23.75x       21.97x      22.05x

Price-book ratio          =     P/B           90.05%    126.64%        124.34%       159.23%     150.03%      147.78%     140.90%

Price-assets ratio        =     P/A           16.34%     18.29%         17.03%        14.19%      14.46%       18.07%      16.61%


Valuation Parameters

Pre-Conversion Earnings (Y)             $22,000        ESOP Stock Purchases (E)            8.00%
Pre-Conversion Book Value (B)       $14,770,000        Cost of ESOP Borrowings (S)         0.(4)
Pre-Conversion Assets (A)          $124,542,000        ESOP Amortization (T)               10.00 years
Reinvestment Rate (2)(R)                  3.88%        1997 MRP Amount (M)                 4.00%
Est. Conversion Expenses (3)(X)           4.17%        1997 MRP Vesting (N)                 5.00 years
Tax rate (TAX)                           34.00%        Percentage Sold (PCT)              52.04%




Calculation of Pro Forma Value After Conversion

1.    V=                      P/E * Y                                                 V=       $21,906,226
          ------------------------------------------------------------
            1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.    V=             P/B  *  B                                                        V=       $21,906,226
          --------------------------------
            1 - P/B * PCT * (1-X-E-M)

3.    V=              P/A * A                                                         V=       $21,906,226
          --------------------------------
            1 - P/A * PCT * (1-X-E-M)


                                                                           Full
                                          Gross         Exchange        Conversion
Conclusion                              Proceeds         Ratio             Value
----------                              --------        --------        ----------
Minimum                                   $9,690,000     1.5413        $18,620,292
Midpoint                                 $11,400,000     1.8133        $21,906,226
Maximum                                  $13,110,000     2.0853        $25,192,160
Supermaximum Value                       $15,076,500     2.3981        $28,970,984


--------------------------------------------
(1) Pricing ratios shown reflect the midpoint of the offering.
(2) Net return reflects a reinvestment rate of 5.88 percent, and a tax rate of
    34.00 percent.
(3) Estimated offering expenses based on prospectus.
(4) No cost is applicable since holding company will fund the ESOP loan.

                                  Exhibit IV-10
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                            Pennsylvania Savings Bank
                              At the Minimum Value


1.     Conversion Proceeds
         Full Conversion Value                                                                                       $18,620,292
         Exchange Ratio                                                                                                   1.5413

         Offering Proceeds                                                                                            $9,690,000
            Less: Estimated Offering Expenses                                                                            475,000
                                                                                                                     -----------
         Net Conversion Proceeds                                                                                      $9,215,000


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                        $9,215,000
           Less: Non-Cash Stock Purchases (1)                                                                          1,162,800
                                                                                                                     -----------
       Net Proceeds Reinvested                                                                                        $8,052,200
       Estimated net incremental rate of return                                                                            3.88%
       Earnings Increase                                                                                                $312,425
           Less: Estimated cost of ESOP borrowings (2)                                                                         0
           Less: Amortization of ESOP borrowings (3)                                                                      51,163
           Less: 1997 MRP Vesting (4)                                                                                     51,163
                                                                                                                     -----------
       Net Earnings Increase                                                                                            $210,099


                                                                                                        Net
                                                                             Before                  Earnings             After
3.     Pro Forma Earnings                                                  Conversion                Increase           Conversion
                                                                           ----------                ---------          ----------

       12 Months ended June 30, 1997 (reported)                                $22,000                 $210,099           $232,099
       12 Months ended June 30, 1997 (core)                                   $487,000                 $210,099           $697,099

                                                                             Before                  Net Cash             After
4.     Pro Forma Net Worth                                                 Conversion                Proceeds           Conversion
                                                                           ----------                ---------          ----------

       Reported as of June 30, 1997                                        $14,770,000               $8,052,200        $22,822,200
       Tangible as of June 30, 1997                                        $14,770,000               $8,052,200        $22,822,200

                                                                             Before                  Net Cash             After
5.     Pro Forma Assets                                                    Conversion                Proceeds           Conversion
                                                                           ----------                ---------          ----------

       Reported as of June 30, 1997                                       $124,542,000               $8,052,200       $132,594,200

(1) Includes ESOP and 1997 MRP stock purchases equal to 8.0 percent and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) 1997 MRP is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                  Exhibit IV-10
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                            Pennsylvania Savings Bank
                              At the Midpoint Value

1.     Conversion Proceeds                                                                                             $21,906,226
         Full Conversion Value                                                                                              1.8133
         Exchange Ratio

         Offering Proceeds                                                                                             $11,400,000
            Less: Estimated Offering Expenses                                                                              475,000
                                                                                                                       -----------
         Net Conversion Proceeds                                                                                       $10,925,000


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                         $10,925,000
            Less: Non-Cash Stock Purchases (1)                                                                           1,368,000
                                                                                                                       -----------
       Net Proceeds Reinvested                                                                                          $9,557,000
       Estimated net incremental rate of return                                                                              3.88%
       Earnings Increase                                                                                                  $370,812
            Less: Estimated cost of ESOP borrowings (2)                                                                          0
            Less: Amortization of ESOP borrowings (3)                                                                       60,192
            Less: 1997 MRP Vesting (4)                                                                                      60,192
                                                                                                                       -----------
       Net Earnings Increase                                                                                              $250,428


                                                                                                        Net
                                                                             Before                  Earnings             After
3.     Pro Forma Earnings                                                  Conversion                Increase           Conversion
                                                                           ----------                --------           ----------
       12 Months ended June 30, 1997 (reported)                                $22,000                $250,428            $272,428
       12 Months ended June 30, 1997 (core)                                   $487,000                $250,428            $737,428

                                                                             Before                  Net Cash             After
4.     Pro Forma Net Worth                                                 Conversion                Proceeds           Conversion
                                                                           ----------                ---------          ----------
       Reported as of June 30, 1997                                        $14,770,000              $9,557,000         $24,327,000
       Tangible as of June 30, 1997                                        $14,770,000              $9,557,000         $24,327,000

                                                                             Before                  Net Cash             After
5.     Pro Forma Assets                                                    Conversion                Proceeds           Conversion
                                                                           ----------                ---------          ----------
       Reported as of June 30, 1997                                       $124,542,000              $9,557,000        $134,099,000

(1) Includes ESOP and 1997 MRP stock purchases equal to 8.0 percent and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) 1997 MRP is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                  Exhibit IV-10
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                            Pennsylvania Savings Bank
                              At the Maximum Value


1.     Conversion Proceeds
         Full Conversion Value                                                                                        $25,192,160
         Exchange Ratio                                                                                                    2.0853

         Offering Proceeds                                                                                            $13,110,000
            Less: Estimated Offering Expenses                                                                             475,000
                                                                                                                      -----------
         Net Conversion Proceeds                                                                                      $12,635,000


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                        $12,635,000
            Less: Non-Cash Stock Purchases (1)                                                                          1,573,200
                                                                                                                      -----------
       Net Proceeds Reinvested                                                                                        $11,061,800
       Estimated net incremental rate of return                                                                             3.88%
       Earnings Increase                                                                                                 $429,198
            Less: Estimated cost of ESOP borrowings (2)                                                                         0
            Less: Amortization of ESOP borrowings (3)                                                                      69,221
            Less: 1997 MRP Vesting (4)                                                                                     69,221
                                                                                                                      -----------
       Net Earnings Increase                                                                                             $290,756


                                                                                                        Net
                                                                             Before                  Earnings             After
3.     Pro Forma Earnings                                                  Conversion                Increase           Conversion
                                                                           ----------                --------           ----------
       12 Months ended June 30, 1997 (reported)                               $22,000                 $290,756            $312,756
       12 Months ended June 30, 1997 (core)                                  $487,000                 $290,756            $777,756

                                                                             Before                  Net Cash             After
4.     Pro Forma Net Worth                                                 Conversion                Proceeds           Conversion
                                                                           ----------                --------           ----------
       Reported as of June 30, 1997                                       $14,770,000              $11,061,800         $25,831,800
       Tangible as of June 30, 1997                                       $14,770,000              $11,061,800         $25,831,800

                                                                             Before                  Net Cash             After
5.     Pro Forma Assets                                                    Conversion                Proceeds           Conversion
                                                                           ----------                ---------          ----------
       Reported as of June 30, 1997                                      $124,542,000              $11,061,800        $135,603,800

(1) Includes ESOP and 1997 MRP stock purchases equal to 8.0 percent and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) 1997 MRP is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                  Exhibit IV-10
                     PRO FORMA EFFECT OF CONVERSION PROCEEDS
                            Pennsylvania Savings Bank
                            At the Supermaximum Value


1.     Conversion Proceeds
         Full Conversion Value                                                                                         $28,970,984
         Exchange Ratio                                                                                                     2.3981

         Offering Proceeds                                                                                             $15,076,500
            Less: Estimated Offering Expenses                                                                              475,000
                                                                                                                       -----------
         Net Conversion Proceeds                                                                                       $14,601,500


2.     Estimated Additional Income from Conversion Proceeds

       Net Conversion Proceeds                                                                                         $14,601,500
            Less: Non-Cash Stock Purchases (1)                                                                           1,809,180
                                                                                                                       -----------
       Net Proceeds Reinvested                                                                                         $12,792,320
       Estimated net incremental rate of return                                                                              3.88%
       Earnings Increase                                                                                                  $496,342
            Less: Estimated cost of ESOP borrowings (2)                                                                          0
            Less: Amortization of ESOP borrowings (3)                                                                       79,604
            Less: 1997 MRP Vesting (4)                                                                                      79,604
                                                                                                                       -----------
       Net Earnings Increase                                                                                              $337,134


                                                                                                       Net
                                                                             Before                  Earnings             After
3.     Pro Forma Earnings                                                  Conversion                Increase           Conversion
                                                                           ----------                --------           ----------

       12 Months ended June 30, 1997 (reported)                                $22,000                 $337,134           $359,134
       12 Months ended June 30, 1997 (core)                                   $487,000                 $337,134           $824,134

                                                                             Before                  Net Cash             After
4.     Pro Forma Net Worth                                                 Conversion                Proceeds           Conversion
                                                                           ----------                --------           ----------

       Reported as of June 30, 1997                                        $14,770,000              $12,792,320        $27,562,320
       Tangible as of June 30, 1997                                        $14,770,000              $12,792,320        $27,562,320

                                                                             Before                  Net Cash             After
5.     Pro Forma Assets                                                    Conversion                Proceeds           Conversion
                                                                           ----------                --------           ----------

       June 30, 1997                                                      $124,542,000              $12,792,320       $137,334,320

(1) Includes ESOP and 1997 MRP stock purchases equal to 8.0 percent and 4.0 percent of the offering, respectively.
(2) ESOP stock purchases are internally financed by a loan from the holding company.
(3) ESOP borrowings are amortized over 10 years, amortization expense is tax-effected at a 34.00 percent rate.
(4) 1997 MRP is vested over five years, amortization expense is tax-effected at a 34.00 percent rate.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants


                          FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING
RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.

MERGER AND ACQUISITION SERVICES
RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES
RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES
RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

YEAR 2000 SERVICES
RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.

RP Financial's Key Personnel (Years of Relevant Experience)
   Ronald S. Riggins, Managing Director (17)
   William E. Pommerening, Managing Director (13)
   Gregory E. Dunn, Senior Vice President (15)
   James P. Hennessey, Senior Vice President (10)
   James J. Oren, Vice President (10

--------------------------------------------------------------------------------
Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                Telephone: (703) 528-1700
Arlington, VA 22209                                  Fax No.: (703) 528-1788